As filed with the Securities and Exchange Commission on October 1, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MaxsMaking Inc.
(Exact Name of Registrant as Specified in Its Charter)

The British Virgin Islands*	2390	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 903, Building 2, Kangjian Business Plaza No. 1288 Zhennan Road

Putuo District, Shanghai, China, 200331

Tel: +86 (21) 62990223
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Wei Wang, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: The domestication described herein will be effective on, or as soon as practicable after, the date that this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

*	This registration statement is being filed to effect a domestication under Section 388 of the General Corporation Law of the State of Delaware and a discontinuance under Section 184 of the BVI Business Companies Act, 2020 (Revised Edition), as amended, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Delaware, United States of America.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 1, 2026

MAXSMAKING INC.

16,625,000 Shares of Common Stock

DOMESTICATION IN DELAWARE

Our board of directors (the “Board of Directors”) has unanimously approved a proposal to change our jurisdiction of incorporation by discontinuing from the British Virgin Islands and becoming domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). This prospectus relates to the shares of our common stock into which our outstanding A shares will be converted as a result of the Domestication. MaxsMaking Inc. is incorporated with limited liability under the laws of the British Virgin Islands under the BVI Business Companies Act, 2020 (Revised Edition), as amended (the “BVI Companies Act”) with company number 2130105. To effect the Domestication, we will file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware and file a notice of continuance out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs (we refer to the British Virgin Islands entity prior to the domestication as “MaxsMaking BVI”), under which we will be domesticated as a Delaware corporation (we refer to the domesticated Delaware entity as “MaxsMaking Delaware”). MaxsMaking Delaware will be deemed to be the same legal entity as MaxsMaking BVI. On the effective date of the Domestication, each of our currently issued and outstanding A shares, par value $0.01 per share (“A share” or “BVI A share”) will automatically convert, by operation of law, on a one-for-one basis, into shares of MaxsMaking Delaware common stock, par value $0.001 per share (“MaxsMaking Delaware common stock”). Under British Virgin Islands law and our current governing documents, we do not need shareholder approval of the Domestication, and our shareholders do not have statutory dissenters’ rights of appraisal as a result of the Domestication. Nevertheless, our shareholders approved the Domestication at an extraordinary general meeting of shareholders held on September 28, 2026.

We are not asking you for a proxy, and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication. See “The Domestication — No Vote or Dissenters’ Rights of Appraisal in the Domestication.”

Our BVI A shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “MAMK.” The closing price of our BVI A Shares on November 14, 2025 was $13.00. We will seek approval from Nasdaq to trade the Delaware common stock under the same symbols after the Domestication.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 8 of this prospectus.

We are a “foreign private issuer” and an “emerging growth company” as defined under the federal securities laws. Immediately following the Domestication, we will no longer be a “foreign private issuer,” but will continue to qualify as an “emerging growth company.” We will also qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. As an “emerging growth company” and a “smaller reporting company” we are eligible for reduced public disclosure requirements.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus will not be filed with the British Virgin Islands Registrar of Corporate Affairs. Neither the British Virgin Islands Financial Services Commission nor the British Virgin Islands Registrar of Corporate Affairs accepts any responsibility for MaxsMaking Delaware’s financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Prospectus dated            , 2026

i

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or make any representation concerning us or the Domestication (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Terms Used in This Prospectus

Unless the context otherwise requires, in this prospectus, the term(s) (1) the “Company,” “MaxsMaking,” “we,” “us” and “our” refer to MaxsMaking Inc. and its consolidated subsidiaries as it currently exists under British Virgin Islands law and will continue under Delaware law after the Domestication, and (2) “MaxsMaking BVI” and “MaxsMaking Delaware” refer to the Company prior to and after the Domestication, respectively.

Presentation of Financial and Other Information

In this prospectus, references to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America.

Trademarks and Trade Names

This prospectus contains some of our trademarks and trade names. All other trademarks or trade names of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Industry and Market Data

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, third-party forecasts, management’s estimates and assumptions about our markets and our internal research. Our internal estimates are based upon our understanding of industry and market conditions, and such information has not been verified by any independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are subject to uncertainty and risk due to a variety of factors, including those discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. These forward-looking statements are based on beliefs and assumptions as of the date such statements are made and are subject to risks and uncertainties. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “expect,” “anticipate,” “project,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “potential,” “target,” “would,” and similar expressions, although not all forward-looking statements contain these identifying terms.

These forward-looking statements are based on our current expectations and assumptions and on information currently available to management and include, among others, statements regarding, as of the date such statements are made:

●	our dependence on introducing new products on a timely basis;

●	our dependence on growth in the demand for our products;

●	our ability to effectively manage inventories;

●	our ability to compete effectively;

●	our dependence on a small number of suppliers for a substantial portion of our supplies;

●	our dependence on a limited number of customers for a substantial portion of our revenues;

●	our ability to successfully manage our capacity expansion and allocation in response to changing industry and market conditions;

●	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

●	our ability to acquire sufficient raw materials and certain products and obtain equipment and services from our suppliers in suitable quantity and quality;

●	our dependence on key personnel;

●	our ability to expand into new businesses, industries or internationally and to undertake mergers, acquisitions, investments or divestments; and

●	our beliefs regarding the benefits of the Domestication.

These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Important factors that may materially affect the forward-looking statements include the following:

●	changes in technology and competing products;

●	general economic and political conditions, including those related to the customized goods industry;

●	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activities; and

●	fluctuations in foreign currency exchange rates.

The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have a material adverse effect on us. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. These forward-looking statements speak only as of the date of this prospectus. We assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by applicable law.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

SUMMARY

This summary provides an overview of selected information regarding our business and operations on a consolidated basis. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Domestication. You should carefully read this entire prospectus, including the section entitled “Risk Factors.”

Overview

We were incorporated on August 14, 2023 with limited liability under the laws of the British Virgin Islands under the BVI Companies Act under the name MaxsMaking Inc. On July 8, 2025, we raised gross proceeds of approximately $6,500,000 in connection with the initial public offering of MaxsMaking BVI A shares on Nasdaq at a price of $4.00 per share.

Our principal executive offices are located at Room 903, Building 2, Kangjian Business Plaza No. 1288 Zhennan Road, Putuo District, Shanghai, China, 200331, our telephone number is +86 (21) 62990223 and we maintain a website with the address www.MaxsMaking.com. Our website is not incorporated by reference into this registration statement.

Our Business

We are a manufacturer of customized consumer goods with a strong focus on advanced technology and innovation. Our group consists of various subsidiaries that specialize in different aspects of our businesses, including digital production, software development, product design and brand management, online sales and international trade. We commenced operations in 2007, with our headquarter located in Shanghai, China, our manufacturing facilities located in Yiwu, Zhejiang province and Zhumadian, Henan province.

Leveraging the advantages of talent and resource integration, industrial chain and internet, we specialize in the manufacturing of customized products, a market with potential in the manufacturing industry. Serving small and medium-sized enterprises and individual e-commerce sellers with their needs for small batch customized products, we currently mainly use cotton cloth, nylon cloth, polyester, recycled polyethylene terephthalate (rPET) and other materials to produce backpacks, shopping bags, aprons, tablecloths and other consumer goods. We serve enterprises, schools, government agencies, non-profit organizations, e-commerce sellers and various groups and organizations to meet their needs for small-batch customized products. We are committed to helping customers build brand image and improve market competitiveness. In the production process, we use sustainable raw materials and production methods to provide customers with high-quality products, and we pay attention to environmental protection and social responsibility in the meantime.

We seek to offer compelling value to our customers through an innovative use of technology, a broad selection of customized products, low pricing and personalized customer service. Through our use of proprietary internet-based management software, proprietary order receiving and processing technologies and advanced computer integrated sales management, we offer our customers a meaningful economic advantage, as well as high quality products and services. Our strategic goal is to become the world’s leading supplier of customized consumer goods and provider of customization services for textile products in the business-to-business (B2B) and consumer-to-manufacturer (C2M) fields.

Our U.S. subsidiary is located in Los Angeles, California. Its local office presence helps build customer trust, while local business personnel provide timely communication and service. Our U.S. and China teams work together to combine our China team’s product and supply chain strengths with local service capabilities in the United States to expand business with U.S. corporate customers, with a current focus on B2B sales. Meanwhile, we are actively promoting and expanding sales of our proprietary brand, OCEBGO, in the North American market through e-commerce channels including Temu, SHEIN, TikTok Shop, and Amazon.

Recent Developments

On November 14, 2025, the SEC issued an Order of Suspension of Trading (the “Order”) of our A Shares for the 10-day period from November 17, 2025 to December 1, 2025. In the Order, the SEC raised questions regarding “potential manipulation [of] the securities of MAMK, which appear[ed] to be designed to artificially inflate the price and trading volume of the securities of MAMK.”

Following the expiration of the SEC’s temporary suspension, on December 2, 2025, Nasdaq halted trading in our A Shares pending requests for additional information from the Company. The Company is not aware of the sources of the trading activity that would have occasioned either the SEC’s temporary suspension of trading, or Nasdaq’s subsequent trading halt; neither the SEC nor Nasdaq has stated that the company has engaged in any wrongdoing. The Company is cooperating fully with all requests for information from the SEC and Nasdaq, and has responded timely to their requests for information.

On July 17, 2026, we received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of Nasdaq stating that Nasdaq had determined to delist our securities. Nasdaq stated that it was exercising its discretionary authority under Nasdaq Listing Rule IM-5101-4, which permits Nasdaq to delist a company based on the potential for one or more third parties to engage in misconduct affecting the company’s securities where the SEC has implemented a temporary trading suspension. Nasdaq stated that it believes the potential for third parties to manipulate a security’s price indicates that the security does not have sufficient liquidity to promote fair and orderly markets and that, based on those circumstances, delisting is consistent with the protection of investors and the public interest.

We have requested a hearing before an independent Hearings Panel pursuant to Nasdaq Listing Rule 5815. A timely hearing request will automatically stay any delisting or suspension action pending the Hearings Panel’s decision; however, our A Shares will remain subject to the existing trading halt pending the Hearings Panel’s decision. The hearing was held on August 27, 2026, and the Hearings Panel’s decision remains pending as of the date of the Prospectus.

On April 20, 2026, the Company announced that it is expanding its business presence in North America. Its wholly-owned U.S. subsidiary, MaxsMaking USA INC, established in California in September 2024, will support the Company’s operations in the region and overseas market expansion. MaxsMaking USA INC is expected to gradually assume localized functions including product development, brand operations, and after-sales services. Together with the Company’s headquarters in China, its U.S. subsidiary intends to support coordination across product development, production and sales. The Company is also actively advancing the development and market promotion of its proprietary brand, OCEBGO, in the United States. Products under this brand were launched in the U.S. market in early 2026, forming part of its efforts to strategically transition from product sales to brand based operations in the overseas markets.

On August 25, 2026, ThriveNova Inc. and OptimaForge Inc., the Company’s major shareholders, agreed to redesignate an aggregate of 7,425,000 B shares held by them as 7,425,000 A shares, which redesignation was approved by the Company’s board of directors on the same day. Following the redesignation, the Company had 16,625,000 A shares issued and outstanding and no B shares outstanding as of October 1, 2026.

On September 28, 2026, at the Company’s extraordinary general meeting, shareholders approved (i) the amendment and restatement of the Company’s Memorandum and Articles of Association to remove the B shares and related provisions and provide for a single class of authorized A shares and (ii) the continuation of the Company from the British Virgin Islands to the State of Delaware and its re-domestication as a Delaware corporation, and authorized the Company’s directors to implement the re-domestication on such terms and at such time as they deem appropriate.

The Domestication

We intend to change our jurisdiction of incorporation from the British Virgin Islands to the State of Delaware. We will affect the Domestication by filing with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation, and by filing with the British Virgin Islands Registrar of Corporate Affairs a notice of continuation out of the British Virgin Islands and certified copies of the certificates filed in Delaware. MaxsMaking Delaware will be deemed to be the same legal entity as MaxsMaking BVI. The Domestication and the MaxsMaking Delaware certificate of incorporation were approved by our Board of Directors. No action of our shareholders is required to effect the Domestication but our shareholders approved the Domestication at the EGM (defined this earlier) on September 28, 2026. We anticipate that the Domestication will become effective shortly after the effectiveness of the registration statement of which this prospectus forms a part (we refer to this date as the “Effective Time”). See “Description of Capital Stock; Comparison of Rights — Effective Time.” MaxsMaking BVI has not received (and is not required by British Virgin Islands law to receive) approval of a plan of arrangement in the British Virgin Islands, and no plan of arrangement is contemplated. For more information about the Domestication, see the section entitled “The Domestication.”

Comparison of Shareholder Rights

The Domestication will change our jurisdiction of incorporation from the British Virgin Islands to the State of Delaware. While we are currently governed by the BVI Companies Act, upon Domestication, we will be governed by the General Corporation Law of the State of Delaware (the “DGCL”). There are differences between British Virgin Islands corporate law and Delaware corporate law. In addition, in connection with the Domestication, we will be governed by a newly adopted certificate of incorporation and bylaws of MaxsMaking Delaware, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and Delaware law may differ from our current organizational documents and British Virgin Islands law, please see “Description of Capital Stock; Comparison of Rights — Comparison of Rights” below. Our business, assets and liabilities on a consolidated basis, as well as our executive officers, principal business locations and fiscal year, will not change as a result of the Domestication.

The most significant differences between our current organizational documents and British Virgin Islands law and the new organizational documents and Delaware law are as follows:

●	Delaware law requires that all amendments to the MaxsMaking Delaware certificate of incorporation (other than a certificate of designation setting forth a copy of the resolution of the MaxsMaking Delaware Board of Directors fixing the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the shares of one or more new series of preferred stock of MaxsMaking Delaware, a change in MaxsMaking Delaware’s name, a deletion of certain ministerial matters such as the name of our incorporator or a subdivision of shares and proportionate increase in authorized shares at a time when we have only one class of stock) must be approved by the Board of Directors and by the stockholders, while amendments to the Amended and Restated Memorandum and Articles of Association of MaxsMaking BVI may be made solely by resolutions of the directors (in limited circumstances) or by the holders of A shares;

●	Under Delaware law, only the stockholders may remove directors, while under British Virgin Islands law and the MaxsMaking BVI Amended and Restated Memorandum and Articles of Association, a director may be removed by a resolution of directors;

●	Under the MaxsMaking Delaware certificate of incorporation and bylaws, subject to the rights of any series of preferred stock, vacancies and unfilled directorships will be filled solely by the remaining directors, while under the MaxsMaking BVI Amended and Restated Memorandum and Articles of Association vacancies may be filled by either the directors or the shareholders;

●	Under Delaware law, directors may not act by proxy, while under British Virgin Islands law, directors may appoint another director or person to vote in his or her place, exercise his or her other rights as director, and perform his or her duties as director;

●	Under Delaware law, a sale of all or substantially all of the assets of MaxsMaking Delaware (other than under certain circumstances related to the sale of assets securing a mortgage or pledged to a secured party) requires stockholder approval, while the MaxsMaking BVI Amended and Restated Memorandum and Articles of Association eliminate the shareholder vote otherwise required by the British Virgin Islands laws for a sale of more than 50% of the assets of MaxsMaking BVI; and

●	Under Delaware law, “business combinations” with “interested stockholders” (as those terms are defined in the DGCL) are prohibited for a certain period of time absent certain requirements, while British Virgin Islands law provides no similar prohibition.

Share Conversion

MaxsMaking BVI is currently authorized to issue an unlimited number of shares, par value $0.01 per share, which may be A shares. As of the date of this prospectus, there were 16,625,000 A shares of MaxsMaking BVI issued and outstanding. See “Description of Capital Stock; Comparison of Rights — Shares Reserved for Future Issuances.”

In connection with the Domestication, each A share of MaxsMaking BVI that is issued and outstanding immediately prior to the Effective Time will automatically convert into one share of common stock of MaxsMaking Delaware. See “The Domestication — Domestication Share Conversion” below.

Reasons for the Domestication

Our Board of Directors believes that there are significant advantages to us that will arise as a result of a change of our domicile to Delaware and that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. Our Board of Directors further believes that there are several reasons why the Domestication is in the best interests of Company and its shareholders, including the following:

●	better position us to execute our strategic focus on and expand the U.S. market;

●	address the circumstances underlying the suspension determination and to support the continued listing of the Company’s securities on Nasdaq;

●	relocate our jurisdiction of organization to one that is the choice of domicile for many publicly traded corporations, as there is an abundance of case law to assist in interpreting the DGCL, and the Delaware legislature frequently updates the DGCL to reflect current technology and legal trends;

●	provide a more favorable corporate environment which will help us compete more effectively with other publicly traded companies in raising capital and in attracting and retaining skilled, experienced personnel;

●	relocate our jurisdiction of organization to one that has a body of law more familiar to our stakeholders, including our Board of Directors and many of our shareholders; and

●	reduce our exposure to other potentially adverse or prejudicial actions based on our being a non-US company, such as “blacklisting” of MaxsMaking BVI shares by certain pension funds or legislation restricting certain types of transactions.

Material U.S. Federal Income Tax Consequences

See “Material U.S. Federal Income Tax Consequences” for important information regarding U.S. federal income tax consequences relating to (1) the Domestication and (2) the ownership and disposition of MaxsMaking Delaware common stock.

No Vote or Dissenters Rights of Appraisal in the Domestication

Under British Virgin Islands law and the Memorandum and Articles of Association of MaxsMaking BVI, we do not need shareholder approval of the Domestication, and our shareholders do not have statutory dissenters’ rights of appraisal or any other appraisal rights as a result of the Domestication. See “The Domestication — No Vote or Dissenters’ Rights of Appraisal in the Domestication.”

Summary Risk Factors

An investment in our securities will involve risks and uncertainties, including those highlighted in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Risks Related to Our Business and Industry

●	We operate in a competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our revenue and profitability

●	Our reliance on suppliers to provide fabrics for, and to produce, our products could cause problems if we experience a supply chain disruption and we are unable to secure additional suppliers of fabrics or other raw materials, or manufacturers of our end products.

●	We depend on a few major customers with which we do not enter into long-term contracts, the loss of any of which could cause a significant decline in our revenues.

●	The failure to collect such accounts receivable in full could materially and adversely impact our financial results and conditions.

●	Issues or defects with products may lead to product liability, personal injury or property damage claims, recalls, withdrawals, replacements of products, or regulatory actions by governmental authorities that could divert resources, affect business operations, decrease sales, increase costs, and put us at a competitive disadvantage, any of which could have a significant adverse effect on our business, financial condition and results of operations.

●	We may not be successful in expanding our business internationally and our ability to conduct business in international markets may be adversely affected by legal, regulatory, political, economic, and public health risks.

●	Our fabrics and manufacturing technology generally are not patented and can be imitated by our competitors. If our competitors sell products similar to ours at lower prices, our revenue and profitability could suffer.

●	We have identified a material weakness in our internal controls over financial reporting related to the lack of sufficiently skilled staff with U.S. GAAP knowledge. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our A Shares.

●	We are a “controlled company” as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Risks Related to Ownership of our Securities

●	Trading in our A Shares has been suspended on Nasdaq, and Nasdaq has determined to delist our securities. We have requested a hearing before an independent Hearings Panel pursuant to Nasdaq Listing Rule 5815; however, there is no assurance that the Hearings Panel will reverse the Staff Determination or that our A Shares will ultimately remain listed on Nasdaq. If our A shares are delisted from Nasdaq, which could adversely affect the liquidity, marketability and value of our A Shares.

●	The trading market for our A Shares is very new, and consistently robust and liquid trading market may not develop or be sustained over the long term.

●	Our board is authorized to issue new classes of preference shares (including the power to make any necessary amendments to our memorandum and articles of association to implement such new share class) without shareholder approval, with such rights and restrictions as determined by our board, which could adversely impact the rights of holders of our A Shares.

Risks Related to the Domestication to Delaware

●	Upon effectiveness of the Domestication to Delaware, your rights will arise under Delaware law and our MaxsMaking Delaware certificate of incorporation and bylaws.

●	Currently, we are governed by British Virgin Islands law, but, following the completion of the Domestication, we will be governed by Delaware law, which has anti-takeover implications.

●	Anti-takeover provisions could delay or discourage a merger, tender offer, or assumption of control not approved that some shareholders may consider favorable.

Risks Related to Taxation

●	Changes in tax law and practice may reduce any net returns for investors.

●	Our non-U.S. Holders may be subject to withholding taxes on distributions.

●	The Domestication may require a shareholder to recognize taxable income.

●	We will be treated as a U.S. corporation for U.S. tax purposes.

●	There can be no assurance that we will be able to make tax-efficient returns for stockholders.

●	The change in our tax domicile to the U.S. may result in adverse tax consequences for holders of the MaxsMaking BVI A Shares.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

We could remain an emerging growth company until the earlier of (i) the last day of the fiscal year in which the fifth anniversary of the date on which we first sold common equity securities pursuant to an effective registration statement occurs, although we may lose such status earlier, depending on the occurrence of certain events, including when we have generated total annual gross revenue of at least $1.235 billion or when we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter, or when we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

Smaller Reporting Company

Following the Domestication, we will be a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain reduced disclosure requirements that are otherwise applicable to other public companies. These reduced disclosure requirements include, among other things, presenting only two years of audited financial statements in certain registration statements and annual reports and providing simplified executive compensation disclosures.

We may continue to take advantage of these reduced disclosure requirements for so long as we remain a smaller reporting company. We will cease to be a smaller reporting company if we become an accelerated filer or large accelerated filer under the Exchange Act or otherwise cease to qualify as a smaller reporting company under the applicable SEC rules.

RISK FACTORS

Investing in our A Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks as well as all other information contained in this prospectus, including the matters discussed under the headings “Cautionary Note Regarding Forward Looking Statements” and “Maxsmaking Corporation Management’s Discussion and Analysis of Financial Condition and Results of Operations” before you decide to make an investment in our A Shares. MaxsMaking is a holding company with substantial all of its operations in China and is subject to a legal and regulatory environment that in many respects differs from the United States. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our A Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations through our subsidiaries in China.

Risks Related to Doing Business in China

The CSRC has released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our A Shares to investors and could cause the value of our A Shares to significantly decline or such shares to become worthless.

On February 17, 2023, the CSRC released the Trial Measures, effective March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the PRC; its principal places of business are located in the PRC; or the majority of the senior management members in charge of operation and management are PRC citizens or residents. The determination will be made on the basis of “substance over form.” The Trial Measures requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC within three business days after the relevant application is submitted overseas regulatory authorities or stock exchanges, and (2) the filing of their underwriters with the CSRC within ten business days after signing its first engagement agreement for such business and the submission of an prospectus on its business activities in the previous year associated with the overseas securities offering and listing by PRC domestic companies to the CSRC no later than January 31 of each year.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Overseas Filing, which, among others, clarifies that: (i) on or prior to the effective date of the Trial Measures, the PRC domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and should complete the filing before the completion of their overseas offering and listing; (ii) a six-month transition period will be granted to PRC domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges (such as the completion of registration in the market of the United States), but have not completed the indirect overseas listing; and follow-on offerings of such companies will need to comply with the Trial Measures.

We have completed the filing for our IPO with the CSRC in compliance with the Trial Measures. Our future securities offerings may also need to be filed with and/or reported to the CSRC according to the Trial Measures. We cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Failure to receive clearance of the filing requirements under the Trial Measures may materially delay the progress of the offer of our A Shares, or even completely hinder our ability to offer or continue to offer our A Shares. In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers or any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our A Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our A Shares to significantly decline in value or become worthless.

Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Substantially all of our operations are conducted in the PRC and substantially all of our revenues are sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity.

In July 2021, the PRC government provided new guidance on China-based companies raising capital outside of China, including through variable interest entity (“VIE”) arrangements. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. As substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China based companies could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations and our business in China and United States, as well as the market price of our A Shares, may also be adversely affected.

There may be risks and uncertainties regarding the interpretation, application, and enforcement of current and future PRC laws, rules and regulations.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to the laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. There are risks arising from the legal systems in China, including the risks and uncertainties regarding the interpretation, application and enforcement of current and future PRC laws and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. In addition, the PRC government may intervene or influence our operations at any time, which could result in a material change in your operations and/or the value of our securities. Also, given the statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, including the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law made by the relevant PRC government authorities on July 6, 2021, there are risks that any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effects of these legislations over the past four decades have significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, due to (i) the fact that these laws, rules and regulations are relatively new, (ii) the limited number of published decisions and the nonbinding nature of such published decisions and (iii) the significant level of discretion granted to regulators in interpretation and enforcement of these rules, there are uncertainties as to the impact of these rules and regulations, and any interpretation and enforcement may be inconsistent and unpredictable. In addition, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we benefit from than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our A Shares or impair our ability to raise money.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and our future offerings at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and our A Shares could decline in value or become worthless.

We conduct our business primarily through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over the conduct of our business, and it may influence our operations, which could result in a material adverse change in our operation, and our A Shares may decline in value or become worthless. Also, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of our securities to significantly decline. Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China. The PRC government may also exert more control over offerings conducted overseas and/or foreign investment in China-based issuers at any time, which may significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors. Therefore, investors of the Company and our business face potential uncertainty from actions taken by the PRC government affecting our business and our future offerings.

The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

Our PRC subsidiaries are subject to various PRC laws, rules and regulations generally applicable to companies in China. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we benefit from than in more developed legal systems. Further, we may not be aware of our violation of the PRC government policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business, impede our ability to continue our operations and reduce the value of your investment in MaxsMaking.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than one million users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. We believe, based upon the opinion of our PRC counsel, none of the Company or any of its PRC subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure because none of the Company or any of its PRC subsidiaries is engaged in important public communication and information services, energy, transportation, water conservancy, finance, public services, e-government, defense technology and industry, as well as other important network facilities, information systems that may seriously endanger national security, national economy and people’s livelihood. Additionally, none of the Company or any of its PRC subsidiaries is an “online platform operators” controlling personal information of more than one million users under the Cybersecurity Review Measures because our business operations do not involve collecting personal information. Therefore, we are not subject to the Measures for Cybersecurity Review and are not required to pass the security evaluation organized by the CAC and the compliance with such regulation will not materially impact our business operations. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the cybersecurity review and subject us to fines or penalties for non-compliance.

On September 24, 2024, the State Council promulgated the Regulations on Network Data Security Management, which came into effect on January 1, 2025. The regulations aim to regulate network data processing activities, protect the legitimate rights and interests of individuals and organizations, and safeguard national security and public interests. They put forward general requirements and provisions for network data security, further specify rules concerning personal information protection, and fine-tune mechanisms for the management of important data which refers to the data in a specific field, group or region or with a certain precision and scale, which, once tampered with, destroyed, divulged, illegally obtained or illegally used, may directly endanger national security, economic operation, social stability, public health and security. Handlers of important data shall specify the person in charge of network data security and the management body for network data security. In addition, the regulations also stipulate the obligations for internet platform service providers, specifying data protection requirements for entities such as third-party service and product providers.

On February 17, 2023, the CSRC released the Trial Measures, effective March 31, 2023. We have completed the filing for our IPO with the CSRC in compliance with the Trial Measures and may need to report to or file with the CSRC regarding our future securities offerings according to the Trial Measures. The Domestication does not constitute a new overseas issuance of securities or listing that would trigger an independent filing obligation under the Trial Measures. However, there can be no assurance that the CSRC will not require us to make a notification or update our filing materials if it determines that the change of our jurisdiction of incorporation constitutes a material change to the information previously filed. In addition, the change of our jurisdiction of incorporation may require us to update our foreign exchange registrations with the SAFE, including the round-trip investment filings made by our beneficial owners who are Chinese citizens under SAFE Circular 37. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers or any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our A Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our A Shares to significantly decline in value or become worthless.

If CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering in addition to the registration requirements under the Trial Measures, we may be unable to obtain such approvals and complete any follow-on offering or if even we complete the follow-on offering, we may be required to delist from Nasdaq and subject to fines and penalties, which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

To the extent cash or assets in our business are in the mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the mainland China or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

MaxsMaking is an offshore holding company with no material operations of its own and conducts substantially all of its operations through its operating subsidiaries established in the PRC. As of the date of this prospectus, a substantial portion of our cash and assets are located in the PRC. No transfers, dividends or other distributions were made from our subsidiaries to our holding company or investors outside of the PRC during the fiscal years ended October 31, 2025, 2024 and 2023. The transfer of funds among PRC companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit cash transfers among the PRC company’s subsidiaries. As of the date of this prospectus, we have not been notified of any restrictions which could limit our PRC subsidiaries’ ability to transfer cash to another PRC subsidiary. However, there are limitations on our ability to transfer cash between us and our U.S. investors where dividend distribution to our foreign investors shall be reviewed by a bank designated by SAFE that processes outward remittance of profits, including but not limited to the resolution of the board of directors of such PRC institution on distribution of profits, original tax recordation form, and audited financial statements, relating to the outward remittance, and stamp and endorse the relevant original tax recordation form with the actual remittance amount and remittance date of the profits. Upon review and approval by the designated bank, our WFOE in China may remit dividends to MaxsMaking HK, unless the PRC government temporarily introduces relevant policies that prevent WFOE from remitting dividends to MaxsMaking HK in a timely manner.

Based on the advice of our BVI counsel, Mourant Ozannes, there are no limitations imposed by BVI law on MaxsMaking’s ability to transfer cash between itself and its shareholders, whether by way of dividends, distributions, capital returns, share repurchases or otherwise, provided that any such payment is made in compliance with the Company’s constitutional documents, the BVI Companies Act, including any applicable solvency requirements, and applicable anti-money laundering, anti-terrorist financing and sanctions laws and regulations. Among MaxsMaking and its subsidiaries, cash can be transferred from MaxsMaking and its subsidiary, MaxsMaking HK as needed in the form of capital contributions or shareholder loans, as the case may be, to the PRC subsidiaries as we are permitted under the PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval requirements in China. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in the mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the mainland China or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

There can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer or distribute cash within our PRC subsidiaries or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

It may be complicated in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers and some of our directors are PRC nationals who reside within China for a significant portion of their time. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the BVI and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are less practiced in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

Approval of the CSRC or other PRC government authorities may be required in connection with our future offerings under PRC law, and if required, we cannot predict whether or for how long we will be able to obtain such approval.

On February 17, 2023, the CSRC published the Trial Measures, which became effective on March 31, 2023. The Trial Measures lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in mainland China appointed by the issuer and such filing obligation shall be completed within three business days after the overseas listing application is submitted.

Pursuant to the Trial Measures, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (4) if, the domestic enterprise is being investigated according to law due to suspected crimes or major violations of laws and regulations, and there is no clear conclusion; (5) if there are material ownership disputes over the equity of the controlling shareholder or shareholders controlled by controlling shareholders and actual controllers. The Trial Measures defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

Any future securities offerings and listings outside of mainland China by our Company, including but not limited to follow-on offerings, secondary listings, and going private transactions, will be subject to the filing requirements with the CSRC under the Trial Measures, and we cannot assure you that we will be able to comply with such filing requirements in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our A Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our A Shares to significantly decline in value or become worthless.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Administration for Market Regulation (the “SAMR”), in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target, while under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. Due to the level of our revenues, our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million in the year prior to any proposed acquisition would be subject to SAMR merger control review. As a result, many of the transactions we may undertake could be subject to SAMR merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from SAMR, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. If the practice of SAMR and MOFCOM remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether we will be able to complete large acquisitions in the future in a timely manner or at all.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“SAFE Circular 37”), on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. SAFE further enacted the Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment (“SAFE Circular 13”), which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

We have notified substantial beneficial owners of our shares who we know are PRC residents of their filing obligation, and are aware that all substantial beneficial owners have completed the necessary registration with the local SAFE branch or qualified banks pursuant to SAFE Circular 37 and SAFE Circular 13. However, we may not at all times be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 or SAFE Circular 13 and subsequent implementation rules. The failure by our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 or SAFE Circular 13 and subsequent implementation rules, or the failure by future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 or SAFE Circular 13 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since there are no further implementation details for SAFE Circular 37 or SAFE Circular 13 and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year and who participate in any share incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of share options and the purchase or sale of shares and interests. In the event we adopt an equity incentive plan, our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under the equity incentive plan will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our financings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are conducting our operations in China through our PRC subsidiaries. We may make loans to PRC subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our subsidiaries in China.

Any loans to our WOFE in China, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our WFOE in China to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprise or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our IPO, to our WFOE, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular on Further Promoting Cross-border Trade and Investment Facilitation (“SAFE Circular 28 (2019)”), which took effect on the same day and revised by the Circular of the State Administration of Foreign Exchange Further Deepening the Reform to Facilitate Cross-border Trade and Investment (“SAFE Circular 28 (2023)”) on December 4, 2023. SAFE Circular 28 (2019) and SAFE Circular 28 (2023), subject to certain conditions, allow foreign-invested enterprises whose business scope does not include investment, or non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to PRC subsidiaries in or future capital contributions by us to our WFOE in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our overseas financings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We rely on dividends and other distributions paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

We rely on dividends and other distributions paid by our subsidiaries for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund inter-company loans, service any debt we may incur outside of China and pay our expenses. The laws, rules and regulations applicable to our PRC subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

Under PRC laws, rules and regulations, each of our subsidiaries incorporated in China is required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital. As a result of these laws, rules and regulations, our subsidiaries incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. As of October 31, 2025, 2024 and 2023, these restricted assets totaled $2,237,552, $2,154,825 and $1,177,723, respectively. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Limitations on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008 and were last amended on December 29, 2018, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“SAT Circular 82”), on April 22, 2009. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by individuals or foreign enterprises, the determining criteria set forth in SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income, and our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. The tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Dividends payable to our foreign investors and gains on the sale of our A Shares by our foreign investors may be subject to PRC tax.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our A Shares, and any gain realized from the transfer of our A Shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. See “Business - Government Regulation and Environmental Matters - Regulations Relating to Taxation” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of our A Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors, or gains from the transfer of our A Shares by such investors are subject to PRC tax, the value of your investment in our A Shares may decline significantly.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises (“SAT Circular 7”). SAT Circular 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Under SAT Circular 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, SAT Circular 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investment in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a rate of 10%. On October 17, 2017, the SAT issued the SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Circular 7 and/or SAT Circular 37. For transfer of shares in our company that do not qualify for the public securities market safe harbor by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Circular 7 and/or SAT Circular 37. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and/or SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

A majority of our revenues are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC and/or transfer cash out of China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. In addition, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. dollars of dividends payable on, our A Shares in foreign currency terms.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC regulatory authority changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (the “IMF”) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right (the “SDR”), and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC regulatory authority may in the future announce further changes to the exchange rate system and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. For example, based on publicly available exchange-rate data, the Renminbi depreciated against the U.S. dollar by mid-single-digit percentages in each of the years ended December 31, 2023, 2024 and 2025. It is difficult to predict how market forces or PRC or U.S. government policies may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from our financing activities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our A Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Although onshore and offshore Renminbi foreign-exchange derivatives are available, our ability to hedge our foreign currency exposure is limited by PRC regulation, product terms, and cost considerations and to date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries, if any, as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this prospectus, our PRC subsidiaries provide social security insurance including pension, medical insurance (including maternity insurance), unemployment insurance and on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan for our employees. However, we did not make adequate contributions to such social security insurance plans. As such, our PRC subsidiaries may be subject to late fees and fines in relation to the underpaid employee benefits which may adversely affect our business, operating results and cash flows. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment, with which we are in compliance as of the date of this prospectus. However, in the event there are any underpaid employee benefits and under-withheld individual income tax, we may be subject to late fees and fines and our financial condition and results of operations may be adversely affected.

Failure to comply with environmental regulations could materially and adversely affect our operating results, financial condition and reputation.

We are required to comply with environmental protection, health and safety laws and regulations in the PRC and any other jurisdictions in which we may operate in the future. If we fail to comply with any of the relevant environmental laws and regulations, depending on the type and severity of any violation, we may be subject to, among other things, further warnings from relevant authorities, imposition of fines and/or criminal liability, orders to close down our business operations and suspension of relevant permits. As a result, if we breach any of the relevant environmental laws and regulations, our reputation may be harmed and our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our leased property interests and title to certain land and buildings we own may be defective and our right to lease and use the properties may be challenged, or we may fail to extend or renew our current leases or locate desirable alternatives for our facilities on commercially acceptable terms, which could materially and adversely affect our business.

We presently lease several premises in China. Our PRC subsidiary, Zhumadian Haoyi, leases one plant for manufacturing and presentation of products. However, as advised by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), our lease contract may be deemed invalid because the lessor does not have the legal title certificate. According to the Interpretation of the Supreme People’s Court on Several Issues concerning the Application of Law in the Trial of Cases about Disputes over Lease Contracts on Urban Buildings, a lease contract signed by a lessor and a lessee with regard to a property for which no construction project planning permit is obtained or which is not constructed in conformity with the provisions in the construction project planning permit is invalid. However, if the lessor obtains the said permit or receives approval from the competent authority before the conclusion of the debate at first-instance court, the contract shall be recognized as valid. As of the date of this prospectus, the lessor of the property fails to provide valid proof of ownership of the premises or construction project planning permit, and Zhumadian Haoyi’s leased assets may be unable to continue to be used due to the lessor’s failure to obtain proof of ownership or construction project planning permit. In accordance with the foregoing judicial interpretation, if our lease is deemed invalid, we may have to find a new plant for production and storage and our business, financial condition, results of operations and prospects could be adversely affected. Nevertheless, we believe that we have a number of alternative options in Zhumadian City, Henan Province that meet Zhumadian Haoyi’s production conditions. As a result, if there are any issues with the plant currently leased by Zhumadian Haoyi, its current production activities and operations will not be materially affected.

Furthermore, under PRC laws, all lease agreements are required to be registered with the local housing authorities. Currently our lease agreements have not been registered with the relevant authorities. Failure to complete these required registrations may expose us to potential monetary fines ranging from RMB1,000 to RMB10,000.

When our current leases expire, we may be unable to extend or renew our leases for reasons such as unavailability of the relevant premises for a new lease term or substantially higher rent demanded by the owners. Although we believe that we have a number of alternative options, we cannot assure you that suitable alternative locations will be readily available on commercially reasonable terms, or at all, and if we are unable to relocate our operations in a timely manner, our operations may be adversely affected.

Our A Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditor. The delisting of our A Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. More recently, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, the United States enacted the Holding Foreign Companies Accountable Act in December 2020. Trading in our securities on U.S. markets, including the Nasdaq, may be prohibited under the HFCAA, if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years because of the position taken by authorities in a foreign jurisdiction. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”). This list did not include our auditor, Enrome LLP. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly.

However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to PCAOB inspections. However, if PCAOB is unable to inspect or investigate completely our auditor, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer” following the filing of the prospectus for the relevant fiscal year. In accordance with HFCAA, our shares will be delisted from Nasdaq, and will not be permitted for trading over the counter if we are identified as a Commission-identified Issuer for two consecutive years. If our shares are prohibited from trading in the United States, we cannot assure you that such shares will be listed on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on our share price.

If we become directly subject to the continued scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our A Shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, we and our business operations will be severely hampered and your investment in our A Shares could be rendered worthless.

Risks Related to Our Business and Industry

Existing and increased competition in the customized products industry may reduce our revenues, profits and market share.

The customized products manufacturing industry is competitive. We compete on the basis of, among other things, our website, mobile application and catalog presentation, the breadth, quality, style, price and availability of our merchandise and the level of customer service offered.

Additionally, the internet and other technologies facilitate competitive entry and comparison shopping. Our digital channel competes against numerous websites, mobile applications and catalogs, which may have a greater volume of circulation and web traffic or more effective marketing through online media and social networking sites. We use mobile applications as a way to interact with customers to enhance their shopping experiences. There is no assurance that we will be able to continue to successfully maintain or expand our digital sales channels and respond to shifting consumer traffic patterns and digital buying trends. Our inability to adequately respond to these risks and uncertainties or successfully maintain and expand our digital business could have an adverse impact on our results of operations.

We cannot assure you that we will continue to be able to compete successfully against existing or future competitors. Changing economic and market environments may result in our competitors forcing a markdown or promotional sales environment, which could impair our ability to achieve our historical profit margins. Our expansion into markets served by our competitors and entry of new competitors or expansion of existing competitors into our markets could have a material adverse effect on our business, financial condition and results of operations.

We operate in a competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our revenue and profitability.

The market for customized products manufacturing is competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and retailers of customized goods, including large OEM companies with substantial market share, and established companies expanding their production and marketing of customized goods. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, store development, marketing, distribution, and other resources than we do.

Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. Many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network.

In addition, because we hold limited patents and exclusive intellectual property rights in the technology, fabrics or processes underlying our products, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrication techniques, and styling similar to our products.

Our reliance on suppliers to provide fabrics for, and to produce, our products could cause problems if we experience a supply chain disruption and we are unable to secure additional suppliers of fabrics or other raw materials, or manufacturers of our end products.

The entire manufacturing industry, including our company, faces supply chain challenges as a result of economic uncertainty due to the impacts of health pandemics, political instability, reduced freight availability, increased costs, port disruption, manufacturing facility closures, related labor shortages and other supply chain disruptions. We do not manufacture the raw materials for our products and rely instead on our suppliers. We do not have long-term contracts with any of our suppliers for the supply of our raw materials. This is because we are able to find replacements easily given there are many suppliers in China that meet our requirements. However, we compete with other companies for fabrics, other raw materials, and production.

We have experienced, and may in the future continue to experience, a significant disruption in the supply of fabrics or raw materials and may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional supplies of fabrics or raw materials on terms that are acceptable to us, or at all, or we may be unable to locate any supplier with sufficient capacity to meet our requirements or fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to be satisfied with the suppliers’ quality control, responsiveness and service, financial stability, and labor and other ethical practices. Even if we are able to expand existing or find new fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers in our methods, products, and quality control standards.

Our supply of fabric could be disrupted or delayed by the impact of health pandemics, and the related government and private sector responsive actions such as border closures, restrictions on product shipments, and travel restrictions, as well as other economic or political conditions. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. In addition, ocean freight capacity issues continue to persist worldwide as there is much greater demand for shipping and reduced capacity and equipment. Any delays, interruption, or increased costs in the supply of fabric could have an adverse effect on our ability to meet guest demand for our products and result in lower revenue and income from operations both in the short and long term.

We depend on a few major customers with which we do not enter into long-term contracts, the loss of any of which could cause a significant decline in our revenues.

Two major customers, each accounting for more than 10% of our total revenue individually, contributed to an aggregate of approximately 32.67% of our revenue for the fiscal year ended October 31, 2025. Three major customers, each accounting for more than 10% of our total revenue individually, contributed to an aggregate of approximately 43.67% of our revenue for the fiscal year ended October 31, 2024. Two major customers, each accounting for more than 10% of our total revenue individually, contributed to an aggregate of approximately 26.76% of our revenue for the fiscal year ended October 31, 2023.

We do not enter into long-term agreements with our customers but manufacture based upon purchase orders and therefore cannot be certain that sales to our customers, including our major customers, will continue. The loss of any of our major customers, or a significant reduction in sales to any such customers, would adversely affect our profitability.

In recent years, our major customers have varied due to changes in our product mix. We expect that we will continue to depend on a relatively small number of customers for a significant portion of our revenue and may continue to experience fluctuations in the distribution of our sales among our largest customers as we periodically adjust our product mix. Our ability to maintain close and satisfactory relationships with our customers is important to the ongoing success and profitability of our business. Our ability to attract potential customers is also critical to the success of our business. If any of our significant customers reduces, delays or cancels its orders for any reason, or the financial condition of our key customers deteriorates, our business could be seriously harmed. Similarly, a failure to manufacture sufficient quantities of products to meet the demands of these customers may cause us to lose customers, which may affect adversely the profitability of our business as a result. Furthermore, if we experience difficulties in the collection of our accounts receivables from our major customers, our results of operation may be materially and adversely affected.

If we are unable to collect our accounts receivable, our results of operations, financial condition and cash flows could be adversely affected.

Our business depends on our ability to successfully receive payment from our clients of the amounts they owe us for products delivered. We evaluate the financial condition of our clients and generally grant all customers a credit term of 180 to 360 days after the delivery of products. Once an account is past due, we contact our clients immediately by phone for collection. As of October 31, 2025, our net accounts receivable were approximately RMB70.01 million (approximately $9.88 million).

We might not accurately assess the creditworthiness of our clients. Macroeconomic conditions could also result in financial difficulties for our clients, which, in turn, could cause clients to delay payments to us, request modifications to their payment arrangements that could increase our receivable balances, or default on their payment obligations to us. If we are unable to collect our client receivables timely, our results of operations and cash flows could be adversely affected. In addition, if we experience an increase in the time to bill and collect for our services, our cash flow could be adversely affected.

Our business could be harmed if our suppliers do not comply with our vendor code of ethics or applicable laws.

While we require our suppliers to comply with our vendor code of ethics, which includes labor, health and safety, and environment standards, we do not control their operations. If suppliers or contractors do not comply with these standards or applicable laws or there is negative publicity regarding the production methods of any of our suppliers, even if unfounded or not specific to our supply chain, our reputation and sales could be adversely affected, or could cause us to contract with alternative supplier sources.

The fluctuating cost of raw materials could increase our cost of goods sold.

The fabrics used to make our products include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries, and other factors that are generally unpredictable and beyond our control. Any and all of these factors may be exacerbated by global climate change. In addition, ongoing impacts of the pandemic, political instability, trade relations, sanctions, price inflationary pressure, or other geopolitical or economic conditions could cause raw material costs to increase and have an adverse effect on our future margins. Increases in the cost of raw materials, including petroleum or the prices we pay for our cotton yarn and cotton-based textiles, could have a material adverse effect on our cost of goods sold, results of operations, financial condition, and cash flows.

Our business is sensitive to economic conditions, market disruptions and other factors that affect customer confidence and discretionary spending.

Customer purchases of discretionary items and customized products, including our products, may decline during recessionary periods and also may decline at other times when disposable income is lower. A prolonged economic downturn could have a material adverse impact on our business, financial condition or results of operations.

Economic conditions, both on a global level and in particular the PRC market, may have significant effects on customer confidence and discretionary spending that would in turn, affect our business or the industry generally. Some of these economic conditions include inflation, wages and employment, consumer debt, reductions in net worth based on severe market declines, residential real estate and mortgage markets, taxation, fuel and energy prices, interest rates, volatility in credit markets, credit availability, political and economic crises and other macroeconomic factors. These factors may affect customer purchases of our merchandise and adversely impact our results of operations and continued growth. It is difficult to predict near term and/or future economic, capital and credit market conditions and what impact they will have on our business.

We may not be successful in expanding our business internationally and our ability to conduct business in international markets may be adversely affected by legal, regulatory, political, economic, and public health risks.

Our current growth strategy includes plans to grow our customer base and presence internationally over the next several years. As we seek to expand internationally, we face competition from more established international competitors. In addition, international stores and digital operations have different operational characteristics, including employment and labor, transportation, logistics, real estate and legal requirements. Furthermore, consumers’ demands and behaviors, as well as tastes and purchasing trends may differ internationally, and as a result, sales of our merchandise may not be successful, or the margins on those sales may not be in line with those we anticipate. Additionally, our ability to conduct business internationally may be adversely impacted by political, economic, and public health risks, as well as the global economy. Any challenges that we encounter as we expand internationally may divert financial, operational and managerial resources from our existing operations, which could adversely impact our financial condition and results of operations.

Our fabrics and manufacturing technology generally are not patented and can be imitated by our competitors. If our competitors sell products similar to ours at lower prices, our revenue and profitability could suffer.

The intellectual property rights in the fabrics used to manufacture our products generally are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited. We hold limited patents and exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing, and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors sell products similar to ours at lower prices, our revenue and profitability could suffer.

Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on a combination of patent, copyright, trademark, and unfair competition laws, as well as confidentiality procedures, to establish and protect our intellectual property rights. The steps we take to protect our intellectual property rights may not be adequate to prevent infringement of these rights by others, including imitation of our products and misappropriation of our brand. In addition, any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. In addition, our intellectual property protection may be unavailable or limited in some international countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in China, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished, and our competitive position may suffer.

Our trademarks, patents, and other proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

Our success depends in part on our brand image. We believe that our trademarks, patents, copyrights, domain names, trade secrets and other proprietary rights have significant value and are important to identifying and differentiating our products from those of our competitors and creating and sustaining demand for our products. We have applied for and obtained some trademark registrations and patents in China and the United States, and will continue to evaluate and apply for additional trademarks and patents as appropriate. However, some or all of these pending trademark or patent applications may not be approved by the applicable governmental authorities. Moreover, even if the applications are approved, third parties may seek to oppose or otherwise challenge these applications or registrations. Additionally, we may face obstacles as we expand our product line and the geographic scope of our sales and marketing. Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties, or cease using those rights altogether. Any of these events could harm our business and cause our results of operations, liquidity, and financial condition to suffer.

We may not be able to timely develop and enrich the variety of our products to make them appealing to existing and prospective customers or in a cost-effective manner, or at all.

We continue to develop and enrich the variety of our products to improve the customer experience. We proactively seek customer feedback and refer to market research to upgrade or enrich our product offerings, including improving the quality of our existing products and developing new products. We develop, update and improve our product offerings to stay abreast of customer feedback, market demand and new trends in the industry, and we may, from time to time, adjust our product mix by ceasing the offering of outdated or unpopular products and launching new products. We cannot assure you, however, that the adjustments to our product mix will always be efficient or successful. However, the modifications, updates and expansions of our existing products and the development of new products may not be accepted by or attractive to existing or prospective customers. The degree of acceptance and adoption may also deviate from our projections. We may also fail to introduce or deliver our products as swiftly as customers expect or as fast as our competitors introduce their comparable products. Furthermore, offering new products or upgrading existing ones may incur significant costs and expenses, human capital, management attention and other resources, and we may be unable to generate the level of return as we expect or at all.

Interruptions to our websites, information technology systems, production processes or customer service operations as a result of natural disasters, errors in our technology, capacity constraints, security breaches or other causes could damage our reputation and brand and substantially harm our business and results of operations.

The satisfactory performance, reliability and availability of our websites, transaction processing systems, network infrastructure, production facilities and customer service operations are critical to our reputation, and our ability to attract and retain customers and to maintain adequate customer service levels. Any future interruptions that result in the unavailability of our websites, reduced order fulfillment performance or customer service operations could result in negative publicity, damage our reputation and brand and cause our business and results of operations to suffer. We may also experience temporary interruptions in our business operations for a variety of other reasons in the future, including human error, software errors, power loss, telecommunication failures, fire, flood, extreme weather, political instability, acts of terrorism, war, break-ins and other events beyond our control.

Our technology, infrastructure and processes may contain undetected errors or design faults. These errors or design faults may cause our websites to fail and result in loss of, or delay in, market acceptance of our products and services. In the future, we may encounter issues, such as scalability limitations, in current or future technology releases. A delay in the commercial release of any future version of our technology, infrastructure and processes could seriously harm our business. In addition, our systems could suffer computer viruses and similar disruptions, which could lead to loss of critical data or the unauthorized disclosure of confidential customer data.

Our business requires that we have adequate capacity in our computer systems to cope with the high volume of visits to our websites, particularly during promotional campaign periods. As our operations grow in size and scope, we will need to improve and upgrade our computer systems and network infrastructure to offer customers enhanced and new products, services, capacity, features and functionality. The expansion of our systems and infrastructure may require us to commit substantial financial, operational and technical resources before the volume of our business increases, with no assurance that our revenues will increase.

Any failure of our production equipment may prevent the production of orders and interfere with our ability to fulfill orders. As of the date of this prospectus, substantially all of our production operations were performed in two facilities: our facility in Yiwu, Zhejiang province and our facility in Zhumadian, Henan province.

We do not presently have redundant systems in multiple locations or a formal disaster recovery plan. Since many of the causes of system interruptions or interruptions of the production process may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all. We do not carry business interruption insurance to compensate us for losses that may occur in the event operations at facilities are interrupted.

The occurrence of any of the foregoing could substantially harm our business and results of operations.

If we are unable to develop, market and sell products and services beyond our existing target markets and develop new products and services that attract a new customer base, our results of operations may suffer.

We have developed technologies and services and implemented marketing strategies designed to attract medium to small business owners and consumers to our websites and encourage them to purchase our products. While medium to small business owners have been the source of our revenue growth and the basis for our expanding business, we believe we will need to address additional markets to further grow our business. To access new markets, including individual consumers, we expect that we will need to develop, market and sell new products and additional services that address their customized needs. We may not be able to expand our customization services or create new products and services, address any new markets or develop a broader customer base. Any failure to address additional market opportunities could harm our business, financial condition and results of operations.

We have identified a material weakness in our internal controls over financial reporting related to the lack of sufficiently skilled staff with U.S. GAAP knowledge. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our A Shares.

Prior to our IPO, we were a private company and were never required to evaluate our internal control within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed assessment of the effectiveness of our internal control over U.S. GAAP financial reporting, and our independent registered public accounting firm has not conducted an audit of the effectiveness of our internal control over financial reporting. However, in the course of preparing and auditing our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting as of October 31, 2025 and 2024. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to the lack of sufficiently skilled staff with U.S. GAAP knowledge for the purpose of financial reporting to comply with U.S. GAAP and SEC requirements. The material weakness, if not remediated timely, may lead to material misstatements in our combined and consolidated financial statements in the future. Following the identification of the material weakness, we have taken and plan to continue to take remedial measures. We cannot assure you, however, that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

Our management, including our Chief Executive Officer and our Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal controls will prevent or detect 100% of all errors and fraud that may occur. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected.

Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act of 2002 for purposes of identifying and reporting any material weakness in our internal control over financial reporting. If we had performed a formal assessment of our internal control over financial reporting or if we had our independent registered public accounting firm performed an audit of the effectiveness of our internal control over financial reporting, additional material weaknesses may have been identified.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our prospectus on Form 20-F beginning with our prospectus for the fiscal year ending October 31, 2026. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act (“JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could have material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our A Shares.

Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We may experience difficulties in managing our growth and expanding our operations.

We have expanded our operations, and as we ramp up our development, production and sales, significant expansion will be required. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include, among others:

●	managing our supply chain to support fast business growth;

●	managing a larger organization with a greater number of employees in different divisions;

●	controlling expenses and investments in anticipation of expanded operations;

●	establishing or expanding new product development, manufacturing, and sales facilities;

●	implementing and enhancing administrative infrastructure, systems, and processes;

●	improving our operational, financial and management controls, compliance programs and reporting systems; and

●	addressing new markets and potentially unforeseen challenges as they arise.

Any failure to manage our growth effectively could materially and adversely affect our business, financial condition, results of operations, and prospects.

The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Although we are a primarily China-based company, many of our customers are located in the Europe, North America and other countries outside of China. In addition, certain of our technologies, such as technologies relating to autonomous driving applications, could be subject to restrictions by the U.S. government in the future. Therefore, government policies restricting international trade and investment, such as capital controls, economic or trade sanctions, export controls, tariffs or foreign investment filings and approvals, may affect the demand for our products and services, impact the competitive position of our products, or prevent us from being able to sell products in certain countries. If any new tariffs, legislation, or regulations are implemented (including those imposing economic or trade sanctions, export control restrictions or outbound investments restrictions), or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as that between the United States and China, but also as a result of the conflict in Ukraine and sanctions on Russia.

The U.S. government has imposed, and has proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

 In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, tensions over Taiwan sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government, the executive orders issued by former U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies, and various restrictions related to the Chinese semiconductor industry imposed by the U.S. government. Against this backdrop, China has implemented, and may further implement, measures in response to the changing trade policies, treaties, tariffs and sanctions and restrictions against Chinese companies initiated by the U.S. government.

Rising political tensions could reduce levels of trade, investment, technological exchange, and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our and our customers’ business, prospects, financial condition, and results of operations.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China (the “PBOC”). Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and actions by mainland China’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or mainland China or U.S. government policies may impact the exchange rate between Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the mainland China government to adopt a more flexible currency policy. Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our A Shares in U.S. dollars. As a portion of our cash and cash equivalents and short-term investments are denominated in U.S. dollars, fluctuations in exchange rates between Renminbi and U.S. dollars may result in foreign exchange gains or losses. Furthermore, to the extent that we need to convert U.S. dollars we receive from our overseas offerings into Renminbi to pay our operating expenses, appreciation of Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our A Shares.

Very limited hedging options are available in mainland China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by mainland China exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Our sales and operations in international markets outside of China expose us to operational, financial and regulatory risks.

International sales beyond China comprise a substantial amount of our overall revenue. Sales to international customers accounted for approximately 8.82%, 19.35% and 13.56% of our revenue in the fiscal years ended October 31, 2025, 2024 and 2023, respectively. We are committed to growing our international sales. While we have committed resources to expand our international operations and sales channels, these efforts may not be successful. International operations are subject to a number of other risks, including:

●	exchange rate fluctuations;

●	political and economic instability, international terrorism and anti-China sentiment;

●	global or regional health crises (such as the COVID-19 or other health epidemics and outbreaks);

●	potential for violations of anti-corruption laws and regulations, such as those related to bribery and fraud;

●	preference for locally branded products, and laws and business practices favoring local competition;

●	increased difficulty in managing inventory;

●	delayed revenue recognition;

●	less effective protection of intellectual property;

●	stringent consumer protection and product compliance regulations;

●	difficulties and costs of staffing and managing foreign operations;

●	import and export laws and the impact of tariffs; and

●	changes in local tax and customs duty laws or changes in the enforcement, application or interpretation of such laws.

The occurrence of any of these risks could negatively affect our international business and consequently our business, operating results and financial condition.

Our business depends substantially on the efforts of our founders, executive officers and highly skilled personnel, and our operations may be severely disrupted if we lose their services.

We are highly dependent on Xiaozhong Lin, our founder, Chairman and Chief Executive Officer, and Xuefen Zhang, our co-founder, director and Chief Operating Officer. Each of them leads different aspects of our business. The loss of our founders would adversely affect our business because such loss could make it more difficult to, among other things, compete with other market participants, manage our R&D activities and retain existing customers or cultivate new ones. Our Chief Financial Officer also plays key roles in our business operations, and we rely on his efforts to manage and grow our business.

Our business depends on a variety of other highly skilled personnel as well. Competition for highly skilled personnel is often intense, and we may incur significant costs to attract highly skilled personnel. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we fail to attract new personnel or fail to retain and motivate our existing personnel, our business and future growth prospects could be adversely affected.

Our management team has limited experience managing a U.S. public company.

Most of the members of our management team have limited experience managing a U.S. publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Additionally, some members of our management team were recently hired. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to being a public company will subject us to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

If we do not maintain sufficient inventory or if we do not adequately manage our inventory, we could lose sales or incur higher inventory-related expenses, which could negatively affect our operating results.

To ensure an adequate inventory supply, we must forecast inventory needs and expenses, place orders sufficiently in advance with our suppliers and manufacture products based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in customer demand for our products or for products and services of our competitors, product introductions by competitors, any health epidemics and outbreaks, and any associated work stoppages or interruptions, unanticipated changes in general market conditions and the weakening of economic conditions or consumer confidence in future economic conditions. We may face challenges in acquiring adequate supplies to manufacture our products and we may not be able to manufacture our products at a rate necessary to satisfy the levels of demand, which would negatively affect our revenue. This risk may be exacerbated by the fact that we may not carry or be able to obtain for our manufacturers a significant amount of inventory to satisfy short-term demand increases. If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our financial results, including our gross margin, and have a negative effect on our brand. Conversely, if we underestimate customer demand for our products, we may not be able to deliver products to meet our requirements, and this could result in damage to our brand and customer relationships and adversely affect our revenue and operating results.

Our results of operations may vary significantly from period to period due to the seasonality of our business and fluctuations in our operating costs.

Our results of operations may vary significantly from period to period due to many factors, including seasonal factors that may affect the demand for our products. The sales volume of our products is typically higher in the second half of the year than that of the first half. Our results of operations could also suffer if we do not achieve revenue consistent with our expectations for this seasonal demand because many of our expenses are based on anticipated levels of annual revenue.

We also expect our period-to-period results of operations to vary based on our operating costs, which we anticipate will increase significantly in future periods as we, among other things, invest more resources to design, develop, and manufacture new products, build new manufacturing facilities, increase our sales and marketing activities, and increase our general and administrative functions to support our growing operations.

As a result of these factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our results of operations may not meet expectations of equity research analysts or investors. If this occurs, the trading price of our A Shares could fall substantially either suddenly or over time.

Issues or defects with products may lead to product liability, personal injury or property damage claims, recalls, withdrawals, replacements of products, or regulatory actions by governmental authorities that could divert resources, affect business operations, decrease sales, increase costs, and put us at a competitive disadvantage, any of which could have a significant adverse effect on our business, financial condition and results of operations.

We may experience issues or defects with products that may lead to product liability, personal injury or property damage claims, recalls, withdrawals, replacements of products, or regulatory actions by governmental authorities. Any of these activities could result in increased governmental scrutiny, harm to our reputation, reduced demand by customers for our products, decreased willingness by our suppliers to provide raw materials, absence or increased cost of insurance, or additional safety and testing requirements. Such results could divert development and management resources, adversely affect our business operations, decrease sales, increase legal fees and other costs, and put us at a competitive disadvantage compared to other companies not affected by similar issues with products, any of which could have a significant adverse effect on our business, financial condition and results of operations.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

We have limited liability insurance coverage for our products and business operations. A successful liability claim against us, regardless of whether due to injuries suffered by our customers, could materially and adversely affect our financial condition, results of operations, and reputation. In addition, we do not have any business disruption insurance. Any business disruption event could result in substantial cost to us and diversion of our resources.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect our operating results.

A significant natural disaster, such as an earthquake, fire, flood, hurricane or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events including the COVID-19, could have an adverse effect on our business and operating results. In addition, natural disasters, acts of terrorism or war could cause disruptions in our manufacturing operations, our delivery of products and other aspects of our business, our customers’ or channel partners’ businesses, our suppliers’ businesses, or the economy as a whole. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by man-made problems, such as power disruptions, could adversely affect our business. We do not have a formal disaster recovery plan or policy in place and do not currently require that our suppliers’ partners have such plans or policies in place. To the extent that any such disruptions result in delays or cancellations of orders or impede our suppliers’ ability to timely deliver product components, or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Interruption or failure of our information technology and communications systems could impact our availability and effectiveness of our software systems.

The availability and effectiveness of our manufacturing execution system (MES), enterprise resource planning (ERP) system and product lifecycle management (PLM) systems depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We utilize reputable third-party service providers or vendors for our data, and these providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions. Our disaster recovery planning cannot account for all eventualities. Any problems with our third-party cloud hosting providers could result in interruptions in our business. In addition, our software systems are based on complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

We are subject to cybersecurity risks with respect to operational systems, security systems, infrastructure and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; facility security systems, owned by us or our third-party vendors or suppliers; or customer data that we process or our third-party vendors or suppliers process on our behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; or compromise certain information of customers, employees, suppliers, or others. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect us against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, and deliver our products, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results.

Risks Related to Ownership of our A Shares

Trading in our A Shares has been suspended on Nasdaq, and Nasdaq has determined to delist our securities. We have requested a hearing before an independent Hearings Panel pursuant to Nasdaq Listing Rule 5815; however, there is no assurance that the Hearings Panel will reverse the Staff Determination or that our A Shares will ultimately remain listed on Nasdaq. If our A shares are delisted from Nasdaq, which could adversely affect the liquidity, marketability and value of our A Shares.

On November 14, 2025, the SEC issued an Order of Suspension of Trading (the “Order”) of our A Shares for the 10-day period from November 17, 2025 to December 1, 2025. A trading suspension is not an enforcement action and is not a finding of wrongdoing by the SEC. In the Order, the SEC raised questions regarding “potential manipulation [of] the securities of MAMK, which appear[ed] to be designed to artificially inflate the price and trading volume of the securities of MAMK.”

Following the expiration of the SEC’s temporary suspension, on December 2, 2025, Nasdaq halted trading in our A Shares pending requests for additional information from the Company. The Company is not aware of the sources of the trading activity that would have occasioned either the SEC’s temporary suspension of trading, or Nasdaq’s subsequent trading halt; neither the SEC nor Nasdaq has stated that the company has engaged in any wrongdoing. We are cooperating fully with all requests for information from the SEC and Nasdaq, and have responded timely to their requests for information.

On July 17, 2026, we received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of Nasdaq stating that Nasdaq had determined to delist our securities. Nasdaq stated that it was exercising its discretionary authority under Nasdaq Listing Rule IM-5101-4, which permits Nasdaq to delist a company based on the potential for one or more third parties to engage in misconduct affecting the company’s securities where the SEC has implemented a temporary trading suspension. Nasdaq stated that it believes the potential for third parties to manipulate a security’s price indicates that the security does not have sufficient liquidity to promote fair and orderly markets and that, based on those circumstances, delisting is consistent with the protection of investors and the public interest.

We have requested a hearing before an independent Hearings Panel pursuant to Nasdaq Listing Rule 5815. A timely hearing request will automatically stay any delisting or suspension action pending the Hearings Panel’s decision; however, our A Shares will remain subject to the existing trading halt pending the Hearings Panel’s decision. There can be no assurance that the Hearings Panel will reverse the Staff Determination or that our A Shares will ultimately remain listed on Nasdaq.

If our A Shares are delisted from Nasdaq, or if the trading halt continues for an extended period, the liquidity and marketability of our A Shares could be severely limited. Delisting could also adversely affect our ability to raise capital in the U.S. capital markets and could result in a loss of investor confidence. The trading suspension, trading halt and delisting proceedings have required and will continue to require significant management attention and resources and may result in substantial legal and other professional fees. These events have also caused and may continue to cause significant reputational harm and could lead to a loss of confidence among investors, customers and partners, any of which could have a material adverse effect on our business, financial condition and results of operations.

The ultimate outcome of the Nasdaq delisting proceedings remains uncertain. In addition, we cannot predict the duration of the trading halt or whether or when trading in our A Shares will resume. Any continued suspension or halt in trading, or any eventual delisting of our A Shares, could materially adversely affect the liquidity, marketability and value of our A Shares.

The trading market for our A Shares is very new, and consistently robust and liquid trading market may not develop or be sustained over the long term.

We only recently consummated our IPO in July 2025, and so the trading market for our A Shares is very new and unestablished. If a consistently robust and liquid trading market for our A Shares does not develop, you may not be able to sell your shares quickly or at the market price. Our ability to raise capital to continue to fund operations by selling our securities and our ability to acquire other companies or technologies by using our securities as consideration may also be impaired.

The trading price of our A Shares may be volatile, which could result in substantial losses to investors.

The trading price of our A Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our A Shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our A Shares may be highly volatile for factors specific to our own operations, including the following:

●	regulatory developments affecting us or our industry;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	conditions in the market for customized goods;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to, or departures of, our senior management;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding shares;

●	negative publicity regarding Chinese listed companies; and

●	sales or perceived potential sales of additional shares.

Any of these factors may result in large and sudden changes in the volume and price at which our A Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our A Shares

In addition to the risks addressed above in “- The trading price of our A Shares may be volatile, which could result in substantial losses to investors”, our A Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our A Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our A Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our A Shares. In addition, investors of our A Shares may experience losses, which may be material, if the price of our A Shares declines or if such investors purchase shares of our A Shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our A Shares, the market price for our A Shares and trading volume could decline.

The trading market for our A Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts which cover us downgrade our A Shares, the market price for our A Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our A Shares to decline.

The sale or availability for sale of substantial amounts of our A Shares could adversely affect their market price.

Sales of substantial amounts of our A Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our A Shares and could materially impair our ability to raise capital through equity offerings in the future. The shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements. In connection with our IPO, we and each of our directors and officers named in the section “Item 6. Directors, Senior Management and Employees,” and certain shareholders have agreed not to sell any shares for six months from the date of the prospectus for our IPO without the prior written consent of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our A Shares.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our A Shares for return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our A Shares as a source for any future dividend income.

Subject to the BVI Companies Act, our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our A Shares will likely depend entirely upon any future price appreciation of our A Shares. There is no guarantee that our A Shares will appreciate in value or even maintain the price at which you purchased our A Shares. You may not realize a return on your investment in our A Shares and you may even lose your entire investment.

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our A Shares.

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders. Under BVI law, our directors may only exercise the rights and powers granted to them under our articles of association and in compliance with the BVI Companies Act for what they believe in good faith to be in the best interests of our company and for a proper purpose.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a BVI business company limited by shares incorporated under the laws of the BVI. Our corporate affairs are governed by our memorandum and articles of association, the BVI Companies Act and the common law of the BVI.

We have been advised by Mourant Ozannes that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be directly enforceable in the BVI. We have also been advised by Mourant Ozannes that a final and conclusive judgment obtained in a U.S. federal or state court under which a sum of money is payable as compensatory damages (not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be recognized by the High Court of the BVI as a cause of action for a debt.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under BVI law are governed by the BVI Companies Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, BVI companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Our shareholders are entitled, by giving written notice to the Company, to inspect the Company’s memorandum and articles of association, register of members, register of directors and minutes of meetings and resolutions of shareholders. However, pursuant to BVI law, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect the register of members, register of directors, minutes of meetings, resolution of members, or any part of such document, refuse to permit the shareholder to inspect that document or limit the inspection of that document, including limiting the making of copies or the taking of extracts from the records. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the BVI differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on BVI practice with respect to any corporate governance matter. However, if we choose to follow BVI practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Capital Stock; Comparison of Rights - Comparison of Rights.”

We are a “controlled company” as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As of the date of this prospectus, Mr. Xiaozhong Lin, our founder, Chief Executive Officer, and Chairman, and Ms. Xuefen Zhang, our co-founder, Chief Operating Officer and director, own a majority of the voting power of our Company. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our A Shares to look less attractive to certain investors or otherwise harm the trading price of the A Shares.

Our classified board structure may prevent a change in control of the Company.

Our board of directors is divided into three classes of directors. Class I directors shall hold office for a term expiring at our next succeeding annual meeting of shareholders, Class II directors shall hold office for a term expiring at our next second succeeding annual meeting of shareholders and Class III directors shall hold office for a term expiring at our next third succeeding annual meeting of shareholders. Directors of each class are elected for three-year terms upon the expiration of their current terms. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our shareholders. See “Management and Corporate Governance – Corporate Governance – Board Practices.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

BVI law provides shareholders with only limited rights to requisition a shareholders’ meeting, and does not provide shareholders with any right to put any proposal before a shareholders’ meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow shareholders entitled to exercise at least 30 percent of voting rights in respect of the matter for which the meeting is requested to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance written notice of at least 7 days is required for the convening of a shareholders’ meeting.

A quorum required for a shareholders’ meeting is one or more shareholders, who hold shares that carry at least 33.3% percent of the voting rights of all shares then in issue, present in person or by proxy. If the Company has a sole shareholder, a quorum is present if the sole shareholder is present. If a meeting is called at the request of shareholders and a quorum is not present within half an hour of the time set for the start of the meeting, the meeting will be dissolved. If a meeting is called by the directors and a quorum is not present within half an hour of the time set for the start of the meeting, the meeting will be adjourned to the following day and be held at the same time and place or any other date, time and/or place the directors decide by a resolution of directors.

Unless the directors decide otherwise by a resolution of directors, a shareholder may not attend or vote (in person or by proxy) at any meeting of shareholders (or class of shareholders), or sign or consent to any written resolution of shareholders (or class of shareholders), in respect of any share held by the shareholder unless all calls and other sums currently payable by the shareholder to the Company in respect of the share have been paid in full.

Certain judgments obtained against us by our shareholders may not be enforceable.

MaxsMaking is a BVI business company and substantially all of its assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the BVI and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an prospectus on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

Immediately following the Domestication, we will no longer be a “foreign private issuer,” but will continue to qualify as an “emerging growth company.” We will also qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. As an “emerging growth company” and a “smaller reporting company,” we are eligible for reduced public disclosure requirements.

Upon Domestication, we will cease to qualify as a “foreign private issuer,” and we will be required to comply with the reporting and other requirements applicable to U.S. domestic issuers, which may result in significant additional costs and resources and could adversely affect our business, financial condition and results of operations.

Following the Domestication, we expect to cease to qualify as a “foreign private issuer” under the rules of the SEC. As a result, we will be required to comply with the reporting and other requirements of the U.S. federal securities laws applicable to U.S. domestic issuers, which are more extensive than the requirements applicable to foreign private issuers. Among other things, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which may require us to prepare and disclose our financial statements and other information on a more frequent and timely basis than we have been required to do as a foreign private issuer. We also will be required to comply with the proxy rules applicable to U.S. domestic issuers and will no longer be able to rely on certain exemptions from the Nasdaq corporate governance requirements available to foreign private issuers.

In addition, as a U.S. domestic issuer, we will become subject to the requirements of the Exchange Act, relating to reporting of beneficial ownership and short-swing trading by our directors, executive officers and certain beneficial owners, as well as the requirement to provide current reports on Form 8-K upon the occurrence of specified events. Depending on the applicability of the relevant requirements and exemptions, we also may become subject to additional requirements relating to internal control over financial reporting, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

The additional legal, accounting, reporting and other costs associated with compliance with these requirements could be significant. In addition, these requirements could place a greater burden on our management, board of directors and personnel and could require us to devote additional resources to compliance and reporting matters. If we are unable to comply with these requirements in a timely or effective manner, our business, financial condition and results of operations could be adversely affected.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our A Shares.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Risks Related to the Domestication to Delaware

Currently, your rights as a shareholder arise under British Virgin Islands law as well as our memorandum and articles of association. Upon effectiveness of the Domestication to Delaware, your rights will arise under Delaware law and the Maxsmaking Delaware certificate of incorporation and bylaws.

Upon effectiveness of the Domestication to Delaware, the rights of our Maxsmaking Delaware stockholders will arise under our Maxsmaking Delaware certificate of incorporation and bylaws as well as Delaware law. Those new organizational documents will contain, and Delaware law contains, provisions that differ in some respects from those in our current organizational documents and British Virgin Islands law and, therefore, some of your rights as an Maxsmaking Delaware stockholder immediately following the Domestication to Delaware could differ from the rights you currently possess as an Maxsmaking BVI shareholder.

Currently, we are governed by British Virgin Islands law, but, following the completion of the Domestication, we will be governed by Delaware law, which has anti-takeover implications.

Following the Domestication, our organizational documents will change, and our organizational documents will be governed by Delaware law. The application of Delaware law may have the effect of deterring hostile takeover attempts or a change in control. Section 203 of the DGCL restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder unless: (i) the “business combination” or the transaction which caused the person or entity to become an interested stockholder is approved by such company’s board of directors prior to such business combination or transactions; (ii) upon the completion of the transaction in which the person or entity becomes an “interested stockholder,” such interested stockholder holds at least 85% of the voting stock of such company not including (x) shares held by officers and directors and (y) shares held by employee benefit plans under certain circumstances; or (iii) at or after the time the person or entity becomes an “interested stockholder,” the “business combination” is approved by such company’s board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by such interested stockholder. A Delaware corporation may elect not to be governed by Section 203 of the DGCL. We do not expect to make such an election.

Anti-takeover provisions in our organizational documents and under Delaware law could delay, discourage or prevent takeover attempts or changes in our management that stockholders may consider favorable.

The certificate of incorporation and bylaws of Maxsmaking Delaware, to be effective upon the Domestication, will contain provisions that could have the effect of delaying, discouraging or preventing takeover attempts or changes in our management without the consent of our Board of Directors. These provisions include:

●	the exclusive right of our Board of Directors to elect a director to fill a vacancy on the Board of Directors resulting from an increase in the authorized number of directors, or from death, resignation, disqualification, removal or other cause, which prevents stockholders from being able to fill vacancies on our Board of Directors;

●	the requirement that a special meeting of stockholders may be called only by the Board of Directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	advance notice procedures that stockholders must comply with in order to nominate candidates for election to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us;

●	limitations on the liability of, and the provision of indemnification to, our directors and officers; and

●	absent our written consent to an alternative forum, the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, in the event that the Court of Chancery lacks jurisdiction over such action or proceeding, another state or federal court located within the State of Delaware and, in the case of actions arising under the Securities Act, the federal district courts of the United States of America, for certain actions against us.

In addition, effective upon the Domestication, we and our organizational documents will be governed by Delaware law. The application of Delaware law to us may have the effect of deterring hostile takeover attempts or a change in control. In particular, Section 203 of the DGCL imposes certain restrictions on “business combinations” (defined to include mergers, asset sales and other transactions) between us and “interested stockholders” (defined to include persons who “own” (defined broadly to include agreements, arrangements and understandings regarding stock) 15% or more of our voting stock and their affiliates). Any provision of the certificate of incorporation and bylaws of Maxsmaking Delaware or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

In connection with the Domestication, we will lose our FPI status, which will require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

Prior to the effectiveness of the Domestication, we qualify as an FPI and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. Upon the effectiveness of the Domestication, we will no longer be an FPI, which will require us to comply with the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In particular, we will be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for FPIs. We will also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws to comply with the reporting requirements applicable to a U.S. domestic issuer will likely be significantly higher than the cost we have historically incurred as an FPI. As a result, we expect that the loss of FPI status will increase our legal and financial compliance costs and will make some activities highly time consuming and costly. We expect that complying with the rules and regulations applicable to U.S. domestic issuers will make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board of Directors and members of our senior management.

Risks Related to Taxation

Changes in tax law and practice may reduce any net returns for investors.

The tax treatment of our stockholders, including any special purpose vehicle that we may establish and any company which we may acquire are all subject to changes in tax laws or practices in the U.S. or any other relevant jurisdiction. Any change may reduce any net return derived by our stockholders from an investment in the MaxsMaking Delaware common stock.

Our non-U.S. Holders may be subject to withholding taxes on distributions.

Following the Domestication, dividends paid to a non-U.S. shareholder will be treated as U.S. source income and will be subject to U.S. withholding tax at a rate of 30%, subject to reduction in the case of a stockholder who is a qualified resident of a country which has a tax treaty with the U.S. and provides adequate documentation (generally Form W-8BEN or Form W-8BEN-E) evidencing their right to tax treaty benefits.

The Domestication may require a stockholder to recognize taxable income.

The change in our tax domicile or other aspects of the Domestication may require a stockholder to recognize taxable income, profit or gain in the jurisdiction in which the stockholder is a tax resident. We do not anticipate making any cash distributions to stockholders to fund such taxes.

We will be treated as a U.S. corporation for U.S. tax purposes and will generally be taxable on our worldwide income.

Following the Domestication, we will be taxable as a U.S. corporation. A U.S. corporation generally is taxable on its worldwide income, subject to an exemption for certain foreign-source dividends paid by foreign subsidiaries.

There can be no assurance that we will be able to make returns for shareholders in a tax-efficient manner.

We structured our holding in what we believe to be a fiscally efficient manner. We have made certain assumptions regarding taxation. However, if these assumptions are not correct, taxes may be imposed in excess of taxes that were anticipated. This could reduce the amount of post-tax returns. Any change in laws or tax authority practices could also adversely affect any post-tax returns to investors. In addition, we may incur costs in taking steps to mitigate any such adverse effect on the post-tax returns to investors.

The change in our tax domicile to the United States may result in adverse tax consequences for Holders of the A Shares.

As discussed more fully under “Material U.S. Federal Income Tax Consequences,” and based on, and subject to, the assumptions, qualifications and limitations set forth in the opinion included as Exhibit 8.1 hereto, it is the opinion of Ellenoff Grossman that the Domestication should qualify as a reorganization under Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In such a transaction, the holders of the MaxsMaking BVI A shares are deemed to exchange their MaxsMaking BVI A shres for shares of MaxsMaking Delaware common stock. Assuming such qualification, and subject to the PFIC rules discussed below and under “Material U.S. Federal Income Tax Consequences,” U.S. Holders (as defined therein) will be subject to Section 367(b) of the Code as described below.

A U.S. Holder whose MaxsMaking BVI A shares have a fair market value of less than $50,000 on the date of the Domestication and who, on the date of the Domestication, owns (actually or constructively) less than 10% of the total combined voting power of all classes of our shares entitled to vote and less than 10% of the total value of all classes of our shares will not recognize any gain or loss and will not be required to include any part of our earnings in income.

A U.S. Holder who owns (actually or constructively) MaxsMaking BVI A shares with a fair market value of $50,000 or more, but less than 10% of the total combined voting power of all classes of our shares entitled to vote and less than 10% of the total value of all classes of our shares on the date of the Domestication, must generally recognize gain (but not loss) with respect to the shares of MaxsMaking Delaware common stock deemed received in the Domestication, even if such U.S. Holder continues to hold our shares and has not received any cash as a result of the Domestication. As an alternative to recognizing gain, however, such U.S. Holder may elect to include in income the “all earnings and profits amount,” as the term is defined in Treasury Regulation Section 1.367(b)-2(d), attributable to such holder’s MaxsMaking BVI A shares. The income so included pursuant to this election generally is treated as dividend income.

If a U.S. Holder owns (actually or constructively) MaxsMaking BVI A shares with 10% or more of the total combined voting power of all classes of our shares entitled to vote or 10% or more of the total value of all classes of our shares on the date of the Domestication, such U.S. Holder will be required to include in income as a deemed dividend the “all earnings and profits amount” attributable to our MaxsMaking BVI A shares. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of our shares or 10% or more of the total value of our shares for these purposes.

Even if the Domestication qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, if we were a passive foreign investment company (“PFIC”) at any time during a U.S. Holder’s holding period of MaxsMaking BVI A shares, such U.S. Holder may be required to recognize gain in connection with the Domestication and may be subject to complex rules applicable to a shareholder of a PFIC. Our PFIC status for our current taxable year is uncertain, as described more fully under “Material U.S. Federal Income Tax Consequences.” The determination of whether a non-U.S. corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination.

The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are urged to consult their tax advisors regarding the tax consequences to them of the Domestication, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see the section entitled “Material U.S. Federal Income Tax Consequences.”

MARKET AND DIVIDEND INFORMATION

A Shares

The MaxsMaking BVI A shares began trading on the Nasdaq on July 7, 2025 under the symbol “MAMK”. The closing price of our BVI A Shares on November 14, 2025 was $13.00.

On November 14, 2025, the SEC issued an Order of Suspension of Trading (the “Order”) of our A Shares for the 10-day period from November 17, 2025 to December 1, 2025. Following the expiration of the SEC’s temporary suspension, on December 2, 2025, Nasdaq halted trading in our A Shares, and has determined to delist our securities pursuant to its discretionary authority contained in Nasdaq Listing Rule IM-5101-4.

In connection with the initial public offering on July 8, 2025, we issued 1,625,000 of our MaxsMaking BVI A shares. On August 25, 2026, ThriveNova Inc. and OptimaForge Inc., the major shareholders (the “Major Shareholders”) of the Company agreed to redesignate an aggregate of 7,425,000 B shares, par value of $0.01 per share, of the Company held by them to an aggregate of 7,425,000 MaxsMaking BVI A shares (the “Redesignation”). As of September 30, 2026, we had 16,625,000 MaxsMaking BVI A shares outstanding and 4 record holders of our MaxsMaking BVI A shares.

We have not declared or paid any dividends on our MaxsMaking BVI A shares in the past two fiscal years and have no current plans to pay dividends on our MaxsMaking BVI A shares or MaxsMaking Delaware common stock.

In connection with the Domestication, we intend to apply to list our MaxsMaking Delaware common stock on the Nasdaq under the same ticker symbol “MAMK”.

THE DOMESTICATION

General

We will effect the Domestication by filing with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation of MaxsMaking Delaware, and by filing with the British Virgin Islands Registrar of Corporate Affairs a notice of continuance out of the British Virgin Islands and certified copies of the certificates filed in Delaware. The Domestication and the MaxsMaking Delaware certificate of incorporation were approved by our Board of Directors. Although no action of our shareholders is required to effect the Domestication, our shareholder approved the Domestication on September 28, 2026. Under Delaware law, the Domestication is deemed effective upon the filing of the certificate of corporate domestication and the MaxsMaking Delaware certificate of incorporation with the Secretary of State of the State of Delaware. In addition, we must file with the British Virgin Islands Registrar of Corporate Affairs a notice of continuance out of the British Virgin Islands and if the British Virgin Islands Registrar of Corporate Affairs is satisfied that the requirements of the BVI Companies Act have been satisfied with respect to the Domestication, it will issue a certificate of discontinuance and, at that time, we shall cease to be registered as a company in the British Virgin Islands and will continue as the same legal entity incorporated in Delaware. We intend to file the certificate of continuance with the British Virgin Islands Registrar of Corporate Affairs on the day certified copies of the certificates are issued by the Secretary of State of the State of Delaware. MaxsMaking BVI has not received and is not required by British Virgin Islands law to receive, approval of a plan of arrangement in the British Virgin Islands, and no plan of arrangement is contemplated.

In connection with the Domestication, MaxsMaking Delaware’s Board of Directors will adopt bylaws, which, together with the MaxsMaking Delaware certificate of incorporation filed with the Secretary of State of the State of Delaware, will be the organizational documents of MaxsMaking Delaware from and after the Domestication.

Background and Reasons for the Domestication

Our Board of Directors approved the Domestication from the British Virgin Islands to the State of Delaware in connection with the registration of the shares of MaxsMaking Delaware common stock with the SEC. Our Board of Directors believes that there are significant advantages to us that will arise as a result of a change of our domicile to Delaware and that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. Our Board of Directors further believes that there are several reasons why the Domestication is in the best interests of Company and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

●	better position us to execute our strategic focus on and expand the U.S. market;

●	address the circumstances underlying the suspension determination and to support the continued listing of the Company’s securities on Nasdaq;

●	relocate our jurisdiction of organization to one that is the choice of domicile for many publicly traded corporations, as there is an abundance of case law to assist in interpreting the DGCL, and the Delaware legislature frequently updates the DGCL to reflect current technology and legal trends;

●	provide a more favorable corporate environment which will help us compete more effectively with other publicly traded companies in raising capital and in attracting and retaining skilled, experienced personnel;

●	relocate our jurisdiction of organization to one that has a body of law more familiar to our stakeholders, including our Board of Directors and many of our shareholders; and

●	reduce our exposure to other potentially adverse or prejudicial actions based on our being a non-US company, such as “blacklisting” of MaxsMaking BVI shares by certain pension funds or legislation restricting certain types of transactions.

For many years, Delaware has been a leader in adopting, implementing and interpreting comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations.

Effects of the Domestication

The BVI Companies Act permits a British Virgin Islands company to discontinue from the British Virgin Islands and continue in an appointed jurisdiction (which includes Delaware) as if it had been incorporated under the laws of that other jurisdiction. The BVI Companies Act and our memorandum and articles of association authorize our Board of Directors to continue MaxsMaking BVI in a jurisdiction outside of the British Virgin Islands (in this case, Delaware) without a shareholder vote. Consequently, we are not asking for your vote or soliciting proxies with respect to the Domestication. The BVI Companies Act does not provide shareholders with statutory rights of appraisal in relation to a discontinuance under the BVI Companies Act.

Section 388 of the DGCL provides that an entity organized in a country outside the United States may become domesticated as a corporation in Delaware by the filing with the Secretary of State of the State of Delaware of a certificate of incorporation and a certificate of corporate domestication stating, among other things, that the domestication has been approved as provided in the document, instrument or other writing, as the case may be, governing the internal offers of the non-United States entity and the conduct of its business or applicable non-Delaware law, as appropriate. Section 388 of the DGCL provides that prior to the effectiveness of a certificate of corporate domestication with the Secretary of State of the State of Delaware, the domestication and the MaxsMaking Delaware certificate of incorporation to be filed with the Secretary of State of the State of Delaware must be approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the non-United States entity and the conduct of its business or by applicable non-Delaware law, as appropriate. Section 388 of the DGCL does not provide any other approval requirements for a domestication. The DGCL does not provide stockholders with statutory rights of appraisal in connection with a domestication under Section 388 of the DGCL.

Under Section 184 of the BVI Companies Act, MaxsMaking BVI will cease to be a company incorporated under the BVI Companies Act and will continue as the same legal entity incorporated under the laws of Delaware. Similarly, Section 388 of the DGCL provides that, upon domesticating in Delaware:

●	MaxsMaking Delaware will be deemed to be the same entity as MaxsMaking BVI, and the domestication will constitute a continuation of the existence of MaxsMaking BVI in the form of MaxsMaking Delaware;

●	all rights, privileges and powers, as well as all property, of MaxsMaking BVI will remain vested in MaxsMaking Delaware;

●	all debts, liabilities and duties of MaxsMaking BVI will remain attached to MaxsMaking Delaware and may be enforced against MaxsMaking Delaware to the same extent as if originally incurred by it; and

●	unless otherwise agreed to or otherwise required under applicable British Virgin Islands law, the domestication will not be deemed a dissolution of MaxsMaking BVI.

No Change in Business, Locations, Fiscal Year or Employee Plans

The Domestication will effect a change in our jurisdiction of incorporation, and other changes of a legal nature, including changes in our organizational documents, which are described in this prospectus. Because there is no change in our legal entity, the business, assets and liabilities of the Company and its subsidiaries on a consolidated basis, as well as our principal locations and fiscal year, will be the same upon effectiveness of the Domestication as they are prior to the Domestication.

Upon effectiveness of the Domestication, all of our obligations will continue as outstanding and enforceable obligations of MaxsMaking Delaware.

All MaxsMaking BVI employee benefit plans and agreements will be continued by MaxsMaking Delaware.

Our Management and Our Board of Directors

Our executive officers will be the executive officers of MaxsMaking BVI immediately following the effectiveness of the Domestication. Our current executive officers are Xiaozhong Lin, Chief Executive Officer, Jianbin Chen, Chief Financial Officer, and Xuefen Zhang, Chief Operating Officer.

Our directors will be the directors of MaxsMaking BVI immediately following the effectiveness of the Domestication. Our current directors are Xiaozhong Lin, Xuefen Zhang, Yeeli Hua Zheng, Jinqiu Tang and Wei Li. Xiaozhong Lin is our Chairmen. See “Management and Corporate Governance — Board of Directors.”

Domestication Share Conversion

In connection with the Domestication, our currently issued and outstanding MaxsMaking BVI A shares will automatically convert, on a one-for-one basis, into shares of MaxsMaking Delaware common stock. Consequently, at the Effective Time, each holder of an MaxsMaking BVI A share will instead hold a share of MaxsMaking Delaware common stock representing the same proportional equity interest in MaxsMaking Delaware as that shareholder held in MaxsMaking BVI immediately prior to the Effective Time. The number of shares of MaxsMaking Delaware common stock outstanding immediately after the Effective Time will be the same as the number of A shares of MaxsMaking BVI outstanding immediately prior to the Effective Time.

It is not necessary for shareholders of MaxsMaking BVI to exchange their existing share certificates for share certificates of MaxsMaking Delaware in connection with the Domestication. A shareholder who currently holds any of our MaxsMaking BVI A share certificates will receive a new MaxsMaking Delaware common stock certificate upon request pursuant to Section 158 of the DGCL or upon any future transaction in MaxsMaking Delaware common stock that requires the transfer agent to issue stock certificates in exchange for existing share certificates. Until surrendered and exchanged, each certificate evidencing MaxsMaking BVI A shares will be deemed for all purposes of the Company to evidence the identical number of shares of MaxsMaking Delaware common stock.

Comparison of Shareholder Rights

The Domestication will change our jurisdiction of incorporation from the British Virgin Islands to the State of Delaware. While we are currently governed by the BVI Companies Act, upon Domestication, we will be governed by the DGCL. There are differences between British Virgin Islands corporate law and Delaware corporate law. In addition, in connection with the Domestication, we will be governed by a newly adopted MaxsMaking Delaware certificate of incorporation and bylaws, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and Delaware law may differ from our current organizational documents and British Virgin Islands law, please see “Description of Capital Stock; Comparison of Rights — Comparison of Rights” below. Our business, assets and liabilities on a consolidated basis, as well as our executive officers, principal business locations and fiscal year, will not change as a result of the Domestication.

The most significant differences between our current organizational documents and British Virgin Islands law and the new organizational documents and Delaware law are as follows:

●	Delaware law requires that all amendments to the MaxsMaking Delaware certificate of incorporation (other than a certificate of designation setting forth a copy of the resolution of the MaxsMaking Delaware Board of Directors fixing the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the shares of one or more new series of preferred stock of MaxsMaking Delaware, a change in MaxsMaking Delaware’s name, a deletion of certain ministerial matters such as the name of our incorporator or a subdivision of shares and proportionate increase in authorized shares at a time when we have only one class of stock) must be approved by the Board of Directors and by the stockholders, while amendments to the Memorandum and Articles of Association of MaxsMaking BVI may be made solely by resolutions of the directors (in limited circumstances) or by the holders of A shares;

●	Under Delaware law, only the stockholders may remove directors, while under British Virgin Islands law and the MaxsMaking BVI Memorandum and Articles of Association, a director may be removed by a resolution of directors;

●	Under the MaxsMaking Delaware certificate of incorporation and bylaws, subject to the rights of any series of preferred stock, vacancies and unfilled directorships will be filled solely by the remaining directors, while under the MaxsMaking BVI Memorandum and Articles of Association vacancies may be filled by either the directors or the shareholders;

●	Under Delaware law, directors may not act by proxy, while under British Virgin Islands law, directors may appoint another director or person to vote in his or her place, exercise his or her other rights as director, and perform his or her duties as director;

●	Under Delaware law, a sale of all or substantially all of the assets of MaxsMaking Delaware (other than under certain circumstances related to the sale of assets securing a mortgage or pledged to a secured party) requires stockholder approval, while the MaxsMaking BVI Memorandum and Articles of Association eliminate the shareholder vote otherwise required by the British Virgin Islands laws for a sale of more than 50% of the assets of MaxsMaking BVI; and

●	Under Delaware law, “business combinations” with “interested stockholders” (as those terms are defined in the DGCL) are prohibited for a certain period of time absent certain requirements, while British Virgin Islands law provides no similar prohibition.

No Vote or Dissenters’ Rights of Appraisal in the Domestication

Under the BVI Companies Act and our memorandum and articles of association, shareholder approval of the Domestication is not required, and our shareholders do not have statutory rights of appraisal or any other appraisal rights of their shares as a result of the Domestication. Nor does Delaware law provide for any such rights. Although shareholder vote or action is required to effect the Domestication, our shareholders approved the Redomestication at the EGM on September 28, 2026.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements, the notes to those financial statements and other financial data that appear elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements based on current expectations that involve risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in “Risk Factors” and elsewhere in this prospectus. Our consolidated financial statements are prepared in conformity with U.S. GAAP.

Overview

We are a manufacturer of customized consumer goods with a strong focus on advanced technology and innovation. Our group consists of various subsidiaries that specialize in different aspects of our businesses, including digital production, software development, product design and brand management, online sales and international trade.

We commenced our operations through Shanghai Alliance in 2007 under the leadership of our founders, Mr. Xiaozhong Lin and Ms. Xuefen Zhang, and have been operating our two digital production plants in China, located in Yiwu, Zhejiang Province and Zhumadian, Henan Province with an aggregate of 4,192 square meters. Our principal executive offices are located in Shanghai where we focus on software development, design and brand management. We seek to strengthen our market position by fostering our close collaborative relationships with customers, prioritizing the development of brand marketing and improving our small-batch customization capacity.

Recent Developments

On November 14, 2025, the SEC issued an Order of our A Shares for the 10-day period from November 17, 2025 to December 1, 2025. In the Order, the SEC raised questions regarding “potential manipulation [of] the securities of MAMK, which appear[ed] to be designed to artificially inflate the price and trading volume of the securities of MAMK.”

Following the expiration of the SEC’s temporary suspension, on December 2, 2025, Nasdaq halted trading in our A Shares pending requests for additional information from the Company. The Company is not aware of the sources of the trading activity that would have occasioned either the SEC’s temporary suspension of trading, or Nasdaq’s subsequent trading halt; neither the SEC nor Nasdaq has stated that the company has engaged in any wrongdoing. The Company is cooperating fully with all requests for information from the SEC and Nasdaq, and has responded timely to their requests for information.

On July 17, 2026, we received the Staff Determination from the Listing Qualifications Department of Nasdaq stating that Nasdaq had determined to delist our securities. Nasdaq stated that it was exercising its discretionary authority under Nasdaq Listing Rule IM-5101-4, which permits Nasdaq to delist a company based on the potential for one or more third parties to engage in misconduct affecting the company’s securities where the SEC has implemented a temporary trading suspension. Nasdaq stated that it believes the potential for third parties to manipulate a security’s price indicates that the security does not have sufficient liquidity to promote fair and orderly markets and that, based on those circumstances, delisting is consistent with the protection of investors and the public interest.

We have requested a hearing before an independent Hearings Panel pursuant to Nasdaq Listing Rule 5815. A timely hearing request will automatically stay any delisting or suspension action pending the Hearings Panel’s decision; however, our A Shares will remain subject to the existing trading halt pending the Hearings Panel’s decision. The hearing was held on August 27, 2026, and the Hearings Panel’s decision remains pending as of the date of the Prospectus.

On April 20, 2026, the Company announced that it is expanding its business presence in North America. Its wholly-owned U.S. subsidiary, MaxsMaking USA INC, established in California in September 2024, will support the Company’s operations in the region and overseas market expansion. MaxsMaking USA INC is expected to gradually assume localized functions including product development, brand operations, and after-sales services. Together with the Company’s headquarters in China, its U.S. subsidiary intends to support coordination across product development, production and sales. The Company is also actively advancing the development and market promotion of its proprietary brand, OCEBGO, in the United States. Products under this brand were launched in the U.S. market in early 2026, forming part of its efforts to strategically transition from product sales to brand based operations in the overseas markets.

On August 25, 2026, ThriveNova Inc. and OptimaForge Inc., the Company’s major shareholders, agreed to redesignate an aggregate of 7,425,000 B shares held by them as 7,425,000 A shares, which redesignation was approved by the Company’s board of directors on the same day. Following the redesignation, the Company had 16,625,000 A shares issued and outstanding and no B shares outstanding as of October 1, 2026.

On September 28, 2026, at the Company’s extraordinary general meeting, shareholders approved (i) the amendment and restatement of the Company’s Memorandum and Articles of Association to remove the B shares and related provisions and provide for a single class of authorized A shares and (ii) the continuation of the Company from the British Virgin Islands to the State of Delaware and its re-domestication as a Delaware corporation, and authorized the Company’s directors to implement the re-domestication on such terms and at such time as they deem appropriate.

Key Factors Affecting Our Results of Operations

Our business and results of operations are affected by a number of general factors that impact our industry including, among others, economic, political and social conditions in the PRC, raw material costs, and the competitive environment. Unfavorable changes in any of these general factors could adversely affect demand for our products and materially and adversely affect our results of operations.

While our business is influenced by these general factors, our results of operations are more directly affected by the following company-specific factors.

Our ability to increase small batch customization orders

For a manufacturer specializing in customized goods, the increase in small batch customization orders is an important driver for business growth and profit acquisition. Our sales revenue is directly influenced by customer decisions regarding the adoption of small batch or large batch customization procurement. Therefore, it is critical to not only be able to attract more small batch customization customers but also to maintain flexibility in production plans. Our ability to adapt to fluctuations in order volume and meet unstable demands ensures a responsive approach. Continuous monitoring over market trends and quick adjustments to production plans further enable us to meet customer needs while minimizing inventory backlog or avoiding insufficient production.

Our ability to expand our product offering

In the realm of customized goods manufacturing, the design and development of new products hold profound significance. The visual appeal, color schemes, and styles of newly introduced products play a pivotal role in determining customer preferences and their likelihood to place orders. The quantity and expediency of new product offering also directly impact customer loyalty and the potential for repeat purchases across various product categories. This underscores the importance of a proactive approach to designing and launching new products, enhancing the company’s engagement with customers.

Our ability to effectively manage our supply chain

The efficacy of our supply chain management is paramount to our operations. As a manufacturer specializing in personalized goods, the establishment and maintenance of a reliable supply chain are imperative. We have focused on cultivating stable and trustworthy relationships with our suppliers and engaged in diligent oversight of the raw material supply chain to ensure the punctual receipt of materials. In addition to supplies, we also strive to ensure the timely fulfilment and delivery of our products to customers. Any failure to effectively manage our supply chain may adversely impact our results of operations.

Our ability to manage our operating expenses and control costs

Our results of operations depend in part on our ability to manage our operating expenses, including fulfillment expenses, sales and marketing expenses, general and administrative expenses and research and development expenses. We expect our operating expenses to increase in absolute amounts in the foreseeable future as we keep growing our business and hire more personnel. We will continue our initiatives to optimize our operating expenses. As our business scale grows, we believe we will have more operating leverage on our operating expenses.

Results of Operations

Six months ended April 30, 2026, compared to Six months ended April 30, 2025

The following table sets forth a summary of our consolidated results of operations for the six months ended April 30, 2026 and 2025 indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any year are not necessarily indicative of the results that may be expected for any future period.

	For The Six Months Ended April 30,		Change
	2026	2025	Amount	%
Revenue	$14,016,957	$12,404,234	$1,612,723	13.00%
Cost of sales	(12,328,151)	(11,061,783)	(1,266,368)	11.45%
Gross profit	1,688,806	1,342,451	346,355	25.80%

Operating expenses
Selling expenses	(208,312)	(293,041)	84,729	(28.91)%
General and administrative expenses	(417,892)	(416,039)	(1,853)	0.45%
Research and development expenses	(407,437)	(458,025)	50,588	(11.04)%
Total operating expenses	(1,033,641)	(1,167,105)	133,464	(11.44)%
Income from operations	655,165	175,346	479,819	273.64%

Other Income (Expense)
Interest income	34	135	(101)	(74.81)%
Interest expense	(88,584)	(84,275)	(4,309)	5.11%
Other income, net	29,131	42,771	(13,640)	(31.89)%
Other expense, net	(29,702)	(17,126)	(12,576)	73.43%
Exchange gain (loss)	(1,957)	57,949	(59,906)	(103.38)%
Total other expense, net	(91,078)	(546)	(90,532)	16,581%
Income before income tax provision	564,087	174,800	389,287	222.70%
Income tax benefit	43,841	370	43,471	11,749)%
Net income	607,928	175,170	432,758	247.05%

For the fiscal years ended October 31, 2025 and 2024

	For the Fiscal Year Ended October 31,		Change
	2025	2024	Amount	%
Revenue	$29,220,846	$21,434,100	$7,786,746	36.33%
Cost of sales	(26,605,003)	(17,463,856)	(9,141,147)	52.34%
Gross profit	2,615,843	3,970,244	(1,354,401)	(34.11)%

Operating expenses
Selling expenses	(462,285)	(606,352)	144,067	(23.76)%
General and administrative expenses	(1,399,356)	(600,660)	(798,696)	132.97%
Research and development expenses	(650,629)	(559,048)	-91,581	16.38%
Total operating expenses	(2,512,270)	(1,766,060)	(746,210)	42.25%
Income from operations	103,573	2,204,184	(2,100,611)	(95.30)%

Other Income (Expense)
Interest income	223	548	(325)	(59.31)%
Interest expense	(159,166)	(151,335)	(7,831)	5.17%
Other income, net	85,113	95,767	(10,654)	(11.12)%
Other expense, net	(16,593)	(16,839)	246	(1.46)%
Exchange gain	72,406	17,344	55,062	317.47%
Total other expense, net	(18,017)	(54,515)	36,498	(66.95)%
Income before income tax provision	85,556	2,149,669	(2,064,113)	(96.02)%
Provision for income taxes	(67,434)	(269,003)	201,569	(74.93)%
Net income	18,122	1,880,666	(1,862,544)	(99.04)%

For the fiscal years ended October 31, 2024 and 2023

	For the Fiscal Year Ended October 31,		Change
	2024	2023	Amount	%
Revenue	$21,434,100	$26,260,268	$(4,826,168)	(18.38)%
Cost of sales	(17,463,856)	(22,048,972)	4,585,116	(20.80)%
Gross profit	3,970,244	4,211,296	(241,052)	(5.72)%

Operating expenses
Selling expenses	(606,352)	(490,221)	(116,131)	23.69%
General and administrative expenses	(600,660)	(571,407)	(29,253)	5.12%
Research and development expenses	(559,048)	(740,800)	181,752	(24.53)%
Total operating expenses	(1,766,060)	(1,802,428)	36,368	(2.02)%
Income from operations	2,204,184	2,408,868	(204,684)	(8.50)%

Other Income (Expense)
Interest income	548	1,158	(610)	(52.68)%
Interest expense	(151,335)	(69,572)	(81,763)	117.52%
Other income, net	95,767	87,399	8,368	9.57%
Other expense, net	(16,839)	(140,029)	123,190	(87.97)%
Exchange gain (loss)	17,344	(2,106)	19,450	(923.55)%
Total other expense, net	(54,515)	(123,150)	68,635	(55.73)%
Income before income tax provision	2,149,669	2,285,718	(136,049)	(5.95)%
Provision for income taxes	(269,003)	(307,441)	38,438	(12.50)%
Net income	1,880,666	1,978,277	(97,611)	(4.93)%

Revenue

Our revenue is reported net of all value added taxes (“VAT”). We generate revenue primarily from sales of customized backpacks, shopping bags, aprons, tablecloths, and other consumer goods.

The following table sets forth the breakdown of our revenues by geography for the periods indicated.

	For The Six Months Ended April 30, 2026		For The Six Months Ended April 30, 2025		Change
Country/Region	Sales Amount	As % of Sales	Sales Amount	As % of Sales	Amount	%
Mainland China	$11,148,475	79.54%	$11,513,301	92.82%	$(364,826)	(3.17)%
Asia	195,971	1.40%	317,784	2.56%	(121,813)	(38.33)%
North America	2,118,263	15.11%	59,069	0.48%	2,059,194	3,486.08%
Europe	520,380	3.71%	427,115	3.44%	93,265	21.84%
Oceania	-	0.00%	39,715	0.32%	(39,715)	(100.00)%
South America	33,868	0.24%	11,634	0.09%	22,234	191.11%
Africa	-	0.00%	35,616	0.29%	(35,616)	(100.00)%
Total	$14,016,957	100.00%	$12,404,234	100.00%	$1,612,723	13.00%

Compared with the six months ended April 30, 2025, revenue increased by approximately $1.61 million, or 13%, for the six months ended April 30, 2026. The revenue growth was primarily driven by an approximately $2.05 million increase in sales in North America, partially offset by a $0.36 million decrease in sales in Mainland China and a $0.12 million decrease in sales in Asia.

The main reason for the increase in sales revenue in the six months ended April 30, 2026 compared to the six months ended April 30, 2025 was the increase in demand for orders in North America and Europe.

	For the Fiscal Year Ended October 31, 2025		For the Fiscal Year Ended October 31, 2024		Change
Country/Region	Sales Amount	As % of Sales	Sales Amount	As % of Sales	Amount	%
Mainland China	$26,643,100	91.18%	$17,285,726	80.65%	$9,357,374	54.13%
Asia (excluding mainland China)	810,415	2.77%	1,998,048	9.32%	(1,187,633)	(59.44)%
North America	345,277	1.18%	276,746	1.29%	68,530	24.76%
Europe	1,266,824	4.34%	1,806,989	8.43%	(540,165)	(29.89)%
Oceania	41,158	0.14%	16,650	0.08%	24,508	147.19%
South America	62,948	0.22%	30,170	0.14%	32,778	108.64%
Africa	51,124	0.17%	19,771	0.09%	31,354	158.59%
Total	29,220,846	100.00%	$21,434,100	100.00%	$7,786,746	36.33%

Compared with the fiscal year ended October 31, 2024, our revenue increased by approximately $7.79 million, or 36.33%, for the fiscal year ended October 31, 2025. The increase was primarily attributable to an increase in sales in mainland China of approximately $9.36 million, or 54.13%, partially offset by a decrease of approximately $1.19 million in sales in Asia (excluding mainland China) and a decrease of $0.54 million in sales in Europe. The increase in sales in mainland China was primarily attributed to: (i) our intensified sales efforts in the domestic market, such as offering promotions and active participation in domestic shopping festivals, expansion of our customer base, and implementation of a high-volume, lower-margin sales strategy, which resulted in increased domestic sales revenue; and (ii) the addition of new major clients through referral by our management. The decrease in sales in overseas markets were mainly due to uncertainties in overseas markets, where customers’ demand and consumption prospects remained relatively weak.

	For the Fiscal Year Ended October 31, 2024		For the Fiscal Year Ended October 31, 2023		Change
Country/Region	Sales Amount	As % of Sales	Sales Amount	As % of Sales	Amount	%
Mainland China	$17,285,726	80.65%	$22,768,642	86.70%	$(5,482,916)	(24.08)%
Asia (excluding mainland China)	1,998,048	9.32%	1,235,232	4.70%	762,816	61.75%
North America	276,746	1.29%	618,755	2.36%	(342,009)	(55.27)%
Europe	1,806,989	8.43%	1,415,017	5.39%	391,972	27.70%
Oceania	16,650	0.08%	31,743	0.12%	(15,093)	(47.55)%
South America	30,170	0.14%	165,067	0.63%	(134,897)	(81.72)%
Africa	19,771	0.09%	25,812	0.10%	(6,041)	(23.40)%
Total	$21,434,100	100%	$26,260,268	100%	$(4,826,168)	(18.38)%

Compared with the fiscal year ended October 31, 2023, our revenue decreased by approximately $4.83 million, or 18.38%, for the fiscal year ended October 31, 2024, which was primarily attributable to a decrease in sales in Mainland China approximately $5.48 million, or 24.08% and a decrease in sales in North America approximately $0.34 million, or 55.27%, partially offset by the increase of approximately $0.76 million in sales in Asia (excluding mainland China) and $0.39 million in sales in Europe. The decrease was primarily attributed to: (1) intensifying competition in mainland China domestic markets, compelling us to reduce our prices to secure clients and decrease in demand from domestic customers as they have become more sensitive to price due to the slowdown in economic growth; and (2) intensive competition from similar companies based in South Asia selling their products in North American markets.

Cost of Revenues

Our cost of revenue consists primarily of (i) cost of materials, (ii) sale taxes and additional surcharges, (iii) labor costs, production overhead and (iv) other costs related to the business operation.

Cost of revenue increased by approximately 11.45% from approximately $11.06 million for the six months ended April 30, 2025 to approximately $12.32 million for the six months ended April 30, 2026. This change was primarily driven by the 13% growth in Revenue.

Our cost of revenue increased by approximately 52.34% from approximately $17.46 million for the fiscal year ended October 31, 2024 to approximately $26.60 million for the fiscal year ended October 31, 2025, which was primarily due to higher domestic sales volume, which has lower gross profit margins, resulting in cost growth outpacing revenue growth.

Our cost of revenue decreased by approximately 20.80% from approximately $22.05 million for the fiscal year ended October 31, 2023 to approximately $17.46 million for the fiscal year ended October 31, 2024, which was primarily in line with the decrease in our revenue.

Gross Profit and Gross Profit Margin

Gross profit represents our revenue less cost of revenue. Our gross profit margin represents our gross profit as a percentage of our revenue. For the six months ended April 30, 2026 and 2025, gross profit was approximately $1.68 million and approximately $1.34 million, respectively, and gross profit margin was 12.05% and 10.82%, respectively. The increase in gross profit margin was primarily attributable to higher sales volume in North America and higher selling prices for North American sales. For the fiscal years ended October 31, 2025 and 2024, our gross profit was approximately $2.62 million and approximately $3.97 million, respectively, and our gross profit margin was 8.95% and 18.52%, respectively. The decline in gross profit margin was primarily attributable to a decrease in overseas sales, which historically generate higher margins. As overseas sales declined, our overall gross profit decreased. In response, we intensified our sales efforts in the domestic market and adopted a lower-price, higher-volume strategy, which increased domestic sales but carried a lower margin and further compressed our overall gross profit margin.

For the fiscal years ended October 31, 2024 and 2023, our gross profit was approximately $3.97 million and approximately $4.21 million, respectively, and our gross profit margin was 18.52% and 16.04%, respectively. The increase in gross profit margin was due to the increase proportion of oversea sales which had higher gross margins than domestic sales.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the six months ended April 30, 2026 and 2025.

	For The Six Months Ended April 30,		Change
	2026	2025	Amount	%
Selling expenses	$(208,312)	$(293,041)	$84,729	(28.91)%
General and administrative expenses	(417,892)	(416,039)	(1,853)	0.45%
Research and development expenses	(407,437)	(458,025)	50,588	(11.04)%
Total operating expenses	$(1,033,641)	$(1,167,105)	$133,464	(11.44)%

The following table sets forth the breakdown of our operating expenses for the fiscal years ended October 31, 2025 and 2024.

	For the Fiscal Year Ended October 31,		Change
	2025	2024	Amount	%
Selling expenses	$(462,285)	$(606,352)	$(144,067)	(23.76)%
General and administrative expenses	(1,399,356)	(600,660)	798,696	132.97%
Research and development expenses	(650,629)	(559,048)	91,581	16.38%
Total operating expenses	$(2,512,270)	$(1,766,060)	$746,210	42.25%

The following table sets forth the breakdown of our operating expenses for the fiscal years ended October 31, 2024 and 2023.

	For the Fiscal Year Ended October 31,		Change
	2024	2023	Amount	%
Selling expenses	$(606,352)	$(490,221)	$(116,131)	(23.69)%
General and administrative expenses	(600,660)	(571,407)	(29,253)	(5.12)%
Research and development expenses	(559,048)	(740,800)	181,752	24.53%
Total operating expenses	$(1,766,060)	$(1,802,428)	$36,368	2.02%

Selling Expenses

Selling expenses mainly consist of (i) salaries and benefits of sales and marketing staff (ii) traveling costs of sales and marketing staff, (iii) freight and vehicle expenses, and (iv) others, such as office costs and lease payment for sales office.

Our selling expenses decreased by $85 thousands, or 28.91% for the six months ended April 30, 2026, compared to April 30, 2025. The decrease was primarily attributable to a change in our sales strategy. We no longer seek to drive revenue growth through low-margin sales and have instead refined our customer selection criteria to focus on higher-quality customers and prioritize sales with more attractive margins.

Our selling expenses decreased by $0.14 million, or 23.76%, for the fiscal year ended October 31, 2025, compared to October 31, 2024. The decrease was mainly due to lower salary expenses resulting from a reduction in headcount, and a decrease in freight expenses.

Our selling expenses increased by $0.12 million, or 23.69%, for the fiscal year ended October 31, 2024, compared to the fiscal year ended October 31, 2023. The increase mainly due to an increase in salary of approximately $0.09 million, driven by commissions for employees acquiring new customers, and an increase in freight expenses, due to higher export volumes, of approximately $0.05 million and partially offset by the decrease in office costs of approximately $0.02 million.

General and Administrative Expenses

General and administrative expenses mainly consist of (i) salaries and benefits for our administrative personnel; (ii) professional fees, which primarily include legal, accounting and consulting fees we paid in connection with our IPO; (iii) lease expenses relating to leased properties used for administrative purposes; (iv) utilities for administrative purposes; (v) entertainment expenses used for business operation; (vi) bad debt and fixed assets depreciation (vii) others, which primarily include freight, traveling, conference expenses, and other miscellaneous expenses for administrative purposes.

Our general and administrative expenses increased by approximately $1,853, or 0.45% from approximately $ 416 thousands for the six months ended April 30, 2025 to approximately $ 418 thousands for the six months ended April 30, 2026. Our general and administrative expenses increased by approximately $0.78 million, or 132.97%, for the fiscal year ended October 31, 2025, primarily attributable to (i) an increase in accounts receivable allowance of approximately $0.17 million; and (ii) an increase in professional fees of $0.44 million in connection with our IPO in July 2025.

Our general and administrative expenses increased by approximately $0.03 million, or 5.12%, for the fiscal year ended October 31, 2024, compared to October 31 2023, primarily attributable to (i) an increase in accounts receivable allowance of approximately $0.04 million; (ii) an increase of consulting fees of approximately $0.03 million paid to its financial reporting consultant; and (iii) an increase in office costs of approximately $0.02 million; partially offset by a decrease in salary of approximately $0.10 million due to a decrease in headcounts in the accounting and human resource departments.

Research and Development Expenses

Research and development expenses mainly comprise cost of materials used for experiment, employee costs and other daily expenses related to research and development activities.

Our research and development expenses decreased by approximately $50 thousands, or 11.04% from approximately $458 thousands for the six months ended April 30, 2025 to approximately $407 thousands for the six months ended April 30, 2026, which was primarily attributable to reduced R&D investments to meet customer needs. Our research and development expenses increased by approximately $0.09 million, or 16.38%, for the fiscal year ended October 31, 2025, compared to the fiscal year ended October 31, 2024, which was primarily attributable to an increase in salaries of our R&D personnel.

Our research and development expenses decreased by approximately $0.18 million, or 24.53%, for the fiscal year ended October 31, 2024, compared to the fiscal year ended to October 31, 2023, which was primarily attributable to a decrease in investment in research and development relating to intelligent manufacturing and digital printing and other production process as the R&D cycle approached its conclusion.

Other Income (Expenses)

Other income (expenses) primarily consists of: (i) government subsidies provided as incentives from the PRC local government to encourage the expansion of local business; (ii) penalties, overdue fee and other operating related losses; (iii) interest income on bank deposits, interest expense on short-term bank borrowings, interest expense on lease liabilities, which is non-cash and calculated as the difference between lease payments and the net present value of the lease payment over the entire term of the lease; and (iv) foreign exchange gains or losses.

Our total other expenses decreased by 66.95% for the fiscal year ended October 31, 2025 compared to the fiscal year ended October 31, 2024, which was primarily due to the increase in foreign exchange gains.

Our total other expense increased by 16,581% from the approximately $0.5 thousands to approximately $91 thousand primarily due to an increase about $60 thousands in foreign exchange loss due to currency fluctuations. Our total other expense decreased by 55.73% for the fiscal year ended October 31, 2024 compared to the fiscal year ended October 31, 2023, primarily due to the payment of a judgment of RMB 950,000 ($136,990) in a contract dispute for the fiscal year ended October 31, 2023. The interest expense increased by approximately $0.08 million in the fiscal year 2024 due to an increase in the principals of short-term bank loans.

Income Tax Expenses

British Virgin Islands (“BVI”)

The Company is incorporated in the BVI Islands. Under the current laws of the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the BVI.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From the year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

PRC

Generally, the Company’s PRC subsidiaries that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax at a rate of 25% on their worldwide taxable income as determined under PRC tax laws and accounting standards.

In accordance with the implementation rules of Enterprise Income Tax Laws of the PRC (the “EIT Laws”), a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. The Company’s subsidiaries, Zhejiang Alliance and Shanghai Lvzao, were each qualified as a HNTE for the periods from 2025 to 2027 and from 2024 to 2026, respectively.

In addition, in accordance with Announcement on Corporate Income Tax Policies for Promoting High-quality Development of Integrated Circuit Industry and Software Industry, promulgated on December 11, 2020 and effective on January 1, 2020, an entity recognized as the “Software Enterprise” will be exempted from corporate income tax for the first two years after making profits and will be subject to corporate income tax at a tax rate of 12.5% (half of the statutory corporate income tax rate of 25%) for the third to fifth years. The Company’s subsidiary, Shanghai Lvzao, was recognized as the “Software Enterprise” from May 30, 2022 to May 29, 2023 and from May 30, 2023 to May 29, 2024, and started making profits from January 2023, and thus was exempted from corporate income tax in the year of 2023 and 2024, and will be subject to corporate income tax at the rate of 12.5% from the year of 2025 to 2027.

For the six months ended April 30, 2026 and 2025, our total income tax represented a tax benefit of $43,841 and $370, respectively, representing an increase of 11,749%. The significant percentage increase in tax benefit was primarily attributable to an increase in deferred tax assets recognized in respect of tax loss carryforwards. Our income tax expense was $67,434 for the fiscal year ended October 31, 2025, a decrease of $201,569, or 74.93%, from $269,003 for the fiscal year ended October 31, 2024 due to our decreased taxable income.

Net Income

For the six months ended April 30, 2026 and 2025, our net income was approximately $607,928 and $175,170, respectively, representing an increase of $432,758. The increase in net income was primarily attributable to higher gross profit, partially offset by an increase in net interest expense and other net expenses. Gross profit rose mainly due to higher average selling prices for sales by Maxsmaking USA in North America. Meanwhile, total operating expenses decreased, driven by lower sales and marketing and research and development expenses. The Company also recognized a larger income tax benefit for the current period, mainly due to preferential tax treatments in the PRC. Collectively, these factors drove the growth in net income for the period. Our net income decreased by approximately 99.04%, from approximately $1.88 million for the fiscal year ended October 31, 2024 to a net income of approximately $18.12 thousands for the fiscal ended October 31, 2025.

Liquidity and Capital Resources

As of April 30, 2026, we had approximately $74 thousands in cash. Our cash primarily consists of cash in bank and cash on hand. Our principal source of cash came from our operation, capital contributions, bank loans, proceeds from our IPO and loans from related parties or third parties. Most of our cash resources were used to pay for the procurement of raw materials, purchase of equipment and property, payroll and operating expenses. Currently, we are working to improve our liquidity and capital sources primarily through cash flows from operation, debt financing, and financial support from our principal shareholders or investors. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our shareholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations. There can be no assurances that we will be able to raise additional capital. If we are unable to raise additional capital when required, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, results of operations, financial condition, and cash flows would be adversely affected.

Indebtedness. As of April 30, 2026, we had outstanding short-term bank loans of approximately $3.42 million, consisting of $1,136,562 from Ningbo Bank at a fixed annual interest rate of 3.4% to 3.6%, $859,707 from Zhejiang Yiwu Rural Commercial Bank at a fixed annual interest rate of 5.5%, $728,566 from Bank of Communications at a fixed annual interest rate of 3.3%, $218,570 from Zhejiang Mintai Commercial Bank at a fixed annual interest rate of 4.5%, and $480,853 from China Construction Bank at a fixed annual interest rate of 2.55%. We had outstanding long-term bank loans of approximately $2.15 million, including $1.45 million from Zhejiang Yiwu Rural Commercial Bank at a fixed annual interest rate of 3.5%, $0.13 million from China Construction Bank at a fixed annual interest rate of 3.9%, and $0.57 million from Bank of China at a fixed annual interest rate of 2.9%. Besides the above loans, we did not have any other debts, finance leases or purchase commitments, guarantees or other material contingent liabilities.

Working Capital. Total working capital as of April 30, 2026 amounted to approximately $13.86 million, compared to approximately $14.65 million as of October 31, 2025. Total working capital as of October 31, 2025 amounted to approximately $14.65 million, compared to approximately $9.10 million as of October 31, 2024.

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated:

	For The Six Months Ended April 30,
	2026	2025
Net cash (used in)/provided by operating activities	$(1,276,656)	$846,926
Net cash used in investing activities	-	(53,810)
Net cash provided by/(used in) financing activities	1,225,940	(781,442)
Effect of exchange rate changes on cash held in foreign currencies	2,599	(492)
Net (decrease)/increase in cash	(48,117)	11,182
Cash at beginning of the year	122,381	174,825
Cash at end of the year	$74,264	$186,007

	For the Fiscal Year Ended October 31,
	2025	2024
Net cash used in operating activities	$(5,285,745)	$(3,038,431)
Net cash used in investing activities	(56,877)	(18,514)
Net cash provided by financing activities	5,298,893	3,100,060
Effect of exchange rate changes on cash held in foreign currencies	(10,126)	971
Net (decrease)/ increase in cash	(53,855)	44,086
Cash at beginning of the year	176,236	132,150
Cash at end of the year	$122,381	$176,236

	For the Fiscal Year Ended October 31,
	2024	2023
Net cash used in operating activities	$(3,038,431)	$(599,947)
Net cash (used in)/provided by investing activities	(18,514)	736,604
Net cash provided by/(used in) financing activities	3,100,060	(328,178)
Effect of exchange rate changes on cash held in foreign currencies	971	3,715
Net increase in cash	44,086	(187,806)
Cash at beginning of the year	132,150	319,956
Cash at end of the year	$176,236	$132,150

Operating Activities

For the six months ended April 30, 2026, our net cash used in operating activities was approximately $1.277 million, compared with approximately $0.847 million net cash provided by operating activities for the six months ended April 30, 2025. This change was primarily attributable to changes in accounts receivable, prepayments and other current assets of approximately $4.40 million and $3.93 million, respectively. These impacts were largely offset by (i) a decrease in inventory of approximately $4.30 million; and (ii) an increase in contract liabilities of $1.89 million.

For the six months ended April 30, 2025, our net cash provided by operating activities was approximately $0.847 million, increased from approximately $1.72 million net cash used in operating activities for the six months ended April 30, 2024, which was primarily attributable to due to related party and prepayments and other current assets approximately $1.44 million and $0.95 million respectively; as mainly offset by (i) a decrease in deferred tax assets of approximately $0.96 million; (ii) a decrease in deferred financing cost of approximately $0.94 million due to professional fees related to the IPO.

For the fiscal year ended October 31, 2025, our net cash used in operating activities was approximately $5.29 million, which was attributable to (i) an increase in other payables and accrued liabilities of approximately $0.93 million for stocking inventory of raw materials; (ii) an increase in inventory costs of approximately $3.82 million; and (iii) an increase in account receivable of approximately $3.79 million, partially offset by the increase in other receivables and other current assets of approximately $2.24 million and the increase in account payable of approximately $1.09 million.

For the fiscal year ended October 31, 2024, our net cash used in operating activities was approximately $3.04 million, which was attributable to (i) an increase in prepayments of approximately $4.08 million for stocking inventory of raw materials; and (ii) an increase in deferred IPO costs of approximately $0.91 million for professional fees, which primarily include legal, accounting and consulting fees we paid in connection with our IPO; partially offset by (i) net income of approximately $1.88 million and (ii) an increase in accounts payable of approximately $1.09 million remaining payment period.

For the fiscal year ended October 31, 2023, our net cash used in operating activities was approximately $0.6 million, decreased from approximately $2.15 million net cash used in operating activities for the fiscal year ended October 31, 2022, which was primarily attributable to (i) net income of approximately $1.98 million; and (ii) an increase in account receivables of approximately $1.9 million; and (iii) an increase of approximately $1.07 million of due to related party to support daily operation; as mainly offset by (i) a decrease in prepayment and other current assets of approximately $1.4 million; and (ii) a decrease of approximately $4.28 million in accounts payable due to lower raw material purchase.

Investing Activities

For the six months ended April 30, 2026, our net cash used in investing activities was nil.

For the six months ended April 30, 2025, our net cash used in investing activities was $ 53,810, which was attributable to purchases of property and equipment.

For the fiscal year ended October 31, 2025, our net cash used in investing activities was $56.88 thousands, which was attributable to purchases of property and equipment.

For the fiscal year ended October 31, 2024, our net cash used in investing activities was $18.51 thousands, which was attributable to purchases of property and equipment.

For the fiscal year ended October 31, 2023, our net cash provided by investing activities was approximately $0.74 million, which was primarily attributable to the collection of loans made to the third parties amounting to approximately $0.81 million partially offset by the purchase of property and equipment of approximately $0.07 million.

Financing Activities

For the six months ended April 30, 2026, net cash provided by financing activities was approximately $1.226 million. This amount was primarily attributable to (i) proceeds from bank borrowings of approximately $3.09 million and (ii) proceeds from third-party borrowings of $62,000. Such inflows were partially offset by (i) repayments of bank borrowings of approximately $1.723 million and (ii) repayments of third-party borrowings of approximately $0.207 million.

For the six months ended April 30, 2025, our net cash used in financing activities was approximately $0.78 million, which attributable to (i) proceeds from bank of approximately $0.12 million; partially offset by (i) repayments of borrowings bank of approximately $0.65 million; and (ii) repayments of borrowings to third parties of approximately $0.25 million.

For the fiscal year ended October 31, 2025, our net cash provided by financing activities was approximately $5.30 million, which was attributable to (i) proceeds from bank loans of approximately $3.04 million; and (ii) proceeds from our IPO of approximately $5.59 million; partially offset by repayments of bank borrowings of approximately $3.19 million.

For the fiscal year ended October 31, 2024, our net cash provided by financing activities was approximately $3.10 million, which was attributable to (i) proceeds from bank loans of approximately $4.61 million; and (ii) capital contributions of approximately $0.08 million; partially offset by repayments of bank borrowings of approximately $1.81 million.

For the fiscal year ended October 31, 2023, our net cash used in financing activities was approximately $0.33 million, which attributable to the repayment of approximately $1.81 million in bank loans, partially offset by the proceeds received from (i) bank borrowings of approximately $1.41 million; and (ii) third party borrowings of approximately $0.07 million.

Contractual Obligations

The following table sets forth our contractual obligations as of April 30, 2026:

Contractual obligations	Total	Less than 1 year	1 to 2 years	2 to 3 years	3 to 4 years
Short-term bank loans(1)	$3,424,258	$3,424,258	—	—	—
Operating lease obligations(2)	100,336	52,210	16,042	16,042	16,042
Long-term bank loans(3)	2,154,835	1,449,846	704,989	—	—
Total	$5,679,429	$4,926,314	$721,031	16,042	16,042

(1)	As of April 30, 2026, the Company had outstanding short-term bank loans of approximately $3.42 million (see Note 9 of the consolidated financial statements for details).

(2)	As of April 30, 2026, the Company had operating lease commitment of approximately $0.10 million (see Note 8 of the consolidated financial statements for details).

(3)	As of April 30, 2026, the Company had outstanding long-term bank loans of approximately $2.15 million (see Note 13 of the consolidated financial statements for details).

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of April 30, 2026.

The following table sets forth our contractual obligations as of October 31, 2025:

Contractual obligations	Total	Less than 1 year	1 to 2 years	3 to 5 years
Short-term bank loans(1)	$1,954,007	$1,954,007	-	-
Long-term bank loans(2)	2,070,545	-	2,070,545
Current portion of long-term loan(3)	22,573	22,573
Loans from third parties(4)	207,617	207,617
Operating lease obligations(5)	77,661	15,532	15,532	46,597
Total	$4,332,403	$2,199,729	$2,086,077	46,597

(1)	As of October 31, 2025, the Company had outstanding short-term bank loans of approximately $1.95 million (see Note 9 of the consolidated financial statements for details).

(2)	As of October 31, 2025, the Company had long-term bank loans of approximately $2.07 million (see Note 13 of the consolidated financial statements for details).

(3)	As of October 31, 2025, the Company had current portion of long-term loan of approximately $0.02 million (see Note 13 of the consolidated financial statements for details).

(4)	As of October 31, 2025, the Company had loans from third parties of approximately $0.21 million (see Note 13 of the consolidated financial statements for details).

(5)	As of October 31, 2025, the Company had operating lease commitment of approximately $0.08 million (see Note 8 of the consolidated financial statements for details).

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of October 31, 2025.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that we provide financing, liquidity, market risk or credit support to or engages in hedging or research and development services with us.

Holding Company Structure

MaxsMaking is a holding company with no material operations of its own. We conduct our operations primarily through our PRC subsidiaries in China. As a result, our ability to pay dividends depends upon dividends paid by our PRC subsidiaries. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiary in China is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our PRC subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. In addition, our wholly foreign-owned subsidiary in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the PBOC. The Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Substantially all of our revenues and expenses are denominated in RMB. Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our A Shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive into Renminbi to pay our operating expenses, appreciation of Renminbi against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our A Shares. We have not entered into any foreign currency derivative contracts to protect us against volatility of future cash flows caused by the changes in foreign exchange rates.

As of October 31, 2025, we had Renminbi-denominated cash and cash equivalents and restricted cash of RMB 749,243.52 (approximately $0.12 million). If Renminbi had appreciated by 10% against the U.S. dollar, we would have had an increase of approximately $0.012 million of cash and cash equivalent and restricted cash. If Renminbi had depreciated by 10% against the U.S. dollar, we would have had a decrease of approximately $0.012 million of cash and cash equivalent and restricted cash.

Credit Risk

All of our cash and cash equivalents and restricted cash are held by major financial institutions located in China, which we believe are of high credit quality. We expect that there is no significant credit risk associated with these assets.

We rely on a limited number of third parties to provide payment processing services to collect amounts due from customers. Payment service providers are financial institutions, credit card companies and online payment platforms which we believe are of high credit quality. As of October 31, 2025 and October 31, 2024, cash held in accounts managed by online payment platforms amounted to RMB 25,545.70 and RMB 5,730.32 ($3,604 and $804), respectively.

Accounts receivables are unsecured and are derived from revenues earned from our customers in China. Our net accounts receivables were RMB 70.01million and RMB 44.10 million ($9.88 million and $6.19 million) as of October 31, 2025 and October 31, 2024, respectively. The credit risk with respect to accounts receivable is mitigated by credit control policies we carry out with respect to our customers and our ongoing monitoring process of outstanding balances.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the fiscal year ended October 31, 2025 that are reasonably likely to have a material adverse effect on our total revenues, profitability, liquidity, or capital resources, or that caused the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Significant estimates required to be made by management include, but are not limited to, the allowance for expected credit loss of account receivable, inventories obsolescence, the impairment of long-lived assets, valuation allowance of deferred tax assets. We evaluate our estimates on an ongoing basis, including those related to revenue recognition and income taxes. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making the judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from the estimates.

The critical accounting policies summarized in this section are discussed in further detail in the notes to our consolidated financial statements appearing elsewhere in this prospectus. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Revenue Recognition

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams.

In accordance to ASC 606, the Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for the revenue generated from sales of its products on a gross basis as the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. All of the Company’s contracts have one single performance obligation as the promise is to transfer the individual goods to customers, and there is no separately identifiable other promises in the contracts. The Company offers customer warranty of 30 days for defective products that is beyond contemplated defective rate mutually agreed in contract with customers normally. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial. The Company’s revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at receipt. Revenue is reported net of all value added taxes (“VAT”).

Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time when the control of the products have been transferred to customers for both domestic sales and international sales. The transfer of control is considered complete when products have been accepted and received by customers. Prices are determined based on negotiations with the Company’s customers and are not subject to adjustment. In the normal course of business, the Company’s products are sold with no right of return unless the item is defective. As a result, the Company expects returns to be minimal.

Accounts receivables, net

Accounts receivables are recognized and carried at original invoiced amount less an estimated allowance for expected credit losses. The Company usually grants credit to customers with good credit standing with a maximum of 360 days and determines the allowance for expected credit loss based on individual account analysis and historical collection trends. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Allowances for obsolescence are also assessed based on expiration dates, as applicable, taking into consideration historical and expected future product sales.

BUSINESS

History

We are a BVI business company incorporated on August 14, 2023. Structured as a holding company with no material operations, MaxsMaking conducts substantially all of its operations in China through its PRC subsidiaries, primarily Shanghai Alliance, Shanghai Supreme, Zhejiang Alliance, Shanghai Lvzao, Haodingduo Zhejiang, and Zhumadian Haoyi. We started our business in the customized goods industry in January 2008 through Shanghai Alliance.

With the growth of our business and in order to facilitate international capital investment in us, we competed a reorganization as described below.

On September 4, 2023, MaxsMaking HK was incorporated as a Hong Kong limited company and a wholly-owned subsidiary of MaxKraft Inc., which is a BVI business company incorporated on August 14, 2023 and a wholly-owned subsidiary of MaxsMaking. On November 6, 2023, Ververise Group Limited was incorporated as a Hong Kong limited company, which became a wholly-owned subsidiary of MaxKraft Inc. on February 1, 2024. Each of MaxKraft Inc., MaxsMaking HK, and Ververise Group Limited is a holding company with no business operations. On January 11, 2024, Zhejiang MaxsMaking Technology Co., Ltd. was incorporated as a limited liability company under the laws of China and a wholly foreign-owned subsidiary of MaxsMaking HK. Zhejiang MaxsMaking is also a holding company with no business operations.

In September 2023, Haodingduo Intelligent Industry, a limited liability company formed on July 27, 2023 under the laws of China, acquired an aggregate of RMB10.8 million in equity interest in Shanghai Alliance, a limited liability company formed on January 29, 2007 under the laws of China, from each of Xiaozhong Lin and Xuefen Zhang. In November 2023, Shanghai Alliance reduced its equity interest from RMB 216 million to RMB 10.8 million. Concurrently, Zhejiang Haodingduo Technology Group Co., Ltd., the other shareholder of Shanghai Alliance, holding the remaining equity interest of RMB 205.2 million, ceased to be a shareholder of Shanghai Alliance. As a result, Haodingduo Intelligent Industry became the sole shareholder of Shanghai Alliance.

In December 2023, Ververise Group Limited acquired an aggregate of 1% equity interest of Haodingduo Intelligent Industry by subscribing to its additional capital, becoming a 1% shareholder of Haodingduo Intelligent Industry, with the remaining 99% equity interest held by Zhejiang Haodingduo Intelligent Technology Group Co., Ltd., the existing shareholder. In January 2024, Zhejiang MaxsMaking acquired an aggregate of 99% equity interest of Haodingduo Intelligent Industry from Zhejiang Haodingduo Intelligent Technology Group Co., Ltd., replacing it as a shareholder of Haodingduo Intelligent Industry.

In September 2024, we incorporated MaxsMaking USA INC in California, U.S. as a wholly-owned subsidiary of MaxsMaking Inc.

As of the date of this prospectus, our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include Business License, Sewage Discharge Registration for Fixed Pollution Sources, Customs Registration Certificate and Customs Recordation certificate. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Our Business

We are a manufacturer of customized consumer goods with a strong focus on advanced technology and innovation. Our group consists of various subsidiaries that specialize in different aspects of our businesses, including digital production, software development, product design and brand management, online sales and international trade. We commenced operations in 2007, with our headquarter located in Shanghai, China, our manufacturing facilities located in Yiwu, Zhejiang province and Zhumadian, Henan province.

Leveraging the advantages of talent and resource integration, industrial chain and internet, we specialize in the manufacturing of customized products, a market with potential in the manufacturing industry. Serving small and medium-sized enterprises and individual e-commerce sellers with their needs for small batch customized products, we currently mainly use cotton cloth, nylon cloth, polyester, recycled polyethylene terephthalate (rPET) and other materials to produce backpacks, shopping bags, aprons, tablecloths and other consumer goods. We serve enterprises, schools, government agencies, non-profit organizations, e-commerce sellers and various groups and organizations to meet their needs for small-batch customized products. We are committed to helping customers build brand image and improve market competitiveness. In the production process, we use sustainable raw materials and production methods to provide customers with high-quality products, and we pay attention to environmental protection and social responsibility in the meantime.

We seek to offer compelling value to our customers through an innovative use of technology, a broad selection of customized products, low pricing and personalized customer service. Through our use of proprietary internet-based management software, proprietary order receiving and processing technologies and advanced computer integrated sales management, we offer our customers a meaningful economic advantage, as well as high quality products and services. Our strategic goal is to become the world’s leading supplier of customized consumer goods and provider of customization services for textile products in the business-to-business (B2B) and consumer-to-manufacturer (C2M) fields.

Our U.S. subsidiary is located in Los Angeles, California. Its local office presence helps build customer trust, while local business personnel provide timely communication and service. Our U.S. and China teams work together to combine our China team’s product and supply chain strengths with local service capabilities in the United States to expand business with U.S. corporate customers, with a current focus on B2B sales. Meanwhile, we are actively promoting and expanding sales of our proprietary brand, OCEBGO, in the North American market through e-commerce channels including Temu, SHEIN, TikTok Shop, and Amazon.

Our Industry

We operate in the small-batch customized consumer goods industry, providing production and sales services for businesses and e-commerce sellers.Our products include backpacks, shopping bags, aprons and other consumer goods tailored to customers’ design and branding needs.

Our Competitive Strengths

We believe that the following strengths of technology, product, team, region and timing contribute to our growth and differentiate us from our competitors:

Advanced Technological Capabilities

As a company specializing in customization production, our key to success lies in having advanced software and technology to support our business. First, we utilize advanced digital production technology such as computer-aided design, digital cutting, and digital printing to enhance production efficiency and accuracy. We have also independently developed advanced software technologies such as 3D design systems, automated order processing systems, and intelligent production systems that provide a significant advantage in production efficiency, cost reduction, and operational autonomy. Furthermore, we have implemented procurement, sales, and inventory management systems based on enterprise resource planning (ERP) systems that enable refined management.

Early Market Entry Advantage

Small batch customization is an upgrade of traditional manufacturing and is a market with potential for growth. We entered this field in 2007, prior to significant competition and through strategic planning. We have established a leading market position and have become the number one company in the small-batch customized luggage sector in terms of revenue for the years of 2023, 2022 and 2021. Over the years, we have accumulated extensive industry knowhow and experience and established long-term, stable cooperative relations with high-quality suppliers, which has allowed us to secure more favorable pricing and create a foundation for further strengthening and expanding our market position.

Diverse and Quality Product Offerings

We offer a diverse range of customizable textile products, including backpacks, thermal bags, canvas bags, aprons, throw pillows, flags, promotional chair covers and more. Each of our product categories can be tailored according to customers’ specific requirements with customization options such as choices of materials, patterns, and sizes. This enables us to meet the varying needs of our customers and improve our product diversity and market adaptability.

To ensure we deliver high-quality products and services, we prioritize the use of sustainable raw materials and production methods to maintain the quality of our products. We also implement strict quality control measures and process to ensure the quality of our raw materials and finished products which pass a number of standards and certifications, including: the Oeko-Tex Standard 100 by the International Association for Research and Testing in the Field of Textile and Leather Ecology; the Global Organic Textile Standards by International Association Natural Textile Industry (IVN) from Germany, the Soil Association from the United Kingdom, Organic Trade Association (OTA) from the United States and Japan Organic Cotton Association; the Registration, Evaluation, Authorisation, and Restriction of Chemicals (“REACH”) standards by the European Union; and the Safe Drinking Water and Toxic Enforcement Act of 1986 in California (the “Proposition 65”).

Geographical Advantages

We are headquartered in Shanghai, China where we capitalize on the abundant talent pool, access to the capital market and convenient geographical location. The city’s diverse and international pool of talent enables us to innovate continuously and develop new technologies and products. The city’s concentration of capital also provides us with ample financing opportunities for our growth at different stages. Additionally, the presence of global corporations and efficient international and domestic transportation infrastructure further facilitates our access to domestic and overseas markets.

We also have one manufacturing plant located in Yiwu, Zhejiang province, the world’s hub for small commodities. Yiwu’s well-established supply chain and industrial chain enable us to achieve greater production efficiency, resulting in lower costs and a competitive advantage in terms of product delivery time and price.

Experienced Management Team

We have an experienced management team with deep expertise in manufacturing, technology, sales and accounting.

Mr. Xiaozhong Lin, our founder, Chairman and Chief Executive Officer, brings over 18 years of significant experience in the manufacturing industry and is a well-known business veteran with a track record of entrepreneurial success. Ms. Xuefen Zhang, our founder, director, and Chief Operating Officer, has been engaged in management, finance, operation and other related work for 28 years. Ms. Zhang has rich experience in the company’s management, operation and financial management. Some of our senior management members have decades of experience and accomplished achievements in their respective fields. Their rich and complementary knowledge and expertise in the manufacturing industry gives us a competitive edge over our peers.

Our management team has extensive knowledge of the customized goods industry and maintains strong relationships with, and deep understandings of, our customers and their needs. We believe our management team’s experience and long-standing relationships are important to maintaining positive and productive working relationships with our customers. Under the leadership of our management team, we have fostered a corporate culture and passion for empowering businesses and individuals with customized goods and commitments to create value and improve the quality of life for all our customers

Our Strategies

Our goal is to become the world’s leading supplier of customized consumer goods and provider of customization services for textile products. To achieve this goal, we plan to execute the following strategies:

Improve Our Production Capacity

To meet the growing demand for small-batch customization, we aim to improve production capacity and efficiency. Our plan involves building a new, modern factory spanning over 10,000 square meters, with more than triple the production capacity of our current one. We also plan to introduce advanced automated equipment such as hot-pressing machines, mold machines, automatic cutting machines, numerical control sewing machines, 3D printers, and intelligent quality inspection equipment.

To further boost our production capacity, we plan to upgrade our software and hardware systems while improving our standardized management models. This includes implementing and upgrading an integrated production management software system called the manufacturing execution system (the “MES”), which enhances efficiency and reduces costs by managing production planning, resource allocation, quality control, data collection, and traceability.

Additionally, we plan to acquire technology companies specializing in software or equipment development that will enhance our production efficiency and explore the possibility of acquiring factories with established production capacity for products similar to our products.

Expand Customer Base

While maintaining the existing medium-sized and small businesses customers (“B2B customers”) base, we plan to adopt a new global distribution business model to quickly acquire more B2B customers and build a highly loyal and mutually beneficially customer base. We are also actively exploring new business from individual customers (“B2C customers”) and upgrading product positioning and customized services. We plan to develop an online platform which enables individual customers to personalize their own backpacks, through customizing colors, styles, accessories and more. We may also consider acquiring e-commerce platforms within China that have already achieved success in the B2C personalized customization sector, expanding our customer base and reach.

We plan to expand our customer base by exploring new markets in Africa and South America, promoting personalized goods culture, partnering with other market participants such as design and advertising firms to expand sales channels, and increasing our publicity through social media. Our future plans involve strategically acquiring product design companies located outside of China. This will enable us to produce products that better meet the needs of overseas customers and significantly increase sales in overseas markets.

Focus on High-margin Products

We plan to develop high-profit and high-value-added customized products and services. Customized products require not only excellent quality and functions, but also intangible brand and design. To improve our products, we plan to collaborate with well-known brands and celebrities, innovate our product materials and upgrade our customization options. High-margin products will satisfy the needs of customers, and increase product value, leading to greater profits.

Strengthen Our Research and Development Efforts

Product differentiation, especially the ability to develop and market differentiated specialty products that command higher premiums in a timely manner, has become a key competitive strategy in the customized goods market. To enhance our research and development capabilities, we plan to partner with well-known research centers and corporations to create more advanced methods and software for managing the production of small-batches customized goods. We also plan to build a lab for customized products to conduct practical tests and applications for new equipment, new software, new processes, new technologies, and new innovations. This allows us to test new technologies and master the new technology in the fastest time, and actively establish a cooperative relationship for talents, technology, and equipment, which benefits our sustainable development.

Develop an Online Marketplace

We plan to build an exclusive online marketplace servicing the customized goods industry. To this end, we will leverage our existing experience, software and technology and develop digital tools and services to help enterprises streamline their procurement, order, production, and distribution process, reduce costs and enhance efficiency.

Our Products and Services

Our company offers a range of customizable textile products, including backpacks, thermal bags, canvas bags, aprons, throw pillows, flags, advertising chair covers and more. These products are designed to meet the branding and promotional needs of various businesses, including enterprises, advertising companies, and e-commerce sellers. With our small-batch customization options, clients can create personalized products that reflect their brand, promote team unity, or serve as unique marketing tools. Whether used for corporate branding, team building, or other purposes, our products are a versatile and effective way to enhance brand visibility and reach.

The majority of our business originates from our B2B customers. Our B2B customers include distributors that bring in a substantial volume of orders and promote our products and services through their own sales channels and customer network. Our B2B customers also include small businesses that purchase directly from us often in smaller quantities with a lower repurchase rate.

B2C customer orders account for a relatively small portion of our existing business. Currently, we only offer small-batch customization services and have not yet implemented single-product customization. Our B2C customers have limited demand for our small-batch customization business. Our existing B2C customer base primarily consists of individuals who use our products for personal events such as class reunions, weddings, banquets, and other similar occasions.

We offer two customization options for customers: (i) full customization, where the customer provides detailed specifications for their desired products, and (ii) material or logo customization on our existing designs or products. For full customization, our business personnel will negotiate and finalize the pricing for the products after receiving the customer’s requirements. In the case of existing product customization, customers can select from a product list provided by our sales staff or through our online product selection website (http://www.haodingduo.vip), and our sales staff will then customize according to the customer’s requirements and finalize the order.

Once an order is received, our sales staff will create a detailed order request and transfer it to our factories where the products will be manufactured according to customer specifications.

Upon completion of production, overseas orders will be shipped by sea or air according to the customer’s preference, while domestic B2B orders will be delivered to each customer through express delivery and logistics services. Orders from dealers will be shipped to their designated warehouse.

In general, the process of product customization consists of the following steps:

1.	Production selection: Customers select products to be customized on our websites or mobile applications and then choose materials, styles and accessories according to their preferences and needs.

2.	Negotiation of price and delivery time: Customers and our team confirm the product price and delivery time.

3.	Sales contract confirmation: Customers sign the sales contract.

4.	Advance payments: Customers make the advance payment after signing the sales contract.

5.	Production arrangement: Production team starts production arrangements according to the customer’s design and requirements, which may include purchase of raw materials, adjustment of equipment and production process cutting, sewing and printing.

6.	Quality inspection and packaging: Products undergo inspection and packaging to ensure that quality, design and specifications products meet customer requirements.

7.	Delivery: Products are shipped and delivered to the customer’s designated address.

8.	Balance payment: Customers confirm receipt and make the balance payment.

9.	After-sales services: Company provides after-sales services for quality issues, return or repair.

Research and Development

Technology plays a crucial role in reducing costs and increasing efficiency and profitability in the customized goods industry. Investing in production technology and product research and development is critical to our growth and success. Since our inception, we have placed a high value on research and development and have utilized the talent resources in Shanghai to recruit highly skilled professionals who drive our research efforts. Currently we have included 3D design system related to product design, automated order processing system and intelligent production system related to digital manufacturing, as well as procurement, sales and inventory ERP management system related to refined management to our production. As of the date of this prospectus, as a result of our efforts, we had a total of 11 registered patents and 60 software copyrights. For the fiscal years ended October 31, 2025, 2024 and 2023, we invested $650,629, $559,048 and $740,800, respectively, in research and development and plan to continue increasing our investment in this area as our business expands.

 Our commitment to research and development has earned us several accolades for our achievements. We have been recognized as a national high-tech enterprise, a technological enterprise in Zhejiang Province, and earned a certification for being a software enterprise and the registration of our software products, reflecting the ongoing success of our research and development initiatives. Our dedication to innovation and improvement is a key component of our strategy for long-term growth and competitiveness in the industry. In order to further improve our research and development capabilities, we plan to establish strategic partnerships with more large enterprises and cooperate with academic institutions.

We plan to focus research and development efforts on several areas, including but not limited to, improving our automatic design technology to enable quicker design and production of customized products based on customer requirements, implementing data analysis technology to better understand our customers’ needs and purchasing behavior and provide more accurate product recommendations and better services, continuously upgrading our intelligent production technology to achieve more efficient production and reduce costs, integrating virtual reality technology to provide customers with a better vision and feeling of their customized products and improve their purchase experience, and utilizing blockchain technology to ensure the security and confidentiality of customer information and design drawings.

Raw Materials and Suppliers

Our products are manufactured using a variety of textile fabrics as raw materials, including, but not limited to, canvas, cotton, polyester, nylon and leather, which are imported from China. While some of these materials are procured through fabric agents, a significant portion is acquired directly from fabric manufacturers. For materials that are not in high demand, we source through fabric agents to ensure a stable supply chain. To maintain consistency and quality, we maintain a pool of at least three suppliers for similar materials, regularly evaluating their performance and selecting the most suitable supplier for each purchase. Rather than entering into long-term contracts, we buy our raw materials through purchase orders.

We are committed to promoting sustainable development and ensuring that our products meet stringent environmental standards, including the new European Standards and the Proposition 65, by adopting the advanced technologies and environmental practices.

With the increasing attention to environmental issues around the world, we are well aware of our environmental protection responsibilities and obligations. We actively use environmental-friendly materials, optimize production processes, and reduce waste and carbon dioxide emissions. We also work to reduce the waste of resources by reducing the use of packaging materials and increasing the use of recycled materials. We have also conducted a comprehensive sustainability assessment of our production process and formulated a sustainable development plan, including reducing energy consumption, improving product service life, and promoting circular economy.

The new European Standards and the Proposition 65 are important parts of the global environmental protection standards. We comply with the REACH standards formulated by the European Union, which aims to ensure the safe use of chemicals and environmental protection. We have also taken proactive steps to address the requirements of the Proposition 65 to ensure that our products do not contain any potential carcinogens or reproductive toxic substances.

We require each of our suppliers to sign a commitment letter on commitment to environmental protection and acknowledgment of their compliance with the REACH standards formulated by the European Union and the Proposition 65. In addition, we expect our suppliers to meet certain social responsibility requirements. We follow the standards of the Business Social Compliance Initiative (the “BSCI”) and require our suppliers agree to three commitments, “Supplier Safety Production Commitment,” “Supplier Environmental Protection and Social Responsibility Commitment” and “Supplier Integrity Commitment” which aim to ensure that suppliers comply with the regulations that prohibit the use of child labor and forced labor, protect workers’ rights and interests, guarantee safe and healthy working conditions, manage chemicals and waste responsibility, and protect the environment in the production process.

Manufacturing Facilities

We currently operate two manufacturing facilities. One is located in Yiwu, Zhejiang Province, China, primarily focused on manufacturing a wide range of customized bags and daily textile products. This digital factory is equipped with advanced production facilities, including three production lines that can handle every process from cutting to logistics, all controlled by our proprietary MES digital production system. The factory boasts intelligent automatic cutting equipment, computer-controlled sewing machines, and digital printing machines, with all systems connected to the internet for efficient and flexible production to meet customer needs.

The Yiwu factory has offices, research and development rooms, warehouses, commodity display space, and various production workshops within its 1,784 square meters area and has an annual production capacity of one million pieces of textile products, such as bags, aprons, throw pillows, flags, and promotional chair covers.

The Zhumadian factory is situated in the Zhumadian Industrial Center in Henan Province, China, an area known for its abundant manufacturing workforce. This factory has offices, warehouses, and workshops for key production processes, such as cutting, sewing, printing, packaging, and quality inspection. It has a total area of 3,300 square meters and a production capacity of 20 million pieces of bags, apron and other main products per year. The factory has five production lines that use modern infrastructure and various equipment, including CNC lathes, cutting machines, sewing machines, embossing machines, punching machines, and other professional production equipment. The factory also has various testing equipment to ensure that each product meets the quality standards. The workers at both Yiwu and Zhumadian factories are very skilled, with an average production experience of over five years.

Contracted Manufacturing

Our principal offerings consist of customized textile consumer goods, which are primarily manufactured by our in-house facilities and contracted manufacturers. Our contracted manufacturers produce a diverse range of products for us, including bags, aprons, thermal bags, canvas bags, throw pillows, flags, and promotional chair covers. During the fiscal years ended October 31, 2025, 2024 and 2023, our contracted manufacturers accounted for approximately 1.55%, 2.68% and 1.06% of our total production, respectively. During the six months ended April 30, 2026 and 2025, our contracted manufacturers accounted for approximately 1.81% and 2.12% of our total production, respectively. Our selection process for contracted manufacturers involves careful consideration of several factors, including our specific requirements, the manufacturer’s reputation, quality assurance measures, production capacity, pricing, and services. We conduct annual evaluations to ensure our contracted manufacturers meet our standards and expectations. In the event we terminate our existing contracted manufacturers, we expect that it will be relatively easy and simple to find alternative ones.

Customer Services

Our dedicated sales team is dedicated to managing and maintaining relationships with our B2B customers, while we have a separate customer services team to serve our B2C customers. To ensure a seamless customer experience, we offer a full range of customer services, from pre-sales support to after-sales follow-up.

Our pre-sales services include provision of detailed product information, personal consultation, and multiple customer service channels for customers. During the sales process, our services include order confirmation, tracking, and inquiry support. We provide a clear return and exchange policy and collect customer feedback to improve products and services, with a 24-hour customer service hotline and international customer service mailbox available to assist customers with any complaints or suggestions.

We provide different customer services to our B2B customers and B2C customers. As B2B customers tend to have longer-term relationships with us and are more dependable, we provide them with professional and technical solutions, as well as offline communication and negotiation, which may involve contract reviews, confirmation of demands, project planning, and other related matters. We regularly engage with B2B customers through phone calls, emails, video calls, on-site visits, and product demonstrations. For our B2C customers, we prioritize their experience and needs. Our focus is on providing them with a simplified purchase process and online customer support.

Quality Control

We believe that our advanced production capabilities and our reputation for high quality and reliable products have been important factors in attracting and retaining customers. We have implemented quality inspection and testing procedures at all our facilities. At the same time, we utilize advanced management software as an important tool to improve our quality control system. Our quality control procedures are mainly carried out at three stages:

●	Incoming quality control with respect to raw materials;

●	In-process quality control, which is conducted at a series of control points in the manufacturing process; and

●	Outgoing quality control, which focuses on packaging, delivery and post-delivery services to customers.

We implement strict quality control measures for purchased raw materials to ensure that they meet our high standards. Our quality control procedures include testing samples of large batches for color proofreading, color fastness, fabric tearing, material thickness, raw material composition, and more. We also obtain supplier test reports and perform supplier qualification and rating tests.

Throughout our production process, we perform eight quality control procedures to detect and prevent quality deviations, reduce manufacturing costs, and ensure timely delivery. We inspect materials before processing, check printing effects, conduct inspections during each processing stage, examine semi-finished products, inspect finished products, and perform packaging inspections.

To further ensure our products meet our standards, we carry out ex-factory quality inspections according to the internationally recognized acceptance quality limit 2.5 (AQL2.5) standard. We also randomly select products for third party evaluation of product quality and issuance of product quality testing reports that carry certifications by China National Accreditation Service for Conformity Assessment (CNAS).

Additionally, we provide customers with post-delivery services and maintain a warranty exchange inventory to meet their needs. Our commitment to quality control ensures that our products can meet our high standards and customer expectations.

Sales and Marketing

Our B2B customers are from overseas markets such as the United States, the European Union, Japan, Singapore, and other developed nations, as well as domestic cities in China with thriving e-commerce such as Shanghai, Yiwu, Ningbo, Hangzhou, Guangzhou, and Shenzhen. A significant portion of our customers purchase customized goods for corporate culture development, brand promotion, and team-building purposes, while smaller e-commerce merchants purchase customized goods for the purpose of establishing their brand, resale, and enhancing the value of their products.

Our orders encompass both domestic and overseas orders, which are managed by separate sales teams. Overseas orders are secured through the Alibaba international website platform (https://shalliance.en.alibaba.com) and through active promotion efforts such as emails, phone calls, and visits by our sales staff. Domestic sales personnel acquire B2B customers and distributors through telephone sales, network promotion, and customer referrals.

A substantial proportion of our sales are generated through distribution by distributors. Our existing distributors are primarily trading companies without in-house production and manufacturing capabilities. These distributors possess a considerable and consistent customer base due to their focus on marketing and sales, as well as their proficiency in a variety of marketing techniques and channels. In our relationships with distributors, we offer flexible cooperation models and requirements tailored to each distributor’s individual circumstances. We typically enter into long-term framework purchase agreements with the distributors. Upon receipt of an order request, our distributor and sales representatives will initiate communication via telephone or email to confirm product requirements and pricing, to be followed by a purchase order from the distributor.

Our sales team consists of 18 full-time and part-time salespeople with college and higher degrees in business administration and marketing. They are all fluent in English, have professional sales knowledge, and have a good understanding of our products and customers. They are responsible for maintaining relationships with existing customers, identifying new sales opportunities, and providing excellent customer service. They are also constantly trained and coached to improve their skills and knowledge.

We have a comprehensive and flexible compensation system for our sales team, which includes bonuses, prizes, and travel incentives for achieving clear and measurable sales objectives. Additionally, we provide learning opportunities such as sales skills training, industry knowledge training, and career planning to encourage our sales staff to improve their skills. We also have public commendation awards and organize team-building activities and sharing meetings to create a positive and dynamic working atmosphere and better integrate our sales staff into the team and company.

We promote our products and services through various channels. We participate in trade exhibitions in various regions to showcase our products and services, meet potential customers, and learn about industry trends. We believe physical display and in-person experience and communication can better display our product quality and technology. We attend trade exhibitions, including the China Import and Export Fair, East China Import and Export Fair and Hong Kong Gifts and Gifts Exhibition, on semi-annual basis. We also design and distribute our product and service brochures to potential customers, partners, and at trade exhibitions. In addition, we use promotional displays such as banners, posters, and videos to showcase our products and services in different locations, such as a display in a shopping mall or at a public event to reach out to a wider audience.

We promote our products and services online, including our official website, e-commerce platform, social media and other online channels. We provide detailed information about our products such as specifications, prices, and images, and also offer online customer service to help customers with their inquiries and purchases.

In addition, we have established partnerships with certain brands and companies to jointly promote and sell our products. As a collaboration in marketing and promotion, we provide free or discounted products to these partner companies, and they display our promotional advertisements on their business premises or websites and display our logo or company name on the promoted products.

Seasonality

Our sales have no obvious seasonality, because the products are suitable for different seasons and different purposes, However, there are months when the purchase is relatively concentrated. Every year from March to April and September to October are the two peak seasons for overseas purchases from our customers.

Competition

The competition in the market for small-batch customized goods is driven by technology, not production capacity. Unlike OEM manufacturing, which focuses on producing large quantities of standard products, small-batch customization demands a more personal touch and is heavily reliant on specialized software and equipment. As a result, companies in this market compete with one another based on their proficiency and availability of advanced technology. The internet is also a critical factor in the success of small-batch customization, as it provides a means to reach a wide customer base and makes use of technology a key advantage.

Our principal competitors in China include Xiangxing Group, Guangdong Binhao Technology Co., Ltd, Love Freedom Luggage Co., Ltd., and Korrun Co., Ltd.

We maintain our competitiveness in the market primarily through the following strategies:

●	Specializing in small-batch customized services;

●	Catering to the needs of SMEs;

●	Engaging in direct communication with customers;

●	Leveraging technology advancement to maintain a strong and flexible production capability; and

●	Emphasizing environmental protection and product quality.

We are facing intensifying competition in both domestic and international markets. Our primary strategies to stay competitive include:

●	Engaging in more commercial promotional campaigns; and

●	Developing products tailored to more diverse customer segments.

Intellectual Property

We believe that our intellectual property rights distinguish our offerings and brand and sustain our competitive advantages. We rely on a combination of patents, copyrights, trademarks, domain names, trade names, trade secrets and other proprietary rights in order to protect our intellectual property rights. As of the date of this prospectus, we had 12 registered patents, 62 trademarks in China and eight trademarks in the U.S. We also had 53 software copyrights in China. As of the date of this prospectus, we have registered 22 domain names.

We enter into agreements with our employees and consultants who may have access to our proprietary information upon the commencement of an employment or consulting relationship. These agreements generally provide that all inventions, ideas, discoveries, improvements and copyrightable material made or conceived by the individual arising out of the employment or consulting relationship and all confidential information developed or made known to the individual during the term of the relationship are our exclusive property.

Government Regulation

Regulations Related to Foreign Investment

The establishment, operation and management of companies in China are mainly governed by the PRC Company Law, as most recently amended in December 2023, which applies to both PRC domestic companies and foreign-invested companies. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, and on December 26, 2019, the State Council promulgated the Implementing Rules of the PRC Foreign Investment Law (the “Implementing Rules”), to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the Implementing Rules both took effect on January 1, 2020 and replaced three major previous laws on foreign investments in China, namely, the Sino-foreign Equity Joint Venture Law, the Sino-foreign Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their respective implementing rules. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The Implementing Rules introduce a see-through principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules provide that a system of pre-entry national treatment and negative list shall be applied for the administration of foreign investment, where “pre-entry national treatment” means that the treatment given to foreign investors and their investments at market access stage is no less favorable than that given to domestic investors and their investments, and “negative list” means the special administrative measures for foreign investment’s access to specific fields or industries. The negative list will be proposed by the competent investment department of the State Council in conjunction with the competent commerce department of the State Council and other relevant departments, and be reported to the State Council for promulgation, or be promulgated by the competent investment department or competent commerce department of the State Council after being reported to the State Council for approval. Foreign investment beyond the negative list will be granted national treatment. Foreign investors shall not invest in the prohibited fields as specified in the negative list, and foreign investors who invest in the restricted fields shall comply with certain requirements, which include, but not limited to, the special requirements on the shareholding and requirements regarding senior management personnel. Certain government departments will formulate a catalogue that lists the specific industries, fields and regions in which foreign investments are encouraged. This list is formulated according to national economic and social development needs. The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in two categories, namely the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2024 version) (the “Negative List”), promulgated by the National Development and Reform Commission and the MOFCOM, on September 6, 2024 and took effect on November 1, 2024, and the Encouraged Industry Catalogue for Foreign Investment (2025 version), promulgated by the National Development and Reform Commission and the MOFCOM on December 15, 2025 and took effect on February 1, 2026. Industries not listed in these two categories are generally deemed “permitted” for foreign investment unless specifically restricted by other PRC laws. The handicraft processing and sales industry is not on the Negative List and therefore we are not subject to any restriction or limitation on foreign ownership.

According to the Implementing Rules, the registration of foreign-invested enterprises shall be handled by the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with the laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations. The competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, and in its review of their licensing applications.

However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the negative list without satisfying the relevant requirements. In the event that a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administration measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, a foreign investment information reporting system shall be established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the enterprise credit information publicity system, and the administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. In addition, the MOFCOM shall set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

Furthermore, the Foreign Investment Law provides that foreign-invested enterprises established according to the previous laws regulating foreign investment prior to the implementation of the Foreign Investment Law may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law. The Implementing Rules further clarify that such foreign-invested enterprises established prior to the implementation of the Foreign Investment Law may either adjust their organizational forms or organizational structures pursuant to the Company Law or the Partnership Law, or maintain their current structure and corporate governance within five years upon the implementation of the Foreign Investment Law. Since January 1, 2025, if a foreign-invested enterprise fails to adjust its organizational form or organizational structure in accordance with the laws and go through the applicable registrations for changes, the relevant administration for market regulation shall not handle other registrations for such foreign-invested enterprise and shall publicize the relevant circumstances. However, after the organizational forms or organizational structures of a foreign-invested enterprise have been adjusted, the original parties to the Sino-foreign equity or cooperative joint ventures may continue to process such matters as the equity interest transfer, the distribution of income or surplus assets as agreed by the parties in the relevant contracts.

In addition, the Foreign Investment Law and the Implementing Rules also specify other protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their commitments to the foreign investors (except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner) and the expropriation or requisition of the investment of foreign investors is generally prohibited, , except in special circumstances for public interest in accordance with statutory procedures with fair and reasonable compensation, along with mandatory technology transfers.

Zhejiang MaxsMaking, our wholly foreign owned subsidiary, as a foreign invested entity, and MaxsMaking HK, as a foreign investor, are required to comply with the information reporting requirements under the Foreign Investment Law, the Implementing Rules and the Information Reporting Measures for Foreign Investment and are in full compliance.

Regulations on Dividend Distributions

The principal laws, rules and regulations governing dividends distribution by companies in the PRC are the PRC Company Law, which applies to both PRC domestic companies and foreign-invested companies, and the Foreign Investment Law and its implementing rules, which apply to foreign-invested companies. Under these laws, regulations and rules, both domestic companies and foreign-invested companies in the PRC are required to set aside as statutory reserves at least 10% of their after-tax profit, until the cumulative amount of their reserves reaches 50% of their registered capital. PRC companies are not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to Import and Export of Goods

Pursuant to the Regulations of the PRC on the Administration of Import and Export of Goods promulgated by the State Council on December 10, 2001, which came into effect on January 1, 2002 and most recently amended on March 10, 2024, the import and export of goods are generally allowed by the PRC government, but the prohibitions or restrictions explicitly stipulated in the laws or administrative regulations shall still be complied with during the conduct of import and export of goods by individuals or entities. Pursuant to the Foreign Trade Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on May 12, 1994 and most recently revised on December 27, 2025, effective March 1, 2026, the previous requirement for filing and registration of foreign trade operators has been abolished since December 30, 2022. Enterprises and other entities engaged in the import and export of goods may conduct foreign trade activities without obtaining prior filing or registration with the commerce authorities. However, foreign trade operators are still required to comply with other applicable laws and regulations in connection with import and export activities, including customs declaration, commodity inspection, and licensing requirements for certain restricted goods.

Pursuant to the Customs Law of the PRC promulgated by SCNPC on January 22, 1987 and most recently amended on April 29, 2021 and effective same day, along with some other related regulations, the declaration of import and export goods may be made by consignees and consignors themselves, and such formalities may also be completed by their entrusted customs brokers that have registered with customs. The consignees and consignors for import or export goods and the customs brokers that engaged in customs declaration shall register with customs in accordance with the law. Principal regulations on the inspection of import and export commodities are set forth in the Law of the PRC on Import and Export Commodity Inspection promulgated by SCNPC on February 21, 1989 and most recently amended by Decision of the SCNPC on April 29, 2021 and became effective thereof along with its implementation rules. According to the aforesaid relevant laws and regulations, the import and export commodities that are subject to compulsory inspection listed in the catalogue compiled by the State administration shall be inspected by the commodity inspection authorities, and the import and export commodities that are not subject to statutory inspection shall be subject to random inspection. Consignees and consignors themselves or its entrusted agent may apply for inspection to the commodity inspection authorities.

Regulation Related to Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the Civil Code of the PRC, which became effective on January 1, 2021, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

The principal legal provisions governing product liability are set out in the Product Quality Law of the PRC, which was amended on and became effective on December 29, 2018. The Product Quality Law is applicable to all activities of production and sale of any product within the territory of the PRC, and the producers and sellers shall be liable for product quality in accordance with the Product Quality Law.

Regulations Relating to Intellectual Property

China has adopted comprehensive legislation governing intellectual property rights, including copyrights, trademarks, patents and domain names. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the World Trade Organization in December 2001.

Copyright

On September 7, 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China (the “Copyright Law”), effective on June 1, 1991 and amended on October 27, 2001, February 26, 2010 and November 11, 2020. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Center of China.

Under the Regulations on the Protection of the Right to Network Dissemination of Information that took effect on July 1, 2006 and was amended on January 30, 2013, it is further provided that an Internet information service provider may be held liable under various situations, including that if it knows or should reasonably have known a copyright infringement through the Internet and the service provider fails to take measures to remove or block or disconnect links to the relevant content, or, although not aware of the infringement, the Internet information service provider fails to take such measures upon receipt of the copyright holder’s notice of such infringement.

In order to further implement the Regulations on Computer Software Protection, promulgated by the State Council on December 20, 2001 and amended on January 8, 2011 and January 30, 2013, the National Copyright Administration issued the Measures for the Registration of Computer Software Copyright on February 20, 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

Trademark

According to the Trademark Law of the People’s Republic of China promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, the Trademark Office of the SAMR is responsible for the registration and administration of trademarks in China. The SAMR under the State Council has established a Trademark Review and Adjudication Board for resolving trademark disputes. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. On April 29, 2014, the State Council issued the revised the Implementing Regulations of the Trademark Law of the People’s Republic of China, which specified the requirements of applying for trademark registration and renewal.

Patent

According to the Patent Law of the People’s Republic of China (the “Patent Law”), promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008 and October 17, 2020, and the Implementation Rules of the Patent Law of the People’s Republic of China (the “Implementation Rules of the Patent Law”), promulgated by the State Council on June 15, 2001 and last revised on December 11, 2023, the patent administrative department under the State Council is responsible for the administration of patent-related work nationwide and the patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective administrative areas. The Patent Law and Implementation Rules of the Patent Law provide for three types of patents, namely “inventions,” “utility models” and “designs”. Invention patents are valid for twenty years, while utility model patents are valid for ten years and design patents are valid for fifteen years (for applications filed on or after June 1, 2021), from the date of application. The Chinese patent system adopts a “first come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the first person who files the application. An invention or a utility model must possess novelty, inventiveness and practical applicability to be patentable. Third parties must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the unauthorized use constitutes an infringement on the patent rights.

Domain Names

On August 24, 2017, the Ministry of Industry and Information Technology (“MIIT”) promulgated the Administrative Measures for Internet Domain Names, or the Domain Name Measures, which became effective on November 1, 2017. The MIIT is the competent regulatory authority responsible for the unified supervision and administration of internet domain name services in the PRC. The China Internet Network Information Center (the “CNNIC”), a domain name registration administration authority approved by the MIIT and subject to its supervision and administration, is responsible for the daily operation and administration of the PRC country code top-level domain “.CN” and other PRC top-level domain names. Pursuant to the Domain Name Measures, the registration of domain names adopts the “first-to-file” principle and the registrant shall complete the registration via the domain name registration service institutions. The Domain Name Measures regulate the registration of domain names, such as China’s top-level domain name “.CN.” The CNNIC issued the Country Code Top-level Domain Name Dispute Resolution on June 18, 2019, pursuant to which, in the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to initiate the domain name dispute resolution procedure, and file a suit to the People’s Court, or initiate an arbitration procedure.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Regulation of the People’s Republic of China on Foreign Exchange Administration, which was promulgated by the State Council on January 29, 1996, which took effect on April 1, 1996 and was subsequently amended on January 14, 1997 and August 5, 2008 and the Administrative Regulations on Foreign Exchange Settlement, Sales and Payment which was promulgated by the PBOC, on June 20, 1996 and took effect on July 1, 1996. Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of the PRC. Foreign-Invested Enterprises (the “FIEs”) are permitted to convert their after-tax dividends into foreign exchange and to remit such foreign exchange out of their foreign exchange bank accounts in the PRC.

On March 30, 2015, SAFE promulgated the Circular of the State Administration of Foreign Exchange Concerning Reform of the Administrative Approaches to Settlement of Foreign Exchange Capital of Foreign-invested Enterprises (the “SAFE Circular 19”), which took effect on June 1, 2015. According to SAFE Circular 19, the foreign currency capital contribution to an FIE in its capital account may be converted into RMB on a discretional basis.

On June 9, 2016, the SAFE promulgated the Circular of the SAFE on the Policies for Reforming and Standardizing Management of Foreign Exchange Settlement under the Capital Account (the “SAFE Circular 16”) which unifies the discretional foreign exchange settlement for all the domestic institutions. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account which has been confirmed by the relevant policies subject to the discretional foreign exchange settlement (including foreign exchange capital, foreign loans and funds remitted from the proceeds from the overseas listing) can be settled at the banks based on the actual operational needs of the domestic institutions. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital is temporarily determined as 100%. Violations of SAFE Circular 19 or SAFE Circular 16 could result in administrative penalties in accordance with the Administrative Regulations on Foreign Exchange of the People’s Republic of China and relevant provisions.

In addition, the SAFE promulgated the Circular on Further Promoting Cross-border Trade and Investment Facilitation (the “SAFE Circular 28”) which provides that non-investment foreign-invested enterprises may use capital to make equity investment in the PRC in accordance with laws on the premise that the investment is not in violation of the applicable Negative List and the projects invested are true and in compliance with relevant laws and regulations.

The Circular of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business (the “SAFE Circular 8”), which was issued by the SAFE and became effective on April 10, 2020, provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income in the capital account, such as capital funds, foreign debts proceeds, and proceeds from overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment.

On December 4, 2023, the SAFE issued the SAFE Circular 28 (2023) which revised some provisions in the SAFE Circular 16 and SAFE Circular 28(2019). According to the SAFE Circular 16 and SAFE Circular 28 (2023), the use of foreign exchange incomes of capital accounts by FIEs shall follow the principles of authenticity and self-use within the business scope of the enterprises. The foreign exchange incomes of capital accounts and capital in RMB obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) unless otherwise specified, directly or indirectly used for securities investment or other investment and wealth management (except for wealth management products and structured deposits with risk rating results of not higher than Grade II); (iii) used for granting loans to non-affiliated enterprises, unless otherwise permitted by its business scope; and (iv) used for the purchase of residential real estate that is not for self-use (except for enterprises engaging in real estate development and leasing operation).

The SAFE Circular 28(2023) expands the policies for facilitating capital accounts. Qualified small and medium-sized high-tech enterprises and enterprises that specialize in niche sectors (the “Qualified Technology-based Enterprises”) command a high market share and have strong innovative capacity and core technologies. Qualified Technology-based Enterprises within the jurisdictions of Tianjin, Shanghai, Jiangsu, Shandong (including Qingdao), Hubei, Guangdong (including Shenzhen), Sichuan, Shanxi, Beijing, Chongqing, Zhejiang (including Ningbo), Anhui, Hunan and Hainan provinces (centrally-administered municipalities) may independently borrow foreign debts within the limit of the equivalent of US $10 million. Qualified Technology-based Enterprises within the jurisdictions of other regions may independently borrow foreign debts within the limit of the equivalent of US $5 million. Enterprises applying to participate in facilitation business should submit relevant materials to the local counterpart of the SAFE when handling the registration of foreign debt contracts. SAFE Circular 28 (2023) also facilitates the payment and use of funds raised from overseas listing of foreign direct investment. The asset realization account under the capital account shall be adjusted to the settlement account under the capital account. Foreign exchange funds raised from overseas listing of a domestic enterprise may be directly remitted to the settlement account under the capital account. Funds in the settlement account under the capital account may be settled and used on its own. Enterprises engaged in facilitation business are no longer subject to the full-scope cross-border financing macro-prudential or “investment-to-registered capital gap” management regulations. The outstanding balance of external debt that has been borrowed but not yet repaid by the enterprise prior to engaging in facilitated business will occupy the facilitated business quota.

Regulations Relating to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents on May 10, 2013, which took effect on May 13, 2013 and which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

SAFE promulgated the Circular on Foreign Exchange Administration of Offshore Investment, Financing and Return Investment by Domestic Residents Utilizing Special Purpose Vehicles (the “SAFE Circular 37”) on July 4, 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and term of operation), capital increase or capital reduction, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purposes Vehicles, or SAFE Circular 75.

SAFE further enacted the Circular on Further Simplifying and Improving the Foreign Exchange Administration Policies for Direct Investment (the “SAFE Circular 13”), which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfil the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary.

On January 26, 2017, SAFE issued the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Relating to Private Lending

The transfer of funds among companies are subject to the Provisions on Several Issues concerning the Application of Law in the Trial of Private Lending Cases (the “Provisions on Private Lending Cases”), which was issued by the Supreme People’s Court of the People’s Republic of China on August 6, 2015 and amended on August 19, 2020 and December 29, 2020, to regulate the private lending activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not apply to the disputes arising from relevant financial services such as loan disbursement by financial institutions and their branches established upon approval by the financial regulatory authorities to engage in lending business.

The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations.

In addition, the Provisions on Private Lending Cases set forth that the People’s Court shall support the interest rates not exceeding four times of the market interest rate quoted for one-year loan at the time the private lending contracts were entered into.

Regulations Relating to Environment Protection

Environmental Impact Assessment

According to the Environmental Protection Law of the People’s Republic of China (2014 Revision) promulgated by the Standing Committee of the National People’s Congress in 1989 and subsequently amended in 2014, the construction of any project with environmental influence shall be subject to environmental impact assessment in accordance with the laws, and construction projects that have not gone through the environmental impact assessment according to the laws shall not commence construction. The Law of the People’s Republic of China on Environment Impact Assessment, as promulgated by the Standing Committee of the National People’s Congress in 2002 and subsequently amended in 2016 and 2018) further stipulates that the state shall carry out classified management on environmental impact assessment of construction projects on basis of the degree of their environmental impact. The constructor shall prepare environmental impact assessment documents (which, on basis of different environmental impact degrees of the project, can be classified into environmental impact report, environmental impact reporting form and environmental impact registration form) and submit the same to the competent environmental-protection administrative authority for approval in accordance with the relevant provisions of the State Council.

According to the Category-based Administration Directory for the Environmental Impact Assessment of Construction Projects (Edition 2021) issued by the Ministry of Ecology and Environment on November 30, 2020 and implemented on January 1, 2021, only the production of the textile industry involving a specific process or technique requires an environmental impact report or environmental impact reporting form. Also, the production process of the textile industry does not require an environmental impact registration form. The Company believes that the production processes of Zhumadian Haoyi and Zhejiang Alliance, which include textile cutting, sewing, screen printing, and packaging, do not involve the process or techniques that fall under the categories requiring an environmental impact report, environmental impact reporting form, or environmental impact registration form. Therefore, Zhumadian Haoyi and Zhejiang Alliance are not subject to the environmental impact assessment requirement and not required to prepare or submit any of the environmental impact report, environmental impact reporting form or environmental impact registration form for its production plants.

Pollutant Discharge

According to the Administration Measures for Pollutant Discharge Permit promulgated by the Ministry of Ecology and Environment on April 1, 2024 with effect on July 1, 2024, and the Categorized Management Catalog of Pollutant Discharge Permits for Stationary Sources of Pollution (2019 Edition) issued by the Ministry of Ecology and Environment, effective on December 20, 2019, the state implements key management, simplified management and registration-based management of pollutant discharge permits according to factors such as the quantity of pollutants generated, the volume of emissions, and the degree of impact on the environment of the pollutants.

For entities involved in the textile industry engaged in processes such as pre-treatment, dyeing, printing, wool washing, hemp degumming, silk reeling, or water-jet weaving, or those with general processes requiring key management, they are subject to key management. Entities engaged only in finishing processes or those with general processes requiring simplified management fall under the simplified management category. Other production processes are subject to registration-based management. Entities discharging pollutant that fall under the registration-based management are not required to apply for a pollutant discharge permit, but shall complete a pollutant discharge registration form on the national pollutant discharge permit information management platform. This registration form includes details such as basic entity information, locations of pollutant discharge, implemented pollutant discharge standards, and pollution prevention and control measures.

The Company believes that Zhumadian Haoyi and Zhejiang Alliance are not engaged in any of the above-mentioned process that requires key management or simplified management. As a result, their production plants are subject to the registration-based management according to the standards under the Categorized Management Catalog of Pollutant Discharge Permits for Stationary Sources of Pollution (2019 Edition). Accordingly, Zhumadian Haoyi and Zhejiang Alliance are not required to obtain a pollutant discharge permit and only have to file a pollutant discharge registration form. As of the date of this prospectus, Zhumadian Haoyi and Zhejiang Alliance have completed the required pollutant discharge registration form in accordance with the aforementioned regulations.

Regulations Relating to Taxation

Income Tax

According to the PRC Enterprise Income Tax Law, which was promulgated on March 16, 2007, took effect on January 1, 2008 and amended on February 24, 2017 and December 29, 2018, an enterprise established outside the PRC with de facto management bodies within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Implementing Rules of the Enterprise Income Tax Law of the People’s Republic of China (the “Implementing Rules of the PRC Enterprise Income Tax Law”), defines a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Non-PRC resident enterprises without any branches in the PRC pay an enterprise income tax in connection with their income originating from the PRC at the tax rate of 10%.

On February 3, 2015, the SAT issued the SAT Circular 7. The SAT Circular 7 repeals certain provisions in the Notice of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Income from Equity Transfer by Non-Resident Enterprises, or the SAT Circular 698, issued by SAT on December 10, 2009 and the Announcement on Several Issues Relating to the Administration of Income Tax on Non-resident Enterprises issued by SAT on March 28, 2011 and clarifies certain provisions in the SAT Circular 698. The SAT Circular 7 provides comprehensive guidelines relating to, and heightening the Chinese tax authorities’ scrutiny on, indirect transfers by a non-resident enterprise of assets (including assets of organizations and premises in PRC, immovable property in the PRC, equity investments in PRC resident enterprises) (the “PRC Taxable Assets”). For instance, when a non-resident enterprise transfers equity interests in an overseas holding company that directly or indirectly holds certain PRC Taxable Assets and if the transfer is believed by the Chinese tax authorities to have no reasonable commercial purpose other than to evade enterprise income tax, the SAT Circular 7 allows the Chinese tax authorities to reclassify the indirect transfer of PRC Taxable Assets into a direct transfer and therefore impose a 10% rate of PRC enterprise income tax on the non-resident enterprise. The SAT Circular 7 lists several factors to be taken into consideration by tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, regardless of these factors, the overall arrangements in relation to an indirect transfer satisfying all the following criteria will be deemed to lack a reasonable commercial purpose: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from PRC Taxable Assets; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise (excluding cash) is comprised directly or indirectly of investments in the PRC, or during the one year period before the indirect transfer, 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries and branches that directly or indirectly hold the PRC Taxable Assets are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the PRC Taxable Assets is lower than the potential PRC tax on the direct transfer of those assets. On the other hand, indirect transfers falling into the scope of the safe harbors under the SAT Circular 7 will not be subject to PRC tax under the SAT Circular 7. The safe harbors include qualified group restructurings, public market trades and exemptions under tax treaties or arrangements.

On October 17, 2017, SAT issued the SAT Circular 37 (SAT Announcement [2017] No.37), which took effect on December 1, 2017 and was amended on June 15, 2018. According to the SAT Circular 37, the balance after deducting the equity net value from the equity transfer income shall be the taxable income amount for equity transfer income. Equity transfer income shall mean the consideration collected by the equity transferor from the equity transfer, including various income in monetary form and non-monetary form. Equity net value shall mean the tax computation basis for obtaining the said equity. The tax computation basis for equity shall be: (i) the capital contribution costs actually paid by the equity transferor to a Chinese resident enterprise at the time of investment and equity participation, or (ii) the equity transfer costs actually paid at the time of acquisition of such equity to the original transferor of the said equity. Where there is reduction or appreciation of value during the equity holding period, and the gains or losses may be confirmed pursuant to the rules of the finance and tax authorities of the State Council, the equity net value shall be adjusted accordingly. When an enterprise computes equity transfer income, it shall not deduct the amount in the shareholders’ retained earnings such as undistributed profits etc. of the investee enterprise, which may be distributed in accordance with the said equity. In the event of partial transfer of equity under multiple investments or acquisitions, the enterprise shall determine the costs corresponding to the transferred equity in accordance with the transfer ratio, out of all costs of the equity.

Under the SAT Circular 7 (SAT Announcement [2015] No.7) and the Law of the People’s Republic of China on the Administration of Tax Collection promulgated by the SCNPC on September 4, 1992 and most recently amended on April 24, 2015, in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor shall act as withholding agents. If they fail to make withholding or fail to withhold the full amount of tax payable, the transferor of equity shall declare and pay tax to the relevant tax authorities within seven days from the occurrence of tax payment obligation. Where the withholding agent does not make the withholding, and the transferor of the equity does not pay the tax payable amount, the tax authority may impose late payment interest on the transferor. In addition, the tax authority may also hold the withholding agents liable and impose a penalty of ranging from 50% to 300% of the amount of tax that should have been withheld on them. The penalty imposed on the withholding agents may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with the SAT Circular 7.

Withholding Tax on Dividend Distribution

The PRC Enterprise Income Tax Law prescribes a standard withholding tax rate of 20% on dividends and other China-sourced income of non-PRC resident enterprises which have no establishment or place of business in the PRC, or if established, the relevant dividends or other China-sourced income are in fact not associated with such establishment or place of business in the PRC. However, the Implementing Rules of the PRC Enterprise Income Tax Law which reduced the rate from 20% to 10%, took effect from January 1, 2008. However, a lower withholding tax rate may be applied if there is a tax treaty or arrangement between China and the jurisdiction of the foreign holding companies, for example, pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Double Tax Avoidance Arrangement”), and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends that the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% on a self-assessment and filing basis.

Based on the Notice on Relevant Issues Relating to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, at their discretion, that a company benefits from such reduced income tax rate due to a structure or an arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement of the State Administration of Taxation on Issues Concerning “Beneficial Owners” in Tax Treaties, which was promulgated on February 3, 2018 and came into effect on April 1, 2018. If the company’s activities do not constitute substantive business activities, it will be analyzed according to the actual situation of the specific case, which may not be conducive to the determination of its “beneficial owner” status, and thus may not benefit from the concessions under the Double Tax Avoidance Arrangement.

Value-Added Tax

Pursuant to the VAT Law of the People’s Republic of China, which was adopted by the Standing Committee of the National People’s Congress on December 25, 2024 and took effect on January 1, 2026 (and which repealed the Interim Regulations on Value-Added Tax of the People’s Republic of China), entities or individuals engaging in the sale of goods, provision of processing, repairs and replacement services, sale of services, intangible assets or immovable properties, or import of goods within the territory of the PRC shall pay value-added tax (the “VAT”). Unless provided otherwise, the VAT rates are 13% for sale of goods, labor services and tangible movable property leasing services, 9% for certain specified goods and services (including transportation, postal, basic telecommunications, construction, immovable property leasing, sale of immovable properties and transfer of land use rights), and 6% for other services and intangible assets.

Since January 1, 2012, the MOF and the SAT have implemented the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax(the “VAT Pilot Plan”), which imposes VAT in lieu of business tax for certain “modern service industries” in certain regions and eventually expanded to nation-wide application in 2013. According to the Implementation Rules for the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax released by the MOF and the SAT on the VAT Pilot Program, the “modern service industries” include research, development and technology services, information technology services, cultural innovation services, logistics support, lease of corporeal properties, attestation and consulting services. The Notice on Comprehensively Promoting the Pilot Plan of the Conversion of Business Tax to Value-Added Tax, which was promulgated on March 23, 2016, took effect on May 1, 2016 and amended on July 11, 2017, sets out that VAT in lieu of business tax be collected in all regions and industries.

On March 20, 2019, MOF, SAT and the General Administration of Customs (the “GAC”) jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which took effect on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to a deduction rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%.

Regulations Relating to Employment

The Labor Contract Law of the People’s Republic of China (the “Labor Contract Law”), and its implementation rules provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law of the PRC (promulgated on October 28, 2010, effective on July 1, 2011 and amended in 2018), an employer that fails to pay social insurance contributions in full and on time may be ordered by the social insurance collection authority to pay or make up the contributions within a specified time limit, and a late payment penalty of 0.05% per day shall be imposed from the date of underpayment; if the employer still fails to pay after the deadline, the relevant administrative authority may impose a fine of one to three times the amount of underpaid contributions. According to the Regulations on Management of Housing Fund (most recently amended by the State Council on August 10, 2026, effective September 20, 2026), an enterprise that fails to make housing fund contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline; if the enterprise fails to rectify within the stipulated deadline, the housing fund management center may apply to a local court for compulsory enforcement. In addition, if an enterprise fails to complete housing fund registration or open housing fund accounts for its employees, it may be subject to a fine ranging from RMB50,000 to RMB300,000. As of the date of this prospectus, our PRC subsidiaries provide social security insurance including pension, medical insurance (including maternity insurance), unemployment insurance and on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan for our employees. However, we did not make adequate contributions to such social security insurance plans. As such, our PRC subsidiaries may be subject to late fees and fines in relation to the underpaid employee benefits which may adversely affect our business, operating results and cash flows.

As of the date of this prospectus, we have not made adequate contributions to employee benefit plans, as required by applicable PRC laws and regulations. See “Risk Factors - Risks Related to Our Business and Industry - Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries, if any, as required by PRC regulations may subject us to penalties.”

Regulations Relating to Ownership of Companies Limited by Shares

Pursuant to the Company Law of the PRC (2023 Revision, effective July 1, 2024), directors, supervisors and senior management members of a company limited by shares are required to report their shareholding in the company and changes in such shareholding to the company; and shall not transfer more than 25% of their shareholding in the company during their term of service or transfer their shares within one year from the date on which the shares of the company are listed on a stock exchange. The directors, supervisors and senior management members are also prohibited from transferring their shares of the company within half a year after termination of their services.

Regulations Relating to Overseas Listing and M&A

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the M&A Rules, which took effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like our IPO are subject to the M&A Rules; and (ii) currently our PRC subsidiary, Zhejiang MaxsMaking, was a then existing foreign-invested entity and not a PRC domestic company as defined under the M&A Rules; the interpretation and application of the regulations remain unclear, and our future offerings may require approval from the CSRC. If CSRC approval under the M&A Rules is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining such CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

The M&A Rules, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011 and which took effect 30 days thereafter, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM on August 25, 2011 and which took effect on September 1, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On July 6, 2021, the State Council and General Office of the Communist Party of China Central Committee issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. The opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. See “Risk Factors - Risks Relating to Doing Business in China - Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our future offerings and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our A Shares, and could also create uncertainties for our future offerings and affect our ability to offer or continue to offer securities to investors outside China.”

On February 17, 2023, the CSRC released the Trial Measures, which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the PRC; its principal places of business are located in the PRC; or the majority of the senior management members in charge of operation and management are PRC citizens or residents. The determination will be made on the basis of “substance over form.” The Trial Measures requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC within three business days after the relevant application is submitted overseas regulatory authorities or stock exchanges, and (2) the filing of their underwriters with the CSRC within ten business days after signing its first engagement agreement for such business and the submission of an annual report on its business activities in previous year associated with the overseas securities offering and listing by PRC domestic companies to the CSRC no later than January 31 of each year.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Overseas Filing, which, among others, clarifies that: (i) on or prior to the effective date of the Trial Measures, the PRC domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and should complete the filing before the completion of their overseas offering and listing; (ii) a six-month transition period will be granted to PRC domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges (such as the completion of registration in the market of the United States), but have not completed the indirect overseas listing; and follow-on offerings of such companies will need to comply with the Trial Measures.]

Human Capital

As of October 31, 2025, we had 49 full-time employees, and 50 part-time employees, respectively. We employ part-time staff to assist our sales, finance, and production teams. We hire part-time staff twice a year, from March to June and from July to October, to meet increased demands and ensure timely delivery during peak periods. During the six month ended April 30, 2026, we employed a part-time workforce of an average of approximately 50 staff. All of our employees are based in China.

The following table provides a breakdown of our full-time employees by function as of September 30, 2026.

Functions	Number	Percentage
Sales	9	18.37%
Finance	8	16.33%
Production	19	38.78%
Management	5	10.20%
Product Design	2	4.08%
Software R&D	5	10.20%
Warehouse	1	2.04%
Total	49	100%

We enter into employment contracts with our full-time employees which contain standard confidentiality provisions. We also enter into separate non-compete agreements with certain employees. In addition to base salaries and benefits, we provide performance-based bonuses for our full-time employees and commission-based compensation for our sales and marketing force.

As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based employees, including pension, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing fund. We are required under PRC laws to make contributions to employee benefit plans for our employees at specified rates.

We have not experienced material labor disputes with our employees in the past. None of our employees are represented by labor unions.

Properties

As of the date of this prospectus, our principal manufacturing sites were located in the PRC. Our principal executive offices are located in No. 1288, Zhennan Road, Putuo District, Shanghai, where we lease premises in an aggregate of approximately 694.93 square meters, with lease term generally ranging from one year to three years. We lease all the facilities that we currently occupy from unaffiliated third parties.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including labor disputes, customer complaints in relation to our refund policy and other dissatisfactions, administrative penalties in relation to our advertisements, and trademark and copyright disputes with third parties. As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, results of operations or financial condition.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors

Upon consummation of the Domestication, the bylaws of MaxsMaking Delaware will provide that the Board of Directors will consist of not fewer than one and not more than nine directors, with the exact number of directors to be determined by the Board of Directors. Our Board of Directors currently consists of five directors. For the size and scope of our business and operations, we believe a board of approximately this size is appropriate as it is small enough to allow for effective communication among the members but large enough so that we get a diverse set of perspectives and experiences around our board room. The MaxsMaking Delaware bylaws will provide that directors will be elected by a plurality of the votes cast.

Upon consummation of the Domestication, our Board of Directors will be divided into three classes, designated as Class I, Class II and Class III, with each class consisting, as nearly as reasonably possible, of an equal number of directors. Each class will serve staggered three-year terms, with the term of one class expiring at each annual meeting of stockholders. Directors elected to succeed directors of the class whose terms then expire will be elected for a three-year term, subject to their earlier death, resignation, disqualification or removal. Pursuant to the DGCL and our bylaws, in general, any vacancies on our Board of Directors resulting from death, retirement, resignation, disqualification, removal or other cause may be filled only by an affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Our current directors are as follows:

Name	Age
Xiaozhong Lin	49
Xuefen Zhang	50
Yeeli Hua Zheng	55
Jinqiu Tang	43
Wei Li	41

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because we believe each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with our image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each of their respective experiences, skills and qualities so that collectively the Board operates in an effective, collegial and responsive manner. Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages.

Xiaozhong Lin has served as our director and Chief Executive Officer since August 2023 and Chief Executive Officer since June 2023. Mr. Lin founded Haodingduo Intelligent Industry in July 2023 and has served as its manager since then. Before that, Mr. Lin co-founded Shanghai Alliance with Ms. Xuefen Zhang in January 2007. He also founded Shanghai Supreme in December 2016, and Zhejiang Alliance Arts and Crafts Co., Ltd. in December 2018. He has since served as executive director and general manager of these three companies since then. With over 18 years of experience in business operation and management, Mr. Lin has a deep understanding and practical ability in technological manufacturing and Internet sales operations. Mr. Lin earned his bachelor’s degree in business administration from Xi’an Jiaotong University in 2020.

We believe Mr. Lin’s qualifications to serve on our Board of Directors include his extensive experience in business operations and management, as well as his experience in technological manufacturing and Internet sales operations.

Xuefen Zhang has served as our director and Chief Operating Officer since August 2023. In January 2007, she co-founded Shanghai Alliance. with Mr. Xiaozhong Lin and has served as the finance director of the company since then. Previously, she served as the financial manager of Zhejiang Jingning Huali Co., Ltd., a company engaged in agricultural and sideline food processing business, from May 1997 to July 2006, where she was responsible for finance and sales matters of the company. Ms. Zhang has gained extensive experience in company management, finance, and operations during her 29-year career, which began in 1997. She has extensive experience in managing our company, overseeing our operations, and handling financial matters. In 2020, Ms. Zhang earned her bachelor’s degree in accounting from Xi’an Jiaotong University.

We believe Ms. Zhang’s qualifications to serve on our Board of Directors include her extensive experience in finance, company management, and operations.

Yeeli Hua Zheng has served as our director since July 2025. In January 2020, Ms. Zheng co-founded Digital Talk, a fintech start-up company that engages in AI powered investment product development and fundamental + quant hybrid hedge fund management. She has been the Chief Strategy Officer of Digital Talk since May 2020. From June 2009 through January 2019, Ms. Zheng served as the China Chief Representative of Nasdaq, Inc., where she independently developed vision and mapped out business development strategies, and effectively executed business plans to advance Nasdaq’s business and status in China. Prior to joining Nasdaq, Ms. Zheng served as an Executive Director of Asia Pacific of the New York Stock Exchange for five years from December 2004 to April 2009. During her 15-year career as an executive with both NYSE and Nasdaq, Ms. Zheng played a key role in helping more than 300 Chinese firms go public and raise capital in the U.S. market, and accumulated rich experience in that regard. Before joining NYSE and Nasdaq, from January 2003 to June 2004, Ms. Zheng was an advisor on China economy and business at the Executive Office of Kofi Anan, then Secretary General of the United Nations, where she worked on a project which aimed to advocate and implement social and environmental responsibility. Ms. Zheng started her career in September 2002 as a TV reporter for Phoenix TV, a Hong Kong-based leading Chinese TV network, where she conducted interviews with global leaders in government and business. Ms. Zheng has a focus on international economies and graduated from Harvard University’s Kennedy School of Government with a Master of Public Administration in 2001.

We believe Ms. Zhang’s qualifications to serve on our Board of Directors include her extensive experience in U.S. capital markets, business development, and strategic planning.

Jinqiu Tang has served as our director since July 2025. He has served as the Co-Chief Financial Officer of Fresh2 Group Limited (“Fresh2”)(formerly AnPac Bio-Medical Science Co., Ltd.) (OTC: FRES), a biotechnology company focused on early cancer screening and detection and entering into the operation of a business-to-business e-commerce food platform focused on the sale of Asian sourced food products, since October 3, 2022, where he is responsible for the company’s overall financial budget management and internal control, and expanding and maintaining the relationship between the company and the capital market. Before that, he served as the Chief Financial Officer of Fresh2 from June 2020 to October 3, 2022, and as corporate controller of Fresh2 from October 2019 to May 2020. He also served as Global Internal Auditor (SOX) at Natuzzi S.p.A (Italy), a company engaged in designing, manufacturing, and selling furniture, from February 2016 to September 2019, where he was responsible for the annual Sarbanes-Oxley Act of 2002 (“SOX”) testing on sales, payroll, treasury, inventory, and finance. From October 2019 to May 2020, he served as Corporate Controller of Fresh2, where he reported to the Chief Financial Officer and developed financial systems, standardized accounting processes, managed annual budgets, and conducted regular financial analysis. He was Deputy Regional Manager of Shanghai RongShen CPAs. (branch under Beijing Dongshen CPAs Group), a firm engaged in reviewing enterprise accounting statements and issuing audit reports, from July 2013 to July 2015 and Deputy Regional Manager of Shanghai De’an CPAs from April 2011 to July 2013. Mr. Tang has been a Certified Public Accountant in Australia since 2019 and a Forensic Certified Public Accountant in the U.S. since 2020. He earned his Diploma of Commercial English from Shanghai International Studies University in 2002, Master of Business and Bachelor of Business (Accounting) from Charles Sturt University in 2009 and 2007, respectively, and Bachelor of Law from Southwest University of Science and Technology in 2017. In October 2023, he obtained his Master of Professional Accounting (MPAcc) from The Chinese University of Hong Kong.

We believe Mr. Tang’s qualifications to serve on our Board of Directors include his extensive experience in finance, accounting, internal controls, and capital markets.

Wei Li has served as our director since July 2025. She has over 18 years of experience in accounting and management. Since August 2024, Ms. Li has served as Chief Financial Officer and Secretary of QDM International Inc., a company engaged in insurance brokerage business in Hong Kong. Since October 2019, Ms. Li has been a Partner and the Chief Financial Officer of Beyond Consultancy Corporation, a company that provides capital market solutions for companies planning to go public, assists companies in the preparation of their financial statements in accordance with U.S. GAAP and provides consultation on accounting related matters. Since September 2025, Ms. Li has served as a director of Texxon Holding Limited (Nasdaq: NPT), a company that provides integrated supply chain solutions (covering procurement, warehousing, logistics and settlement) for SMEs in the plastic and chemical industries. From August 2023 to May 2024, Ms. Li served as Chief Financial Officer of Hongchang International Co., Ltd (OTC: HCIL), a company engaged in international food trade and processing, where she was responsible for the relevant matters during the reverse merger of the company. From April 2018 to February 2021, Ms. Li served as the Chief Financial Officer of Heyu Biological Technology Corporation (OTC: HYBT), a Malaysian company specializing in cancer cell therapy, where she oversaw the financial management matters of the company. From March 2018 to September 2019, Ms. Li served as an independent director of Dragon Victory International Limited (Nasdaq: LYL), a China-based crowdfunding platform company. From December 2011 to July 2017, she served as the Chief Financial Officer of China Education Alliances, Inc. (formerly NYSE: CEU), an online education company, where she oversaw the financial management matters of the company. From August 2010 to December 2011, Ms. Li worked as a senior consultant with PricewaterhouseCoopers, an international leading management consulting firm, where she focused on risk and control functions and provided audit, internal control advice and SOX compliance services to both public and private companies. From March 2006 to July 2010, Ms. Li served as senior auditor and tax advisor at RB Accountants, an accounting firm in Australia, where she provided financial auditing, planning and tax advice to both local and multinational companies. Ms. Li held a bachelor’s degree in Business (Accountancy) from Queensland University Technology in Australia in 2006. She has been a Certified Practicing Accountant in Australia since 2010, and became a Fellow of Certified Practicing Accountant (FCPA) in 2024.

We believe Ms. Li’s qualifications to serve on our Board of Directors include her extensive experience in accounting, financial management, internal controls, and public company governance.

Corporate Governance

Director Independence

Our Board of Directors reviews the independence of the current and potential members of the Board of Directors in accordance with independence requirements set forth in the Nasdaq rules and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During its review, the Board of Directors considers transactions and relationships between each director and potential directors, as well as any member of his or her immediate family, and the Company and its affiliates, including those related-party transactions contemplated by Item 404(a) of Regulation S-K under the Exchange Act. The Board of Directors must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, that, in the opinion of the Board of Directors, would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. The purpose of this review is to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent. Our Board of Directors has determined that all directors except Mr. Xiaozhong Lin and Ms. Xuefen Zhang are “independent” as such term is defined by Nasdaq rules and the federal securities laws.

Board Practices

Our board of directors consists of five directors, including two executive directors and three independent directors, and the directors are divided into three classes (Class I, II, and III), as nearly equal in number as the then total number of directors permits. The allocation of directors to each class is as follows:

●	The Class I director is Jinqiu Tang, and his initial term will expire at the 2026 annual meeting of stockholders.

●	The Class II directors are Yeeli Hua Zheng and Wei Li, and their initial terms will expire at the 2027 annual meeting of stockholders; and

●	The Class III directors are Xiaozhong Lin and Xuefen Zhang, and their initial terms will expire at the 2028 annual meeting of stockholders;

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. Directors of each class are elected for three-year terms upon the expiration of their current terms.

We have also established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We have adopted a charter for each of the three committees. Each of the committees of our board of directors have the composition and responsibilities described below.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of these committee charters setting forth the responsibilities of each committee are available in the Investor Relations section of our website at https://www.haodingduogroup.com/, and such information is also available in print to any stockholder who requests it through our Investor Relations department. The committees will periodically review their respective charters and recommend any needed revisions to the Board of Directors.

Audit Committee

Mr. Jinqiu Tang, Ms. Yeeli Hua Zheng and Ms. Wei Li serve as members of our Audit Committee with Mr. Tang serving as the chairman of the Audit Committee. Each of our Audit Committee members satisfies the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors have determined that Mr. Tang possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee will perform several functions, including:

●	evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approving the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

●	monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

●	providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

Mr. Jinqiu Tang, Ms. Yeeli Hua Zheng and Ms. Wei Li serve as members of our Compensation Committee with Ms. Li serving as the chairperson of the Compensation Committee. All of our Compensation Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Compensation Committee is responsible for overseeing and making recommendations to our board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Corporate Governance Committee

Mr. Jinqiu Tang, Ms. Yeeli Hua Zheng and Ms. Wei Li will serve as members of our Nominating and Corporate Governance Committee, with Ms. Zheng serving as the chairperson of the Nominating and Corporate Governance Committee. All of our Nominating and Corporate Governance Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Nominating and Corporate Governance Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Conduct (“Code of Conduct”) that establishes the standards of ethical conduct applicable to all our directors, officers, and employees. In addition, our Board of Directors has adopted a written Code of Ethics for Senior Financial Officers (“Code of Ethics”) applicable to our CEO and senior financial officers. Copies of our Code of Conduct and Code of Ethics will be publicly available in the Investor Relations section of our website at www.MaxsMaking.com. Any waiver of our Code of Ethics with respect to our chief executive officer, chief financial officer, controller or persons performing similar functions or waiver of our Code of Conduct with respect to our directors or executive officers may only be authorized by our Board of Directors and will be disclosed on our website as promptly as practicable, as may be required under applicable SEC and Nasdaq rules.

Director Compensation Policy

We have agreed to pay our independent director, Mr. Jinqiu Tang, an annual cash compensation of RMB 100,000 (approximately $14,211), and each of our independent director, Ms. Yeeli Hua Zheng and Ms. Wei Li, an annual cash compensation of $15,000. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. As of October 31, 2025, we have paid a total of $90,693 to our directors.

Executive Officers

Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Xiaozhong Lin and Ms. Xuefen Zhang are set forth above under “— Board of Directors”.

Name	Age	Title
Xiaozhong Lin	49	Chief Executive Officer
Xuefen Zhang	50	Chief Operating Officer
Jianbin Chen	56	Chief Financial Officer

Jianbin Chen has served as our Chief Financial Officer since August 2023. Mr. Chen served as the Chief Financial Officer of Shanghai Alliance from October 2021 to July 2025. From May 2016 to September 2021, Mr. Chen served as the financial director of Shanghai Only Vision Enterprise Development Co., Ltd, a company engaged in tourism photography service, where he was responsible for coordinating its general financial affairs as well as its IPO process. From April 2008 to April 2016, Mr. Chen served as the financial management manager of the headquarters of Shanghai Century Lianhua Supermarket Development Co., Ltd., a company engaged in supermarket business, where he was responsible for financial internal control management and basic management of store finance. From July 2003 to March 2008, Mr. Chen served as the financial manager of Shanghai Cenet Networking Technology Co., Ltd., a company engaged in network information technology, where he was fully responsible for the company’s financial matters. With over 30 years of experience working in the financial sector since 1989, Mr. Chen has extensive experience and expertise in financial management and operations. Mr. Chen graduated from Hebei GEO University with a bachelor’s degree in accounting in 1989.

EXECUTIVE COMPENSATION

Introduction

As an “emerging growth company,” we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for our principal executive officer and the two most highly compensated executive officers (each an “NEO” and collectively, the “NEOs”) who will continue as our executive officers following the Domestication and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. For fiscal year ended October 31, 2025, Maxsmaking’s NEOs and their positions were as follows:

●	Xiaozhong Lin, Chief Executive Officer

●	Xuefen Zhang, Chief Operating Officer

●	Jianbin Chen, Chief Financial Officer

Summary Compensation for Fiscal 2025

We have paid a total of $90,693 to our NEOs while they were employed by us for the fiscal year ended October 31, 2025.

Employment Arrangements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial term of three years and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

The executive officers are entitled to a fixed salary and other company benefits, each as determined by the Board from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. We may also terminate the executive officer’s employment without cause immediately and without prior written notice upon the removal of the executive officer pursuant to the exercise of any power contained in the memorandum and articles of association of the Company or upon 30 days’ advance written notice. In such case of termination by us, we are required to provide the following severance payments and benefits to the executive officer: (1) a cash payment of three months of base salary as of the date of such termination; (2) payment of premiums for continued health benefits under our health plans for three months following the termination, if any; and (3) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive officer, if any.

The executive officer may terminate his or her employment at any time with 30 days’ advance written notice if there is a material reduction in his or her authority, duties and responsibilities, without his or her consent, or a material reduction in his or her annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to three months of his or her base salary. In addition, if we or our successor terminates the employment agreements upon a merger, consolidation, or transfer or sale of all or substantially all of our assets with or to any other individual(s) or entity, the executive officer shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to three months of base salary at a rate equal to the greater of his or her annual salary in effect immediately prior to the termination, or his or her then current annual salary as of the date of such termination; (2) payment of premiums for continued health benefits under our health plans for three months following the termination; and (3) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive officer, if any. The employment agreements also contain customary restrictive covenants relating to confidentiality, non-competition and non-solicitation, as well as indemnification of the executive officer against certain liabilities and expenses incurred by him or her in connection with claims made by reason of him or her being an officer of our company.

In August 2023, Xiaozhong Lin entered into an employment agreement with us. Pursuant to the employment agreement, Mr. Lin serves as our Chief Executive Officer from August 15, 2023 to August 14, 2026. Mr. Lin is entitled to a fixed base salary in the amount of $120,000 per year. Mr. Lin is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Prior to that, in January 2017, Xiaozhong Lin entered into an indefinite term labor contract with one of our subsidiaries, Shanghai Supreme. Pursuant to the labor contract, Mr. Lin serves as the General Manager of Shanghai Supreme starting from January 9, 2017. Mr. Lin is entitled to a fixed salary in the amount of RMB 20,000 per month. Mr. Lin is also entitled to participate in any benefit plans of Shanghai Supreme required by the PRC laws.

In August 2023, Jianbin Chen entered into an employment agreement with us. Pursuant to the employment agreement, Mr. Chen serves as our Chief Financial Officer from August 15, 2023 to August 14, 2026. Mr. Chen is entitled to a fixed base salary in the amount of RMB 240,000 per year. Mr. Chen is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Mr. Chen also entered into a labor contract with one of our subsidiaries, Shanghai Lvzao, in September 2024. Pursuant to the labor contract, Mr. Chen serves as Chief Financial Officer of Shanghai Lvzao from October 1, 2024 to September 30, 2027. Mr. Chen is entitled to a fixed salary in the amount of RMB 20,000 per month. Mr. Chen is also entitled to participate in any benefit plans required by the PRC laws.

In August 2023, Xuefen Zhang entered into an employment agreement with us. Pursuant to the employment agreement, Ms. Zhang serves as our Chief Operating Officer from August 15, 2023 to August 14, 2026. Ms. Zhang is entitled to a fixed base salary in the amount of $120,000 per year. Ms. Zhang is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Ms. Zhang also entered into an indefinite term labor contract with one of our subsidiaries, Haodingduo Zhejiang, in August 2021, and a five-year term labor contract with our another subsidiary, Shanghai Alliance, in April 2023. Pursuant to the labor contract with Haodingduo Zhejiang, Ms. Zhang serves as the General Manager of Haodingduo Zhejiang from August 2, 2021. Ms. Zhang is entitled to a fixed salary in the amount of RMB 5,000 per month. Pursuant to the labor contract with Shanghai Alliance, Ms. Zhang serves as the Financial Manager of Shanghai Alliance from April 1, 2023 to March 31, 2028. Ms. Zhang is entitled to a fixed salary in the amount of RMB 15,000 per month. Under both labor contracts, Ms. Zhang is entitled to participate in any benefit plans required by the PRC laws.

The initial terms of the employment agreements with Xiaozhong Lin, Jianbin Chen and Xuefen Zhang expired on August 14, 2026. As neither party provided notice of non-extension, each employment agreement automatically renewed for an additional one-year term ending on August 14, 2027.

RELATED PARTY TRANSACTIONS

Set forth below are the related party transactions of our company that occurred since the beginning of the last fiscal year up to the date of this prospectus. The transactions are identified in accordance with the rules prescribed under Form F-4.

We have adopted an audit committee charter, which requires the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Amount Due to Related Parties

As of October 31, 2025 and 2024, amount due to related parties consisted of the following:

	October 31, 2025	October 31, 2024
Xiaozhong Lin(1)	$-	$79,301
Xuefen Zhang(2)	-	70,456
Total	$-	$149,757

(1)	Xiaozhong Lin, Chairman and CEO of the Company
(2)	Xuefen Zhang, director and Chief Operating Officer of the Company

As of October 31, 2024, Xiaozhong, Lin and Xuefen Zhang provided loans in the aggregate amount of $149,757 to the Company, as unsecured, interest-free and repayable on demand for working capital purposes.

Amount Due from Related Parties

As of April 30, 2026 and October 31,2025, amount due from related parties consisted of the following:

	April 30, 2026	October 31, 2025
Xiaozhong Lin(1)	$109,403	$36,815
Xuefen Zhang(2)	267,010	-
Total	$376,413	$36,815

(1)	Xiaozhong Lin, Chairman and CEO of the Company
(2)	Xuefen Zhang, director and Chief Operating Officer of the Company

The balance of due from Xiaozhong Lin is the petty cash provided by the Company for daily operating use.

Employment Agreements

See “Executive Compensation - Employment Arrangements.”

Policy Concerning Related Party Transactions

We have adopted an audit committee charter, which requires the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. Such review will apply to any transaction or series of related transactions or any material amendment to any such transaction involving a related person and the Company or any subsidiary of the Company. For purposes of the policy, “related persons” will consist of executive officers, directors, director nominees, any stockholder beneficially owning more than 5% of the issued and outstanding common stock, and immediate family members of any such persons. In reviewing related person transactions, the Audit Committee will take into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our A shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of our shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

As of September 30, 2026, we had 16,625,000 A Shares issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)
5% or Greater Shareholders
ThriveNova Inc.(3)	10,395,000	62.53%
OptimaForge Inc.(4)	4,455,000	26.80%
Executive Officers, and Directors
Xiaozhong Lin(3)(5)	14,850,000	89.33%
Xuefen Zhang(4)(5)	14,850,000	89.33%
Jianbin Chen	-	-
Yeeli Hua Zheng	-	-
Jinqiu Tang	-	-
Wei Li	-	-
All directors and executive officers as a group (six individuals)	14,850,000	89.33%

*	Less than one percent.
(1)	Except as otherwise indicated below, the business address of our directors and executive officers is Room 903, Building 2, Kangjian Business Plaza, No. 1288 Zhennan Road, Putuo District, Shanghai, China, 200331.
(2)	Based on 16,625,000 A Shares issued and outstanding as of the date of this prospectus.
(3)	Mr. Xiaozhong Lin, our Chairman of the board and Chief Executive Officer, is the sole shareholder and director of ThriveNova Inc., a BVI corporation, and exercises voting and dispositive power of the securities held by ThriveNova Inc. The address of ThriveNova Inc. is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.
(4)	Ms. Xuefen Zhang, our director and Chief Operating Officer, is the sole shareholder and director of OptimaForge Inc., a BVI corporation, and exercises voting and dispositive power of the securities held by OptimaForge Inc. The address of OptimaForge Inc. is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.
(5)	Mr. Xiaozhong Lin is the spouse of Ms. Xuefen Zhang and accordingly each of them is deemed to have beneficial ownership of each other’s shares for purposes of the SEC rules, unless any of them disclaims beneficial ownership of those shares.

None of our major shareholders have differing voting rights. To our knowledge, we are not directly owned or controlled by any other corporation other than the entities stated above, any foreign government, or any other natural or legal person(s) other than the natural or legal persons stated above, whether severally or jointly. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DESCRIPTION OF CAPITAL STOCK; COMPARISON OF RIGHTS

The following description of the MaxsMaking Delaware capital stock (common and preferred) reflects our capital stock as it will exist from and after the effectiveness of the Domestication, as governed by the MaxsMaking Delaware bylaws and Delaware law. We also identify the material differences between the current rights of shareholders of MaxsMaking BVI, and the rights that the stockholders of MaxsMaking Delaware will have once the Company is a Delaware corporation. These descriptions are a summary only. We urge you to read the forms of the MaxsMaking Delaware certificate of incorporation and bylaws of MaxsMaking Delaware in their entirety, which are attached as Appendix B and Appendix C, respectively, to this prospectus.

General

MaxsMaking Inc. was incorporated as a company incorporated with limited liability under the laws of the British Virgin Islands on August 14, 2023 and is registered with the Registrar of Corporate Affairs of the British Virgin Islands under with company number 2130105.

Authorized Share Capital

Until the effectiveness of the Domestication, MaxsMaking Inc. will not exist as a Delaware entity and therefore will not have any Delaware capital stock. Upon effectiveness of the Domestication, MaxsMaking Delaware’s authorized capital stock will consist of 540,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

As of September 30, 2026, MaxsMaking BVI had 16,625,000 A shares issued and outstanding.

MaxsMaking Delaware common stock

Voting. Except as required by applicable law, each share of MaxsMaking Delaware common stock shall entitle the holder to one vote on any matter submitted to the stockholders for a vote or approval. Except as otherwise required by applicable law, holders of MaxsMaking Delaware common stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividends and distributions.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the MaxsMaking Delaware common stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

Liquidation, dissolution or winding up.    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of MaxsMaking Delaware common stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of MaxsMaking Delaware common stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of MaxsMaking Delaware common stock.

Preemptive or Subscription Rights. No holders of shares of Common Stock shall be entitled to preemptive or subscription rights.

Other provisions. There will be no redemption provisions or sinking fund provisions applicable to the common stock of MaxsMaking Delaware.

Exclusive Forum

MaxsMaking Delaware’s certificate of incorporation and bylaws provide that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for: (1) derivative actions or proceedings brought on behalf of us; (2) actions asserting a claim of fiduciary duty owed by any of our directors, officers, stockholders or employees to us or our stockholders; (3) civil actions to apply, enforce any provision of the Delaware general corporation law, MaxsMaking Delaware’s certificate of incorporation or MaxsMaking Delaware’s bylaws; (4) actions asserting a claim subject to the jurisdiction of the Delaware Court of Chancery; or (5) actions asserting a claim governed by the internal affairs doctrine; provided, however, that the foregoing would not apply to any causes of action arising under the Securities Act or the Exchange Act. If the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, the MaxsMaking Delaware certificate of incorporation bylaws provide that the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has personal jurisdiction over the parties. In addition, the MaxsMaking Delaware certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act; provided, however, that the foregoing will not apply to any action asserting a claim under the Exchange Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, MaxsMaking Delaware’s certificate of incorporation and bylaws provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive United States federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, MaxsMaking Delaware’s certificate of incorporation and bylaws provide that the choice of forum provision does not apply to any action asserting claims arising under the Exchange Act. Accordingly, actions by MaxsMaking Delaware stockholders asserting claims arising under the Exchange Act or the rules and regulations thereunder must be brought in United States federal court.

Notwithstanding the forum provisions contained in MaxsMaking Delaware’s certificate of incorporation and bylaws, stockholders will not be deemed to have waived MaxsMaking Delaware’s compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of MaxsMaking Delaware’s capital stock will be deemed to have notice of and consented to the forum selection provisions in MaxsMaking Delaware’s certificate of incorporation and bylaws.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with MaxsMaking Delaware or its directors, officers, stockholders, or other employees, which may discourage such lawsuits against MaxsMaking Delaware and its directors, officers, stockholders, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in MaxsMaking Delaware’s certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, MaxsMaking Delaware may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Comparison of Rights

The rights of MaxsMaking BVI’s shareholders are currently governed by the BVI Companies Act and MaxsMaking BVI’s Memorandum and Articles of Association (the “MaxsMaking BVI Articles”). At the Effective Time, the shareholders of MaxsMaking BVI A shares will automatically receive shares of MaxsMaking Delaware common stock. Accordingly, after the Domestication, the rights of the holders of MaxsMaking Delaware common stock will be governed by Delaware law and MaxsMaking Delaware’s certificate of incorporation and bylaws. The following discussion summarizes material differences between the current rights of holders of MaxsMaking BVI A shares under the BVI Companies Act and the MaxsMaking BVI Articles and the rights of the holders of MaxsMaking Delaware common stock under Delaware law and MaxsMaking Delaware’s certificate of incorporation and bylaws.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Authorized Capital	Unlimited number of A Shares of US$0.01 par value each.	560,000,000 shares, divided into two classes in the following numbers thereof: 540,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share.

Preferred (Preference) Shares		The MaxsMaking Delaware certificate of incorporation will empower the MaxsMaking Delaware board of directors to, by resolution, create and issue one or more series of preferred stock and, with respect to such series, determine the number of shares constituting the series and the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the series.

Amendments to Organizational Documents (i.e., MaxsMaking BVI Articles and MaxsMaking Delaware certificate of incorporation and bylaws)

Amendments to the MaxsMaking BVI articles may be made by resolution of shareholders holding a simple majority of the votes entitled to be cast on the resolution. In addition, the directors may amend the memorandum and articles of association by resolution of directors, subject to certain limitations contained in the memorandum and articles of association, including restrictions on amendments relating to shareholder amendment rights, voting thresholds for shareholder approvals and share rights. Any amendment becomes effective only upon registration of the relevant amendment or amended and restated memorandum and articles of association by the Registrar of Corporate Affairs of the British Virgin Islands.

Pursuant to Delaware law, amendments to the MaxsMaking Delaware certificate of incorporation will be required to be approved by the MaxsMaking Delaware board of directors and, if applicable, by the holders of at least a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by the holders of at least a majority of the outstanding stock of each class or series entitled to vote on the amendment as a separate class or series. The MaxsMaking Delaware certificate of incorporation will require the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal certain provisions of the MaxsMaking Delaware certificate of incorporation or to adopt any provision inconsistent with such provisions, in each case in addition to any vote of the holders of any class or series of stock required by applicable law or the MaxsMaking Delaware certificate of incorporation. As permitted (but not required) by Delaware law, the MaxsMaking Delaware certificate of incorporation will confer upon the MaxsMaking Delaware board of directors the power to adopt, amend, alter, or repeal the MaxsMaking Delaware bylaws without any action on the part of the stockholders.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Voting Rights	Each A Share has one vote for each share.	Each share of MaxsMaking Delaware common stock will be entitled to one vote for each share.

Director appointments	Directors are elected by a resolution of directors to fill a vacancy or appoint an additional director or by a vote of shareholders.	The MaxsMaking Delaware bylaws will provide that unless otherwise required by law or the MaxsMaking Delaware certificate of incorporation, the election of directors will be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the MaxsMaking Delaware certificate of incorporation or bylaws, any matter, other than the election of directors, brought before any meeting of stockholders will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter..

Redemption of Shares; Treasury Shares	Shares may be repurchased as determined by the board subject to shareholder consent and the solvency restrictions of BVI law. There are no capital limitations in the BVI Companies Act.	Pursuant to Delaware law, shares may be repurchased or otherwise acquired, subject to the surplus and solvency restrictions of Delaware law, and except that shares subject to redemption at the option of MaxsMaking Delaware may not be repurchased at a price which exceeds the price at which they could then be redeemed.

	MaxsMaking BVI may hold or sell treasury shares.	Pursuant to Delaware law, MaxsMaking Delaware may hold or sell treasury shares.

Shareholder/Stockholder Written Consent	Pursuant to British Virgin Islands law, any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by a majority of the shareholders entitled to vote if permitted by the articles of association. The MaxsMaking BVI Articles provide for such consent in writing.	MaxsMaking Delaware bylaws will provide that, subject to any limitations contained in the MaxsMaking Delaware certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including one provided through electronic transmission), setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be required to be given to those stockholders who have not consented in writing. The MaxsMaking Delaware certificate of incorporation does not contain any limitation on stockholder action by written consent.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Notice Requirements for Shareholder/Stockholder Nominations and Other Proposals	7 days’ written notice must be given by MaxsMaking BVI to the shareholders.	As permitted (but not required) by Delaware law, the MaxsMaking Delaware bylaws will provide that, in general, to bring a matter before an annual meeting of stockholders or to nominate a candidate for election as a director, a stockholder must give notice of the proposed matter or nomination not later than the close of business on the 90th day nor earlier than the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders. The MaxsMaking Delaware bylaws will provide that in the event the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), such stockholder notice must be delivered not earlier than the close of business on the 120th day before such annual meeting and not later than the later of (x) the close of business on the 90th day before such annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by MaxsMaking Delaware. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice of nomination must be received not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by MaxsMaking Delaware.

Meeting of Shareholders/ Stockholders — Notice	BVI Companies Act permits as few as 7 days’ notice of meetings of shareholders to be provided to shareholders. Under the MaxsMaking BVI Articles, not less than 7 days’ notice is required; no maximum limit.	As required by Delaware law, the MaxsMaking Delaware bylaws will require not less than 10 days’ nor more than 60 days’ notice of a meeting of stockholders to be provided to stockholders, unless Delaware law provides for a different period.

Meeting of Shareholders/ Stockholders — Call of Meeting	Meetings of shareholders may be called by the directors and shall be called by the directors upon requisition by shareholders holding 30 percent of the voting rights in respect of the matter for which the meeting is requested. Pursuant to the MaxsMaking BVI Articles, a meeting of the shareholders may be called by shorter notice if shareholders holding at least 90% of total voting rights on all matters to be considered at the meeting have waived notice of the meeting.	The MaxsMaking Delaware bylaws will provide that the annual meeting of stockholders will be held at such date, time and place, if any, as determined by the MaxsMaking Delaware board of directors. The MaxsMaking Delaware certificate of incorporation and bylaws will provide that, subject to applicable law and the rights of the holders of any series of preferred stock, special meetings of stockholders may be called only by the MaxsMaking Delaware board of directors and may not be called by any other person or persons.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Meeting of Shareholders/ Stockholders — Quorum	Pursuant to British Virgin Islands law, a quorum for a meeting of shareholders is as designated in the memorandum and articles of association (a quorum is present at a meeting of shareholders and an AGM if one or more shareholders, who hold shares that carry at least 33.3 per cent of the voting rights of all shares then in issue, are present in person or by proxy. If the Company has a sole shareholder, a quorum is present if the sole shareholder is present).. Meetings of shareholders may be adjourned for such time as directors determine.	Pursuant to Delaware law, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum at a meeting of stockholders, but in no event may a quorum consist of less than one-third of shares entitled to vote at a meeting of stockholders.

Under the MaxsMaking Delaware bylaws, one-third (1/3) of the outstanding shares entitled to vote at a given meeting, represented in person or by proxy, will constitute a quorum at such meeting of stockholders. Also under the MaxsMaking Delaware bylaws, if less than one-third (1/3) of the outstanding shares entitled to vote at such meeting is represented at a meeting, a majority of the shares so represented will be able to adjourn the meeting, and any meeting of stockholders, annual or special, may be adjourned from time to time by a vote of the majority of the shares present. Notice will not need to be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, however, a notice of the adjourned meeting will be required to be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the MaxsMaking Delaware board of directors will be required to fix a new record date for notice of the adjourned meeting and give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Meeting of Shareholders/ Stockholders — Record Date	The record date for determining the shareholders entitled to vote at a meeting of shareholders is as fixed by the directors.	Pursuant to Delaware law, the record date for determining the stockholders entitled to notice of any meeting of stockholders will be as fixed by the board of directors, but may not precede the date on which the resolution fixing the record date is adopted by the board of directors and may not be more than 60 days nor less than 10 days before the date of such meeting of stockholders. If the board of directors so fixes a date, such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders will be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Directors — Election/Appointment	Directors are elected by the shareholders as entitled by their terms, including the holders of ordinary shares. Directors may also appoint a director to fill vacancy or as an additional director. .	Subject to the special rights of the holders of any series of preferred stock to elect directors, directors of MaxsMaking Delaware will be elected by the stockholders entitled to vote in the election, including the holders of MaxsMaking Delaware common stock. The MaxsMaking Delaware certificate of incorporation and bylaws will provide for a classified board of directors divided into three classes, designated as Class I, Class II and Class III, with the number of directors in each class to be divided as nearly equal as reasonably possible.

Directors — Term	The term of MaxsMaking BVI directors is fixed by resolution of shareholders or directors; if no term is fixed at appointment, the director serves indefinitely.	Directors of MaxsMaking Delaware will serve staggered terms. The initial term of office of the Class I directors will expire at the annual meeting of stockholders to be held in 2026, the initial term of office of the Class II directors will expire at the annual meeting of stockholders to be held in 2027 and the initial term of office of the Class III directors will expire at the annual meeting of stockholders to be held in 2028. Thereafter, directors elected to succeed those directors of the class whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director will hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Directors — Removal	MaxsMaking BVI directors may be removed by resolution of the shareholders or a resolution of directors.	Pursuant to Delaware law and the MaxsMaking Delaware certificate of incorporation, subject to the special rights of the holders of any series of preferred stock, a director may be removed, whether for cause or without cause, from the MaxsMaking Delaware board of directors only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of MaxsMaking Delaware entitled to vote generally in the election of directors, voting together as a single class.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Directors — Vacancy	Directors may appoint a person as a director to fill a vacancy or as an additional director. Shareholders may also appoint directors by resolution of shareholders.	Under MaxsMaking Delaware’s certificate of incorporation and bylaws, except as otherwise required by law and subject to any rights of the holders of any series of preferred stock to elect directors, vacancies and newly created directorships resulting from an increase in the authorized number of directors will, unless the MaxsMaking Delaware board of directors determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders or as otherwise provided by law, be filled solely by the affirmative votes of a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director so elected will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires.

Directors — Number	Board must consist of at least one director. Maximum number of directors can be changed by amendment to the MaxsMaking BVI Articles. The MaxsMaking BVI Articles provide that there shall be not less than one director, with no maximum.	Under Delaware law, the number of directors is fixed by or in the manner provided in the bylaws unless fixed by the certificate of incorporation and if fixed by the certificate of incorporation, the number may be changed only by amendment to the certificate of incorporation. The MaxsMaking Delaware certificate of incorporation will provide that, subject to any rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time in accordance with the MaxsMaking Delaware bylaws. The MaxsMaking Delaware bylaws will provide that the board of directors will consist of not less than one (1) nor more than nine (9) directors, and that, subject to the MaxsMaking Delaware certificate of incorporation, the number of directors will be fixed exclusively by resolution of the MaxsMaking Delaware board of directors.

Directors — Quorum and Vote Requirements	A quorum of directors is as fixed by the directors with a minimum of two, except if there is only one director then a quorum will be one.	As permitted by Delaware law, the MaxsMaking Delaware bylaws will provide that a majority of the total number of directors constitutes a quorum for the transaction of business.

	A resolution of directors may be effected at a meeting of the directors by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.	Except where applicable law or the MaxsMaking Delaware certificate of incorporation or bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which there is a quorum will constitute action by the MaxsMaking Delaware board of directors.

Director — Alternates	Directors may appoint another director or person to attend and vote in his place at any meeting of the directors and perform the duties and functions and exercise the rights of such appointing director.	Under Delaware law, directors may not act by proxy.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Directors and Officers — Fiduciary Duties

In summary, under British Virgin Islands law, directors and officers owe the following fiduciary duties:

●   Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;

●   Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●   Directors should not improperly fetter the exercise of future discretion;

●   Duty to exercise powers fairly as between different groups of shareholders;

●   Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and

●   Duty to exercise independent judgment.

Under Delaware law:

●   Directors and officers must act in good faith, with due care, and in the best interest of the corporation and all of its stockholders.

●   Directors and officers must refrain from self-dealing, usurping corporate opportunities not renounced in accordance with Delaware law, and receiving improper personal benefits.

●   Decisions made by independent and directors on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation and all of its stockholders will be protected by the “business judgment rule.”

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person” having both:

●   the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

●   the general knowledge, skill and experience that that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances, a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles or alternatively by shareholder approval at general meetings.

Director — Indemnification; Indemnification Insurance	A summary of indemnification of officers and directors under the BVI Companies Act and the MaxsMaking BVI Articles is discussed below following this table of comparison.	A summary of indemnification of officers and directors under Delaware law, the MaxsMaking Delaware bylaws is discussed below following this table of comparison.

Provision	MaxsMaking BVI	MaxsMaking Delaware
	A British Virgin Islands company may purchase insurance in relation to any person who is or was a director or officer of the company, including a liquidator of the company.	A Delaware corporation may purchase insurance in relation to any person who is or was a director or officer of the corporation.

Sale of Assets	Under the BVI Companies Act, the sale of more than 50% of the assets of the company not otherwise in the ordinary course of business requires approval by a majority of the A shares at a meeting at which a quorum is present (a quorum being 50% of the votes of the outstanding voting shares), unless disapplied. The MaxsMaking BVI Articles disapply this requirement.	Pursuant to Delaware law, the sale of all or substantially all the assets of MaxsMaking Delaware (other than under certain circumstances related to the sale of assets securing a mortgage or pledged to a secured party) requires approval by the MaxsMaking Delaware board of directors and the stockholders holding at least a majority of the outstanding shares of stock entitled to vote thereon.

Compulsory Acquisition	Under the BVI Companies Act, subject to any limitations in a company’s memorandum and articles, shareholders holding 90% of the votes of the outstanding shares entitled to vote, and shareholders holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining shareholders.	Under Delaware law, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of voting stock of another corporation that, absent such law, would be entitled to vote on such merger, may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Secretary of State of the State of Delaware a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation entitled to vote thereon. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority stockholders of the subsidiary corporation party to the merger will have appraisal rights.

Dissolution/Winding Up	Under BVI law, a company may be wound up by resolution of directors in limited circumstances, including if permitted under the memorandum or articles, or by resolution of members. The MaxsMaking BVI Articles permit winding up by resolution of directors where the company is a dormant company, or in connection with an acquisition (including the MaxsMaking Acquisition).	Under Delaware law, the dissolution of a corporation requires either (1) the approval of the board of directors and at least a majority of the outstanding stock entitled to vote thereon or (2) the approval of all of the stockholders entitled to vote thereon.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Dissenters’/Appraisal Rights	A stockholder may dissent and obtain fair value of shares in connection with certain mergers and consolidations. There are no statutory dissent rights for the continuation/discontinuance itself.	A stockholder may dissent and obtain fair value of shares in connection with certain mergers, consolidations, conversions, domestications, transfers, and continuances.

Shareholders’/ Stockholders’ Derivative Actions

Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Supreme Court where the following circumstances apply:

●   Those who control the company have refused a request by the shareholders to move the company to bring the action;

●   Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

●   a company is acting or proposing to act illegally or beyond the scope of its authority;

●   the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or

●   the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

Pursuant to Delaware law, in any derivative suit instituted by a stockholder of a corporation, it must be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which the stockholder complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Pursuant to Delaware law, the complaint must set forth with particularity the efforts of the plaintiff to obtain action by the board of directors (“demand refusal”) or the reasons for not making such effort (“demand excusal”).

Such action may not be dismissed or compromised without the approval of the court.

In general, the stockholder instituting the derivative suit must maintain stock ownership through the pendency of the derivative suit.

Provision	MaxsMaking BVI	MaxsMaking Delaware
Anti-Takeover Provisions	Not applicable.

Delaware law generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and other transactions resulting in financial benefit to an “interested stockholder”, with an “interested stockholder” who directly or indirectly beneficially “owns” 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

●   the business combination or the transaction which caused the person or entity to become an interested stockholder is approved by the board of directors prior to the business combination or the transaction;

●   upon the completion of the transaction in which the person or entity becomes an interested stockholder, the interested stockholder “owns” at least 85% of the “voting stock” of the corporation not including (a) shares “owned” by officers and directors and (b) shares “owned” by employee benefit plans under certain circumstances; or

●   at or after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding “voting stock”, excluding voting stock “owned” by the interested stockholder.

A Delaware corporation may elect not to be governed by this Delaware law by provision of its initial certificate of incorporation. MaxsMaking Delaware will not make such an election in the MaxsMaking Delaware certificate of incorporation.

Exclusive Forum	The MaxsMaking BVI Articles do not provide for a specific forum.	The MaxsMaking Delaware certificate of incorporation will provide that, unless MaxsMaking Delaware consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of MaxsMaking Delaware, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of MaxsMaking Delaware to MaxsMaking Delaware or to MaxsMaking Delaware stockholders, (iii) any action, suit or proceeding arising pursuant to ny provision of the DGCL, the MaxsMaking Delaware bylaws or the MaxsMaking Delaware certificate of incorporation, (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery, or (v) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; provided that the foregoing will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934 or any other claim over which the federal courts of the United States have exclusive jurisdiction. Unless MaxsMaking Delaware consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Indemnification of Directors and Officers

The MaxsMaking BVI Articles provide that MaxsMaking BVI must, subject to the BVI Business Companies Act and applicable listing rules, indemnify any person who is or was a director or officer of the Company, or who at the request of the Company is or was serving as a director or officer of, or acting in any other capacity for, another body corporate or enterprise, against expenses, judgments, fines and amounts paid in settlement reasonably incurred in connection with legal, administrative or investigative proceedings. The Articles also permit the Company to advance or lend funds to such persons for the purpose of meeting defence costs and permit the Company to maintain directors’ and officers’ liability insurance. A person may be indemnified only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The decision of the MaxsMaking BVI board of directors as to whether the director or officer acted honestly and in good faith with a view to MaxsMaking BVI’s best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purpose of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

Under the DGCL, a Delaware corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director or officer. Such a provision may not eliminate or limit the liability of (a) a director or officer for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; (b) a director for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; or (c) an officer in any action by or in the right of the corporation. The MaxsMaking Delaware certificate of incorporation will include a provision providing that directors and officers of MaxsMaking Delaware shall not be liable to MaxsMaking Delaware or its stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption or limitation is not permitted by the DGCL.

The DGCL also provides that a Delaware corporation has the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another entity, against reasonable expenses (including attorneys’ fees) and, in actions or suits not brought by or in the right of the corporation, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred in connection with such action, suit or proceeding, but only if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may not be made if such person is adjudged liable to the corporation (unless otherwise determined by the court in which such action, suit or proceeding was brought or the Delaware Court of Chancery). In addition, under Delaware law, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. Furthermore, under Delaware law, a Delaware corporation is permitted to maintain directors’ and officers’ insurance.

The MaxsMaking Delaware bylaws will require MaxsMaking Delaware to indemnify and hold harmless each director and officer to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, including to the extent any such amendment permits broader indemnification rights, against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement incurred by such director or officer in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, to which such director or officer is, or is threatened to be made, a party or participant by reason of such director’s or officer’s status or conduct as such. The indemnification rights will continue after a director or officer has ceased to serve in such capacity and will inure to the benefit of such director’s or officer’s heirs, executors, administrators and personal representatives.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences of (A) the Domestication to a U.S. Holder (as defined below) of MaxsMaking BVI A shares and (B) the ownership and disposition of shares of MaxsMaking Delaware common stock after the Domestication by a non-U.S. Holder (as defined below). This section applies only to holders that hold MaxsMaking BVI A shares or MaxsMaking Delaware common stock, as applicable, as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of its personal investment circumstances or status, nor does it address tax considerations applicable to a holder that is a member of a special class of holders subject to special rules, including:

●	a broker or dealer in securities;

●	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

●	a tax-exempt organization, qualified retirement plan, individual retirement account or other tax deferred account;

●	a financial institution, underwriter, insurance company, real estate investment trust or regulated investment company;

●	a person liable for alternative minimum tax;

●	a U.S. expatriate or former long-term resident of the United States;

●	a person that owns (directly, indirectly, or by attribution) 10% or more (by vote or value) of MaxsMaking BVI A shares or MaxsMaking Delaware common stock (except as specifically provided below);

●	a partnership or other pass-through entity for U.S. federal income tax purposes, or a beneficial owner of a partnership or other pass-through entity;

●	a person that holds MaxsMaking BVI A shares or MaxsMaking Delaware common stock as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

●	a person that is required to accelerate the recognition of any item of gross income with respect to the MaxsMaking BVI A shares or MaxsMaking Delaware common stock as a result of such income being recognized on an applicable financial statement;

●	a U.S. holder whose functional currency is not the U.S. dollar;

●	a person that received MaxsMaking BVI A shares or MaxsMaking Delaware common stock as compensation for services;

●	a controlled foreign corporation; or

●	a passive foreign investment company.

This section is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the U.S. Internal Revenue Service (“IRS”) and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income taxation (such as estate or gift tax laws or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding the Domestication. The Domestication will be effected in part under the applicable provisions of British Virgin Islands law which are not identical to analogous provisions of U.S. corporate law. There is no assurance that the IRS will not take positions concerning the tax consequences of the Domestication that are different from those discussed below, or that any such different positions would not be sustained by a court.

If a partnership (including for this purpose any entity or arrangement so characterized for U.S. federal income tax purposes) holds MaxsMaking BVI A shares, the tax treatment of such partnership and a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership.

Partnerships holding MaxsMaking BVI A shares or MaxsMaking Delaware common stock and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences of the Domestication and holding or disposing of MaxsMaking BVI A shares or MaxsMaking Delaware common stock.

THE FOLLOWING IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION AND CONSIDERATIONS RELATING TO THE OWNERSHIP AND POSSIBLE DISPOSITION OF MAXSMAKING DELAWARE COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

The following describes the material U.S. federal income tax consequences of the Domestication to a U.S. Holder. For purposes of this discussion, a U.S. Holder means a beneficial owner of an MaxsMaking BVI A share that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Federal Income Tax Characterization of the Domestication

The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization (an “F Reorganization”) is a “mere change in identity, form, or place of organization of one corporation, however effected.” Pursuant to the Domestication, the Company will change its jurisdiction of incorporation from the British Virgin Islands to Delaware.

In the opinion of Ellenoff Grossman & Schole LLP, counsel to the Company, the Domestication should qualify as an F Reorganization, subject to the assumptions, qualifications and limitations described herein and in the opinion included as Exhibit 8.1 hereto. An opinion of counsel is not binding on the IRS or any court, and there can be no assurance that the IRS or any court will agree with this position. The Company has not requested a ruling from the IRS with respect to any aspect of the U.S. federal income tax treatment of the Domestication.

If the Domestication qualifies as an F Reorganization, U.S. Holders generally should not recognize taxable gain or loss on the Domestication for U.S. federal income tax purposes, except as provided below under the headings “Effects of Section 367” and “PFIC Considerations.” The aggregate adjusted tax basis of the MaxsMaking Delaware common stock received in the Domestication by a U.S. Holder should be equal to the adjusted tax basis of the MaxsMaking BVI A shares deemed exchanged therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below), and the holding period of the MaxsMaking Delaware common stock should include U.S. Holder’s holding period of the MaxsMaking BVI A shares deemed exchanged therefor.

If the Domestication does not qualify as an F Reorganization, it is not clear how the Domestication would be characterized for U.S. federal income tax purposes and what the resulting tax consequences would be. In such case, the tax consequences of the Domestication to U.S. Holders may depend, among other things, on whether the Domestication would otherwise qualify for tax-free treatment under Section 368 or Section 351 of the Code, and U.S. Holders might be required to recognize any gain realized on the deemed exchange of MaxsMaking BVI A shares for MaxsMaking Delaware common stock, although possibly not any loss realized.

Effect of Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign (i.e., non-U.S.) corporations, including a domestication of a foreign corporation in an F Reorganization. When it applies, Section 367 imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free.

A. U.S. Holders of 10 Percent or More of MaxsMaking BVI A Shares

A U.S. Holder who on the date of the Domestication beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of MaxsMaking BVI stock entitled to vote or 10% or more of the total value of shares of all classes of MaxsMaking BVI stock (a “U.S. 10% Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the MaxsMaking BVI stock it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). A U.S. Holder’s ownership of stock options will be taken into account in determining whether such holder owns 10% or more of the total combined voting power of all classes of MaxsMaking BVI stock entitled to vote or 10% or more of the total value of shares of all classes of MaxsMaking BVI stock. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more (by vote or value) of MaxsMaking BVI stock.

A U.S. 10% Shareholder’s all earnings and profits amount with respect to its MaxsMaking BVI A shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulation Section 1.367(b)-2(d)(3) provides that all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a U.S. 10% Shareholder should be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its MaxsMaking BVI A shares. Based on its own expectation of its projected earnings and profits through the Domestication, MaxsMaking BVI expects that it may have cumulative earnings and profits through the date of the Domestication. As a result, depending upon the period in which such a U.S. 10% Shareholder held its MaxsMaking BVI A shares, such U.S. 10% Shareholder would be required to include its earnings and profits amount in income as a deemed dividend under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the Domestication.

The determination of the Company’s earnings and profits is a complex determination and may be impacted by numerous factors. It is possible that the amount of MaxsMaking BVI’s earnings and profits could be greater than expected through the date of the Domestication or could be adjusted as a result of an IRS examination.

B. U.S. Holders That Own Less Than 10 Percent of MaxsMaking BVI A Shares

A U.S. Holder who on the date of the Domestication beneficially owns (directly, indirectly or constructively) MaxsMaking BVI A shares with a fair market value of $50,000 or more, but less than 10% of the total combined voting power of all classes of MaxsMaking BVI stock entitled to vote and less than 10% or more of the total value of shares of all classes of MaxsMaking BVI stock, generally will recognize gain but not loss with respect to the deemed receipt of MaxsMaking BVI A shares in the Domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to the deemed receipt of MaxsMaking BVI A shares in the Domestication. Any such gain should be equal to the excess of the fair market value of the MaxsMaking Delaware common stock received over the U.S. Holder’s adjusted basis in the MaxsMaking BVI A shares deemed to be surrendered in exchange therefor. Such gain should be capital gain, and should be long-term capital gain if the holder held the MaxsMaking BVI A shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its MaxsMaking BVI A shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things: (i) a statement that the transaction is a Section 367(b) exchange; (ii) a complete description of the transaction, (iii) a description of any stock, securities or other consideration transferred or received in the transaction, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from MaxsMaking BVI establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s MaxsMaking BVI A shares, and (B) a representation that the U.S. Holder has notified MaxsMaking BVI (or MaxsMaking Delaware) that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice to MaxsMaking BVI of the election no later than the date such tax return is filed.

MaxsMaking BVI expects that it may have cumulative earnings and profits through the date of the Domestication. In such case, a U.S. Holder that makes the election described herein would have an all earnings and profits amount with respect to its MaxsMaking BVI A shares, and thus would be required to include that amount in income as a deemed dividend as a result of the Domestication. In connection with any such election, MaxsMaking BVI will reasonably cooperate with U.S. Holders, upon written request, to make available to such requesting U.S. Holders information regarding MaxsMaking’s earnings and profits.

The determination of the Company’s earnings and profits is a complex determination and may be impacted by numerous factors. It is possible that the amount of MaxsMaking BVI’s earnings and profits could be greater than expected through the date of the Domestication or could be adjusted as a result of an IRS examination.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.

C. U.S. Holders that Own MaxsMaking BVI A Shares with a Fair Market Value Less Than $50,000

A U.S. Holder who on the date of the Domestication owns (directly, indirectly or constructively) stock of MaxsMaking BVI with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TIMING OF THE APPLICABILITY AND THE CONSEQUENCES OF SECTION 367(b) IN THE CASE OF THE DOMESTICATION.

PFIC Considerations

In addition to the discussion above, the Domestication could be a taxable event to U.S. Holders under the PFIC provisions of the Code if MaxsMaking BVI is or ever was a PFIC.

A. Definition of a PFIC

In general, MaxsMaking BVI will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held the MaxsMaking BVI A shares, (a) at least 75% or more of MaxsMaking BVI’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of MaxsMaking BVI’s assets is attributable to assets that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business), and gains from the disposition of passive assets. For purposes of these rules, cash generally is considered to be a passive asset.

Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “startup year”) if (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.

B. PFIC Status of the Company

While we believe MaxsMaking BVI may be eligible for the start-up exception, the application of such exception is subject to uncertainty and there can be no assurance with respect to MaxsMaking BVI’s status as a PFIC for our current taxable year or any prior taxable year.

C. Effect of PFIC Rules on the Domestication

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f). However, proposed Treasury Regulations under Section 1291(f) have been promulgated and may be applied with a retroactive effective date. If finalized in their current form, those regulations would generally require taxable gain recognition to U.S. Holders of the MaxsMaking BVI A shares on the Domestication if MaxsMaking BVI was classified as a PFIC at any time during such U.S. Holder’s holding period for such shares and the U.S. Holder had not made a QEF Election (as discussed below) for the first taxable year in which the U.S. Holder owned the MaxsMaking BVI A shares and in which MaxsMaking BVI was a PFIC (or, if in a later taxable year, a QEF Election together with a deemed sale election). The tax on any such recognized gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of MaxsMaking BVI. Under these “excess distribution” rules:

●	the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s MaxsMaking BVI A shares;

●	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which MaxsMaking BVI was a PFIC, would be taxed as ordinary income;

●	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

The proposed Treasury Regulations under Section 1291(f) of the Code were proposed before the Code was amended to allow a U.S. person to make a mark-to-market election (as discussed below). Accordingly, it is not clear how these rules would apply to a U.S. Holder who has made such an election.

Any “all earnings and profits amount” included in income by a U.S. Holder under Section 367(b) of the Code as a result of the MaxsMaking Acquisition generally would be treated as gain subject to the PFIC rules. In addition, the proposed Treasury Regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations under Section 1291(f) applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the caption heading “— Effect of Section 367.”

It is not possible to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such Treasury Regulations would apply. Therefore, U.S. Holders of MaxsMaking BVI A shares that have not made a timely QEF Election may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Domestication.

D. QEF Election, Deemed Sale Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of MaxsMaking BVI A shares may depend on whether the U.S. Holder has made a timely and effective election to treat MaxsMaking BVI as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of MaxsMaking BVI A shares during which MaxsMaking BVI was classified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election together with a deemed sale election. A deemed sale election creates a deemed sale of the U.S. Holder’s MaxsMaking BVI A shares at their then fair market value and requires the U.S. Holder to recognize gain (but not loss) pursuant to the election subject to the special PFIC tax and interest charge rules described above. As a result of any deemed sale election, the U.S. Holder would increase its tax basis in its MaxsMaking BVI A shares to the extent of any gain recognized, but its holding period in its MaxsMaking BVI A shares would remain unchanged for general federal income tax purposes, but such holding period would be restarted for purposes of applying the PFIC excess distribution rules described above. The QEF Election requires the U.S. Holder to include in income its pro rata share of MaxsMaking BVI’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which MaxsMaking BVI’s taxable year ends. If a QEF Election and deemed sale election have been made, the electing U.S. Holder thereafter generally will not be subject to the excess distribution rules described above.

The impact of the PFIC rules on a U.S. Holder of MaxsMaking BVI A shares may also depend on whether the U.S. Holder has made an election under Section 1296 of the Code. U.S. Holders who hold (or are deemed to hold) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value (a “mark-to-market election”). If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) MaxsMaking BVI A shares and for which MaxsMaking BVI is classified as a PFIC, such holder generally will not be subject to the excess distribution rules described above. Instead, in general, the U.S. Holder will include as A income for each of the taxable years the excess, if any, of the fair market value of its MaxsMaking BVI A shares at the end of such taxable year over the adjusted basis in its MaxsMaking BVI A shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its MaxsMaking BVI A shares over the fair market value of its MaxsMaking BVI A shares at the end of such taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its MaxsMaking BVI A shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the MaxsMaking BVI A shares will be treated as ordinary income. As discussed above, it is not clear how the proposed Treasury Regulations under Section 1291(f) of the Code would apply to a U.S. Holder who has made a mark-to-market election.

E. Information Reporting

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally is required to file an IRS Form 8621 (whether or not a QEF Election or mark-to-market election is made) and such other information as may be required under the Treasury Regulations or other IRS guidance. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding these filing requirements.

The PFIC rules are complex and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated but which may be promulgated with retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders are strongly urged to consult their own tax advisers concerning the impact of these rules on the Domestication, including, without limitation, whether a QEF Election, deemed sale election and/or mark to market election is available with respect to their MaxsMaking BVI A shares and the consequences to them of any such election.

Non-U.S. Holders

We do not expect the Domestication to result in any U.S. federal income tax consequences to non-U.S. Holders of MaxsMaking BVI A shares. The following describes the material U.S. federal income tax consequences of the ownership and disposition of shares of MaxsMaking Delaware common stock after the Domestication by a non-U.S. Holder. For purposes of this discussion, a non-U.S. Holder means a beneficial owner of MaxsMaking Delaware common stock that is neither a U.S. Holder nor a partnership (or entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Distributions

As discussed under the section entitled “Risk Factors” above, MaxsMaking Delaware does not anticipate paying dividends. In the event that MaxsMaking Delaware does make a distribution of cash or property with respect to MaxsMaking Delaware common stock, respectively, any such distribution will be treated as a dividend for U.S. federal income tax purposes to the extent paid from MaxsMaking Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to a non-U.S. Holder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. Holder generally will be required to provide to MaxsMaking Delaware an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying its entitlement to benefits under the treaty.

The withholding tax does not apply to dividends paid to a non-U.S. Holder that provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to U.S. tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons (subject to an applicable income tax-treaty providing otherwise). A corporate non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

If a non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty, the non-U.S. Holder may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.

If the amount of a distribution paid by MaxsMaking Delaware on a share of MaxsMaking Delaware common stock to a non-U.S. Holder exceeds MaxsMaking Delaware’s current and accumulated earnings and profits, as the case may be, such excess will be treated first as a tax-free return of capital to the extent of the non-U.S. Holder’s adjusted tax basis in such share, and thereafter as capital gain from a sale or other disposition of such share that is taxed as described below under the heading “— Sale or Other Taxable Disposition of MaxsMaking Delaware common stock.”

Sale or Other Taxable Disposition of MaxsMaking Delaware common stock

A non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of a share of MaxsMaking Delaware common stock unless:

(i)	the non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and other requirements are met,

(ii)	the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States (in which case, the gain will be subject to U.S. tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons (subject to an applicable income tax-treaty providing otherwise) and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) may also apply), or

(iii)	MaxsMaking Delaware is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and either (A) the MaxsMaking Delaware common stock has ceased to be regularly traded on an established securities market or (B) the non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of MaxsMaking Delaware’s common stock.

MaxsMaking Delaware does not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes. However, the determination of whether a corporation is a U.S. real property holding corporation is primarily factual and there can be no assurance whether such facts will change or whether the IRS or a court will agree with our determination.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of MaxsMaking Delaware common stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Under the Code and the Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. U.S. Holders are urged to consult with their own tax advisors concerning such reporting requirements, including whether any reporting is required under Section 367(b).

FATCA

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of U.S.-source dividends (including amounts treated as dividends received pursuant to a redemption of stock or a constructive distribution), and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a sale, exchange or other taxable disposition of stock (including a redemption treated as a sale), in each case if paid to “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, certain non-U.S. Holders may be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA to the sale, exchange, or other taxable disposition of, or distribution with respect to, the MaxsMaking Delaware common stock.

The IRS has released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds from the sale, exchange or other taxable disposition of stock (including a redemption treated as a sale). In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

SECURITIES ACT RESTRICTIONS ON RESALE OF MAXSMAKING DELAWARE COMMON STOCK

At the Effective Time, the outstanding shares of common stock of MaxsMaking Delaware will have been registered under the Securities Act, and holders of shares of such stock who are not affiliates of the Company may freely resell their stock under the Securities Act, subject to applicable securities laws and any contractual restrictions. Holders of such shares who are affiliates of MaxsMaking Delaware, however, may resell their shares only pursuant to an effective registration statement under the Securities Act or an available exemption from registration, including Rule 144 under the Securities Act. In general, Rule 144 will permit an affiliate of the Company to resell shares of stock received in connection with the Domestication only if certain requirements are met. Among other things, the affiliate of the Company may not sell shares of any class (including any shares of that class otherwise acquired) in an amount that, during any three-month period, exceeds 1% of the outstanding shares of that class (or, solely in the case of the common stock, the average weekly trading volume of the stock on the Nasdaq during the four calendar weeks preceding the filing of the notice referenced below, if greater). In addition, all such resales must be made in unsolicited brokers’ transactions, the Company must have filed all periodic reports it was required to file under the Exchange Act within the year preceding the resale and (depending on the amount being resold), the affiliate of the Company must have filed a notice of sale on Form 144 with the SEC. For this purpose, an “affiliate” of the Company is any person who controls, is controlled by or is under common control with the Company.

ACCOUNTING TREATMENT OF THE DOMESTICATION

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of MaxsMaking BVI as a result of Domestication. The consolidated business, capitalization, assets, liabilities and financial statements of MaxsMaking Delaware immediately following the Domestication will be the same as those of MaxsMaking BVI immediately prior to thereto.

VALIDITY OF THE CAPITAL STOCK

The validity of the shares common stock of MaxsMaking Delaware into which the outstanding MaxsMaking BVI A shares will be converted in connection with the Domestication will be passed upon for MaxsMaking Delaware by Ellenoff Grossman & Schole LLP.

TAX MATTERS

The U.S. federal income tax consequences of the Domestication have been passed upon by Ellenoff Grossman & Schole LLP.

CHANGE IN THE COMPANY’S CERTIFYING ACCOUNTANT

(a)	Previous independent registered public accounting firm

(i)	On September 26, 2025, the Company dismissed Onestop Assurance PAC (“Onestop”) as its independent registered accounting firm in connection with the Company. The Company’s Board of Directors and Audit Committee participated in and approved the decision to change the Company’s independent registered accounting firm.

(ii)	Onestop’s report on the financial statements for the fiscal years ended October 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle..

(iii)	During the fiscal years ended October 31, 2024 and 2023 and through the subsequent period up to and including the date of Onestop’s dismissal, there were no “disagreements” (as that term is defined in Item 16F(a)(1)(iv) of Form 20-F) between the Company and Onestop on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Onestop, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for those periods. There were no reportable events (as that term is described in Item 16F(a)(1)(v) of Form 20-F) during the two fiscal years ended October 31, 2024 and 2023 or in the subsequent period up to and including the date of Onestop’s dismissal.

(iv)	The Company has requested that Onestop furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 30, 2025, is incorporated by reference as Exhibit 16.1 to this registration statement on Form F-4.

(b)	New independent registered public accounting firm

(i)	The Company approved Enrome LLP (“Enrome”) as its new independent registered public accounting firm on September 26, 2025. During the fiscal years ended October 31, 2024 and 2023 and through the subsequent period up to and including the date of Onestop’s dismissal, the Company had not consulted with Enrome regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Enrome concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

EXPERTS

The financial statements of MaxsMaking Inc. as of and for the year ended October 31, 2025 included in this Prospectus have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of MaxsMaking Inc. as of October 31, 2024 and for each of the two years in the period ended October 31, 2024 included in this Prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the Registration Statement on Form F-4 (the “Registration Statement”) under the Securities Act with respect to the Domestication. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about us and the Domestication, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the Registration Statement, each statement about such contract or document being qualified in all respects by such reference.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Our reports and any other information that we have filed or may in the future file with the SEC are not incorporated by reference into, and do not constitute a part of, this prospectus or the Registration Statement.

You may obtain copies of the information and documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number:

MaxsMaking Inc.
Room 903, Building 2, Kangjian Business Plaza
No. 1288 Zhennan Road
Putuo District, Shanghai, China, 200331
+86 (21) 62990223

Attention: Chief Executive Officer

We will become subject to the full informational requirements of the Exchange Act following effectiveness of the Registration Statement. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our shareholders with annual reports containing consolidated financial statements certified by an independent public accounting firm.

INDEX TO FINANCIAL STATEMENTS

MaxsMaking Inc. and Subsidiaries

Unaudited Condensed Financial Statements of MaxsMaking Inc. for the six months ended April 30, 2026 and 2025	Page(s)
Condensed Consolidated Balance Sheets as of April 30, 2026(Unaudited) and October 31, 2025	F-31
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the six months ended April 30, 2026 and 2025	F-32
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the six months ended April 30, 2026 and 2025	F-33
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended April 30, 2026 and 2025	F-34
Notes to Unaudited Condensed Consolidated Financial Statements	F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
MaxsMaking Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MaxsMaking Inc. and its subsidiaries (collectively, the “Company”) as of October 31, 2025, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended October 31, 2025 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025, and the results of its operations and its cash flows for the year ended October 31, 2025, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2025.

Singapore
March 3, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MaxsMaking Inc. and its subsidiaries (collectively, the “Company”) as of October 31, 2024, and the related consolidated statement of operations and comprehensive income (loss), changes in equity, and cash flow for years ended October 31, 2024 and 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31 2024 and 2023, and the result of its operations and its cash flow for the fiscal year then ended October 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore
February 18, 2025

MAXSMAKING INC.
CONSOLIDATED BALANCE SHEETS
FOR THE FISCAL YEARS ENDED OCTOBER 31, 2025 AND 2024
IN U.S. DOLLARS, EXCEPT SHARE DATA

	October 31, 2025	October 31, 2024
ASSETS
Current Assets
Cash	$122,381	$176,236
Accounts receivable, net	9,877,030	6,188,992
Due from related parties	36,815	—
Inventories	6,504,761	2,633,615
Other receivables and other current assets	5,003,667	7,452,317
Total current assets	21,544,654	16,451,160

Non-Current Assets
Plant and equipment, net	153,271	119,125
Intangible assets, net	6,447	7,433
Right-of-use assets, net	71,482	86,441
Deferred tax assets	66,383	24,538
Deferred offering cost	-	986,206
Total non-current assets	297,583	1,223,743
Total Assets	$21,842,237	$17,674,903

LIABILITIES AND EQUITY
Current Liabilities
Short-term loans	$1,954,007	$2,785,965
Accounts payable	3,243,451	2,127,623
Contract liability	449,306	512,859
Income tax payable	952,041	859,194
Other payables and accrued liabilities	259,345	867,249
Due to related parties	-	149,757
Lease liabilities-current	13,145	47,895
Current portion of long-term loan	22,573	-
Total current liabilities	6,893,868	7,350,542

Non-Current Liabilities
Lease liabilities-non current	57,841	—
Non-current portion of long-term loans	2,278,162	2,058,651
Total non-current liabilities	2,336,003	2,058,651
Total liabilities	9,229,871	9,409,193

COMMITMENTS AND CONTINGENCIES (NOTE 17)

Equity
A Shares (US$ 0.01 par value; 9,200,000 A Shares authorized, 7,575,000 A Shares issued and outstanding as of October 31, 2024 and October 31, 2023)	92,000	75,750
B Shares (US$0.01 par value; 7,425,000 B Shares authorized, 7,425,000 B Shares issued and outstanding as of October 31, 2024 and October 31, 2023)	74,250	74,250
Additional paid-in capital	5,972,110	1,712,492
Statutory surplus reserve	788,123	705,396
Retained earnings	5,726,180	5,806,881
Accumulated other comprehensive loss	(368,876)	(421,542)
Total MaxsMaking Inc.’s Equity	12,283,787	7,953,227

Non-Controlling Interests	328,579	312,483
Total equity	12,612,366	8,265,710
Total Liabilities and Equity	$21,842,237	$17,674,903

The accompanying notes are integral part of these consolidated financial statements.

MAXSMAKING INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE FISCAL YEARS ENDED OCTOBER 31, 2025, 2024 and 2023
IN U.S. DOLLARS, EXCEPT SHARE DATA

	For The Fiscal Years Ended October 31,
	2025	2024	2023
Revenues	$29,220,846	$21,434,100	$26,260,268
Cost of revenues	(26,605,003)	(17,463,856)	(22,048,972)
Gross profit	2,615,843	3,970,244	4,211,296

Operating expenses:
Sales and marketing expenses	(462,285)	(606,352)	(490,221)
General and administrative expenses	(1,399,356)	(600,660)	(571,407)
Research and development expenses	(650,629)	(559,048)	(740,800)
Total operating expenses	(2,512,270)	(1,766,060)	(1,802,428)

Income from operations	103,573	2,204,184	2,408,868

Other (expenses) income, net
Interest expenses	(159,166)	(151,335)	(69,572)
Interest income	223	548	1,158
Other income	85,113	95,767	87,399
Exchange gain (loss)	72,406	17,344	(2,106)
Other expenses	(16,593)	(16,839)	(140,029)
Income before income tax provision	85,556	2,149,669	2,285,718
Income tax expense	(67,434)	(269,003)	(307,441)
Net income	$18,122	$1,880,666	$1,978,277
Less: Net income attributable to non-controlling interest	16,096	67,496	69,006
Net income attributable to MaxsMaking Inc.	2,026	1,813,170	1,909,271

Other comprehensive income
Foreign currency translation adjustment	52,666	36,714	(39,443)
Comprehensive income	$70,788	$1,917,380	$1,938,834
Less: comprehensive income (loss) attributable to non-controlling interests	832	(839)	(7,775)
Comprehensive income attributable to MaxsMaking Inc.	$69,956	$1,918,219	$1,946,609
Weighted Average A Shares Outstanding – Basic and Diluted	8,092,857	7,575,000	7,575,000
Weighted Average B Shares Outstanding – Basic and Diluted	7,425,000	7,425,000	7,425,000
Earnings per A Share – basic and diluted	$0.00	$0.25	$0.26
Earnings per B Share – basic and diluted	$0.00	$0.25	$0.27

The accompanying notes are integral part of these consolidated financial statements.

MAXSMAKING INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE FISCAL YEARS ENDED OCTOBER 31, 2025, 2024 and 2023
IN U.S. DOLLARS, EXCEPT SHARE DATA

	Common Stock			Additional	Accumulated Other		Non-
	Shares*			Paid-in	Comprehensive	Statutory	Controlling	Retained	Total
	Class A	Class B	Amount	Capital	(Loss)/Income	Reserve	Interests	Earnings	Equity
Balance as of October 31, 2022	7,575,000	7,425,000	150,000	925,226	(418,813)	328,739	175,981	2,461,097	3,622,230
Net income	—	—	—	—	—	—	69,006	1,909,271	1,978,277
Appropriated statutory surplus reserves	—	—	—	—	—	186,821	—	(186,821)	—
Foreign currency translation adjustment	—	—	—	—	(39,443)	—	—	—	(39,443)
Balance as of October 31, 2023	7,575,000	7,425,000	150,000	925,226	(458,256)	515,560	244,987	4,183,547	5,561,064
Capital Contributions	—	—	—	787,266	—	—	—	—	787,266
Net income	—	—	—	—	—	—	67,496	1,813,170	1,880,666
Appropriated statutory surplus reserves	—	—	—	—	—	189,836	—	(189,836)	—
Foreign currency translation adjustment	—	—	—	—	36,714	—	—	—	36,714
Balance as of October 31, 2024	7,575,000	7,425,000	150,000	1,712,492	(421,542)	705,396	312,483	5,806,881	8,265,710
Capital Contributions	1,625,000	—	16,250	5,578,676	—	—	—	—	5,594,926
Net income	—	—	—	—	—	—	16,096	2,026	18,122
Appropriated statutory surplus reserves	—	—	—	—	—	82,727	—	(82,727)	—
Adjustments to Additional Paid-In Capital - Stock Issuance Costs				(1,319,058)					(1,319,058)
Foreign currency translation adjustment	—	—	—	—	52,666	—	—	—	52,666
Balance as of October 31, 2025	9,200,000	7,425,000	166,250	5,972,110	(368,876)	788,123	328,579	5,726,180	12,612,366

The accompanying notes are integral part of these consolidated financial statements.

MAXSMAKING INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED OCTOBER 31, 2025, 2024 and 2023
IN U.S. DOLLARS, EXCEPT SHARE DATA

	For The Fiscal Years Ended October 31,
	2025	2024	2023
Cash Flows from Operating Activities:
Net income	$18,122	$1,880,666	$1,978,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	30,573	28,548	22,638
Allowance (Reversal of allowance) for expected credit loss of accounts receivable	173,564	17,064	(23,422)
Amortization of right-of-use assets	138,080	179,858	189,311
Amortization of intangible assets	1,014	1,021	1,032
Accounts receivable	(3,791,371)	168,688	1,895,868
Inventories	(3,817,383)	(412,235)	56,562
Other receivables and other current assets	2,240,000	(4,142,973)	(1,397,468)
Amount due from related party	(36,433)	422	(426)
Deferred tax assets	(41,284)	(19,841)	(2,575)
Operating lease-right of use assets	(122,830)	(45,928)	—
Deferred offering cost	(332,851)	(905,452)	(273,346)
Other non-current assets	-	196,834	178,786
Accounts payable	1,091,381	1,094,933	(4,279,114)
Income tax payable	87,446	283,245	87,502
Contract liability	134,680	(328,693)	164,529
Other payables and accrued liabilities	(928,045)	13,537	(100,599)
Lease liabilities	22,604	(327,396)	(167,614)
Amount due to related party	(153,012)	(720,729)	1,070,112
Net cash used in operating activities	(5,285,745)	(3,038,431)	(599,947)

Cash Flows from Investing Activities:
Purchases of plant and equipment	(56,877)	(18,514)	(73,646)
Collection from loans to third parties	—	—	810,250
Net cash (used in) generated by investing activities	(56,877)	(18,514)	736,604

Cash Flows from Financing Activities:

Capital contributions	5,594,926	787,266	—
Proceeds from third party loans	184,559	260,101	71,055
Proceeds from bank borrowings	3,036,036	4,611,529	1,406,889
Repayments of third party loans	(325,058)	(745,156)	—
Repayment of bank borrowings	(3,191,570)	(1,813,680)	(1,806,122)
Net cash provided by(used in) financing activities	5,298,893	3,100,060	(328,178)
Effect of Exchange Rate Changes on Cash	(10,126)	971	3,715

Net (Decrease) Increase in cash	(53,855)	44,086	(187,806)
Cash, Beginning of Year	176,236	132,150	319,956
Cash, End of Year	122,381	$176,236	$132,150
Supplemental disclosure of cash flow information:
Cash paid for income tax	21,273	$5,598	$222,026
Cash paid for interest	155,572	$151,335	$69,572
Supplemental disclosure of cash flow information:
Right-of-use assets obtained in exchange for operating lease obligation	177,415	$66,419	$18,639

The accompanying notes are integral part of these consolidated financial statements.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Principal Activities

Business

MaxsMaking Inc. (“MaxsMaking”, and collectively with its consolidated subsidiaries, the “Company”) is a manufacturer of customized consumer goods with a strong focus on advanced technology and innovation. The Company consists of various subsidiaries that specialize in different aspects of its businesses, including digital production, software development, product design and brand management, online sales and international trade. The Company was founded in 2007, with its headquarters located in Shanghai, China, our manufacturing facilities located in Yiwu, Zhejiang province and Zhumadian, Henan province.

Leveraging the advantages of talent and resource integration, industrial chain and internet, the Company specializes in the manufacturing of customized products, a blue ocean market of the manufacturing industry. Serving small and medium-sized enterprises and individual e-commerce sellers with their needs for small batch customized products, the Company currently mainly uses cotton cloth, nylon cloth, polyester, recycled polyethylene terephthalate (rPET) and other materials to produce backpacks, shopping bags, aprons, tablecloths and other consumer goods. The Company serves enterprises, schools, government agencies, non-profit organizations, e-commerce sellers and various groups and organizations to meet their needs for small-batch customized products. The Company is committed to helping customers build brand image and improve market competitiveness. In the production process, the Company uses sustainable raw materials and production methods to provide customers with high-quality products, and it pays attention to environmental protection and social responsibility in the meantime.

Organizations

MaxsMaking is a limited liability company incorporated under the laws of the BVI on August 14, 2023.

MaxsMaking USA Inc is a limited liability company incorporated on September 25, 2024 under the laws of USA and a wholly owned subsidiary of MaxsMaking.

MaxKraft Inc (“MaxKraft”) is a limited liability company incorporated on August 21, 2023 under the laws of Hong Kong and a wholly owned subsidiary of MaxsMaking.

MaxsMaking Group Limited (“MaxsMaking HK”) is a limited liability company incorporated on September 4, 2023, under the laws of Hong Kong and a wholly owned subsidiary of MaxKraft.

Ververise Group Limited (“Ververise HK”) is a limited liability company incorporated on November 6, 2023,under the laws of Hong Kong and a wholly owned subsidiary of MaxKraft.

Zhejiang MaxsMaking Technology Co., Ltd. (“WFOE” or “Zhejiang MaxsMaking”) is a limited liability company incorporated on January 11, 2024 under the laws of the PRC, and is 100% owned by MaxsMaking HK.

Zhejiang Haodingduo Intelligent Industry Group Co., Ltd. (“Intelligent Industry Company”) is a limited liability company incorporated on July 27, 2023 under the laws of the PRC with 99% equity interest owned by WFOE and 1% equity interest owned by Ververise HK.

Shanghai Alliance Industrial Co., Ltd. (“Shanghai Alliance”) is a limited liability company incorporated on January 29, 2007 under the laws of the PRC with 100% equity interest owned by Intelligent Industry Company.

Shanghai Supreme Technology Co., Ltd. (“Shanghai Supreme”) is a limited liability company incorporated on December 12, 2016 under the laws of the PRC with 90% equity interest owned by Shanghai Alliance.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Principal Activities (cont.)

Zhejiang Alliance Arts and Crafts Co., Ltd. is a limited liability company incorporated on December 27, 2018 under the laws of the PRC and a wholly owned subsidiary of Shanghai Alliance.

Shanghai Lvzao Intelligent Technology Co., Ltd. is a limited liability company incorporated on October 11, 2021 under the laws of the PRC and a wholly owned subsidiary of Shanghai Alliance.

Haodingduo (Shanghai) Technology Co., Ltd. is a limited liability company incorporated on August 10, 2021 under the laws of the PRC and a wholly owned subsidiary of Shanghai Alliance.

Zhumadian City Haoyi Craft Products Co., Ltd. (“Zhumadian”) is a limited liability company incorporated on March 20, 2022 under the laws of the PRC with 95% equity interest owned by Haodingduo Shanghai.

Haodingduo (Zhejiang) Web Science and Technology Co., Ltd. is a limited liability company incorporated on July 27, 2021 under the laws of the PRC and a wholly owned subsidiary of Supreme Technology.

Haodingduo Brand Management Co., Ltd. is a limited liability company incorporated on November 29, 2021 under the laws of the PRC and a wholly owned subsidiary of Supreme Technology.

Reorganization

A reorganization of the Company’s legal structure (“Reorganization”) was completed on February 1, 2024. The reorganization involved the incorporation of offshore entities of MaxsMaking, MaxKraft, Ververise HK and MaxsMaking HK.

Intelligent Industry Company was originally wholly owned by Zhejiang Haodingduo Intelligent Technology Group Co., Ltd. In December 2023, Ververise HK acquired an aggregate of 1% equity interest of Intelligent Industry Company by subscribing to its additional capital, after which Zhejiang Haodingduo Intelligent Technology Group Co. became a 99% shareholder of Intelligent Industry Company. In January 2024, Zhejiang MaxsMaking acquired an aggregate of 99% equity interest of Intelligent Industry Company from Zhejiang Haodingduo Intelligent Technology Group Co., Ltd., replacing it as a shareholder of Haodingduo Intelligent Industry. Zhejiang MaxsMaking is a wholly-owned subsidiary of MaxsMaking HK. After Ververise HK was acquired by Maxkraft on February 1, 2024, MaxsMaking Inc. indirectly owned 100% of the equity interest of the Intelligent Industry Company and Shanghai Alliance, becoming the ultimate holding company of Shanghai Alliance’s subsidiaries.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies

(a)	Segment Reporting

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company utilizes the “management approach” to identify its reportable operating segments.

The management approach considers the internal organizational structure and reporting mechanisms employed by the Company’s CODM for operational decision-making and performance evaluation. The Company’s chief executive officer is designated as the CODM, who reviews and evaluates the consolidated results to determine resource allocation and assess the Company’s overall performance. After a thorough analysis, the Company has concluded that it operates within only one reportable operating segment.

The Company’s CODM has been identified as the Company’s chief executive officer, who reviews the results of operations when making decisions about allocating resources and assessing the performance of the Company. For management purposes, the Company operates in one business unit based on the products sold, and its sole operating segment is pharmaceutical manufacturing and selling. The CODM monitors the revenue, results, assets and liabilities of its business unit as a whole and regularly reviews its operating results to make decisions about resource allocation. Accordingly, no analysis of segment information other than entity-wide information is presented.

The Company’s long-lived assets are all located in China and substantially all monitoring and control activities of its operations are conducted in China. Therefore, no geographic information is presented.

The significant segment expenses are consistent with those reported in the consolidated statements of operations and comprehensive loss, including cost of revenue, selling expenses, general and administrative expenses, as well as research and development expenses. For significant segment expenses incurred during the years ended October 31, 2025, 2024 and 2023, refer to Consolidated Statements of Operations and Comprehensive Loss.

(b)	Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(c)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements. Significant accounting estimates reflected in the Company’s consolidated financial statements include allowance for expected credit losses of accounts receivable, useful lives of long-lived assets, and intangible assets, and income taxes related to realization of deferred tax assets and uncertain tax position. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

(d)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are all entities over which the Company has controlled. The Company controls an entity when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are de-consolidated from the date on that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transactions provide evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Company.

(e)	Cash

The Company considers all highly liquid investment instruments with an original maturity of three months or less to be cash equivalents.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(f)	Accounts receivable, net

Accounts receivable is recognized and carried at original invoiced amount less an estimated allowance for expected credit losses. The Company usually grants credit to customers with good credit standing with a maximum of 360 days and determines the adequacy of allowance for expected credit loss based on individual account analysis and historical collection trends. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for expected credit loss after management has determined that the likelihood of collection is not probable.

(g)	Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Allowances for obsolescence are also assessed based on expiration dates, as applicable, taking into consideration historical and expected future product sales.

(h)	Deferred offering cost

Deferred Offering cost represent the incremental costs incurred for the Company’s initial public offering (“IPO”). These costs are deferred and will be deducted from the proceeds of the IPO upon the completion of the IPO. Deferred offering costs primary include professional fees related to the IPO. As of October 31, 2025, 2024 and 2023 the deferred offering costs were nil, $986,206 and $267,973, respectively. The balance of deferred offering cost has been transferred to Additional Paid-in Capital as of October 31, 2025.

(i)	Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful lives
Office equipment	3 ~ 5 years
Machinery and equipment	5~10 years
Electronic equipment	3 years
Motor Vehicle	4 years
Leasehold improvement	1 ~ 3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the statement of income in other income and expenses.

(j)	Intangible assets, net

Intangible assets are copyright developed by the Company, which are recorded at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the estimated useful lives of 10 years.

(k)	Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no indicators of impairment of these assets as of October 31, 2025 and 2024.

(l)	Accounts and other payables

Accounts and other payables represent liabilities for goods, accrued payroll and other operating related service provided to the Company prior to the end of the fiscal year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(m)	Leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02. For all leases that were entered into prior to the effective date of ASC 842, we elected to apply the package of practical expedients. Based on this guidance we will not reassess the following: (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) initial direct costs for any existing leases. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets. Finance leases are included in plant and equipment, net, current portion of obligations under capital leases, and obligations under capital leases, non-current on our consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

(n)	Borrowings

Borrowings comprise short-term loans and long-term loans. Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(o)	Statutory Reserves

The Company’s subsidiaries established in the PRC are required to make appropriations to certain non-distributable reserve funds.

In accordance with the laws applicable to the foreign invested enterprises established in the PRC, the Company’s subsidiaries registered as wholly foreign owned enterprises have to make appropriations from their after-tax profits (as determined under generally accepted accounting principles in the PRC (“PRC GAAP’’)) to non-distributable reserve funds including general reserve fund, enterprise expansion fund and staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the general reserve fund has reached 50% of the registered capital of the Company.

In addition, in accordance with the PRC Company Law, the Company’s subsidiaries, registered as Chinese domestic companies, must make appropriations from their after-tax profits as determined under the PRC GAAP to non-distributable reserve funds including statutory surplus fund and discretionary surplus fund. The appropriation to the statutory surplus fund must be 10% of the after-tax profits as determined under PRC GAAP.  Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the Company. Appropriation to the discretionary surplus fund is made at the discretion of the Company.

The general reserve fund, enterprise expansion fund, statutory surplus fund and discretionary surplus fund are restricted for use. They may only be applied to offset losses or increase the registered capital of the respective entity. The staff bonus and welfare fund are liability in nature and is restricted for payment of special bonuses to employees and for the collective welfare of employees. None of these reserves is allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except under liquidation.

For the fiscal years ended October 31, 2025, 2024 and 2023, appropriation of $82,727, $189,836 and $186,821 was made to the statutory surplus fund by the Company’s subsidiaries, respectively.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(p)	Revenue recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company generates revenue from production and sales of personalized goods including domestic sales and oversea sales. The Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue.

The Company’s contracts have one single performance obligation as the promise is to transfer the individual goods to customers, and there is no other identifiable promises in the contracts for both domestic and oversea sales.

Performance obligation is fulfilled upon customers’ receipt and acceptance of the products for domestic sales (evidenced through delivery tickets with customers’ signatures), which is considered at point in time. For overseas customers, where the FOB (Free on Board) terms are applied, the insurance and freight costs shall be borne by the buyer. The Company recognizes revenue upon the control of goods are transferred to customers, which is considered at point in time. Revenue is reported net of all value added taxes (“VAT”). For domestic customers, the Company usually grants credit to customers with good credit standing with a maximum of 360 days and for oversea customers, full payment is due upon receiving the booking confirmation or signing the contract. The Company offers customer warranty of 30 days for defective products that are beyond contemplated defective rate mutually agreed in contract with customers normally. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of October 31, 2024 and 2025, other than accounts receivable and advances from customers, the Company had no other material contract assets recorded on its consolidated balance sheet. The balance of contract liability as of October 31, 2025 and 2024 are $ 449,306 and $ 512,859, respectively. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(q)	Cost of revenue

Cost of revenue consists primarily of cost of materials, direct labor cost, depreciation and maintenance costs for equipment, rental expense and other related manufacturing expenses that are directly attributable to the Company’s principal operations.

(r)	Research and development expenses

The Company expense all internal research costs as incurred, which primarily comprise employee costs, materials costs and the expenses related to the research and development activities. For the fiscal years ended October 31, 2025, 2024 and 2023, total research and development expenses were approximately $650,629, $559,048 and $740,800, respectively, which were recorded in research and development expenses in the consolidated statement of income and comprehensive income.

(s)	Sales and marketing expenses

Sales and marketing expenses consist primarily of logistics costs, staff costs, promotion expense and other related incidental expenses that are incurred to conduct the Company’s sales and marketing activities.

(t)	General and administrative expenses

General and administrative expenses consist primarily of salaries, and those not specifically dedicated to research and development or sales and marketing activities, depreciation of plant and equipment, amortization of operating leasing assets, legal and professional services fees, rental and other general corporate related expenses.

(u)	Taxation

Income tax

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not believe that there were any uncertain tax positions as of October 31, 2025 and 2024.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

Value added taxes

The Company’s PRC subsidiaries are subject to value added tax (“VAT”). Revenue from sales of transaction is generally subject to VAT at the rate of 13% and subsequently paid to PRC tax authorities after netting input VAT on purchase of materials and service received. The excess of output VAT over input VAT is reflected in accrued expenses and other payables, and the excess of input VAT is reflected in Prepayments and other current assets in the Consolidated Balance Sheets.

(v)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There were no diluted shares for the fiscal years ended October 31, 2025,2024 and 2023.

(x)	Comprehensive income

Comprehensive income is defined to include all changes in equity of the Company during a period arising from transactions and other event and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the fiscal years ended October 31, 2025, 2024 and 2023 presented, the Company’s comprehensive income includes net income and foreign currency translation adjustments that have been excluded from the determination of net income.

(w)	Related parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20, related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

(y)	Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, shareholder lawsuits, and non-income tax matters. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(z)	Foreign Currency Translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. Our financial statements are reported using U.S. dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

As of
	October 31, 2025	October 31, 2024	October 31, 2023
Year-end spot rate	US$1=RMB 7.0880	US$1=RMB 7.1250	US$1=RMB 7.1779
Average rate	US$1=RMB 7.1623	US$1=RMB 7.1126	US$1=RMB 7.0368

(aa)	Fair value measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The three levels of inputs that may be used to measure fair value include:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3:	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

The Company does not have any non-financial assets or liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis.

As of October 31, 2025, 2024 and 2023, the carrying values of cash, accounts receivable, net, other current assets, accounts payable, short-term loans and other payables approximated their fair values reported in the consolidated balance sheets due to the nature of these instruments.

(ab)	Credit Risk

Financial instruments that potentially expose the Group to credit risk consist primarily of cash and cash equivalent and accounts receivable. The Group places its cash and cash equivalents with financial institutions with high credit ratings and quality.

As of October 31, 2025 and 2024, $105,707 and $176,236 of the Company’s cash and cash equivalents and certificates of deposit were on deposit at financial institutions in the PRC with upper limited RMB 500,000 insurance to cover bank deposits in the event of bank failure. To limit exposure to credit risk relating to deposits, the Company primarily places cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and management also continually monitors the financial institutions’ credit worthiness.

The Group conducts credit evaluations of our customers and generally does not require collateral or other security. The Group establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific third-party customers and related parties. Account receivables as of October 31, 2025 and 2024 are disclosed in Note 3 of this consolidation financial statements.

(ac)	Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, a final standard on improvements to income tax disclosures which applies to all entities subject to income taxes. The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The amendments in this ASU will be effective for fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact of the adoption of ASU No. 2023-9 on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires disclosure about the types of costs and expenses included in certain expense captions presented on the income statement. The new disclosure requirements are effective for the Company’s annual periods beginning June 1, 2027, and interim periods beginning June 1, 2028, with early adoption permitted, and may be applied either prospectively or retrospectively. The Company is currently evaluating the ASU to determine its impact on the Company’s disclosures.

In January 2025, the FASB issued ASU 2025-01, Income Statement – Comprehensive Income – Expense Disaggregation Disclosure (Subtopic 220-40): Clarifying the Effective Date. This pronouncement revises the effective date of ASU 2024-03 and clarifies that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Entities within the ASU’s scope are permitted to early adopt the accounting standard update. The Company is currently evaluating the ASU to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU 2025-05 - Financial Instruments—Credit Losses (Topic 326). The amendments in this Update provide (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. An entity that elects the practical expedient and the accounting policy election, if applicable, should apply the amendments in this Update prospectively. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is evaluating the impact of the adoption of this guidance. The Company believe the future adoption of this ASU is not expected to have a material impact on its financial statements.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	Accounts receivable, net

Accounts receivable consisted of the following:

	October 31, 2025	October 31, 2024
Accounts receivable	10,069,682	6,206,171
Less: Allowance for expected credit losses	(192,652)	(17,179)
Accounts receivable, net	$9,877,030	$6,188,992

The movement in the allowance for expected losses are as follows:

	October 31, 2025	October 31, 2024
Beginning balance	$17,179	$143
Additions	$173,564	17,064
Foreign currency translation adjustments	1,909	(28)
Allowance for expected losses	$192,652	$17,179

The Company’s credit policy typically requires payment within 180 to 360 days, and payments on the vast majority of its sales have been collected within 360 days.

The additions of expected credit losses were $173,564 and $17,064 as of October 31, 2025 and 2024, respectively.

4.	Inventories

Inventories consisted of the following:

	October 31, 2025	October 31, 2024
Raw materials	$2,363,097	$1,568,246
Finished goods	$4,141,664	1,065,369
Total inventories	$6,504,761	$2,633,615

The allowance for inventories obsolescence and NRV written-down were nil as of October 31, 2025 and 2024, respectively.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	Other receivables and other current assets

Other receivables and other current assets consisted of the following:

	October 31, 2025	October 31, 2024
Deposit	$18,879	$26,935
Other receivables	632,373	13,087
VAT deductibles	45,863	140,944
Export tax rebate receivable	39,818	75,639
Cash advanced to employees	334,550	51,343
Advances to suppliers	3,931,712	7,144,369
Others	472	—
Total prepayments and other current assets	$5,003,667	$7,452,317

6.	Plant and equipment, net

Plant and equipment, net consists of the following:

	October 31, 2025	October 31, 2024
Office equipment	$23,896	$21,541
Electronic Equipment	43,589	42,170
Machinery	159,339	97,852
Motor vehicle	44,922	44,689
Leasehold improvement	18,993	18,895
Total original costs	290,739	225,147
Less: accumulated depreciation	(137,468)	(106,022)
Plant and equipment, net	$153,271	$119,125

For the fiscal year ended October 31, 2025 and 2024, the Company purchased new plant and equipment of $64,418 and $18,514 respectively.

Depreciation expense recognized for the fiscal years ended October 31, 2025 and 2024 was $30,573 and $28,548, respectively.

7.	Intangible assets, net

	October 31, 2025	October 31, 2024
Capitalized copyrights, cost	$10,246	$10,193
Less: accumulated amortization	(3,799)	(2,760)
Intangible assets, net	$6,447	$7,433

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Intangible assets, net (cont.)

Capitalized copyrights represent software that is developed or purchased by an entity that will be sold, leased, or marketed as a stand-alone product as well as a software that will be sold as part of another product or process. All costs of developing software prior to establishing its technological feasibility are research and development costs and are expensed as incurred. Technological feasibility is achieved when an entity has completed all planning, designing, coding, and testing activities necessary to establish that the software product can be produced to meet its design specifications, including functions, features, and technical performance requirements. As described in ASC 985-20-25-1, this can be achieved through the use of either (1) a detailed program design, or (2) the combination of a product design and working model, which have been confirmed for completeness by testing. Costs of developing software after establishing technological feasibility are recorded capitalized software.

The capitalized costs of developing software that will be sold, leased, or marketed are amortized separately for each software product. An entity amortized the capitalized costs of the software when the product first became available for general release to customers.

For the fiscal years ended October 31, 2025 and 2024, the Company amortized $1,014 and $1,021 respectively.

The estimated amortization expense for these intangible assets in the next five years and thereafter is as follows:

Period ending October 31:	Amount
2026	1,025
2027	1,025
2028	1,025
2029	1,025
Thereafter	2,347
Total:	$6,447

8.	Leases

The Company leases factories and office space under non-cancellable operating leases, with terms ranging from three to five years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate. As of October 31, 2025 and 2024, the operating lease’s weighted average remaining lease term was 1.19 years and 0.46 years, respectively. As of October 31, 2025 and 2024, and the weighted average discount rate was 3.71% and 4.23%, respectively.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Supplemental balance sheet information related to operating lease was as follows:

	October 31, 2025	October 31, 2024
Right-of-use assets	$71,482	$86,441

Operating lease liabilities – current	$13,145	$47,895
Operating lease liabilities – non-current	$57,841	$—
Total operating lease liabilities	$70,986	$47,895

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	Leases (cont.)

The following is a schedule, by fiscal year, of maturities of lease liabilities as of October 31, 2025:

2026	$15,532	$47,895
2027	15,532	-
2028	15,532	-
2029	15,532	-
2030	15,533	-
Total lease payments	77,661	49,583
Less: imputed interest	$(6,675)	$(1,688)
Present value of lease liabilities	$70,986	$47,895

9.	Short-term loans

Short-term loans represent amounts due to various banks normally due within one year. The principal of the loans is due at maturity. Accrued interest is due either monthly or quarterly.

Short-term loans consist of the following:

	October 31, 2025	October 31, 2024
Zhejiang Yiwu Rural Commercial Bank	$853,555	$849,123
Ning Bo Bank	1,100,452	1,235,087
China Merchants Bank	-	589,474
Zhejiang Mingtai Commercial Bank	-	112,281
Total short-term loans	1,954,007	2,785,965

The Company entered into four short-term loans agreements with Ningbo Bank with a loan period of twelve months. On July 17, 2025, one loan of RMB 2,300,000 (approximately $0.32 million), pledged by the personal assets of Xuefen Zhang, Chief Operating Officer, and shareholder of MaxsMaking and Mr. Xiaozhong Lin, CEO of MaxsMaking, bears a fixed interest rate of 3.4% per annum, and will mature in June 2026. On July 17, 2025, one loan of RMB 3,100,000 (approximately $0.44 million), pledged by the personal assets of Xuefen Zhang and Xiaozhong Lin bears a fixed interest rate of 3.4% per annum and will mature in June 2026. On August 20, 2025, one loan of RMB 1,600,000 (approximately $0.22 million) pledged by the personal assets of Xuefen Zhang and Xiaozhong Lin bears a fixed interest rate of 3.4% per annum and will mature in August 2026. On September 25, 2025, one loan of RMB 800,000 (approximately $0.11 million) pledged by the personal assets of Xuefen Zhang and Xiaozhong Lin bears a fixed interest rate of 3.6% per annum and will mature in September 2026.

On December 11, 2024, the Company entered into a short-term loan agreement with Zhejiang Yiwu Rural Commercial Bank with a loan period of twelve months. The loan of RMB 6,050,000 (approximately $0.85 million) bears a fixed interest rate of 5% per annum and will mature in December 2025, pledged by Shanghai Real Estate (Jiading) of Certificate No. (2011) 007573.

The interest expenses were $159,166 and $151,335 for the fiscal years ended October 31, 2025 and 2024, respectively.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Accounts payable

Accounts payable consist of the following:

	October 31, 2025	October 31, 2024
Accounts payable to trade suppliers	$3,055,063	$1,909,791
Accounts payable to other suppliers	188,388	217,832
Accounts payable	$3,243,451	$2,127,623

11.	Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	October 31, 2025	October 31, 2024
Salary and welfare payable	$49,095	$46,080
Other tax payable	13,280	39,976
Equity transfer payment	-	767,197
Other payables and accrued liabilities	196,970	13,996
Total	$259,345	$867,249

12.	Taxes

(a)	Corporation income tax

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

BVI

MaxsMaking was incorporated in BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI. Additionally, upon payments of dividends by the Company or its subsidiaries to their shareholders, no withholding tax will be imposed.

Hong Kong

MaxsMaking Group Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate for the first HKD$2 million of assessable profits is 8.25% and assessable profits above HKD$2 million will continue to be subject to the rate of 16.5% for corporations in Hong Kong, effective from 2022. Before that, the applicable tax rate was 16.5% for corporations in Hong Kong. Under Hong Kong tax laws, MaxsMaking Group Limited is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends. For the fiscal years ended October 31, 2025 and 2024, the Company provided provision of income tax expenses of nil against MaxsMaking Group Limited.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	Taxes (cont.)

PRC

The Company’s operating subsidiaries were incorporated in the PRC and is subject to PRC income tax, which is computed according to the relevant law regulations in the PRC. Under the Corporation Income Tax Law of PRC, current corporation income tax rate of 25% is applicable to all companies, including both domestic and foreign-invested companies.

In accordance with the implementation rules of Enterprise Income Tax Laws of the PRC (the “EIT Laws”), a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. The Company’s subsidiaries, Shanghai Supreme, Zhejiang Alliance and Shanghai Lvzao, were each qualified as HNTE in 2019, 2022 and 2024, respectively. Shanghai Supreme did not obtain the HNTE certificate after its expiration in 2021.

In addition, in accordance with Announcement on Corporate Income Tax Policies for Promoting High-quality Development of Integrated Circuit Industry and Software Industry, promulgated on December 11, 2020 and effective on January 1, 2020, an entity recognized as the “Software Enterprise” will be exempted from corporate income tax for the first two years after making profits and will be subject to corporate income tax at a tax rate of 12.5% (half of the statutory corporate income tax rate of 25%) for the third to fifth years. The Company’s subsidiary, Shanghai Lvzao, was recognized as the “Software Enterprise” from May 30, 2022 to May 29, 2023 and from May 30, 2023 to May 29, 2024, and started making profits from January 2023, and thus was exempted from corporate income tax in the year of 2023 and 2024, and will be subject to corporate income tax at the rate of 12.5% from the year of 2025 to 2027.

Per the consolidated statements of income and comprehensive income, the income tax expenses for the Company can be reconciled to the (loss) income before income taxes for the facial years ended October 31, 2025 and 2024 as follows:

	For the Fiscal Year Ended October 31,
	2025	2024
	USD	USD
Income before income taxes	85,556	2,149,669
PRC statutory tax rate	25%	25%
Income tax computed at PRC statutory tax rate	21,389	537,417
Preferential tax treatments	71,304	(244,284)
Non-deductible expense	2,423	2,775
Additional deduction for research and development expenses	(34,277)	(26,077)
Tax-exempted income	6,595	(828)
Total	67,434	269,003

	For the Fiscal Year Ended October 31,
	2025	2024
	USD	USD
Current income tax expense	108,718	288,844
Deferred income tax expense	(41,284)	(19,841)
Total	67,434	269,003

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	Taxes (cont.)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of October 31, 2025 and 2024 were as follows:

	October 31, 2025	October 31, 2024
Deferred tax assets
Bad debt allowance	$20,171	$1,149
Net operating loss carry-forward	$52,877	23,389
Less: valuation allowance	6,665	—
Total	$66,383	$24,538

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company will realize the benefits of those deductible differences as of October 31, 2024 and $ 133,292 is not expected to be deductible in the future as of October 31, 2025.

13.	Long-term loans

	October 31, 2025	October 31, 2024
Loans from third parties	$207,617	$662,160
Loans from banks	2,093,118	1,396,491
Total	$2,300,735	$2,058,651

Presented in consolidated balance sheet:

	October 31, 2025	October 31, 2024
Non-current liabilities	$2,278,162	$2,058,651
Current liabilities	22,573	-
Total	$2,300,735	$2,058,651

On December 27, 2023, the Company entered into a long-term loan agreement with Zhejiang Yiwu Rural Commercial Bank with a loan period of three years. The loan of RMB 9,950,000.00 (approximately $1.39 million) bears a fixed interest rate of 3.50% per annum and will mature in December 2026, pledged by Shanghai Real Estate (Jiading) of Certificate No. (2011) 007573.

On October 1, 2025, the Company entered into a long-term loan with Bank of China Limited Zhumadian Zhonghua Road Sub-branch with a loan period of two years. The loan of RMB 4,000,000, of which RMB 160,000 (approximately $0.023 million) is due within one year, bears a fixed annual interest rate of 2.9% and will mature in October 2027.

On November 21, 2025, the Company entered into a long-term loan with China Construction Bank Corporation Limited Shanghai Jing’an Sub-branch with a loan period of three years. The loan of RMB 886,020 (approximately $0.13 million) bears a fixed interest rate of 3.9% per annum and will mature in October 2027.

On November 1, 2024, the Company entered into several loan agreements with third parties with no interest rate. The principal amount is RMB 1,471,592 (approximately $0.21 million) and will mature in October 31, 2026.

In accordance with the accounting standards, the loan and borrowings shall be initially recognised at fair value net of transaction costs and subsequently measured at amortised costs via effective interest method. For these interest-free loans payable to third parties, we understand that their loan terms are all 2 years and the loan amounts are insignificant to the Company, we are of the view that the effect of the time value of money are not expected to be material to the financial statements. Therefore, we leave it with no further assessment performed on the value for initial recognition and unwinding of interest.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.	Revenue

The following table sets forth the breakdown of our revenues by geography for the periods indicated.

	For The Fiscal Year Ended October 31, 2025	For The Fiscal Year Ended October 31, 2024	For The Fiscal Year Ended October 31, 2023
Country/Region	Sales Amount	Sales Amount	Sales Amount
Mainland China	$26,643,100	$17,285,726	$22,768,642
Asia (excluding mainland China)	810,415	1,998,048	1,235,232
North America	345,277	276,746	618,755
Europe	1,266,824	1,806,989	1,415,017
Oceania	41,158	16,650	31,743
South America	62,948	30,170	165,067
Africa	51,124	19,771	25,812
Total	$29,220,846	$21,434,100	$26,260,268

15.	Related party transactions

(a)	Amount due from related parties

As of October 31, 2025 and 2024, amount due from related parties consisted of the following:

	October 31, 2025	October 31, 2024
Xiaozhong Lin (1)	$36,815	—
Total	$36,815	$—

(1)	Xiaozhong Lin, Chairman and CEO of the Company

The balance of due from xiaozhong Lin is the petty cash provided by the Company for daily operating use.

(b)	Amount due to related parties

As of October 31, 2025 and 2024, amount due to related parties consisted of the following:

	October 31, 2025	October 31, 2024
Xiaozhong Lin(1)	$-	$79,301
Xuefen Zhang(2)	-	70,456
Total	$-	$149,757

(1)	Xiaozhong Lin, Chairman and CEO of the Company

(2)	Xuefen Zhang, director and Chief Operating Officer of the Company

As of October 31, 2024, Xiaozhong, Lin and Xuefen Zhang provided loans in the aggregate amount of $149,757 to the Company, as unsecured, interest-free and repayable on demand for working capital purposes.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	Equity

(a)	Ordinary shares

MaxsMaking had an authorized share capital of US$166,250 at incorporation, divided into A Shares of par value of US $0.01 each, of which 9,200,000 shares were issued and B Shares of par value of US$0.01 each, of which 7,425,000 shares were issued.

(b)	Additional paid in capital

As of October 31, 2025 and 2024, the additional paid-in capital of the Company was $ 5,972,110 and $ 1,712,492, respectively.

On July 8, 2025, the Company consummated its IPO of 1,625,000 A Shares at a price of $4.00 per share, generating gross proceeds of $6,500,000 before deducting underwriting discounts and offering expenses. The cash proceeds, net of transaction costs from this IPO was $4,275,868 and have been recognized under common stock and additional paid in capital, respectively.

(c)	Statutory reserve

The Company’s PRC subsidiaries each is required to make appropriation to certain reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the surplus reserve are made at the discretion of the Board of Directors of the PRC entity. As of October 31, 2025 and 2024, the balance of statutory reserve was $788,123 and $705,396, respectively.

17.	Commitments and contingencies

The Company and its wholly-owned subsidiaries may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company and its wholly-owned subsidiaries determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company and its wholly-owned subsidiaries does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

MAXSMAKING INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.	Subsequent events

On December 31, 2025, Zhejiang Alliance Arts & Crafts Co., Ltd. (“Zhejiang Alliance”) entered into a lease agreement with Zhejiang Yiwu High-tech Zone Development & Construction Co., Ltd. for the premises to be used as office and production space. The lease term is one year, commencing on January 1, 2026 and expiring on December 31, 2026, with an annual rent of RMB 180,905.

In November 2025, Haodingduo (Zhejiang) Network Tenology Co., Ltd. entered into a loan contract with Zhejiang Yiwu Rural Commercial Bank Co., Ltd. The loan term is from November 25, 2025 to November 19, 2026, with a loan amount of RMB 1,500,000.

In November 2025, Haodingduo (Zhejiang) Network Tenology Co., Ltd. entered into a loan contract with Zhejiang Yiwu Rural Commercial Bank Co., Ltd. The loan term is from November 25, 2025 to May 20, 2026, with a loan amount of RMB 1,500,000.

In November 2025, Haodingduo (Zhejiang) Network Tenology Co., Ltd. entered into a loan contract with Zhejiang Yiwu Rural Commercial Bank Co., Ltd. The loan term is from November 25, 2025 to November 19, 2026, with a loan amount of RMB 2,900,000. Xiaozhong Lin, Xuefen Zhang and Bodo Lin acted as the guarantors, and a mortgage guarantee contract was executed among the parties.

Apart from signing the aforementioned contracts, no subsequent event which had a material impact on the Company was identified through the date of issuance of the financial statements.

19.	Parent company balance sheets

Condensed financial information of the parent company

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirements and concluded that it was applicable to the Company as the restricted net assets of the Company’s subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity method income” on the statements of operations and comprehensive loss.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been or omitted.

As of October 31, 2025 and 2024, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

CONDENSED BALANCE SHEET

	October 31, 2025	October 31, 2024
	US$	US$
ASSETS
Current assets
Cash and cash equivalents	291	-
Other receivable	5,004	-
Total current assets	5,295	-
Investment in unconsolidated subsidiaries	12,481,495	7,953,227
Total assets	12,486,790	7,953,227
LIABILITIES
Current liabilities
Other payables	180,000	-
Due to related parties	23,003
Total current liabilities	203,003	-
Total liabilities	203,003	-
Total shareholders’ equity	12,283,787	7,953,227
Total liabilities and shareholders’ equity	12,486,790	7,953,227

CONDENSED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

	October 31, 2025	October 31, 2024	October 31, 2023
	US$	US$	US$
Revenues	—	—	—
Operating expenses
General and administrative	(200,463)	—	—
Loss from operations	(200,463)	—	—
Equity method income	200,527	1,813,170	1,909,271
Interest expense	1,962	—	—
Income before income taxes	2,026	1,813,170	1,909,271
Income tax expense	—	—	—
Net income	2,026	1,813,170	1,909,271
Other comprehensive loss
Foreign currency translation difference	52,666	36,714	(39,443)
Total comprehensive income	54,692	1,849,884	1,869,828

CONDENSED STATEMENT OF CASH FLOWS

	October 31, 2025	October 31, 2024	October 31, 2023
	US$	US$	US$
Cash Flows from Operating Activities:
Net income	2,026	1,813,170	1,909,271
Equity method income	(253,193)	(1,849,884)	(1,869,828)
Other receivables	(5,004)	-	-
Other payables	180,000	-	-
Due to related parties	23,003	-	-
Net cash used in operating activities	(53,168)	(36,714)	39,443
Investments in subsidiary	(4,275,075)	(787,266)	-
Net cash provided by investing activities	(4,275,075)	(787,266)	-
Proceeds from issuance of common stock	4,275,868	787,266	-
Net cash provided by financing activities	4,275,868	787,266	-
Net decrease in cash and cash equivalents	(52,375)	(36,714)	39,443
Cash and cash equivalents, beginning of year	-	-	-
Effect of exchange rate changes on cash and cash equivalents	52,666	36,714	(39,443)
Cash and cash equivalents, end of year	291	-	-

MAXSMAKING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF APRIL 30, 2026 (UNAUDITED) AND OCTOBER 31, 2025
IN U.S. DOLLARS, EXCEPT SHARE DATA

	April 30, 2026 (unaudited)	October 31, 2025
ASSETS
Current Assets
Cash	$74,264	$122,381
Accounts receivable, net	14,576,412	9,877,030
Due from related parties	376,413	36,815
Inventories	2,338,766	6,504,761
Other receivables and other current assets	8,234,501	5,003,667
Total current assets	25,600,356	21,544,654

Non-Current Assets
Plant and equipment, net	143,246	153,271
Intangible assets, net	6,130	6,447
Right-of-use assets, net	123,489	71,482
Deferred tax assets	113,520	66,383
Total non-current assets	386,385	297,583
Total Assets	$25,986,741	$21,842,237

LIABILITIES AND EQUITY
Current Liabilities
Short-term loans	$3,424,258	$1,954,007
Accounts payable	2,895,011	3,055,063
Contract liabilities	2,393,919	449,306
Income tax payable	818,786	952,041
Other payables and accrued liabilities	704,410	447,733
Lease liabilities-current	49,596	13,145
Current portion of long-term loan	1,449,846	22,573
Total current liabilities	11,735,826	6,893,868

Non-Current Liabilities
Lease liabilities-non current	44,785	57,841
Non-current portion of long-term loans	704,989	2,278,162
Total non-current liabilities	749,774	2,336,003
Total liabilities	12,485,600	9,229,871

COMMITMENTS AND CONTINGENCIES (NOTE 17)

Equity
A Shares (US$ 0.01 par value; 9,200,000 A Shares authorized, 9,200,000 A Shares issued and outstanding as of April 30, 2026 and October 31, 2025)	92,000	92,000
B Shares (US$0.01 par value; 7,425,000 B Shares authorized, 7,425,000 B Shares issued and outstanding as of April 30, 2026 and October 31, 2025)	74,250	74,250
Additional paid-in capital	5,972,110	5,972,110
Statutory surplus reserve	801,509	788,123
Retained earnings	6,323,226	5,726,180
Accumulated other comprehensive loss	(88,029)	(368,876)
Total MaxsMaking Inc.’s Equity	13,175,066	12,283,787

Non-Controlling Interests	326,075	328,579
Total equity	13,501,141	12,612,366
Total Liabilities and Equity	$25,986,741	$21,842,237

The accompanying notes are integral part of these unaudited condensed consolidated financial statements.

MAXSMAKING INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED APRIL 30, 2026 AND 2025
IN U.S. DOLLARS, EXCEPT SHARE DATA

	For The Six Months Ended
	April 30,
	2026	2025
Revenues	$14,016,957	12,404,234
Cost of revenues	(12,328,151)	(11,061,783)
Gross profit	$1,688,806	1,342,451

Operating expenses:
Sales and marketing expenses	(208,312)	(293,041)
General and administrative expenses	(417,892)	(416,039)
Research and development expenses	(407,437)	(458,025)
Total operating expenses	$(1,033,641)	(1,167,105)

Income from operations	$655,165	175,346

Other income, net
Interest expenses	(88,584)	(84,275)
Interest income	34	135
Other income	29,131	42,771
Exchange (loss) / income	(1,957)	57,949
Other expenses	(29,702)	(17,126)
Income before income tax provision	$564,087	174,800
Income tax benefit	43,841	370
Net income	$607,928	175,170
Less: Net (loss)/ income attributable to non-controlling interest	(2,504)	9,245
Net income attributable to MaxsMaking Inc.	610,432	165,925

Other comprehensive income/(loss):
Foreign currency translation adjustment	280,847	(108,280)
Comprehensive income	$888,775	66,890

Comprehensive income attributable to MaxsMaking Inc.	$891,279	57,645
Weighted Average Shares Outstanding- Diluted	16,625,000	15,000,000

Earnings per A share- basic and diluted	$0.04	0.00
Earnings per B share- basic and diluted	0.04	0.00

The accompanying notes are integral part of these unaudited condensed consolidated financial statements.

MAXSMAKING INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED APRIL 30, 2026 AND 2025
IN U.S. DOLLARS, EXCEPT SHARE DATA

					Accumulated
	Common Stock			Additional	Other		Non-		Total
	Shares*			Paid-in	Comprehensive	Statutory	Controlling	Retained	Stockholders’
	Class A	Class B	Amount	Capital	Loss	Reserve	Interests	Earnings	Equity
Balance as of October 31, 2024	7,575,000	7,425,000	150,000	1,712,492	(421,542)	705,396	312,483	5,806,881	8,265,710

Net income	—	—	—	—	—	—	9,245	165,925	175,170

Foreign currency translation adjustment	—	—	—	—	(108,280)	—	—	—	(108,280)

Balance as of April 30, 2025 (Unaudited)	7,575,000	7,425,000	150,000	1,712,492	(529,822)	705,396	321,728	5,972,806	8,332,600

Balance as of October 31, 2025	9,200,000	7,425,000	166,250	5,972,110	(368,876)	788,123	328,579	5,726,180	12,612,366

Net (loss)/income	—	—	—	—	—	—	(2,504)	610,432	607,928

Appropriated statutory surplus reserves	—	—	—	—	—	13,386	—	(13,386)	—

Foreign currency translation adjustment	—	—	—	—	280,847	—	—	—	280,847

Balance as of April 30, 2026 (Unaudited)	9,200,000	7,425,000	166,250	5,972,110	(88,029)	801,509	326,075	6,323,226	13,501,141

The accompanying notes are integral part of these unaudited condensed consolidated financial statements.

MAXSMAKING INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED APRIL 30, 2026 AND 2025
IN U.S. DOLLARS, EXCEPT SHARE DATA

	For The Six Months Ended
	April 30,
	2026		2025
Cash Flows from Operating Activities:
Net income		$607,928		$175,170
Depreciation of property and equipment		14,805		50,879
Allowance for expected credit loss		70,790		103,552
Amortization of right-of-use assets		62,720		26,092
Amortization of intangible assets		520		506
Changes in operating assets and liabilities:
Accounts receivable		(4,402,222)		8,324
Inventories		4,306,662		(5,247)
Prepayments and other current assets		(3,937,778)		951,385
Other current assets and other receivables		379,312		(402,681)
Amount due from related party		(345,263)		(5,569)
Deferred tax assets		(44,211)		(960,210)
Operating lease-right of use assets		(90,839)		(1,451)
Deferred financing cost		-		(938,993)
Other current liabilities		718,751		75,276
Accounts payable		(353,836)		328,826
Income tax payable		(161,762)		42,114
Contract liabilities		1,897,767		(48,136)
Amount due to related party		-		1,447,089
Net cash (used in)/provided by operating activities		(1,276,656)		846,926

Cash Flows from Investing Activities:
Purchases of property and equipment		-		(53,810)
Net cash used in investing activities		-		(53,810)

Cash Flows from Financing Activities:
Proceeds from bank borrowings		3,095,095		124,609
Proceeds from third party borrowings		62,000		-
Repayments of borrowings to third parties		(207,359)		(255,316)
Repayment of bank borrowings		(1,723,796)		(650,735)
Net cash provided by/ (used in) financing activities		1,225,940		(781,442)

Effect of Exchange Rate Changes on Cash		2,599		(492)

Net (decrease)/Increase in cash		(48,117)		11,182
Cash, Beginning of Year		122,381		174,825
Cash, End of Year		$74,264		$186,007

Supplemental disclosure of cash flow information:	$		$
Cash paid for income tax		$118,187		$10,959
Cash paid for interest		$86,333		$29,403
Supplemental disclosure of non-cash flow information:
Right-of-use assets obtained in exchange for operating lease obligation		113,441		56,398

The accompanying notes are integral part of these unaudited condensed consolidated financial statements.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Principal Activities

Business

MaxsMaking Inc. (“MaxsMaking”, and collectively with its consolidated subsidiaries, the “Company”) is a manufacturer of customized consumer goods with a strong focus on advanced technology and innovation. The Company consists of various subsidiaries that specialize in different aspects of its businesses, including digital production, software development, product design and brand management, online sales and international trade. The Company was founded in 2007, with its headquarters located in Shanghai, China, our manufacturing facilities located in Yiwu, Zhejiang province and Zhumadian, Henan province.

Leveraging the advantages of talent and resource integration, industrial chain and internet, the Company specializes in the manufacturing of customized products, a blue ocean market of the manufacturing industry. Serving small and medium-sized enterprises and individual e-commerce sellers with their needs for small batch customized products, the Company currently mainly uses cotton cloth, nylon cloth, polyester, recycled polyethylene terephthalate (rPET) and other materials to produce backpacks, shopping bags, aprons, tablecloths and other consumer goods. The Company serves enterprises, schools, government agencies, non-profit organizations, e-commerce sellers and various groups and organizations to meet their needs for small-batch customized products. The Company is committed to helping customers build brand image and improve market competitiveness. In the production process, the Company uses sustainable raw materials and production methods to provide customers with high-quality products, and it pays attention to environmental protection and social responsibility in the meantime.

Organizations

MaxsMaking is a limited liability company incorporated under the laws of the BVI on August 14, 2023.

MaxsMaking USA Inc is a limited liability company incorporated on September 25, 2024 under the laws of USA and a wholly owned subsidiary of MaxsMaking.

MaxKraft Inc (“MaxKraft”) is a limited liability company incorporated on August 21, 2023 under the laws of Hong Kong and a wholly owned subsidiary of MaxsMaking.

MaxsMaking Group Limited (“MaxsMaking HK”) is a limited liability company incorporated on September 4, 2023, under the laws of Hong Kong and a wholly owned subsidiary of MaxKraft.

Ververise Group Limited (“Ververise HK”) is a limited liability company incorporated on November 6, 2023,under the laws of Hong Kong and a wholly owned subsidiary of MaxKraft.

Zhejiang MaxsMaking Technology Co., Ltd. (“WFOE” or “Zhejiang MaxsMaking”) is a limited liability company incorporated on January 11, 2024 under the laws of the PRC, and is 100% owned by MaxsMaking HK.

Zhejiang Haodingduo Intelligent Industry Group Co., Ltd. (“Intelligent Industry Company”) is a limited liability company incorporated on July 27, 2023 under the laws of the PRC with 99% equity interest owned by WFOE and 1% equity interest owned by Ververise HK.

Shanghai Alliance Industrial Co., Ltd. (“Shanghai Alliance”) is a limited liability company incorporated on January 29, 2007 under the laws of the PRC with 100% equity interest owned by Intelligent Industry Company.

Shanghai Supreme Technology Co., Ltd. (“Shanghai Supreme”) is a limited liability company incorporated on December 12, 2016 under the laws of the PRC with 90% equity interest owned by Shanghai Alliance.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Principal Activities (cont.)

Business

MaxsMaking Inc. (“MaxsMaking”, and collectively with its consolidated subsidiaries, the “Company”) is a manufacturer of customized consumer goods with a strong focus on advanced technology and innovation. The Company consists of various subsidiaries that specialize in different aspects of its businesses, including digital production, software development, product design and brand management, online sales and international trade. The Company was founded in 2007, with its headquarters located in Shanghai, China, our manufacturing facilities located in Yiwu, Zhejiang province and Zhumadian, Henan province.

Leveraging the advantages of talent and resource integration, industrial chain and internet, the Company specializes in the manufacturing of customized products, a blue ocean market of the manufacturing industry. Serving small and medium-sized enterprises and individual e-commerce sellers with their needs for small batch customized products, the Company currently mainly uses cotton cloth, nylon cloth, polyester, recycled polyethylene terephthalate (rPET) and other materials to produce backpacks, shopping bags, aprons, tablecloths and other consumer goods. The Company serves enterprises, schools, government agencies, non-profit organizations, e-commerce sellers and various groups and organizations to meet their needs for small-batch customized products. The Company is committed to helping customers build brand image and improve market competitiveness. In the production process, the Company uses sustainable raw materials and production methods to provide customers with high-quality products, and it pays attention to environmental protection and social responsibility in the meantime.

Organizations

MaxsMaking is a limited liability company incorporated under the laws of the BVI on August 14, 2023.

MaxsMaking USA Inc is a limited liability company incorporated on September 25, 2024 under the laws of USA and a wholly owned subsidiary of MaxsMaking.

MaxKraft Inc (“MaxKraft”) is a limited liability company incorporated on August 21, 2023 under the laws of Hong Kong and a wholly owned subsidiary of MaxsMaking.

MaxsMaking Group Limited (“MaxsMaking HK”) is a limited liability company incorporated on September 4, 2023, under the laws of Hong Kong and a wholly owned subsidiary of MaxKraft.

Ververise Group Limited (“Ververise HK”) is a limited liability company incorporated on November 6, 2023,under the laws of Hong Kong and a wholly owned subsidiary of MaxKraft.

Zhejiang MaxsMaking Technology Co., Ltd. (“WFOE” or “Zhejiang MaxsMaking”) is a limited liability company incorporated on January 11, 2024 under the laws of the PRC, and is 100% owned by MaxsMaking HK.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Principal Activities (cont.)

Zhejiang Haodingduo Intelligent Industry Group Co., Ltd. (“Intelligent Industry Company”) is a limited liability company incorporated on July 27, 2023 under the laws of the PRC with 99% equity interest owned by WFOE and 1% equity interest owned by Ververise HK.

Shanghai Alliance Industrial Co., Ltd. (“Shanghai Alliance”) is a limited liability company incorporated on January 29, 2007 under the laws of the PRC with 100% equity interest owned by Intelligent Industry Company.

Shanghai Supreme Technology Co., Ltd. (“Shanghai Supreme”) is a limited liability company incorporated on December 12, 2016 under the laws of the PRC with 90% equity interest owned by Shanghai Alliance.

Zhejiang Alliance Arts and Crafts Co., Ltd. is a limited liability company incorporated on December 27, 2018 under the laws of the PRC and a wholly owned subsidiary of Shanghai Alliance.

Shanghai Lvzao Intelligent Technology Co., Ltd. is a limited liability company incorporated on October 11, 2021 under the laws of the PRC and a wholly owned subsidiary of Shanghai Alliance.

Haodingduo (Shanghai) Technology Co., Ltd. is a limited liability company incorporated on August 10, 2021 under the laws of the PRC and a wholly owned subsidiary of Shanghai Alliance.

Zhumadian City Haoyi Craft Products Co., Ltd. (“Zhumadian”) is a limited liability company incorporated on March 20, 2022 under the laws of the PRC with 95% equity interest owned by Haodingduo Shanghai.

Haodingduo (Zhejiang) Web Science and Technology Co., Ltd. is a limited liability company incorporated on July 27, 2021 under the laws of the PRC and a wholly owned subsidiary of Supreme Technology.

Haodingduo Brand Management Co., Ltd. is a limited liability company incorporated on November 29, 2021 under the laws of the PRC and a wholly owned subsidiary of Supreme Technology.

Reorganization

A reorganization of the Company’s legal structure (“Reorganization”) was completed on February 1, 2024. The reorganization involved the incorporation of offshore entities of MaxsMaking, MaxKraft, Ververise HK and MaxsMaking HK.

Intelligent Industry Company was originally wholly owned by Zhejiang Haodingduo Intelligent Technology Group Co., Ltd. In December 2023, Ververise HK acquired an aggregate of 1% equity interest of Intelligent Industry Company by subscribing to its additional capital, after which Zhejiang Haodingduo Intelligent Technology Group Co. became a 99% shareholder of Intelligent Industry Company. In January 2024, Zhejiang MaxsMaking acquired an aggregate of 99% equity interest of Intelligent Industry Company from Zhejiang Haodingduo Intelligent Technology Group Co., Ltd., replacing it as a shareholder of Haodingduo Intelligent Industry. Zhejiang MaxsMaking is a wholly-owned subsidiary of MaxsMaking HK. After Ververise HK was acquired by Maxkraft on February 1, 2024, MaxsMaking Inc. indirectly owned 100% of the equity interest of the Intelligent Industry Company and Shanghai Alliance, becoming the ultimate holding company of Shanghai Alliance’s subsidiaries.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies

(a)	Segment Reporting

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company utilizes the “management approach” to identify its reportable operating segments.

The management approach considers the internal organizational structure and reporting mechanisms employed by the Company’s CODM for operational decision-making and performance evaluation. The Company’s chief executive officer is designated as the CODM, who reviews and evaluates the consolidated results to determine resource allocation and assess the Company’s overall performance. After a thorough analysis, the Company has concluded that it operates within only one reportable operating segment.

The Company’s CODM has been identified as the Company’s chief executive officer, who reviews the results of operations when making decisions about allocating resources and assessing the performance of the Company. For management purposes, the Company operates in one business unit based on the products sold, and its sole operating segment is consumer goods manufacturing and selling. The CODM monitors the revenue, results, assets and liabilities of its business unit as a whole and regularly reviews its operating results to make decisions about resource allocation. Accordingly, no analysis of segment information other than entity-wide information is presented.

The Company’s long-lived assets are all located in China and substantially all monitoring and control activities of its operations are conducted in China. Therefore, no geographic information is presented.

The significant segment expenses are consistent with those reported in the unaudited condensed consolidated statements of income and comprehensive income, including cost of revenue, sales and marketing expenses, general and administrative expenses, as well as research and development expenses. For significant segment expenses incurred in the six months ended April 30, 2026, 2025, refer to Unaudited Condensed Consolidated Statements of Income and Comprehensive Income.

(b)	Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(c)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements. Significant accounting estimates reflected in the Company’s consolidated financial statements include allowance for expected credit losses of accounts receivable,. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

(d)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are all entities over which the Company has controlled. The Company controls an entity when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are de-consolidated from the date on that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transactions provide evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Company.

(e)	Non-controlling interests

For the Company’s subsidiaries, non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. Non-controlling interests are classified as a separate line item in the equity section of the Group’s consolidated balance sheets and have been separately disclosed in the Group’s consolidated statements of operations and comprehensive income to distinguish the interests from that of the Company. With respect to impairment losses of goodwill and intangible assets of the Company’s subsidiaries, the Company attributes impairment losses on the basis of the relative ownership interests of the parent and non-controlling shareholders.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(f)	Cash

The Company considers all highly liquid investment instruments with an original maturity of three months or less to be cash equivalents.

(g)	Accounts receivable, net

Accounts receivable is recognized and carried at original invoiced amount less an estimated allowance for expected credit losses. The Company usually grants credit to customers with good credit standing with a maximum of 360 days and determines the adequacy of allowance for expected credit loss based on individual account analysis and historical collection trends. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for expected credit loss after management has determined that the likelihood of collection is not probable.

(h)	Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Allowances for obsolescence are also assessed based on expiration dates, as applicable, taking into consideration historical and expected future product sales.

(i)	Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful lives
Office equipment	3 ~ 5 years
Machinery	5~10 years
Electronic equipment	3 years
Motor Vehicle	4 years
Leasehold improvement	1 ~ 3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the statement of income in other income and expenses.

(j)	Intangible assets, net

Intangible assets are copyright developed by the Company, which are recorded at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the estimated useful lives of 10 years.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(k)	Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no indicators of impairment of these assets as of October 31, 2025 and April 30, 2026.

(l)	Accounts and other payables

Accounts and other payables represent liabilities for goods, accrued payroll and other operating related service provided to the Company prior to the end of the fiscal year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

(m)	Leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02. For all leases that were entered into prior to the effective date of ASC 842, we elected to apply the package of practical expedients. Based on this guidance we will not reassess the following: (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) initial direct costs for any existing leases. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets. Finance leases are included in plant and equipment, net, current portion of obligations under capital leases, and obligations under capital leases, non-current on our consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

(n)	Borrowings

Borrowings comprise short-term loans and long-term loans. Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(o)	Statutory Reserves

The Company’s subsidiaries established in the PRC are required to make appropriations to certain non-distributable reserve funds.

In accordance with the laws applicable to the foreign invested enterprises established in the PRC, the Company’s subsidiaries registered as wholly foreign owned enterprises have to make appropriations from their after-tax profits (as determined under generally accepted accounting principles in the PRC (“PRC GAAP’’)) to non-distributable reserve funds including general reserve fund, enterprise expansion fund and staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the general reserve fund has reached 50% of the registered capital of the Company.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

In addition, in accordance with the PRC Company Law, the Company’s subsidiaries, registered as Chinese domestic companies, must make appropriations from their after-tax profits as determined under the PRC GAAP to non-distributable reserve funds including statutory surplus fund and discretionary surplus fund. The appropriation to the statutory surplus fund must be 10% of the after-tax profits as determined under PRC GAAP.  Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the Company. Appropriation to the discretionary surplus fund is made at the discretion of the Company.

The general reserve fund, enterprise expansion fund, statutory surplus fund and discretionary surplus fund are restricted for use. They may only be applied to offset losses or increase the registered capital of the respective entity. The staff bonus and welfare fund are liability in nature and is restricted for payment of special bonuses to employees and for the collective welfare of employees. None of these reserves is allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except under liquidation.

For the six months ended April 30, 2026 and 2025, appropriation of $13,386 and nil was made to the statutory surplus fund by the Company’s subsidiaries, respectively.

(p)	Revenue recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company generates revenue from production and sales of personalized goods including domestic sales and oversea sales. The Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

The Company’s contracts have one single performance obligation as the promise is to transfer the individual goods to customers, and there is no other identifiable promises in the contracts for both domestic and oversea sales.

Performance obligation is fulfilled upon customers’ receipt and acceptance of the products for domestic sales (evidenced through delivery tickets with customers’ signatures), which is considered at point in time. For overseas customers, where the FOB (Free on Board) terms are applied, the insurance and freight costs shall be borne by the buyer. The Company recognizes revenue upon the control of goods are transferred to customers, which is considered at point in time. Revenue is reported net of all value added taxes (“VAT”). For domestic customers, the Company usually grants credit to customers with good credit standing with a maximum of 360 days and for oversea customers, full payment is due upon receiving the booking confirmation or signing the contract. The Company offers customer warranty of 30 days for defective products that are beyond contemplated defective rate mutually agreed in contract with customers normally. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of October 31, 2025 and April 30, 2026, other than accounts receivable and advances from customers, the Company had no other material contract assets recorded on its consolidated balance sheet. The balance of contract liability as of October 31,2025 and April 30, 2026 are $449,306 and $2,393,919, respectively. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

(q)	Cost of revenue

Cost of revenue consists primarily of cost of materials, direct labor cost, depreciation and maintenance costs for equipment, rental expense and other related manufacturing expenses that are directly attributable to the Company’s principal operations.

(r)	Research and development expenses

The Company expense all internal research costs as incurred, which primarily comprise employee costs, materials costs and the expenses related to the research and development activities.For the six months ended April 30, 2026 and 2025, total research and development expenses were approximately $407,437 and $458,025, respectively, which were recorded in research and development expenses in the consolidated statement of income and comprehensive income.

(s)	Sales and marketing expenses

Sales and marketing expenses consist primarily of logistics costs, staff costs, promotion expense and other related incidental expenses that are incurred to conduct the Company’s sales and marketing activities.

(t)	General and administrative expenses

General and administrative expenses consist primarily of salaries, and those not specifically dedicated to research and development or sales and marketing activities, depreciation of property and equipment, amortization of operating leasing assets, legal and professional services fees, rental and other general corporate related expenses.

MAXSMAKING INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(u)	Taxation

Income tax

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not believe that there were any uncertain tax positions at April 30, 2026 and October 31, 2025.

Value added taxes

The Company’s PRC subsidiaries are subject to value added tax (“VAT”). Revenue from sales of transaction is generally subject to VAT at the rate of 13% and subsequently paid to PRC tax authorities after netting input VAT on purchase of materials and service received. The excess of output VAT over input VAT is reflected in accrued expenses and other payables, and the excess of input VAT is reflected in Prepayments and other current assets in the Consolidated Balance Sheets.

(v)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There were no diluted shares for the six months ended April 30, 2026 and 2025.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(w)	Comprehensive income/(loss)

Comprehensive income/(loss) is defined to include all changes in equity of the Company during a period arising from transactions and other event and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the six months ended April 30, 2026 and 2025 presented, the Company’s comprehensive loss includes net income/(loss) and foreign currency translation adjustments that have been excluded from the determination of net income/(loss).

(x)	Related parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20, related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

(y)	Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, shareholder lawsuits, and non-income tax matters. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

(z)	Foreign Currency Translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. Our financial statements are reported using U.S. dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

As of
	April 30, 2026	April 30, 2025
Period end RMB:US $l exchange rate	US$1=RMB 6.8628	US$1=RMB 7.2014

Six months end average RMB:US $l exchange rate	US$1=RMB 6.9788	US$1=RMB 7.1825

(aa)	Fair value measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The three levels of inputs that may be used to measure fair value include:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3:	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The Company does not have any non-financial assets or liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis.

The carrying amounts of cash, accounts receivable, net, other receivables, accounts payable, short-term loans and other payables approximate their fair value due to the short-term maturity of these instruments. The carrying value of lease liabilities approximate their fair value as they are measured at amortized cost using the incremental borrowing rate approximates the market interest rate.

MAXSMAKING INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (cont.)

(ab)	Credit Risk

Financial instruments that potentially expose the Group to credit risk consist primarily of cash and cash equivalent and accounts receivable. The Group places its cash and cash equivalents with financial institutions with high credit ratings and quality.

As of April 30, 2026 and October 31,2025, $57,008 and $105,707 of the Company’s cash and cash equivalents and certificates of deposit were on deposit at financial institutions in the PRC with upper limited RMB 500,000 insurance to cover bank deposits in the event of bank failure. To limit exposure to credit risk relating to deposits, the Company primarily places cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and management also continually monitors the financial institutions’ credit worthiness.

The Company conducts credit evaluations of our customers and generally does not require collateral or other security. The Company establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific third-party customers and related parties. Account receivables as of October 31 2025 and April 30, 2026 are disclosed in Note 3 of this consolidation financial statements.

(ac)	Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires disclosure about the types of costs and expenses included in certain expense captions presented on the income statement. The new disclosure requirements are effective for the Company’s annual periods beginning June 1, 2027, and interim periods beginning June 1, 2028, with early adoption permitted, and may be applied either prospectively or retrospectively. The Company is currently evaluating the ASU to determine its impact on the Company’s disclosures.

In January 2025, the FASB issued ASU 2025-01, Income Statement – Comprehensive Income – Expense Disaggregation Disclosure (Subtopic 220-40): Clarifying the Effective Date. This pronouncement revises the effective date of ASU 2024-03 and clarifies that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Entities within the ASU’s scope are permitted to early adopt the accounting standard update. The Company is currently evaluating the ASU to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU 2025-05 - Financial Instruments—Credit Losses (Topic 326). The amendments in this Update provide (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. An entity that elects the practical expedient and the accounting policy election, if applicable, should apply the amendments in this Update prospectively. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company’s fiscal year commences on November 1, and this ASU will be mandatorily effective for the Company starting in fiscal year 2027. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. As a public business entity, the Company cannot elect the accounting policy election for non-public business entities. The Company is evaluating the impact of the adoption of this guidance. The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

In December 2025, the FASB issued ASU 2025-11-Interim Reporting (Topic 270): Narrow-Scope Improvements. The amendments in this Update (1) clarify the scope of Topic 270 which applies to all entities that prepare interim financial statements and notes in accordance with U.S. GAAP, (2) provide guidance on form and content for condensed statements for both SEC registrants and non-SEC-registrant entities, (3) establish a three-tier interim disclosure framework including Topic 270-specific disclosures, a consolidated index of interim disclosure requirements from other Codification Topics, and a disclosure principle for material events occurring since the end of the most recent annual reporting period. Entities may apply the amendments in this Update either prospectively or retrospectively to any or all prior interim periods presented. For public business entities, the amendments will be effective for interim reporting periods within annual reporting periods beginning after December 15, 2027; for entities other than public business entities, the amendments will be effective for interim reporting periods within annual reporting periods beginning after December 15, 2028. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is evaluating the impact of the adoption of this guidance. The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements, though additional interim disclosure procedures and updates to disclosure checklists will be required.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Accounts receivable, net

Accounts receivable consisted of the following:

	April 30, 2026	October 31, 2025
Accounts receivable	14,847,372	10,069,682
Less: Allowance for expected credit losses	270,960	192,652
Accounts receivable, net	$14,576,412	$9,877,030

The movement in the allowance for expected losses are as follows:

	April 30, 2026	October 31, 2025
Beginning balance	$192,652	$17,179
Additions	$70,790	$173,564
Foreign currency translation adjustments	7,518	1,909
Allowance for expected losses	$270,960	$192,652

The Company’s credit policy typically requires payment within 180 to 360 days, and payments on the vast majority of its sales have been collected within 360 days.

The additions of expected credit losses were $70,790 and $173,564 as of April 30, 2026 and October 31, 2025, respectively.

4.	Inventories

Inventories consisted of the following:

	April 30, 2026	October 31, 2025
Raw materials	$1,414,363	$2,363,097
Working in process	$10,291	-
Finished goods	$914,112	$4,141,664
Total inventories	$2,338,766	$6,504,761

The allowance for inventories obsolescence were nil as of April 30, 2026 and October 31, 2025, respectively.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Other receivables and other current assets

Other receivables and other current assets consisted of the following:

	April 30, 2026	October 31, 2025
Deposit	$23,380	$27,780
Other receivables	593,292	623,472
VAT deductibles	21,472	45,863
Export tax rebate receivable	36,537	39,818
Cash advanced to employees	23,206	334,550
Advances to suppliers	7,534,664	3,931,712
Others	1,950	472
Total other receivables and other current assets	$8,234,501	$5,003,667

6.	Plant and equipment, net

Plant and equipment, net consists of the following:

	April 30, 2026	October 31, 2025
Office equipment	$24,681	$23,896
Electronic Equipment	45,019	43,589
Machinery	164,568	159,339
Motor vehicle	46,396	44,922
Leasehold improvement	19,616	18,993
Total costs	300,280	290,739
Less: accumulated depreciation	157,034	137,468
Plant and equipment, net	$143,246	$153,271

For the six months ended April 30, 2026 and 2025 the Company purchased new property and equipment of nil and $53,810 respectively.

Depreciation expense recognized for the six months ended April 30, 2026 and 2025 was $ 14,805 and $ 50,879 respectively.

7.	Intangible assets, net

	April 30, 2026	October 31, 2025
Capitalized copyrights, cost	$10,582	$10,246
Less: accumulated amortization	4,452	3,799
Intangible assets, net	$6,130	$6,447

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Intangible assets, net (cont.)

Capitalized copyrights represent software that is developed or purchased by an entity that will be sold, leased, or marketed as a stand-alone product as well as a software that will be sold as part of another product or process. All costs of developing software prior to establishing its technological feasibility are research and development costs and are expensed as incurred. Technological feasibility is achieved when an entity has completed all planning, designing, coding, and testing activities necessary to establish that the software product can be produced to meet its design specifications, including functions, features, and technical performance requirements. As described in ASC 985-20-25-1, this can be achieved through the use of either (1) a detailed program design, or (2) the combination of a product design and working model, which have been confirmed for completeness by testing. Costs of developing software after establishing technological feasibility are recorded capitalized software.

The capitalized costs of developing software that will be sold, leased, or marketed are amortized separately for each software product. An entity amortized the capitalized costs of the software when the product first became available for general release to customers.

For the six months ended April 30, 2026 and 2025, the Company amortized $ 520 and $ 506 , respectively.

The estimated amortization expense for these intangible assets in the next five years and thereafter is as follows:

Period ending April 30,2026:	Amount
2027	$1,058
2028	1,058
2029	1,058
2030	1,058
2031	1,058
Thereafter	840
Total:	$6,130

Period ending October 31,2025:	Amount
2026	1,025
2027	1,025
2028	1,025
2029	1,025
2030	1,025
Thereafter	1,322
Total:	$6,447

8.	Leases

The Company leases factories and office space under non-cancellable operating leases, with terms ranging from three to five years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate. As of April 30, 2026 and October 31, 2025, the operating lease’s weighted average remaining lease term was 1.44 years and 1.19 years, respectively. As of April 30, 2026 and October 31,2025, and weighted average discount rate were both 3.71%, respectively. The rental expense for the six months ended April 30, 2026 and 2025 was $ 62,720 and $26,092, respectively.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Leases (cont.)

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Supplemental balance sheet information related to operating lease was as follows:

	April 30, 2026	October 31, 2025
Right-of-use assets	$123,489	$71,482

Operating lease liabilities – current	$49,596	$13,145
Operating lease liabilities – non-current	$44,785	$57,841
Total operating lease liabilities	$94,381	$70,986

The following is a schedule, by fiscal years, of maturities of lease liabilities as of April 30, 2026:

2027	52,210
2028	16,042
2029	16,042
2030	16,042
Total lease payments	100,336
Less: imputed interest	5,955
Present value of lease liabilities	$94,381

The following is a schedule, by fiscal year, of maturities of lease liabilities as of October 31, 2025:

2026	15,532
2027	15,532
2028	15,532
2029	15,532
2030	15,533
Total lease payments	77,661
Less: imputed interest	6,675
Present value of lease liabilities	$70,986

9.	Short-term loans

Short-term loans represent amounts due to various banks normally due within one year. The principal of the loans is due at maturity. Accrued interest is due either monthly or quarterly.

Short-term loans consist of the following:

	April 30, 2026	October 31, 2025
Ningbo Bank	1,136,562	1,100,452
Zhejiang Yiwu Rural Commercial Bank	$859,707	$853,555
Bank of Communications	728,566	-
Zhejiang Mintai Commercial Bank	218,570	-
China Construction Bank	480,853	-
Total short-term loans	3,424,258	1,954,007

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Short-term loans (cont.)

The Company entered into four short-term loan agreements with Ningbo Bank, each with a loan period of twelve months. On July 17, 2025, one loan of RMB 2,300,000 (approximately $0.34 million), pledged by the personal assets of Xuefen Zhang, Chief Operating Officer and shareholder of MaxsMaking, and Mr. Xiaozhong Lin, CEO of MaxsMaking, bears a fixed interest rate of 3.4% per annum and will mature in June 2026. On July 17, 2025, one loan of RMB 3,100,000 (approximately $0.45 million), pledged by the personal assets of Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.4% per annum and will mature in June 2026. On August 20, 2025, one loan of RMB 1,600,000 (approximately $0.23 million), pledged by the personal assets of Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.4% per annum and will mature in August 2026. On September 25, 2025, one loan of RMB 800,000 (approximately $0.12 million), pledged by the personal assets of Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.6% per annum and will mature in September 2026.

The Company entered into three short-term loan agreements with Zhejiang Yiwu Rural Commercial Bank. On December 1, 2025, one loan of RMB 2,900,000 (approximately $0.42 million), pledged by the personal assets of Xuefen Zhang, Boduo Lin and Xiaozhong Lin, bears a fixed interest rate of 5.0% per annum and will mature in November 2026. On December 1, 2025, one loan of RMB 1,500,000 (approximately $0.22 million), pledged by the personal assets of Xuefen Zhang, Boduo Lin and Xiaozhong Lin, bears a fixed interest rate of 5.6% per annum and will mature in November 2026. On December 1, 2025, one loan of RMB 1,500,000 (approximately $0.22 million), pledged by the personal assets of Xuefen Zhang, Boduo Lin and Xiaozhong Lin, bears a fixed interest rate of 5.4% per annum and will mature in May 2026.

The Company entered into a loan agreement with China Construction Bank Corporation on January 5, 2026. The loan of RMB 3,300,000 (approximately $0.48 million), guaranteed by Xiaozhong Lin and Xuefen Zhang, bears a fixed interest rate of 2.55% per annum and will mature in January 2027.

The Company entered into a loan agreement with Zhejiang Mintai Commercial Bank Co., Ltd. on February 13, 2026. The loan of RMB 1,500,000 (approximately $0.22 million), guaranteed by Shanghai Small & Medium-sized Enterprises Policy-based Financing Guarantee Fund Management Center, bears a fixed interest rate of 4.5% per annum and will mature in January 2027.

The Company entered into six short-term loan agreements with Bank of Communications. On February 14, 2026, one loan of RMB 1,500,000 (approximately $0.22 million), guaranteed by Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.3% per annum and will mature in February 2027. On February 14, 2026, one loan of RMB 500,000 (approximately $0.07 million), guaranteed by Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.3% per annum and will mature in February 2027. On February 25, 2026, one loan of RMB 1,000,000 (approximately $0.15 million), guaranteed by Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.3% per annum and will mature in February 2027. On February 27, 2026, one loan of RMB 1,000,000 (approximately $0.15 million), guaranteed by Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.3% per annum and will mature in February 2027. On March 9, 2026, one loan of RMB 500,000 (approximately $0.07 million), guaranteed by Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.3% per annum and will mature in February 2027. On March 19, 2026, one loan of RMB 500,000 (approximately $0.07 million), guaranteed by Xuefen Zhang and Xiaozhong Lin, bears a fixed interest rate of 3.3% per annum and will mature in February 2027.

The interest expenses were $88,584 and $84,275 for the six months ended April 30, 2026 and 2025, respectively.

For the short-term loans and long-term loans due within 12 months from the end of the reporting period, the Company has taken the following measures to manage its liquidity risk:(i) The Company plans to extend the maturity dates of its bank borrowings. Management is of the view that it will be able to successfully extend the maturity dates of these borrowings as they become due. As of the date of issuance of these unaudited condensed consolidated financial statements, all of the Company’s borrowings from Ningbo Bank, totaling RMB 7.8 million (approximately $1.14 million), had been successfully extended for an additional one year. (ii) The Company will actively communicate with its customers to facilitate the timely collection of outstanding accounts receivable. As of the date of issuance of these unaudited condensed consolidated financial statements, accounts receivable of $6.448 million had been collected subsequent to the end of the reporting period..

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Accounts payable

Accounts payable consist of the following:

	April 30, 2026	October 31, 2025
Accounts payable to trade suppliers	$2,895,011	$3,055,063
Accounts payable	$2,895,011	$3,055,063

11.	Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	April 30, 2026	October 31, 2025
Salary and welfare payable	$60,042	$49,095
Other tax payable	14,784	13,280
Other payables and accrued liabilities	629,584	385,358
Total	$704,410	$447,733

12.	Taxes

(a)	Corporation income tax

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

BVI

MaxsMaking was incorporated in BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI. Additionally, upon payments of dividends by the Company or its subsidiaries to their shareholders, no withholding tax will be imposed.

Hong Kong

MaxsMaking Group Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate for the first HKD$2 million of assessable profits is 8.25% and assessable profits above HKD$2 million will continue to be subject to the rate of 16.5% for corporations in Hong Kong, effective from 2022. Before that, the applicable tax rate was 16.5% for corporations in Hong Kong. Under Hong Kong tax laws, MaxsMaking Group Limited is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends. For the six months ended April 30, 2026 and 2025, the Company provided provision of income tax expenses of nil against MaxsMaking Holding Limited .

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Taxes (cont.)

(a)	Corporation income tax

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

BVI

MaxsMaking was incorporated in BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI. Additionally, upon payments of dividends by the Company or its subsidiaries to their shareholders, no withholding tax will be imposed.

Hong Kong

MaxsMaking Group Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate for the first HKD$2 million of assessable profits is 8.25% and assessable profits above HKD$2 million will continue to be subject to the rate of 16.5% for corporations in Hong Kong, effective from 2022. Before that, the applicable tax rate was 16.5% for corporations in Hong Kong. Under Hong Kong tax laws, MaxsMaking Group Limited is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends. For the fiscal years ended October 31, 2025 and 2024, the Company provided provision of income tax expenses of nil against MaxsMaking Group Limited.

PRC

The Company’s operating subsidiaries were incorporated in the PRC and is subject to PRC income tax, which is computed according to the relevant law regulations in the PRC. Under the Corporation Income Tax Law of PRC, current corporation income tax rate of 25% is applicable to all companies, including both domestic and foreign-invested companies.

In accordance with the implementation rules of Enterprise Income Tax Laws of the PRC (the “EIT Laws”), a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. The Company’s subsidiaries, Shanghai Supreme, Zhejiang Alliance and Shanghai Lvzao, were each qualified as HNTE in 2019, 2022 and 2024, respectively. Shanghai Supreme did not obtain the HNTE certificate after its expiration in 2021.

In addition, in accordance with Announcement on Corporate Income Tax Policies for Promoting High-quality Development of Integrated Circuit Industry and Software Industry, promulgated on December 11, 2020 and effective on January 1, 2020, an entity recognized as the “Software Enterprise” will be exempted from corporate income tax for the first two years after making profits and will be subject to corporate income tax at a tax rate of 12.5% (half of the statutory corporate income tax rate of 25%) for the third to fifth years. The Company’s subsidiary, Shanghai Lvzao, was recognized as the “Software Enterprise” from May 30, 2022 to May 29, 2023 and from May 30, 2023 to May 29, 2024, and started making profits from January 2023, and thus was exempted from corporate income tax in the year of 2023 and 2024, and will be subject to corporate income tax at the rate of 12.5% from the year of 2025 to 2027.

MAXSMAKING INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Taxes (cont.)

	For The Six Months Ended April 30,
	2026	2025
	USD	USD
Current income tax expense	370	19,812
Deferred income tax expense	(44,211)	(20,182)
Total	(43,841)	(370)

Per the consolidated statements of income and comprehensive income, the income tax expenses for the Company can be reconciled to the income before income taxes for the six months ended April 30, 2026 and 2025 as follows:

	For The Six Months Ended April 30,
	2026	2025
	USD	USD
Income before income tax provision	564,087	174,800
PRC statutory tax rate	25%	25%
Income tax computed at PRC statutory tax rate	141,022	43,700
Preferential tax treatments	(176,122)	(47,547)
Non-deductible expense	188	3,781
Additional deduction for research and development expenses	(9,289)	-
Tax-exempted income	(1,129)	(304)
Tax effect of unused tax losses not recognised	1,489	-
Total	(43,841)	(370)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of April 30, 2026 and October 31, 2025 and as follows:

	April 30, 2026	October 31, 2025
Deferred tax assets
Expected credit loss	$39,693	$20,171
Net operating loss carry-forward	$82,225	$52,877
Less: valuation allowance	8,398	6,665
Total	$113,520	$66,383

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, $133,292 of tax loss carryforwards expired in fiscal year 2025.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Long-term loans

	April 30, 2026	October 31, 2025
Loans from third parties	$4 ,689	$207,617
Loans from banks	2,150,146	2,093,118
Total	$2,154,835	$2,300,735

Presented in consolidated balance sheet:

	April 30, 2026	October 31, 2025
Non-current liabilities	$704,989	$2,278,162
Current liabilities	1,449,846	22,573
Total	$2,154,835	$2,300,735

On December 27, 2023, the Company entered into a long-term loan agreement with Zhejiang Yiwu Rural Commercial Bank with a loan period of three years. The loan of RMB 9,950,000.00 (approximately $1.45 million) bears a fixed interest rate of 3.50% per annum and will mature in December 2026, pledged by Shanghai Real Estate (Jiading) of Certificate No. (2011) 007573.

On October 25, 2024, the Company entered into a long-term loan with China Construction Bank Corporation Limited Shanghai Jing’an Sub-branch with a loan period of three years. The loan of RMB 886,020 (approximately $0.13 million) bears a fixed interest rate of 3.9% per annum and will mature in October 2027.

On October 1, 2025, the Company entered into a long-term loan with Bank of China Limited Zhumadian Zhonghua Road Sub-branch with a loan period of two years. The loan of RMB 4,000,000 (approximately $0.58 million) bears a fixed annual interest rate of 2.9% and will mature in October 2027.

On November 1, 2024, the Company entered into several loan agreements with third parties with no interest rate. The principal of the loan is RMB 1,471,592 (approximately $0.21 million). As of April 30, 2026, the remaining balance is $4,689, and it will mature on October 31, 2026.

In accordance with the accounting standards, the loan and borrowings shall be initially recognised at fair value net of transaction costs and subsequently measured at amortised costs via effective interest method. For these interest-free loans payable to third parties, we understand that their loan terms are all 2 years and the loan amounts are insignificant to the Company, we are of the view that the effect of the time value of money are not expected to be material to the financial statements. Therefore, we leave it with no further assessment performed on the value for initial recognition and unwinding of interest.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Revenue

The following table sets forth the breakdown of our revenues by geography for the periods indicated.

	For The Six Months Ended April 30, 2026	For The Six Months Ended April 30, 2025
Country/Region	Sales Amount	Sales Amount
Mainland China	$11,148,475	$11,513,301
Asia (excluding mainland China)	195,971	317,784
North America	2,118,263	59,069
Europe	520,380	427,115
Oceania	-	39,715
South America	33,868	11,634
Africa	-	35,616
Total	$14,016,957	$12,404,234

15.	Related party transactions

Amount due from related parties

As of April 30, 2026 and October 31,2025, amount due from related parties consisted of the following:

	April 30, 2026	October 31, 2025
Xiaozhong Lin(1)	$109,403	$36,815
Xuefen Zhang(2)	267,010	-
Total	$376,413	$36,815

(1)	Xiaozhong Lin, Chairman and CEO of the Company

(2)	Xuefen Zhang, director and Chief Operating Officer of the Company

The balance of due from Xiaozhong Lin and Xuefen Zhang are the advances provided by the Company for daily operating use.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.	Equity

(a)	Shares

MaxsMaking had an authorized share capital of US$166,250 at incorporation, divided into A Shares of par value of US $0.01 each, of which 9,200,000 shares were issued and B Shares of par value of US$0.01 each, of which 7,425,000 shares were issued.

On August 25, 2026, the Company’s major shareholders, ThriveNova Inc. (wholly owned and directed by Mr. Xiaozhong Lin, our Chairman and CEO) and OptimaForge Inc. (wholly owned and directed by Ms. Xuefen Zhang, our director and COO), agreed to redesignate 7,425,000 B Shares held by them into 7,425,000 A Shares. The board approved the redesignation on the same day. Following this redesignation, 16,625,000 A Shares were issued and outstanding, with no B Shares outstanding.

(b)	Additional paid in capital

As of April 30, 2026 and October 31, 2025, the balance of the Company’s additional paid-in capital was $5,972,110 at both dates.

On July 8, 2025, the Company consummated its IPO of 1,625,000 A Shares at a price of $4.00 per share, generating gross proceeds of $6,500,000 before deducting underwriting discounts and offering expenses. The cash proceeds, net of transaction costs from this IPO was $4,275,868 and have been recognized under common stock and additional paid in capital, respectively.

(c)	Statutory reserve

The Company’s PRC subsidiaries each is required to make appropriation to certain reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the surplus reserve are made at the discretion of the Board of Directors of the PRC entity. As of April 30, 2026 and October 31, 2025, the balance of statutory reserve was $801,509 and $788,123, respectively.

17.	Commitments and contingencies

The Company and its subsidiaries may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company and its subsidiaries determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company and its subsidiaries do not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18.	Subsequent events

On August 25, 2026, ThriveNova Inc. and OptimaForge Inc., the major shareholders (the “Major Shareholders”) of MaxsMaking Inc. (the “Company”) agreed to redesignate an aggregate of 7,425,000 B shares, par value of $0.01 per share, of the Company held by them to an aggregate of 7,425,000 A shares, par value $0.01 per share, of the Company (the “Redesignation”). Pursuant to the Redesignation, the Company removed the Class B shares of US$0.01 par value each and all rights, provisions and references relating to them from its the memorandum and articles of association. Mr. Xiaozhong Lin, Chairman of the board and Chief Executive Officer of the Company, is the sole shareholder and director of ThriveNova Inc. Ms. Xuefen Zhang, a director and Chief Operating Officer of the Company, is the sole shareholder and director of OptimaForge Inc. On the same day, the board of directors approved the Redesignation. Following the Redesignation, there will be an aggregate of 16,625,000 A shares issued and outstanding and no B share issued and outstanding.

On July 17, 2026, MaxsMaking Inc. (the “Company”) received a Staff Delisting Determination from Nasdaq’s Listing Qualifications Department, which determined to delist the Company’s securities. The SEC temporarily suspended trading of the Company’s securities on November 17, 2025, and Nasdaq halted trading on December 2, 2025. Pursuant to Nasdaq Listing Rule IM-5101-4, Nasdaq exercised its discretionary authority to delist the Company as it believes the Company’s securities are susceptible to price manipulation and lack sufficient liquidity for fair and orderly markets, and delisting is in the interest of investors and the public. The Company intends to request a hearing before Nasdaq’s independent Hearings Panel under Listing Rule 5815; the hearing request will automatically stay the delisting pending the panel’s decision, though trading will remain halted during this period.

Apart from the aforementioned share redesignation and the receipt of the Nasdaq staff delisting determination, no subsequent events that would have a material impact on the Company were identified through the date of issuance of the financial statements.

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the unaudited consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of April 30, 2026 and October 31,2025, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

CONDENSED BALANCE SHEET

	April 30, 2026	October 31, 2025
	US$	US$
ASSETS
Current assets
Cash and cash equivalents	289	291
Other receivable	4,961	5,004
Total current assets	5,250	5,295
Investment in unconsolidated subsidiaries	13,599,059	12,481,495
Total assets	13,604,309	12,486,790
LIABILITIES
Current liabilities
Other payables	178,476	180,000
Due to related parties	52,239	23,003
Contract liability	198,528	-
Total current liabilities	429,243	203,003
Total liabilities	429,243	203,003
Total shareholders’ equity	13,175,066	12,283,787
Total liabilities and shareholders’ equity	13,604,309	12,486,790

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

CONDENSED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

	For The Six Months Ended April 30,
	2026	2025
	US$	US$
Revenues	—	—
Operating expenses
General and administrative	—	—
Loss from operations	—	—
Equity method income	610,432	165,925
Interest expense	—	—
Income before income taxes	610,432	165,925
Income tax expense	—	—
Net income	610,432	165,925
Other comprehensive income/(loss)
Foreign currency translation difference	280,847	(108,280)
Total comprehensive income	891,279	57,645

MAXSMAKING INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

CONDENSED STATEMENT OF CASH FLOWS

	For The Six Months Ended April 30,
	2026	2025
	US$	US$
Cash Flows from Operating Activities:
Net income	610,432	165,925
Foreign exchange (gain) loss	(1,479)
Equity method income	(836,717)	(165,925)
Advances from customers	198,528	-
Due to related parties	29,236	-
Net cash used in operating activities	-	-
Investments in subsidiary	-	-
Net cash provided by investing activities	-	-
Proceeds from issuance of common stock	-	-
Net cash provided by financing activities	-	-
Net decrease in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	291	-
Effect of exchange rate changes on cash and cash equivalents	(2)	-
Cash and cash equivalents, end of year	289	-

MaxsMaking Inc. and Subsidiaries

APPENDIX A — MAXSMAKING BVI AMENDED AND RESTATED MEMORANDUM
AND ARTICLES OF ASSOCIATION

Territory of the British Virgin Islands

BVI Business Companies Act 2020, Revised Edition (as amended)

Memorandum and Articles of Association

of

MaxsMaking Inc.

A company limited by shares incorporated on 14 August 2023

As amended and restated by a resolution of shareholders passed on 28 September 2026

Territory of the British Virgin Islands

BVI Business Companies Act 2020, Revised Edition (as amended)

Memorandum of Association

of

MaxsMaking Inc.

A company limited by shares

As amended and restated by a resolution of shareholders passed on 28 September 2026

1.	NAME

The Company’s name is MaxsMaking Inc.

2.	TYPE OF COMPANY

The Company is a company limited by shares.

3.	REGISTERED OFFICE

3.1	First registered office

The Company’s first registered office is located at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

3.2	Change of registered office

(a)	The Company may change the location of its registered office to another location in the British Virgin Islands by a resolution of shareholders or a resolution of directors.

(b)	Any change of the Company’s registered office will only take effect once the registrar has registered a notice of change filed by the Company’s registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

4.	REGISTERED AGENT

4.1	First registered agent

The Company’s first registered agent is Tricor Services (BVI) Limited of 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

4.2	Change of registered agent

(a)	The Company may change its registered agent by a resolution of shareholders or a resolution of directors.

(b)	Any change of the Company’s registered agent will only take effect once the registrar has registered a notice of change filed by the Company’s existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	SHARES

5.1	Number and class

The Company is authorised to issue an unlimited number of A Shares of US$0.01 par value each.

5.2	Fractions of shares

Subject to the articles, the Company may issue a fraction of a share.

5.3	Bonus, redeemable and convertible shares

Subject to the articles, the Company may issue bonus shares, redeemable shares and shares that are convertible to another class of share.

5.4	Redemptions, purchases etc

Subject to the articles, the Company may redeem, purchase or otherwise acquire, any of its shares.

5.5	Registered shares

(a)	The Company may only issue registered shares.

(b)	The Company may not issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

6.	RIGHTS ATTACHING TO SHARES

6.1	Subject to the articles, each A Share confers on the holder the right to:

(a)	one vote on any resolution of shareholders;

(b)	an equal share in any distribution paid by the Company in accordance with the Act and the articles; and

(c)	an equal share in the distribution of any surplus assets of the Company on its liquidation.

6.2	Articles

Any provision of the articles which modifies, supplements, restricts or negates any of the rights conferred on the holder of a share by this memorandum, is taken to be included in this memorandum as if set out in full.

7.	VARIATION OF CLASS RIGHTS

7.1	Variation

If the Company has different classes of shares in issue, unless the rights attaching to a class of shares state otherwise, the rights attached to that class may only be varied, whether the Company is a going concern or is being liquidated:

(a)	with the written consent of the holders of the majority of the issued shares of that class; or

(b)	by a resolution of shareholders of that class.

7.2	Rights not varied

The rights conferred on the holders of any class of shares issued with preferred or other rights will not (unless the rights attaching to the shares of that class expressly state otherwise) be treated as being varied by the creation or issue of further shares ranking after or equally with the shares of that class.

8.	CAPACITY

8.1	Capacity

Subject to the Act and any other applicable enactment of the British Virgin Islands, the Company has (irrespective of corporate benefit):

(a)	full capacity to carry on, or undertake, any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a) above, full rights, powers and privileges.

8.2	No limitations

For the purposes of the Act, there are no limitations on the businesses or activities that may be carried on, or undertaken, the acts that may be done, or the transactions that may be entered into, by the Company.

8.3	Listing on a Designated Stock Exchange

If the Company has a class of shares listed on a Designated Stock Exchange, the following provisions apply:

(a)	any action prohibited by the applicable Listing Rules shall not be taken;

(b)	nothing contained in this memorandum or the articles prevents any action being taken which is required by the applicable Listing Rules;

(c)	authority is given for any act to be done or not done (as the case may be) where required by the applicable Listing Rules;

(d)	the Company shall promptly amend this memorandum and the articles to:

(i)	include any provision required to comply with a requirement of the applicable Listing Rules where such provision is not already included; and

(ii)	rectify any provision of this memorandum and the articles which is or becomes inconsistent with the applicable Listing Rules,

provided that no act required to be done by the applicable Listing Rules is contrary to or otherwise prohibited by the Act.

9.	LIABILITY OF SHAREHOLDERS

9.1	No liability for Company’s liabilities

No shareholder has any liability, as a shareholder, for the liabilities of the Company.

9.2	Liability to the Company

The liability of each shareholder to the Company, as a shareholder, is limited to the amount (if any) unpaid on the shareholder’s shares.

10.	AMENDMENTS TO MEMORANDUM AND ARTICLES

10.1	Shareholders

The shareholders may amend this memorandum or the articles by a resolution of shareholders.

10.2	Directors

(a)	The directors may amend this memorandum or the articles by a resolution of directors.

(b)	The directors do not have the power to amend:

(i)	this memorandum or the articles:

(A)	to restrict the rights or powers of the shareholders to amend this memorandum or the articles;

(B)	to change the percentage of shareholders required to pass a resolution of shareholders to amend this memorandum or the articles; or

(C)	in circumstances where this memorandum or the articles cannot be amended by the shareholders;

(ii)	clause 6 (Rights attaching to shares); or

(iii)	this clause 10 (Amendments to memorandum and articles) of this memorandum.

10.3	Effectiveness

Subject to the Act, any amendment to this memorandum or the articles will only take effect once the registrar has registered:

(a)	a notice of amendment; or

(b)	an amended and restated memorandum of association or amended and restated articles of association,

filed by the Company’s registered agent.

11.	INTERPRETATION

Definitions and principles of interpretation in the Company’s articles of association apply in this memorandum unless the context requires otherwise.

We, Tricor Services (BVI) Limited of 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 14th day of August 2023:

Incorporator

(Sgd.) [Name]

Authorised Signatory
On behalf of
Tricor Services (BVI) Limited

Territory of the British Virgin Islands

BVI Business Companies Act 2020, Revised Edition (as amended)

Articles of Association

of

MaxsMaking Inc.

A company limited by shares

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following definitions apply in these articles of association unless the context requires otherwise:

Act means the BVI Business Companies Act 2020, Revised Edition (as amended);

AGM means an annual general meeting of the shareholders, to be called by the directors under (and in accordance with the requirements of) article 11;

articles means these articles of association as amended or amended and restated from time to time;

A Shares means the A shares of US$0.01 par value each in the Company, having the rights set out in the memorandum and these articles;

Business Day means a day other than a Saturday, Sunday or public holiday in New York City, New York or the British Virgin Islands;

charge means any charge, mortgage or other security interest;

chargee means the person to whom a charge has been granted or any nominee of that person;

committee means a committee of directors to which any powers of the directors have been delegated under these articles;

Company means MaxsMaking Inc.;

Designated Stock Exchange means any stock exchange in the United States of America on which any shares are listed for trading;

director means, at any time, a person who is a director of the Company and (where appropriate) includes an alternate director;

entitled person means a person who is entitled to a share by reason of the death, bankruptcy or insolvency of a shareholder or otherwise by operation of the law;

financial statements means, for any financial period of the Company:

(a)	a balance sheet;

(b)	a profit and loss account or statement; and

(c)	any other financial statement the directors decide by a resolution of directors, or are required by a resolution of shareholders, to prepare;

Listing Period means any period during which the Company has a class of shares listed on a Designated Stock Exchange;

Listing Rules means the applicable SEC marketplace rules which apply to the Company for so long as the Company has a class of shares listed on a Designated Stock Exchange, such rules as amended or replaced from time to time;

memorandum means the Company’s memorandum of association as amended or amended and restated from time to time;

register of shareholders means the register of members maintained by the Company under the Act;

registrar means the Registrar of Corporate Affairs appointed under the Act;

resolution of directors means a resolution:

(a)	passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of directors or a committee, by directors or members of the committee (or their alternates) present at the meeting; or

(b)	in writing that is signed or consented to (including by way of fax or email) by a majority of directors or members of a committee (or their alternates),

who are entitled to vote on the resolution;

resolution of shareholders means a resolution:

(a)	passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of shareholders (or class of shareholders), by shareholders present (in person or by proxy) at the meeting; or

(b)	in writing that is signed or consented to (including by way of fax or email) by shareholders (or shareholders of the relevant class) who hold shares carrying a simple majority of the votes that may be cast in respect of the resolution, who are entitled to vote on the resolution;

share means a share issued, or to be issued, by the Company and includes a fraction of a share;

SEC means the U.S. Securities and Exchange Commission;

shareholder means a person who is recorded in the register of shareholders as the holder of a share;

solvency test means that:

(a)	the value of the Company’s assets exceed its liabilities; and

(b)	the Company is able to pay its debts as they fall due;

transfer form means a written notice under which title to a share is transferred.

1.2	Act definitions

Definitions in the Act apply in these articles unless the relevant term is defined in these articles or the context requires otherwise.

1.3	Interpretation

The following rules apply in these articles unless the context requires otherwise:

(a)	headings are for convenience only and do not affect interpretation;

(b)	the singular includes the plural and the converse;

(c)	a gender includes all genders;

(d)	a reference to any person, corporation, trust, partnership, unincorporated body or other entity includes any of them;

(e)	a reference to legislation (or to a provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation, order or other statutory instrument issued under it;

(f)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(g)	mentioning anything after include, includes or including does not limit what else might be included;

(h)	a reference to an article is to an article of these articles;

(i)	a reference to a document being signed includes a signature or representation of a signature affixed by electronic, mechanical or any other means;

(j)	a reference to writing includes any method of representing or reproducing words in a visible form, whether by electronic, digital, magnetic or any other means and includes emails and faxes; and

(k)	where the directors have delegated any of their powers to a committee or person, a reference to a resolution of directors in relation to the exercise of that power is to be construed accordingly.

1.4	Class meetings and written resolutions

If the Company has different classes of shares in issue, the provisions of these articles relating to:

(a)	meetings of shareholders, proceedings at them and eligibility to attend and vote at them; and

(b)	written resolutions of shareholders,

apply (having made all necessary changes) to each meeting or written resolution of the holders of a class of shares.

2.	PRELIMINARY EXPENSES

The directors may pay all expenses incurred preliminary to, and in connection with, the incorporation of the Company.

3.	SHARES

3.1	Rights

3.2	Subject to the Act and any necessary amendments to the memorandum and these articles being made, any share may be issued with any preferred, deferred or other special rights, or with any restrictions, whether in relation to voting, distributions or otherwise, the directors decide by a resolution of directors.

3.3	Issue

(a)	Subject to the Act, the memorandum and these articles, the unissued shares may be issued, and options to acquire shares may be granted, at any time, to any persons (whether or not shareholders), for any consideration and on any terms, the directors decide by a resolution of directors.

(b)	A share is taken to be issued when the name of the holder is entered in the register of shareholders as the holder of the share.

3.4	No pre-emptive rights

The directors do not have to offer to issue any shares, or transfer any treasury shares, to any existing shareholder before issuing the shares, or transferring the treasury shares, to any person.

3.5	Consideration

(a)	A share may be issued for consideration in any form or combination of forms, including money, a promissory note (or other written obligation to contribute money or property), real property, personal property (including goodwill and know-how), services performed or a contract to perform future services.

(b)	Before issuing a share for a consideration that is or includes non-cash consideration, the directors must pass a resolution of directors stating:

(i)	the amount to be credited for the issue of the share; and

(ii)	that (in their opinion) the reasonable present cash value of the non-cash consideration and any cash consideration is not less than the amount to be credited for the issue of the share.

3.6	Nil paid and partly paid shares

(a)	The directors may issue shares that are nil paid or partly paid on issue.

(b)	Shares that are not fully paid on issue are subject to the forfeiture provisions of these articles. For this purpose, shares are not considered to be fully paid on issue if the consideration for which they are issued is a promissory note (or other written obligation to contribute money or property) or a contract for future services.

3.7	Fractions of shares

(a)	A fraction of a share confers on the holder the rights, obligations and liabilities of a whole share of the same class corresponding to the fraction other than the right to vote.

(b)	If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

3.8	Joint holdings

Where two or more persons are registered as the holders of a share:

(a)	the joint holders are taken to hold the share as joint tenants with the benefit of survivorship;

(b)	the Company need not register more than four persons as the joint holders of the share;

(c)	the joint holders are jointly and individually liable for all amounts owed to the Company in respect of the share;

(d)	any joint holder may give a good receipt for any dividend or other distribution or other payment from the Company in respect of the share;

(e)	unless another joint holder is nominated by a written notice signed by all of the joint holders for any of these purposes, only the senior joint holder is entitled to:

(i)	receive a share certificate for the share;

(ii)	attend and vote (whether in person or by proxy) at any meeting of shareholders, or sign or consent to any written resolution of shareholders, in respect of the share;

(iii)	receive notices from the Company in respect of the share and any notice given to the senior joint holder is to be treated as being given to all of the joint holders; and

(iv)	receive any dividend or other distribution or other payment from the Company in respect of the share; and

(f)	for the purpose of this article, seniority is determined by the order in which the names of the joint holders appear in the register of shareholders.

4.	INTERESTS NOT RECOGNISED

4.1	Trusts not recognised

Except as required by law or these articles, the Company is not required to:

(a)	recognise any person as holding any share on any trust (whether express, implied or constructive); and

(b)	enter in the register of shareholders notice of any trust (whether express, implied or constructive).

4.2	Registered holder’s absolute right

Except as required by law or these articles, the Company is not required to recognise (even when having notice of it) any interest (whether equitable, contingent, future or otherwise) in any share other than the registered holder’s absolute right to the share and all rights attaching to it.

5.	CHARGES OVER SHARES

5.1	Creation

Subject to the Act and the applicable Listing Rules, a shareholder may create a charge over any of the shareholder’s shares.

5.2	Register of shareholders

(a)	If a shareholder notifies the Company that the shareholder has created a charge over any of the shareholder’s shares, and requests the Company to do so, the Company must enter the following particulars in the register of shareholders:

(i)	a statement that the relevant number of the shareholder’s shares is subject to a charge;

(ii)	the name of the chargee; and

(iii)	the date of which the particulars specified in paragraphs (a) and (b) above are entered in the register of shareholders.

(b)	Where particulars of a charge are entered in the register of shareholders in accordance with these articles, the particulars will only be cancelled or removed:

(i)	with the written consent of the chargee or a person who the directors are satisfied is authorised to act on behalf of the chargee; or

(ii)	if the Company is provided with:

(A)	evidence satisfactory to the directors that the liabilities secured by the charge have been discharged in full; and

(B)	(if the directors consider it necessary or desirable) an indemnity that is satisfactory, in form and substance, to the directors.

5.3	No dealings

While particulars of a charge over any shares of a shareholder are entered in the register of shareholders in accordance with these articles, the Company will not:

(a)	register any transfer of any of those shares;

(b)	purchase, redeem or otherwise acquire any of those shares; or

(c)	issue any replacement share certificate for any of those shares,

without the written consent of the chargee.

5.4	No liability

Despite anything to the contrary contained in these articles, neither the Company nor any of its directors, officers, agents or employees will incur any liability to any chargee for failing to comply with any provision of these articles relating to shares that are subject to a charge.

6.	SHARE CERTIFICATES

6.1	No certification requirement

(a)	Nothing in the memorandum or these articles shall require title to any share to be evidenced by a share certificate to the extent the Act, the applicable Listing Rules, or any other laws, rules, procedures or other requirements applicable to shares listed on a Designated Stock Exchange permit otherwise.

(b)	Subject to and in accordance with the Act and the laws, rules, procedures and other requirements applicable to shares listed on a Designated Stock Exchange (including, but not limited to, the applicable Listing Rules), the directors, without further consultation with any shareholder, may resolve that any class or series of shares in issue, or to be issued, from time to time, may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form.

6.2	Indemnity

Each shareholder to whom a share certificate is issued must indemnify each of the Company and its directors, officers, agents and employees, from any loss, cost, liability or expense which any of them may incur from any wrongful or fraudulent use or representation made by any person who possesses the share certificate.

7.	TRANSFER AND TRANSMISSION

7.1	Transfer restrictions

In these articles, reference to the transfer of a share includes the transfer, assignment or other disposal of a beneficial or other interest in that share, and reference to a share includes a beneficial or other interest in a share.

7.2	Listed shares

Where shares are listed on a Designated Stock Exchange, the shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on a Designated Stock Exchange (including, but not limited to, the applicable Listing Rules), notwithstanding any other provision in the memorandum or these articles.

7.3	Non-listed shares

Where shares are not listed on a Designated Stock Exchange, any transfer of such shares shall be effected in accordance with the provisions of articles 7.4 and 7.5.

7.4	Transfer forms

(a)	In the case of non-listed shares and subject to the Act, a share may only be transferred by a transfer form.

(b)	A transfer form must:

(i)	be signed by the transferor;

(ii)	identify the number and class of shares being transferred;

(iii)	state the name and address of the transferee;

(iv)	relate to one class of shares only; and

(v)	(if the transfer will impose a liability to the Company on the transferee) be signed by the transferee.

7.5	Registration

(a)	In the case of non-listed shares, a share may be transferred if the transferor or transferee delivers to the office of the Company’s registered agent or any other address the directors specify for this purpose:

(i)	a properly signed and completed transfer form;

(ii)	the share certificate (if any) for the share; and

(iii)	any evidence establishing the right of the transferor to transfer the share the directors require by a resolution of directors.

(b)	Subject to these articles, the Company must, promptly on receiving the documents referred to in paragraph (a) above, enter the name of the transferee of a share in the register of shareholders as the holder of the share unless the directors pass a resolution of directors refusing to register the transfer.

(c)	Subject to these articles, the directors may (in their sole and absolute discretion) decide by a resolution of directors to refuse to register the transfer of a share for any reason.

(d)	Where the directors refuse to register the transfer of a share:

(i)	they must state the reason for their refusal in a resolution of directors; and

(ii)	the Company must, as soon as practicable, send each of the transferor and transferee a notice of refusal.

(e)	The directors must promptly register (and may not decline to register) the transfer of any share if:

(i)	the share is subject to a charge that is recorded in the register of shareholders;

(ii)	the chargee gives the Company written confirmation that:

(A)	the liabilities secured by the charge have not been discharged in full; and

(B)	the transfer is being made in connection with the creation, perfection or enforcement of the charge; and

(iii)	the transfer form complies with the provisions of these articles and is accompanied by the share certificate (if any) for the share.

7.6	Passing of title

The transfer of a share is only effective once the name of the transferee is entered in the register of shareholders.

7.7	Transmission

(a)	If a shareholder dies, the only person who will be recognised by the Company as having any title to the deceased shareholder’s interest in any share is:

(i)	(where the deceased shareholder was a joint holder) any surviving joint holder; or

(ii)	(where the deceased shareholder was a sole or the only surviving holder) the personal representative of the deceased shareholder,

but nothing in these articles releases the estate of a deceased shareholder from any liability in respect of the share.

(b)	An entitled person may elect to have a share registered in:

(i)	the entitled person’s name by giving written notice to that effect to the Company; or

(ii)	another person’s name by delivering to the Company a properly signed and completed transfer form in favour of that person.

(c)	An entitled person must produce any evidence establishing the entitled person’s entitlement to a share the directors require by a resolution of directors.

(d)	An entitled person has the same rights in relation to a share to which the entitled person is entitled as the entitled person would have if the share were registered in the entitled person’s name, except that until the entitled person is registered as the holder of the share, the entitled person cannot attend or vote at any meeting of shareholders or sign or consent to any written resolution of shareholders.

8.	CALLS

8.1	Calls

(a)	Subject to these articles and the rights attaching to any class of shares:

(i)	the directors may make calls on a shareholder for any amount of the issue price of the shareholder’s shares that has not been paid to the Company;

(ii)	a call must be made by giving a written notice of call; and

(iii)	at least 14 days’ notice of a call must be given to the shareholder.

(b)	A call may be made payable in instalments. The directors may postpone a call or revoke it (in whole or part).

(c)	A call is taken to have been made at the time the resolution of directors to make the call is passed.

8.2	Notice of call

(a)	A notice of call must state:

(i)	the shares to which it relates;

(ii)	the amount of the call;

(iii)	the date by which payment must be made in full; and

(iv)	the place where the call must be paid or details of a bank account into which payment may be made by electronic funds transfer.

(b)	Where the terms of issue of any shares state that an amount becomes payable on a fixed date, then:

(i)	the terms of issue are to be treated as a properly given notice of call;

(ii)	each shareholder must pay the amount in full in accordance with the terms of issue; and

(iii)	if a shareholder fails to pay the amount in full, the provisions of these articles (including regarding payment of interest and forfeiture) apply as if the amount had become payable under a properly given notice of call.

8.3	Interest

If a shareholder fails to pay a call (or instalment of a call) in full on or before the due date for payment, the directors may require the shareholder to pay interest on the sum due from the specified payment date to the time of actual payment at a rate determined by a resolution of directors.

9.	FORFEITURE

9.1	Application

This article applies to any share that is not fully paid on issue unless the share is subject to a charge that is recorded in the register of shareholders.

9.2	Default notice

(a)	If a shareholder fails to pay any call (or instalment of a call) in full on or before the due date for payment, the directors may serve a written notice (a default notice) on the shareholder requiring the shareholder to pay:

(i)	the amount of the call (or instalment) that remains unpaid;

(ii)	any interest which has accrued on the unpaid amount; and

(iii)	any expenses which the Company has incurred as a result of the shareholder’s payment default.

(b)	A default notice must state:

(i)	the shares to which it relates;

(ii)	the amount of the call (or instalment) that remains unpaid;

(iii)	the additional amounts (if any) the shareholder must pay under these articles as a result of the shareholder’s payment default;

(iv)	a further payment date (which must not be earlier than 14 days from the date of receipt of the default notice) by which the shareholder must pay in full all amounts payable under the default notice;

(v)	the place where all amounts payable under the default notice must be paid or details of a bank account into which payment may be made by electronic funds transfer; and

(vi)	that, if the shareholder fails to pay in full all amounts payable under the default notice by the date specified in it, the shares (or any of them) for which payment is not made will be liable to be forfeited.

9.3	Forfeiture

(a)	Where a shareholder fails to comply with a default notice, the directors may at any time prior to payment being made in full, decide by a resolution of directors to forfeit and cancel any of the shares to which the default notice relates.

(b)	Any share that has been forfeited and cancelled may be re-issued under these articles.

9.4	Effect of forfeiture

A shareholder whose shares have been forfeited and cancelled:

(a)	ceases to be a shareholder in respect of those shares;

(b)	is not entitled to be refunded any moneys paid to the Company in respect of those shares; and

(c)	is discharged from any further obligation to the Company in respect of those shares.

10.	PURCHASES AND REDEMPTIONS

10.1	Purchases and redemptions

(a)	Subject to the Act and these articles, the directors may:

(i)	purchase, redeem or otherwise acquire any shares at any time, from any shareholder, for any consideration (whether or not at a premium) and on any terms the directors decide by a resolution of directors; or

(ii)	acquire for no consideration any fully paid shares from a shareholder by way of surrender of the shares.

(b)	Sections 60 (Process for purchase etc), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at option of company) of the Act do not apply to the Company.

10.2	Consent

The Company must not purchase, redeem or otherwise acquire any shares without the consent of the shareholder concerned unless the Company is permitted to do so without the shareholder’s consent by the Act or these articles.

10.3	Solvency test

(a)	The directors may only purchase, redeem or otherwise acquire any shares if they are satisfied (on reasonable grounds) that the Company will satisfy the solvency test immediately after the relevant payment is made.

(b)	This article only applies where the Act requires the directors to be satisfied as to the matters referred to in this article.

10.4	Treasury shares

(a)	If the directors decide by a resolution of directors to do so, the Company may hold as treasury shares any shares that it purchases, redeems or otherwise acquires in accordance with these articles.

(b)	If the purchase, redemption or other acquisition of any share would, when aggregated with all other shares of that class held by the Company as treasury shares, result in the Company holding more than 50 per cent of the issued shares of that class (excluding any shares that have been cancelled), that share must be cancelled but may be reissued.

(c)	All rights and obligations attaching to a treasury share are suspended and may not be exercised by or against the Company while it holds the share as a treasury share.

(d)	Any treasury shares held by the Company may be transferred at any time, to any persons (whether or not shareholders), for any consideration and on any terms the directors decide by a resolution of directors.

11.	SHAREHOLDERS’ MEETINGS AND WRITTEN RESOLUTIONS

11.1	Calling meetings

(a)	The directors:

(i)	may call a meeting of shareholders (or a class of shareholders) if they decide to do so by a resolution of directors; and

(ii)	must call a meeting of shareholders (or a class of shareholders) if they are requested to do so in writing by shareholders entitled to exercise at least 30 per cent of voting rights in respect of the matter for which the meeting is requested.

(b)	Where the directors are required to call a meeting of shareholders at the request of shareholders, they must call the meeting within a reasonable period of time, and in any event within 60 days, of receipt of the request.

11.2	Annual General Meeting

Where shares are listed on a Designated Stock Exchange, the Company shall hold an AGM in accordance with the requirements of the applicable Listing Rules, these articles and the Act.

11.3	Time and place

Each meeting of shareholders may be held at any time and any place (whether within or outside the British Virgin Islands) the directors decide by a resolution of directors.

11.4	Length and form of notice

(a)	Each meeting of shareholders or AGM must be called by not less than seven days’ written notice.

(b)	Each notice of meeting must state:

(i)	the date, time and place of the meeting;

(ii)	(if it is anticipated that not all shareholders will participate in the meeting from the same place) the means by which they will communicate with each other during the meeting; and

(iii)	the general nature of the business to be conducted.

(c)	The directors must give notice of each meeting of shareholders or AGM to:

(i)	each person who, on the record date, is recorded as a shareholder in the register of shareholders other than any shareholder who is not entitled under these articles to attend and vote at the meeting; and

(ii)	each director.

(d)	The directors may set a record date for determining the shareholders entitled to attend and vote at a meeting of shareholders or an AGM. The record date may be the date on which the notice of meeting is given or a later date specified in the notice.

11.5	Waiver and failure to give notice

(a)	If a meeting of shareholders or an AGM is held in contravention of the notice requirements of these articles, the meeting will be valid if shareholders holding at least 90 per cent of the total voting rights on all the matters considered at the meeting waive notice of the meeting. For this purpose, the presence of a shareholder at the meeting constitutes waiver of notice by the shareholder.

(b)	A meeting of shareholders or an AGM will be valid even if the Company inadvertently fails to give notice of the meeting to any person entitled to receive it or the person does not receive it.

11.6	Persons entitled to attend

(a)	Each director may attend and speak at any meeting of shareholders or AGM (or class of shareholders) even if the director is not a shareholder.

(b)	The directors may invite any person (including an auditor) who is not a shareholder to attend and speak at any meeting of shareholders (or class of shareholders) or AGM.

(c)	Except as stated otherwise in these articles, no person may attend, vote or speak at any meeting of shareholders (or class of shareholders) or AGM unless the person is a shareholder.

11.7	Quorum

(a)	No business may be conducted at any meeting of shareholders or AGM (other than the adjournment of the meeting) unless a quorum is present at the time the meeting proceeds to business.

(b)	A quorum is present at a meeting of shareholders and an AGM if one or more shareholders, who hold shares that carry at least 33.3 per cent of the voting rights of all shares then in issue, are present in person or by proxy. If the Company has a sole shareholder, a quorum is present if the sole shareholder is present.

(c)	Where a quorum is not present within half an hour of the time set for the start of the meeting, if the meeting was called:

(i)	at the request of shareholders in accordance with the Act or these articles, it will be dissolved; or

(ii)	by the directors, the meeting will be adjourned to the following day and be held at the same time and place or any other date, time and/or place the directors decide by a resolution of directors.

11.8	Chairman

(a)	The chairman of directors is to act as chairman at every meeting of shareholders or AGM.

(b)	If there is no chairman of directors, the chairman is not present or the chairman is unwilling to act as chairman of the meeting, the directors present must choose from among themselves a chairman for the meeting.

(c)	If no director is present and willing to act as chairman of the meeting, the shareholders present (in person or by proxy) must choose a shareholder to be chairman. If they cannot agree on a chairman, the meeting will be dissolved.

11.9	Adjournment

(a)	The chairman of a meeting of shareholders or an AGM:

(i)	may, with the consent of the shareholders present (in person or by proxy); and

(ii)	must, if directed to do so by a resolution of shareholders,

adjourn the meeting to another date, time and/or place.

(b)	In addition, the chairman of the meeting may, at any time without the consent of the shareholders present (in person or by proxy), adjourn the meeting (whether or not it has commenced or a quorum is present) to another date, time and/or place if the chairman considers that it would facilitate the conduct of the business of the meeting to do so.

(c)	Nothing in this article limits any other power vested in the chairman of the meeting to adjourn the meeting.

(d)	No business may be conducted at any adjourned meeting other than the business which might have been conducted at the meeting from which the adjournment took place.

11.10	Voting

(a)	A resolution put to a vote at a meeting of shareholders or an AGM, will be passed and become a resolution of shareholders if the necessary number of votes is cast in favour of the resolution.

(b)	At any meeting of shareholders or AGM, each shareholder entitled to vote on a resolution, has (on a show of hands or on a poll) the number of votes for every share held by the shareholder as prescribed by clause 6 of the memorandum. A shareholder need not cast all of the shareholder’s votes or cast all of the shareholder’s votes in the same way.

(c)	At any meeting of shareholders or AGM, a resolution put to a vote must be decided on a show of hands unless a poll is demanded by the chairman or a shareholder either before or after the declaration of the result of the show of hands.

(d)	Unless a poll is demanded:

(i)	a declaration by the chairman of the meeting that a resolution has been passed or lost on a show of hands; and

(ii)	an entry to that effect in the minutes of the meeting,

is conclusive evidence of the fact without proof of the number or proportion of the votes cast for or against the resolution.

(e)	If a poll is demanded, it must be taken immediately in any manner the chairman directs. The result of the poll will be treated as the decision of the shareholders present (in person or by proxy) on the resolution for which the poll was demanded.

(f)	A demand for a poll may be withdrawn at any time before the poll is taken.

(g)	A person may only object to the qualification of any other person to vote at the meeting of shareholders or AGM (or any adjournment of the meeting) at which that other person’s vote is cast. Any objection must be referred to the chairman of the meeting whose decision will be final and conclusive. Every vote not disallowed by the chairman will be valid for all purposes.

11.11	Restriction on voting and quorum

Unless the directors decide otherwise by a resolution of directors, a shareholder may not:

(a)	attend or vote (in person or by proxy) at any meeting of shareholders (or class of shareholders) or AGM; or

(b)	sign or consent to any written resolution of shareholders (or class of shareholders),

in respect of any share held by the shareholder unless all calls and other sums currently payable by the shareholder to the Company in respect of the share have been paid in full.

11.12	Proxies

(a)	A shareholder may appoint a proxy to attend, speak and vote on behalf of the shareholder at any meeting of shareholders (or class of shareholders) or AGM.

(b)	A proxy need not be a shareholder and must be appointed by a written notice (a proxy notice).

(c)	A proxy notice must be:

(i)	in the form provided to shareholders by the Company (if any) or any form the chairman of the meeting accepts as properly evidencing the wishes of the relevant shareholder;

(ii)	signed by the shareholder or the shareholder’s properly appointed attorney or (if the shareholder is a body corporate) executed under its common seal or signed by a properly authorised officer or attorney; and

(iii)	deposited at the Company’s registered office (or any other place specified for this purpose in the notice of meeting) together with any power of attorney or other authority (if any) under which it was signed or executed at least two hours before the time set for the start of the meeting or any later time the chairman of the meeting permits.

(d)	Unless the proxy notice states otherwise:

(i)	it is valid for any adjournment of the meeting to which it relates; and

(ii)	confers authority on the proxy to vote or abstain as the proxy thinks fit on any resolution to be considered at the meeting (including an amendment to a resolution).

(e)	The chairman of the meeting may accept as valid a copy of any proxy notice and any power of attorney or other authority (if any) under which it was signed or executed. If the chairman does so, within seven days of the date of the meeting, the shareholder must produce to the Company:

(i)	the original proxy notice; and

(ii)	a copy of the power of attorney or other authority (if any) under which it was signed or executed certified in a manner acceptable to the directors,

otherwise the votes cast by the proxy will be disregarded.

(f)	A vote given by proxy will be treated as valid despite the previous termination or revocation of the authority of the proxy if the Company has not received written notice of the termination or revocation of authority at Company’s registered office (or any other place for the deposit of proxy notices specified in the notice of meeting) prior to the time set for the start of the meeting (or any adjournment of the meeting).

(g)	If two or more valid but differing proxy notices are received from a shareholder for use at the same meeting, the one which is last received (regardless of its date or the date of its signature) will be treated as replacing and revoking the others. If the Company is unable to determine which proxy notice was last received, none of them will be treated as valid.

11.13	Shareholders with legal incapacity

(a)	Where a shareholder suffering from any legal incapacity has appointed an attorney or is the subject of an order made by any court having jurisdiction in matters concerning legal incapacity:

(i)	the shareholder may:

(A)	vote at any meeting of shareholders (or class of shareholders) or AGM; or

(B)	sign or consent to any written resolution of shareholders (or class of shareholders),

by the attorney or by any guardian, trustee or other person appointed by the court (each, an appointed person); and

(ii)	any appointed person may vote at any meeting of shareholders (or class of shareholders) or AGM by proxy.

(b)	The directors may require any evidence they think fit of the authority of an appointed person prior to any vote being exercised, or any written resolution of shareholders being signed or consented to, by the appointed person.

11.14	Corporate representatives

(a)	Any body corporate which is a shareholder may, by a resolution of its directors or other governing body, authorise any individual to act as its representative at a meeting of shareholders (or class of shareholders) or an AGM.

(b)	For the purposes of these articles:

(i)	a body corporate is taken to be present in person at any meeting of shareholders or AGM if its representative is present at the meeting; and

(ii)	the representative is entitled to exercise the same rights the body corporate could exercise if it were an individual.

(c)	The directors may (but are not bound to) require evidence of the authority of any individual to represent a body corporate at a meeting of shareholders (or class of shareholders) or an AGM, certified in any manner they think fit.

11.15	Participation by electronic means

(a)	A shareholder is taken to be present at a meeting of shareholders (or class of shareholders) or an AGM if:

(i)	the shareholder participates in the meeting (in person or by proxy) by telephone or other electronic means; and

(ii)	all shareholders participating in the meeting are able to hear each other.

(b)	Where one or more shareholders participate in a meeting of shareholders or an AGM by telephone or other electronic means, the meeting will be taken to be held at the place where the chairman of the meeting is located.

11.16	Written resolutions of shareholders

(a)	Any action that may be taken by the shareholders at a meeting of shareholders (or class of shareholders) may also be taken by the shareholders (or class of shareholders) passing a written resolution of shareholders without the need for any prior notice to be given.

(b)	A written resolution of shareholders:

(i)	may consist of several documents (including electronic communications) in substantially the same form;

(ii)	may be signed or consented to by the relevant shareholder or the shareholder’s attorney or (in the case of a body corporate) a properly authorised officer or attorney; and

(iii)	must be sent to each shareholder who would be entitled to attend a meeting of shareholders and vote on the resolution.

(c)	Where a written resolution of shareholders is passed without all of the shareholders signing or consenting to it, the Company must send a copy of it to those shareholders who have not signed or consented to it. If the Company fails to do so, this will not invalidate the resolution.

(d)	The directors may (but are not bound to) require evidence of the authority of any attorney or any authorised officer of a body corporate to sign or consent to a written resolution of shareholders, certified in any manner they think fit.

(e)	If the Company has a sole shareholder, the sole shareholder may pass a written resolution of shareholders.

12.	DIRECTORS - GENERAL

12.1	Number

(a)	The number of directors (excluding alternate directors) is not subject to a maximum and the minimum number is one.

(b)	If:

(i)	the shareholders pass a resolution of shareholders to fix the minimum number of directors at two or more; and

(ii)	the number of directors falls below the minimum number for any reason,

then:

(A)	the continuing directors may appoint any number of additional directors as is necessary to ensure that the number of directors is restored to the minimum; or

(B)	if there are no continuing directors, any shareholder or (if a secretary has been appointed) the secretary, may call a meeting of shareholders for the purpose of appointing directors.

12.2	No share qualification

A director need not be a shareholder.

12.3	Appointment and election

(a)	No person may be elected or appointed a director, alternate director or reserve director if the person:

(i)	is disqualified by law from, or would (if already a director) be ineligible under these articles or the applicable Listing Rules to continue, acting as a director; or

(ii)	has not consented in writing to act as a director.

(b)	The first directors are appointed by the Company’s first registered agent.

(c)	At any time, the directors may appoint by a resolution of directors any person to be a director, either to fill a vacancy or as an additional director, for any term (if any) the directors decide, provided that where the directors appoint a person as director to fill a vacancy, the term of appointment must not exceed the term remaining of the director who ceased to hold office.

12.4	Ceasing to be a director

(a)	A director ceases to hold office if:

(i)	the director’s term of office expires and the director is not re-elected or reappointed;

(ii)	the director resigns by written notice to the Company;

(iii)	the director dies or enters into bankruptcy, liquidation or any similar procedure;

(iv)	the director becomes of unsound mind or is mentally or physically incapable of acting as a director;

(v)	the director is prohibited or disqualified by law or under the applicable Listing Rules from being a director;

(vi)	the director becomes bankrupt or insolvent or makes any arrangement or composition with the director’s creditors generally; or

(vii)	the director is removed from office by a resolution of shareholders or resolution of directors (and, for this purpose, section 114 (Removal of directors) of the Act does not apply to the Company).

(b)	Where a director resigns, the resignation takes effect from the later of the date:

(i)	on which the notice of resignation is received at the Company’s registered office or the office of the Company’s registered agent; and

(ii)	specified in the notice of resignation.

12.5	Fees and expenses

(a)	The directors may be paid for their services as directors any fees they decide by a resolution of directors.

(b)	If a director is requested to perform services, which the directors consider to be beyond the scope of the ordinary duties of a director, the director may be paid any additional remuneration (whether by way of fees, salary, commission, participation in profits or otherwise) the directors decide by a resolution of directors.

(c)	A director may be paid or reimbursed for all expenses properly incurred by the director in carrying out the director’s duties.

(d)	The directors may decide by a resolution of directors to provide benefits (whether by paying allowances, gratuities or pensions, by providing any form of insurance or in any other manner) for any director or former director or the relatives, or dependants of, or persons connected to, any director or former director. No director or former director is accountable to the Company for any benefit provided under this article.

(e)	Any fees, additional remuneration, salary, commission, participation in profits, expenses or benefits provided to a director are subject to, and must be in accordance with, the applicable Listing Rules and any other applicable laws of any jurisdiction outside of the British Virgin Islands.

12.6	Alternate directors

(a)	Any director (other than an alternate director) may:

(i)	appoint any person to be the director’s alternate; and

(ii)	remove the alternate from office at any time.

(b)	An alternate director ceases to hold office if:

(i)	the alternate’s appointor ceases to be a director;

(ii)	the alternate’s appointor removes the alternate;

(iii)	the alternate resigns; or

(iv)	an event occurs which, if the alternate were a director, would cause the alternate to vacate that office.

(c)	A director must notify the Company in writing as soon as practicable of any:

(i)	appointment of an alternate; and

(ii)	event that results in an alternate ceasing to hold office.

The notice must be sent to the Company’s registered office or the office of the Company’s registered agent. An appointment or removal of an alternate by the director will only take effect once the notice has been received by the Company.

(d)	An alternate director is:

(i)	responsible to the Company for the alternate’s own acts and defaults; and

(ii)	not an agent of the alternate’s appointor.

(e)	An alternate director is entitled to:

(i)	receive notice of each meeting of directors and each meeting of any committee of which the alternate’s appointor is a member;

(ii)	act as an alternate for more than one director;

(iii)	attend and vote at any meeting of directors at which the alternate’s appointer is not present and exercise all powers and perform all the duties of the alternate’s appointor at the meeting;

(iv)	sign or consent to any written resolution of directors if the alternate’s appointor is unable to do so for any reason;

(v)	a separate vote for each appointor the alternate represents in addition to any vote the alternate has in the alternate’s own right if the alternate is a director;

(vi)	count separately toward the quorum for any meeting (whether of directors or any committee) for each appointor the alternate represents in addition to counting toward the quorum in the alternate’s own right if the alternate is a director; and

(vii)	be paid or reimbursed for any expenses properly incurred by the alternate but is not entitled to any fees or other compensation from the Company.

12.7	Corporate directors

Any director which is a body corporate may appoint any individual as its properly authorised representative for the purpose of performing its duties as a director.

13.	POWERS OF DIRECTORS

13.1	General powers

(a)	The business and affairs of the Company are to be managed by, or under the direction or supervision of, the directors. The directors have all the powers necessary for managing, directing and supervising, the business and affairs of the Company.

(b)	The directors may exercise all powers of the Company that are not required by the Act, the applicable Listing Rules, the memorandum or these articles to be exercised by the shareholders.

(c)	The shareholders may pass a resolution of shareholders directing the Company to take, or refrain from taking, any action. No resolution of shareholders will invalidate anything done by the directors before the resolution is passed.

(d)	The general powers given by this article are not limited by any special power given to the directors by any other article.

13.2	Sale of assets

Section 175 (Disposition of assets) of the Act does not apply to the Company.

13.3	Borrowing

The directors may exercise all of the powers of the Company to:

(a)	incur any debt, liability or other obligation (including to give a guarantee, indemnity or other payment obligation in respect of the obligations of any person); and

(b)	create any charge over its assets or undertaking (whether present or future) as security for any debt, liability or other obligation of the Company or any other person.

13.4	Cheques

All cheques, promissory notes, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, may be signed, drawn, accepted, endorsed or otherwise executed in any way approved by a resolution of directors.

14.	DELEGATION OF POWERS

14.1	Committees

(a)	The directors may by a resolution of directors:

(i)	delegate any of their powers to any committee, consisting of one or more directors on any terms they think fit; and

(ii)	dissolve the committee or vary or revoke any of the committee’s powers, but no person dealing in good faith with the Company who does not have notice of the revocation or variation will be affected by it.

(b)	A committee may consist of members who are not directors, however, a majority of the members of the committee must be directors.

(c)	The directors cannot delegate to a committee the power to:

(i)	amend the memorandum or these articles;

(ii)	establish a committee other than a sub-committee of it;

(iii)	delegate powers to another committee other than a sub-committee of it;

(iv)	appoint or remove a director or agent;

(v)	approve a plan of merger, consolidation or arrangement;

(vi)	make a declaration of solvency or approve a liquidation plan; or

(vii)	make a determination that the Company will, immediately after a proposed distribution, satisfy the solvency test.

(d)	Unless its terms of reference state otherwise, a committee has power to establish a sub-committee and to sub-delegate any of its powers to the sub-committee or any other person.

(e)	When exercising its powers, a committee must adhere to any directions given to it, or limitations imposed on it, by the directors.

(f)	If a committee has more than one member, the provisions in these articles relating to meetings and proceedings of the directors and written resolutions of directors apply to it except to the extent that its terms of reference state otherwise.

14.2	Officers

(a)	The directors may by a resolution of directors appoint any person to hold any office with the Company (including chairman of directors, chief executive officer, vice-president, secretary and treasurer) on any terms, and for any period, they think fit. A person may hold more than one office at the same time.

(b)	The directors may by a resolution of directors:

(i)	confer on any officer any of their powers, on any terms and with any restrictions, they think fit; and

(ii)	revoke, withdraw or vary an officer’s powers or remove an officer but:

(A)	no person dealing in good faith with the Company who does not have notice of the revocation, withdrawal, variation or removal will be affected by it; and

(B)	any removal of the officer will be without prejudice to any claim for damages for breach of any contract of service between the officer and the Company.

(c)	If an officer’s duties are not set out in the resolution of directors appointing the officer, any subsequent resolution of directors or a contract of service between the officer and the Company, it will be the duty of:

(i)	a chairman of directors to chair meetings of directors and shareholders;

(ii)	a chief executive officer to manage the day to day affairs of the Company;

(iii)	a vice-president to:

(A)	act (or, if there is more than one vice-president, the longest holding office to act) in the absence of the chief executive officer; and

(B)	perform the duties delegated to the vice-president by the chief executive officer;

(iv)	a secretary to:

(A)	maintain (or cause to be maintained) the Company’s statutory registers, minute books and other records (other than financial records);

(B)	perform any duties which these articles state are to be performed by a secretary; and

(C)	ensure that the memorandum and these articles are complied with and that the Company complies with all procedural requirements imposed on it by applicable law; and

(v)	a treasurer to be responsible for the financial affairs of the Company.

(d)	An officer may be paid (in addition, if applicable, to any fees as a director) any remuneration (whether by way of salary, commission, participation in profits or otherwise) the directors decide by a resolution of directors.

14.3	Agents

(a)	The directors may by a resolution of directors:

(i)	appoint any person (including a director) to be an agent of the Company;

(ii)	delegate any of their powers (by power of attorney or in any other way) to an agent of the Company on any terms they think fit; and

(iii)	remove any agent or vary or revoke any of the agent’s powers, but no person dealing in good faith with the agent who does not have notice of the revocation or variation will be affected by it.

(b)	The directors cannot delegate to an agent the power to:

(i)	amend the memorandum or these articles;

(ii)	change the Company’s registered office or registered agent;

(iii)	establish a committee;

(iv)	delegate powers to a committee;

(v)	appoint or remove any director or agent other than a substitute or sub-delegate;

(vi)	fix the compensation of any director;

(vii)	approve a plan of merger, consolidation or arrangement;

(viii)	make a declaration of solvency or approve a liquidation plan;

(ix)	make a determination that the Company will, immediately after a proposed distribution, satisfy the solvency test; or

(x)	authorise the Company to continue as a body corporate incorporated under the laws of a jurisdiction outside of the British Virgin Islands.

(c)	Unless an agent’s terms of appointment state otherwise, an agent has power to appoint a substitute or sub-delegate.

15.	INTERESTS OF DIRECTORS

15.1	Directors may have interests

(a)	Subject to the Act or any other applicable legislation, if a director has disclosed the director’s interest in accordance with these articles and the applicable Listing Rules, the director may:

(i)	be a party to, or otherwise interested in, any transaction with the Company or in which the Company is directly or indirectly interested;

(ii)	hold any other office or place of profit with the Company (other than the office of auditor) in addition to the director’s office of director on any terms (including as to tenure and remuneration or reward) the directors decide by a resolution of directors;

(iii)	act for the Company in a professional capacity other than as auditor (either personally or through a partnership, body corporate or other person in which the director is interested) on any terms (including as to remuneration or reward) the directors decide by a resolution of directors; and

(iv)	be a director or other officer of, or employed by, or a party to any transaction with, or otherwise interested in, any subsidiary of the Company or any body corporate or other person in which the Company is directly or indirectly interested.

(b)	A director is not, by reason of holding office as a director or the fiduciary relationship created by it, accountable to the Company for any remuneration, profit or other benefit derived, or resulting, from any interest permitted by paragraph (a) above.

(c)	No transaction permitted by paragraph (a) above is liable to be avoided on the grounds that a director has an interest in it or derives any remuneration, profit or other benefit from it.

15.2	Voting and quorum

Where a director is interested in a transaction entered into, or to be entered into by, the Company, if the director has disclosed the interest in accordance with these articles, the director may:

(a)	attend, and be included in the quorum for, any meeting of directors at which any matter relating to the transaction is considered;

(b)	vote on any matter relating to the transaction (including by signing or consenting to any written resolution of directors); and

(c)	sign a document on behalf of the Company, or do any other thing in the director’s capacity as a director, that relates to the transaction.

15.3	Declaration of interests

(a)	Subject to the Act and the applicable Listing Rules, a director must, immediately after becoming aware of the fact that the director is interested in a transaction entered into, or to be entered into, by the Company, disclose the interest to all of the other directors.

(b)	For the purposes of these articles, a disclosure by a director to all of the other directors to the effect that the director is:

(i)	a shareholder, director, officer or trustee of another body corporate or other person; and

(ii)	to be regarded as interested in any transaction which may, after the date of disclosure, be entered into with that body corporate or other person,

is sufficient disclosure of the director’s interest in that transaction.

16.	DIRECTORS’ MEETINGS AND WRITTEN RESOLUTIONS

16.1	Calling meetings

A director may, and (if a secretary has been appointed and is requested to do so by a director) the secretary must, call a meeting of directors.

16.2	Time and place

A meeting of directors may be held at any time and any place (whether within or outside the British Virgin Islands) the person calling the meeting decides.

16.3	Length and form of notice

(a)	At least 24 hours’ notice of each meeting of directors must be given to each director and alternate director.

(b)	A notice of meeting of directors must indicate:

(i)	the date, time and place of the meeting;

(ii)	(if it is anticipated that not all directors will participate in the meeting from the same place) the means by which they will communicate with each other during the meeting; and

(iii)	the general nature of the business to be conducted.

(c)	Unless the directors decide otherwise by a resolution of directors, notice of a meeting of directors need not be given in writing.

16.4	Waiver and failure to give notice

(a)	A director may (either generally or in any specific case):

(i)	consent to a meeting of directors being held on short notice; or

(ii)	waive notice of a meeting of directors either before or after the meeting.

(b)	If a director participates in a meeting of directors, the director is taken to have consented to the meeting being held at short notice or waived notice of the meeting unless the director indicates otherwise in writing before or at the meeting.

(c)	A waiver given after a meeting of directors has been held does not affect the validity of the meeting or of any business conducted at it.

(d)	A meeting of directors will be valid even if the person who calls the meeting inadvertently fails to give notice of the meeting to a director or a director does not receive it.

16.5	Quorum

(a)	A meeting of directors at which a quorum is present may exercise any power of the directors.

(b)	The directors may decide by a resolution of directors the quorum necessary for the conduct of business at a meeting of directors.

(c)	Unless the directors decide otherwise by a resolution of directors, a quorum will be present at a meeting of directors if more than one half of the total number of directors is present. If the Company only has:

(i)	two directors, a quorum is present if two directors are present; or

(ii)	a sole director, a quorum is present if the sole director is present.

(d)	For the purposes of this article, an alternate director will count towards the quorum for a meeting of directors in the absence of the alternate’s appointor, but where the Company has two or more directors, a quorum will not be present unless at least two individuals are present.

16.6	Chairman

(a)	The directors may elect, and remove, a chairman of directors to hold office for any period they decide by a resolution of directors. The chairman must be a director.

(b)	The chairman is to chair all meetings of directors at which the chairman is present unless the chairman asks another director to chair it. If the directors have not elected a chairman, or the chairman is not present within 15 minutes of the time set for the start of the meeting, the directors present at the meeting must choose from among themselves a chairman for the meeting.

16.7	Voting

A resolution put to a vote at a meeting of directors, will be passed and become a resolution of directors if the necessary number of votes is cast in favour of the resolution.

16.8	Participation by electronic means

(a)	A director is taken to be present at a meeting of directors if:

(i)	the director participates in the meeting by telephone or other electronic means; and

(ii)	all directors participating in the meeting are able to hear each other.

(b)	Where one or more directors participate in a meeting of directors by telephone or other electronic means, the meeting is taken to be held at the place where:

(i)	the chairman of the meeting is located; or

(ii)	another director participating in the meeting is located if the directors agree to do this.

16.9	Written resolutions of directors

(a)	Any action that may be taken by the directors at a meeting of directors may also be taken by the directors passing a written resolution of directors without the need for any prior notice to be given.

(b)	A written resolution of directors:

(i)	may consist of several documents (including electronic communications) in substantially the same form; and

(ii)	must be sent to each director.

(c)	Where a written resolution of directors is passed without all of the directors signing or consenting to it, the Company must send a copy of it to those directors who have not signed or consented to it. If the Company fails to do so, this will not invalidate the resolution.

(d)	If the Company has a sole director, the sole director may pass a written resolution of directors.

16.10	Defects in appointments

All acts done in good faith by a meeting of directors or any committee or by any person acting as a director will be valid and effective, even if it is afterwards discovered that:

(a)	there was a defect in the appointment of any person as a director or member of the committee; or

(b)	any person was disqualified from being a director, had vacated office or was not entitled to vote.

17.	INDEMNITY AND INSURANCE

17.1	Indemnity

(a)	Subject to the Act and the applicable Listing Rules, the Company must indemnify any person who:

(i)	is or was a party, or is threatened to be made a party, to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Company; or

(ii)	is or was, at the request of the Company, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any expenses, judgments, fines or amounts paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings.

(b)	Subject to the Act and the applicable Listing Rules, the Company may, in relation to any person referred to in paragraph (a) above:

(i)	pay on behalf of the person: or

(ii)	lend funds to the person to enable the person to pay,

any expenses incurred, or to be incurred, by the person in defending any legal, administrative or investigative proceedings.

17.2	Insurance

Subject to the Act and the applicable Listing Rules, the Company may purchase and maintain insurance in relation to any person who:

(a)	is or was a director or officer of the Company; or

(b)	at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity.

18.	RECORDS, UNDERLYING DOCUMENTATION AND REGISTERS

18.1	Records and underlying documentation

(a)	The Company must keep records and underlying documentation in a form that:

(i)	are sufficient to show and explain the Company’s transactions;

(ii)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy; and

(iii)	complies with the applicable Listing Rules.

(b)	The records and underlying documentation, registers, minutes and resolutions kept by the Company under this article 18 shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2021.

(c)	The Company must retain its records and underlying documentation for any period specified in the Act or any other applicable legislation, including but not limited to, the applicable Listing Rules.

(d)	Where the Company does not keep any record or underlying documentation at the office of its registered agent, the Company must give its registered agent written notice of:

(i)	the physical address of the place where the record or underlying documentation is kept;

(ii)	the name of the person who keeps and controls the record or underlying documentation; and

(iii)	any change in that physical address or the person within 14 days of the change.

18.2	Registers

(a)	The Company must maintain the following registers in accordance with the Act:

(i)	the register of shareholders;

(ii)	a register of directors; and

(iii)	a register of charges.

(b)	Where the Company does not keep any register referred to in paragraph (a) above at the office of its registered agent, the Company must give its registered agent written notice of:

(i)	any change in the register within 15 days of the change:

(ii)	the location at which the register is kept; and

(iii)	any change in the location at which the register is kept within 14 days of the change.

(c)	Subject to the requirements of the Act, the register of shareholders may be in any such form as the directors may approve, but if it is in electronic form the Company must be able to produce legible evidence of its content and until the directors determine otherwise, the electronic form shall be the original register of shareholders.

18.3	Minutes and written resolutions

(a)	The directors must ensure that the following documents (together, Company Decisions) are entered in books kept for the purpose:

(i)	minutes of all meetings of shareholders or any class of shareholders;

(ii)	all written resolutions of shareholders or any class of shareholders;

(iii)	minutes of all meetings of directors or any committee; and

(iv)	all written resolutions of directors or any committee.

(b)	Minutes of any meeting that are signed by the chairman of the meeting, are sufficient evidence of the proceedings at the meeting and the decisions taken at it.

(c)	The Company must keep all Company Decisions at the office of its registered agent or any other place the directors decide by a resolution of directors.

(d)	Where the Company does not keep Company Decisions or any type of Company Decisions at the office of its registered agent, the Company must give its registered agent written notice of:

(i)	the location(s) at which those Company Decisions are kept; and

(ii)	any change in the location(s) at which those Company Decisions are kept within 14 days of the change.

18.4	Registered agent

Subject to the Act and these articles, the Company must keep the following things at the office of its registered agent:

(a)	the memorandum and these articles;

(b)	the register of shareholders or a copy of it;

(c)	its register of directors or a copy of it;

(d)	its register of charges or a copy of it;

(e)	an imprint of each common seal of the Company;

(f)	a copy of each notice or other document filed by the Company with the registrar in the previous 10 years; and

(g)	each Company Decision or a copy of it.

19.	COMMON SEAL

19.1	Common seal

The Company may have more than one common seal.

19.2	Authorisation

(a)	A common seal may only be used with the authorisation of a resolution of directors.

(b)	An authorisation may:

(i)	be given before or after a common seal is affixed to a document;

(ii)	be general or specific; and

(iii)	permit a common seal to be affixed on any number of occasions.

19.3	Application

(a)	Except as expressly stated otherwise in these articles, where a common seal is affixed to a document, it must be witnessed by the signature of a director or some other person authorised by a resolution of directors for this purpose.

(b)	The directors may decide by a resolution of directors (either generally or in any specific case) that a facsimile of a common seal or the signature of any witness may be reproduced on any document by some mechanical or other means or by printing. This has the same effect as if the common seal and any signature were originals.

20.	DISTRIBUTIONS

20.1	Power of directors

Subject to the Act, any rights attaching to any class of shares and these articles, the directors may by a resolution of directors:

(a)	authorise a distribution at any time and in any amount they think fit; and

(b)	set a record date (which may be before or after the date on which the resolution of directors is passed) for determining the shareholders entitled to be paid the distribution.

20.2	Solvency test

The directors may only authorise a distribution if they are satisfied (on reasonable grounds) that the Company will satisfy the solvency test immediately after the distribution is paid.

20.3	Apportionment

Subject to any rights attaching to any class of shares, a distribution is payable on each share in the proportion which the amount paid on the share is to its issue price.

20.4	Form

A distribution may be paid in money, shares or other property.

20.5	Payment

(a)	A distribution may be paid to a shareholder (or any person nominated by the shareholder) by cheque, electronic funds transfer or any other means approved by a resolution of directors.

(b)	Unless the directors decide otherwise by a resolution of directors, a cheque is to be sent by post at the risk of the shareholder to the address of the shareholder recorded in the register of shareholders or any other address the shareholder notifies the Company for this purpose.

(c)	A distribution will only be paid by electronic funds transfer to an account notified to the Company by the shareholder for this purpose prior to the payment date for the distribution.

(d)	Any payment made under this article will be a good discharge to the Company.

20.6	Notice

The directors must notify each shareholder of any distribution authorised by them.

20.7	No interest

No interest accrues on any distribution.

20.8	Treasury shares

No distribution may be paid on any treasury shares.

20.9	Deduction of unpaid amounts

The directors may apply any part of a distribution otherwise payable to a shareholder towards payment of any sum currently payable by the shareholder to the Company in respect of the shareholder’s shares whether on account of calls or otherwise.

20.10	Forfeiture

If a shareholder fails to claim any distribution for three years after the date on which it was authorised by the directors, the directors may decide by a resolution of directors that the distribution is forfeited for the benefit of the Company.

20.11	Entitled persons

This article applies to an entitled person in the same way it applies to a shareholder.

21.	FINANCIAL STATEMENTS AND AUDIT

21.1	Financial statements

(a)	The directors may decide by a resolution of directors to, and must if required to do so by a resolution of shareholders, prepare financial statements for any financial period of the Company.

(b)	All financial statements prepared in accordance with these articles must give a true and fair view of, or be presented fairly in all material respects so as to show, the Company’s:

(i)	profit or loss for the relevant financial period; and

(ii)	assets and liabilities at the end of that financial period.

21.2	Appointment of auditor

(a)	The first auditor shall be appointed by a resolution of directors, but all subsequent auditors shall be appointed by resolution of shareholders.

(b)	The shareholders may by a resolution of shareholders remove any auditor appointed by either the directors or shareholders despite any contract between the Company and the auditor but without prejudice to any claim for compensation or damages by the auditor.

(c)	A shareholder may be appointed as auditor, but no director or other officer may be appointed as auditor while in office.

21.3	Remuneration of auditor

The remuneration of the auditor is to be fixed by:

(a)	(if the auditor is appointed by the directors) a resolution of directors; or

(b)	(if the auditor is appointed by the shareholders) a resolution of shareholders or in any manner the shareholders decide by a resolution of shareholders.

21.4	Powers of auditor

The auditor:

(a)	has a right to access the books and records of the Company at all reasonable times; and

(b)	may require the directors and officers of the Company to provide the auditor with any information and explanations the auditor thinks necessary for the performance of the auditor’s duties.

22.	COMMUNICATIONS

22.1	In writing

Except for notice of a meeting of directors or a committee, any document or information to be sent or supplied to or by any person in accordance with these articles must be in writing.

22.2	From the Company

Any notice, information or written statement to be given by the Company to a shareholder:

(a)	must be in writing and may be given by personal service, registered mail, courier, email or fax to the address of the shareholder recorded in the register of shareholders or any other address or email address as notified by the shareholder to the Company for this purpose; or

(b)	if the Company has a class of shares listed on a Designated Stock Exchange, may be given as permitted by and in accordance with the applicable Listing Rules.

22.3	To the Company

(a)	A document or information may only be sent or supplied to the Company in the English language.

(b)	Subject to the Act and these articles, a shareholder may send or supply any document or information to the Company by leaving it at, or by sending it by registered mail to, the Company’s registered office or the office of the Company’s registered agent.

(c)	The directors may, either generally or in any specific case, agree that a shareholder may send or supply any document or information to the Company:

(i)	in a language other than English and may require a certified English translation which, in the event of any conflict, will prevail; or

(ii)	by any other means.

22.4	When received

(a)	For the purposes of this article, a document or information is taken to be received:

(i)	(if it is supplied in person or left at an address) at the time it is supplied or left;

(ii)	(if it is sent or supplied by registered mail) 7 days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	(if it is sent or supplied by fax) when the transmission has been successfully completed; and

(iv)	(if it is sent or supplied by email) when the email has been sent.

(b)	Any shareholder present in person or by proxy at any meeting of shareholders is, for all purposes, regarded as having received due notice of the meeting.

22.5	Notice binding on transferees

Each person who becomes entitled to a share (whether by operation of law, transfer or otherwise) is bound by any notice in respect of the share which, before the person’s name is entered in the register of shareholders, was given to the person from whom the person derives title.

22.6	Entitled persons

This article applies to an entitled person in the same way it applies to a shareholder.

23.	VOLUNTARY LIQUIDATION

Subject to the Act, the shareholders may decide by a resolution of shareholders, or the directors may decide by a resolution of directors, to appoint a voluntary liquidator in respect of the Company.

24.	CONTINUATION

Subject to the Act, the shareholders may decide by a resolution of shareholders, or the directors may decide by a resolution of directors, to continue the Company as a body corporate incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Tricor Services (BVI) Limited of 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 14th day of August 2023:

Incorporator

(Sgd.) [Name]

Authorised Signatory On behalf of Tricor Services (BVI) Limited

APPENDIX B — FORM OF NEW CERTIFICATE OF INCORPORATION OF MAXSMAKING DELAWARE

CERTIFICATE OF INCORPORATION

OF
MAXSMAKING INC.

CERTIFICATE OF INCORPORATION OF

Maxsmaking Inc.

ARTICLE I
NAME OF THE CORPORATION

The name of the corporation is MaxsMaking Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is at 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle; . The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
BUSINESS PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITAL STOCK

Section 4.01 Authorized Classes of Stock. The total number of shares of capital stock of all classes of capital stock that the Corporation is authorized to issue is 560,000,000 shares, par value $0.001 per share, of which:

(a) 540,000,000 shall be shares of common stock (the “Common Stock”); and

(b) 20,000,000 shall be shares of preferred stock (“Preferred Stock”).

Section 4.02 Common Stock.

(a) General; Equal Status. Except as otherwise provided in this Article IV or required by applicable law, shares of Common Stock shall have the same rights, privileges, preferences and powers, rank equally, share ratably and be identical in all respects and as to all matters. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding at any time.

(b) Voting.

(i) Except as required by applicable law, each share of Common Stock shall entitle the holder to one (1) vote for each share of Common Stock held of record on any matter submitted to the stockholders of the Corporation for a vote or approval.

(ii) Unless required by applicable law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock entitled to vote thereon) the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(iii) Except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(c) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

(d) Liquidation, Dissolution, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Common Stock.

(e) Preemptive or Subscription Rights. No holders of shares of Common Stock shall be entitled to preemptive or subscription rights.

Section 4.03 Preferred Stock. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series;

(b) the number of shares of the series;

(c) the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(d) whether the series will have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(e) whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(f) whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

(g) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(i) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(j) any other relative rights, preferences, and limitations of that series.

Section 4.04 Options, Warrants & Rights.

(a) The Corporation may issue options, warrants and rights for the purchase of shares of any class or series of the Corporation. The Board of Directors, in its sole discretion, shall determine the terms and conditions on which the options, warrants or rights are issued, their form and content and the consideration for which, and terms and conditions upon which, such securities or any underlying class or series of shares of the Corporation are to be issued.

(b) The terms and conditions of rights or options to purchase shares of any class or series of the Corporation may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning (beneficially or of record) or offering to acquire a specified number or percentage of the outstanding shares of any class or series, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

ARTICLE V
BOARD OF DIRECTORS

Section 5.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 5.02 Number. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the entire Board of Directors shall be as fixed from time to time in accordance with the bylaws of the Corporation (the “Bylaws”).

Section 5.03 Organization of the Board. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board is authorized to assign members of the Board already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s annual meeting of stockholders to be held in 2026, the initial term of office of the Class II directors shall expire at the Corporation’s annual meeting of stockholders to be held in 2027 and the initial term of office of the Class III directors shall expire at the Corporation’s annual meeting of stockholders to be held in 2028. Thereafter, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In the event of any increase or decrease in the authorized number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

Section 5.04 Term and Removal. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the special rights of the holders of any series of Preferred Stock, a director may be removed, whether for cause or without cause, from the Board of Directors only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

Section 5.05 Newly Created Directorships and Vacancies. Except as otherwise required by law and subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall, unless (a) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director so elected shall be elected to hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified, or the earlier of such director’s death, resignation, or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 5.06 Written Ballot. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI
LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.01 Limitation of Liability. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to, modification of, or repeal of this Section 6.01 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Section 6.02 Indemnification. The Corporation shall indemnify and advance expenses to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Section 6.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
CERTAIN STOCKHOLDER ACTION

Section 7.01 Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by the Board of Directors and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 7.02 Stockholder Nominations. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE VIII
BYLAWS

Section 8.01 Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, or repeal the Bylaws without any action on the part of the stockholders.

Section 8.02 Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least two thirds (2/3) of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX
CERTAIN GOVERNANCE MATTERS

Section 9.01 The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

(i) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors;

(ii) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(iii) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, committee or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction described in paragraph (d) of this Article IX.

(c) A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the fullest extent and subject only to the limitations and provisions of the laws of the State of Delaware and the laws of the United States.

(d) The Board of Directors in its sole discretion may (but shall not be required to) submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

(e) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

(f) Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE X
EXCLUSIVE FORUM

Section 10.01

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof (the “Chosen Courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Bylaws or this Certificate of Incorporation (as any of the foregoing may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (v) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. If any action, suit or proceeding the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the Chosen Courts (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (and as may be further amended from time to time).

(c) Notwithstanding the foregoing, the provisions of clause (a) of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934 or any other claim over which the federal courts of the United States have exclusive jurisdiction.

(d) Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including, but not limited to, shares of capital stock of the Corporation) shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

POWER TO AMEND OR REPEAL

Section 11.01 The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 4.01 and 4.03 hereof, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Article V hereof.

APPENDIX C — FORM OF NEW BYLAWS OF MAXSMAKING DELAWARE

BYLAWS

OF

MAXSMAKING INC.

BYLAWS

OF

Maxsmaking Inc.

(the “Corporation”)

A DELAWARE CORPORATION

Adopted [  ], 2026

ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

Section 1. Registered Office; Registered Agent: The registered office of the Corporation in the State of Delaware shall initially be 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle. The Board of Directors of the Corporation (the “Board of Directors”) may determine to change such registered office of the Corporation in the State of Delaware in its discretion. The registered agent initially in charge thereof shall be Corporation Service Company until such agent resigns or is removed by the Board of Directors.

Section 2. Other Offices: The Corporation may also have offices in such other States or jurisdictions as the Board of Directors may from time to time designate.

ARTICLE II - SEAL

Section 1. Corporate Seal: The Corporation’s corporate seal (if one shall be utilized) shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware” or “Seal Delaware”. The Board of Directors may define any additional features of the Seal or amend any features not required for such a Seal under the Delaware General Corporation Law (the “DGCL”), in its discretion. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors. For the avoidance of doubt, it shall not be required that the Corporation maintain or utilize a corporate seal.

ARTICLE III - STOCKHOLDERS MEETINGS

Section 1. Place of Meetings: Meetings of stockholders may be held at any place, either within or without the State of Delaware, as may be selected from time to time by the Board of Directors. In the discretion of the Board of Directors, meetings may also be held by means of telephonic, video, or other remote communication whereby each party can hear and be heard by the other parties as may be designated from time to time by a resolution of the Board of Directors and as set forth in the notice for the relevant meeting.

Section 2. Annual Meetings: The annual meeting of the stockholders for the election of members of the Board of Directors (each a “Director”) and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. Subject to any limitations contained in the Corporation’s certificate of incorporation (as amended and restated from time to time, the “Certificate of Incorporation”), if no date for the annual meeting is established or said meeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

Section 3. Special Meetings: Subject to applicable law and the Corporation’s Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, shall be called only by the Board of Directors, and may not be called by any other person or persons. Upon written request to the Corporation of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date, place and time of the meeting, and to give due notice thereof to all the persons entitled to vote at the meeting. Business at all special meetings shall be confined to the objects stated in the notice of the meeting and the matters immediately germane thereto.

Section 4. Notice of Meetings: Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting or the specific details for accessing a meeting held through any remote means of communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date set forth such purpose. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may also be effectively provided by means of electronic transmission (meaning an “Electronic Transmission” in accordance with Section 232 of the DGCL. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 5. Adjournment: Any meeting of the stockholders, annual or special, may be adjourned from time to time by a vote of the majority of the shares present to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 6. Quorum: One third (1/3) (33.34%) of the outstanding shares of the Corporation entitled to vote at a given meeting, represented in person or by proxy, shall constitute a quorum at such meeting of stockholders. If less than one third (1/3) (33.34%) of the outstanding shares entitled to vote at such meeting is represented at a meeting, a majority of the shares so represented may adjourn the meeting as set forth above in Section 5 at any time without further notice.

Section 7. Voting; Proxies: Unless otherwise required by law or provided for in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder. Unless otherwise required by law or the Certificate of Incorporation, the election of Directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of Directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy or by a transmission permitted by Section 212(c) of the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

Section 8. Consent In Lieu of Meetings: Subject to any limitations contained in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of a Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including one provided through Electronic Transmission), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. Setting the Record Date: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (a) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (b) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 10. List of Stockholders: The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten (10) days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten (10) days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 11. Conduct of Meetings: The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board of Directors or, in the absence (or inability or refusal to act) of the Chairman of the Board of Directors, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director) of the Chief Executive Officer, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, a Vice President (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Vice President or if the Vice President is not a director) of the Vice President, such other person as shall be appointed by the Board of Directors. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; I restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 12. Advance Notice for Business:

(a) Annual Meetings of Stockholders.

(i) No business may be transacted at an annual meeting of stockholders, other than business that is either (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (C) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 12(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 12(a). Notwithstanding anything in this Section 12(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Article IV will be considered for election at such meeting.

(ii) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 12(a)(i)(C), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 12(a).

(iii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iv) The foregoing notice requirements of this Section 12(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12(a); provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board of Directors or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 12(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 12(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 12(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(v) In addition to the provisions of this Section 12(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 12(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Article IV.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 13. Inspectors of Election: The Board of Directors may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board of Directors may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board of Directors, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

ARTICLE IV - DIRECTORS

Section 1. Board Management; Vacancies; Resignation: The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The total number of directors constituting the Board of Directors (the “Whole Board”) shall consist of such number of persons as the Board of Directors shall determine from time to time, in its discretion. The Board of Directors shall consist of not less than one (1) nor more than nine (9) directors. Directors must be natural persons who are eighteen (18) years of age or older, but need not be stockholders of the Corporation or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors and no decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent Director. Unless otherwise provided by the Certificate of Incorporation and subject to the special rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the Whole Board. Each Director shall hold office until the annual meeting at which such Director’s term expires and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, disqualification or removal. Any Director may resign at any time by notice given in writing (including through Electronic Transmission) to the Corporation at its principal office. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified. The acceptance of such resignation shall not be necessary to make it effective. Verbal resignation shall not be deemed effective until confirmed by the Director in writing (including through Electronic Transmission) to the Corporation. Subject to the special rights of holders of any series of Preferred Stock to elect Directors, Directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board of Directors and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.

Section 2. Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its chairman.

Section 3. Special Meetings: Special meetings of the Board of Directors (a) may be called by the Chairman of the Board of Directors, the Vice Chairman (if any), the Chief Executive Officer or the President and (b) shall be called on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board of Directors shall be given, as provide in Article X, Section 4, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board of Directors may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article X, Section 5.

Section 4. Telephonic or Other Remote Meetings: Board of Director’s meetings or committee meetings, regular or special, may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard, as may be determined by the Board of Directors. Attendance by a Director in a meeting through the relevant media pursuant to this Section 4 shall constitute presence in person at such meeting.

Section 5. Quorum: A majority of the total number of Directors shall constitute a quorum of any regular or special meetings of the Directors for the transaction of business.

Section 6. Voting: Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation, or by applicable law, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Consent In Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing (including through Electronic Transmission), and the consents are filed with the minutes of proceedings of the Board of Directors or committee in accordance with the DGCL.

Section 8. Board Committees: The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article IV.

Section 9. Compensation: Directors may receive equity compensation or such fees as the Board of Directors may determine from time to time. In addition, a fixed sum per Board of Directors or committee meeting and any expenses of attendance may be allowed for attendance at each regular or special meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation as an officer or employee and receiving compensation therefore.

Section 10. Advance Notice for Nomination of Directors:

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board of Directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 10.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 10.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board of Directors or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 10, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 10, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 10, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 10 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 11. Annual Meetings: The Board of Directors shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board of Directors shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board of Directors. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 11.

ARTICLE V - OFFICERS

Section 1. Executive Officers: The executive officers of the Corporation shall be chosen by the Board of Directors. The officers of the Corporation elected by the Board of Directors shall include a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may choose one or more Vice Presidents and such other officers as the Board of Directors shall deem necessary and may delegate the selection of lesser officers to one or more executive officers of the Corporation. The Board of Directors may also choose a Chairman from among its own members. Any number of offices may be held by the same person, including a Director.

Section 2. Term of Office: Subject to the terms of any employment agreement between the Corporation and the officers, the officers of the Corporation shall serve at the pleasure of the Board of Directors and shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby.

Section 3. Chief Executive Officer; President: The Chief Executive Officer shall, subject to the provisions of these Bylaws and the control of the Board of Directors, have general supervisions, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties customarily incident to the offices of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors. If the offices of Chairman of the Board of Directors and Chief Executive Officer are not held by the same person, and the Chief Executive Officer is also a director, then, in the absence of the Chairman of the Board of Directors at a regular or special meeting of the Board of Directors, the Chief Executive Officer shall preside. The Board of Directors may also elect a person to serve in the office of President of the Corporation. If the office of Chief Executive Officer is not filled, a President shall be appointed and shall perform the duties of Chief Executive Officer as detailed herein. If the office of Chief Executive Officer is filled, the President shall be subordinate to the Chief Executive Officer and shall perform all duties as may be from time to time assigned to the President by the Board of Directors, in each case subject to the control of the Board of Directors and the Chief Executive Officer.

Section 4. Secretary: The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and act as clerk thereof, and record all votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all the committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and such other duties as may be prescribed by the Board of Directors or President, under whose supervision shall be. He or she shall keep in safe custody the Seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 5. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 6. Delegation; Customary Powers: In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any Director. Each officer of the Corporation shall have in addition to the duties and powers specifically set forth herein such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Section 7. Vacancies: Any vacancy occurring in any elected office of the Corporation may be filled by the Board of Directors. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board of Directors then determines that such office shall thereupon be elected by the Board of Directors, in which case the Board of Directors shall elect such officer.

ARTICLE VI - CORPORATE RECORDS

Section 1. Maintenance of Records: Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 2. Inspection Rights: In addition to and in accordance with inspection rights as so granted by Section 220 of the DGCL, any stockholder of record, in-person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its minute of Stockholder meetings for the past two (2) years. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. Certification of Shares: The shares of stock of the Corporation may or may not be represented by certificates; the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 2. Transfers: Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Any transfer of stock by a stockholder must be made in compliance with the Securities Act of 1933, as amended, as well as similar state securities laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 3. Lost Certificates: The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

Section 4. Dividends: Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 5. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

Section 6. Multiple Classes of Stock: If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

ARTICLE VIII - INDEMNIFICATION AND ADVANCEMENT

Section 1. Definitions: Solely for purposes of this Article VIII, the following terms shall have the definitions set forth below:

(a) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding.

(b) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding.

(c) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(d) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors; and

(e) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

Section 2. Indemnification of Directors and Officers: Subject to the operation of Section 4 of this Article VIII, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s status or conduct as such, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

Section 3. Indemnification of Non-Executive Employees: Subject to the operation of Section 4 of this Article VIII of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s status or conduct as such, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors.

Section 4. Good Faith: Unless ordered by a court, no indemnification shall be provided pursuant to this Article VIII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of their duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5. Advancement of Expenses to Directors Prior to Final Disposition:

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VIII shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of Expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition:

(a) The Corporation may, at the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of such person’s status and/or actions as such upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such Expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7. Contractual Nature of Rights:

(a) The foregoing provisions of this Article VIII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article VIII shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

Section 8. Insurance: The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 9. Amendments: Any repeal or amendment of this Article VIII by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments to or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least two thirds (2/3) (66.7%) of the voting power of all outstanding shares of capital stock of the Corporation.

Section 10. Severability: If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX – AMENDMENTS

Section 1. Amendments: These Bylaws may be supplemented, amended, or repealed by the Board of Directors without any action on the part of the stockholders or by a vote of stockholders entitled to cast at least two thirds (2/3) (66.67%) of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose; provided, that (a) the Board of Directors may not alter, amend or repeal any provision of these Bylaws which under the DGCL, by the Certificate of Incorporation or by these Bylaws requires action by the stockholders and (b) any alteration, amendment or repeal of these Bylaws by the Board of Directors and any new Bylaw adopted by the Board of Directors may be altered, amended or repealed by the stockholders as set forth in this Section.

ARTICLE X - MISCELLANEOUS PROVISIONS

Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Fiscal Year: The fiscal year of the Corporation shall be October 31 of each calendar year, unless otherwise determined by the Board of Directors.

Section 3. Delaware Chancery Forum Selection: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Section 4. Notice: Whenever notice is required to be given to any person by these Bylaws, such notice shall be deemed given effectively if given in person, by mail addressed to such person at such person’s address as it appears on the records of the Corporation, by facsimile, or by any means of Electronic Transmission.

Section 5. Waiver of Notice: Whenever any written notice is required by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, including a communication sent by means of Electronic Transmission bearing the name of the person or persons entitled to notice, shall be deemed equivalent to the giving of such notice. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully convened.

Section 6. Meeting Attendance via Remote Communication:

(a) Stockholder Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

Section 7. Contracts and Negotiable Instruments: Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board of Directors may from time to time authorize. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board of Directors, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 8. Surety Bonds: Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board of Directors, any Chief Executive Officer, President or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board of Directors, Chief Executive Officer, President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9. Securities of Other Corporations: Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, any Chief Executive Officer, President, any Vice President or any officers authorized by the Board of Directors. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 10. Application of Delaware Law: Whenever any provision of these Bylaws is inconsistent with any provision of the DGCL, as they may be amended from time to time, then in such instance, Delaware law shall prevail.

Section 11. Conflicts with the Certificate of Incorporation: In the event that any provision contained in these Bylaws conflicts with any provision of the Certificate of Incorporation, as amended from time to time, the provisions of the Certificate of Incorporation shall prevail and be given full force and effect, to the full extent permissible under the DGCL.

* * * * *

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability of (a) a director or officer for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; (b) a director for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; or (c) an officer in any action by or in the right of the corporation.

Under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

As permitted by Section 102(b)(7) of the DGCL, the new MaxsMaking Delaware certificate of incorporation will provide that no director or officer of MaxsMaking Delaware shall be liable to MaxsMaking Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the MaxsMaking Delaware certificate of incorporation will not eliminate the directors’ or officers’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director and officer of MaxsMaking Delaware may be subject to personal liability for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; each director of MaxsMaking Delaware may be subject to personal liability for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; and each officer of MaxsMaking Delaware may be subject to personal liability in any action by or in the right of the corporation. The provision also will not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.

The new MaxsMaking Delaware bylaws will also provide that MaxsMaking Delaware is required to indemnify and advance expenses to its present and former officers and directors to the fullest extent permitted by applicable law. For purposes of the indemnification and advancement rights described in this paragraph, references to MaxsMaking Delaware include MaxsMaking Inc. as incorporated under British Virgin Islands law prior to the continuance of its existence under Delaware law as MaxsMaking Delaware.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1**	Amended and Restated Memorandum and Articles of Association of the Company, as currently in effect
3.1**	Form of Certificate of Incorporation of Maxsmaking Inc.
3.2**	Form of Bylaws of Maxsmaking Inc.
4.1*	Specimen Common Stock certificate.
5.1*	Opinion of Ellenoff Grossman & Schole LLP.
5.2*	Opinion of Beijing Dacheng Law Offices, LLP (Fuzhou) regarding certain PRC law matters
8.1*	Tax Opinion of Ellenoff Grossman & Schole LLP.
10.1*	Form of Director and Officer Indemnification Agreement.
10.2†	Employment Agreement, dated August 15, 2023, by and between the Registrant and Xiaozhong Lin (incorporated herein by reference to Exhibit 10.1 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.3†	Employment Agreement, dated August 15, 2023, by and between the Registrant and Jianbin Chen (incorporated herein by reference to Exhibit 10.2 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.4†	Employment Agreement, dated August 15, 2023, by and between the Registrant and Xuefen Zhang (incorporated herein by reference to Exhibit 10.3 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.5†	English Translation of Labor Contract, dated September 23, 2024, by and between Shanghai Lvzao Intelligent Technology Co., Ltd. and Jianbin Chen (incorporated herein by reference to Exhibit 10.5 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.6†	English Translation of Labor Contract, dated April 1, 2023, by and between Shanghai Alliance Industry Co., Ltd and Xuefen Zhang (incorporated herein by reference to Exhibit 10.7 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.7	English Translation of Lease Agreement dated December 31, 2025, by and between Zhejiang Yiwu High-tech Zone Development and Construction Co., Ltd. and Zhejiang Alliance Arts and Crafts Co., Ltd. (incorporated herein by reference to Exhibit 4.6 of the Company’s Form 20-F, filed with the SEC on March 4, 2026)
10.8	English Translation of Lease Agreement, dated November 20, 2025, by and between Shanghai Xiyang Property Management Co., Ltd. and Shanghai Alliance Industry Co., Ltd (incorporated herein by reference to Exhibit 4.7 of the Company’s Form 20-F, filed with the SEC on March 4, 2026)
10.9	English Translation of Lease Agreement, dated November 20, 2025, by and between Shanghai Xiyang Property Management Co., Ltd. and Shanghai Supreme Technology Co., Ltd. (incorporated herein by reference to Exhibit 4.8 of the Company’s Form 20-F, filed with the SEC on March 4, 2026)
10.10	English Translation of Lease Agreement, dated June 20, 2021, by and between Zhumadian High-tech Industry Development and Investment Co., Ltd. and Zhumadian City Haoyi Craft Products Co., Ltd. (incorporated herein by reference to Exhibit 10.13 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.11	English Translation of the Maximum Line of Credit Agreement, dated July 26, 2023, by and between Ningbo Bank and Shanghai Alliance Arts and Crafts Co., Ltd. (incorporated herein by reference to Exhibit 10.14 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.12	English Translation of the Loan Agreement, dated December 13, 2023, by and between Zhejiang Yiwu Rural Commercial Bank and Zhejiang Alliance Arts and Crafts Co., Ltd. (incorporated herein by reference to Exhibit 10.17 of the Company’s Form F-1 (File No. 333-283211), filed with the SEC on November 14, 2024)
10.13	English Translation of the Short-term Loan Agreement, dated November 25, 2024, by and between Zhejiang Yiwu Rural Commercial Bank and Haodingduo (Zhejiang) Network Technology Co., Ltd. (incorporated herein by reference to Exhibit 10.18 of the Company’s Amendment No.1 to Form F-1 (File No. 333-283211), filed with the SEC on December 4, 2024)
10.14**	Lease Agreement, dated January 1, 2026, by and between Yuccaflooring Group Inc and Maxsmaking USA Inc
16.1	Letter from Onestop Assurance PAC, dated September 30, 2025, regarding change in certifying accountant (incorporated herein by reference to Exhibit 16.1 of the Company’s 6-K, filed with the SEC on September 30, 2025)
21.1**	List of subsidiaries of the registrant.
23.1**	Consent of Enrome LLP
23.2**	Consent of Onestop Assurance PAC
23.3*	Consent of Beijing Dacheng Law Offices, LLP (Fuzhou) (included in Exhibit 5.2)
24.1	Powers of Attorney (included in the signature pages hereto).
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107**	Filing Fee Table.

*	To be filed.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes to supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on October 1, 2026.

MaxsMaking INC.

By:	/s/ Xiaozhong Lin
Name:	Xiaozhong Lin
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Xiaozhong Lin and Jianbin Chen, and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaozhong Lin	Chairman and Chief Executive Officer	October 1, 2026
Xiaozhong Lin	(Principal Executive Officer)

/s/ Jianbin Chen	Chief Financial Officer	October 1, 2026
Jianbin Chen	(Principal Financial Officer)

/s/ Xuefen Zhang	Director and Chief Operating Officer	October 1, 2026
Xuefen Zhang	(Principal Accounting Officer)

/s/ Yeeli Hua Zheng	Director	October 1, 2026
Yeeli Hua Zheng

/s/ Jinqiu Tang	Director	October 1, 2026
Jinqiu Tang

/s/ Wei Li	Director	October 1, 2026
Wei Li

AUTHORIZED REPRESENTATIVE

Pursuant to requirements of Section 6(a) of the Securities Act of 1933, as amended, this registration statement on Form F-4 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative in the United States of the registrant in Newark, Delaware, on October 1, 2026.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates